   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ENTERCOM COMMUNICATIONS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          PENNSYLVANIA                         4832                          23-1701044
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOSEPH M. FIELD
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                         ENTERCOM COMMUNICATIONS CORP.
                           401 CITY AVENUE, SUITE 409
                        BALA CYNWYD, PENNSYLVANIA 19004
                                 (610) 660-5610
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

   JOHN D. WATSON, JR., ESQ.          JOHN C. DONLEVIE, ESQ.          JEREMY W. DICKENS, ESQ.
        LATHAM & WATKINS            EXECUTIVE VICE PRESIDENT,        WEIL, GOTSHAL & MANGES LLP
  1001 PENNSYLVANIA AVE., N.W.    SECRETARY AND GENERAL COUNSEL           767 FIFTH AVENUE
           SUITE 1300             ENTERCOM COMMUNICATIONS CORP.       NEW YORK, NEW YORK 10153
     WASHINGTON, D.C. 20004         401 CITY AVENUE, SUITE 409             (212) 310-8000
         (202) 637-2200          BALA CYNWYD, PENNSYLVANIA 19004
                                          (610) 660-5610

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED          REGISTERED(1)         SHARE(2)            PRICE(2)        REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01
  per share............................  10,925,000 shares        $35.094          $383,401,950          $106,586
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Includes 1,425,000 shares which the underwriters have the option to purchase solely to cover over-allotments.

(2) Estimated pursuant to Rule 457(f)(2) based on the average of the high and low sale price per share of Class A common stock on the New York Stock Exchange on August 30, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 1999

                                9,500,000 Shares

                                 ENTERCOM LOGO

                         ENTERCOM COMMUNICATIONS CORP.

                              Class A Common Stock

                               ------------------

     We are selling 8,000,000 shares of Class A common stock, and the selling shareholders are selling 1,500,000 shares of Class A common stock. We will not receive any of the proceeds from the shares of Class A common stock sold by the selling shareholders.

     The underwriters have an option to purchase from us a maximum of 1,425,000 additional shares to cover over-allotments of shares.

     Our Class A common stock is traded on The New York Stock Exchange under the symbol "ETM." On August 31, 1999, the last reported sale price of our Class A common stock was $36.50 per share.

     We have three classes of common stock: Class A common stock, Class B common stock and Class C common stock. Holders of each class generally have the same rights, except for differences in voting rights. Holders of Class A common stock have one vote per share while for most matters holders of Class B common stock have ten votes per share. Holders of Class C common stock generally have no voting rights. Following this offering, holders of Class B common stock will control 76.2% of the combined voting power of our common stock.

     Concurrently with this offering, we and a trust we own are offering up to
$150 million in stated liquidation amount of      % Convertible Preferred
Securities, Term Income Deferrable Equity Securities (TIDES)(SM), by means of a separate prospectus. This offering and the TIDES offering are not contingent on each other.

     INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 11.

                                                        UNDERWRITING                       PROCEEDS TO
                                         PRICE TO       DISCOUNTS AND     PROCEEDS TO        SELLING
                                          PUBLIC         COMMISSIONS       ENTERCOM       SHAREHOLDERS
                                       -------------    -------------    -------------    -------------
Per Share............................            $                $                $                $
Total................................            $                $                $                $

     Delivery of the shares of Class A common stock will be made on or about
            , 1999.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   CREDIT SUISSE FIRST BOSTON                       DEUTSCHE BANC ALEX. BROWN

GOLDMAN, SACHS & CO.                                  MORGAN STANLEY DEAN WITTER

                The date of this prospectus is           , 1999.

     [Map of the United States, identifying the cities in which we have stations and the stations within those cities.]

                               ------------------

                               TABLE OF CONTENTS

                                   Page
                                   ----
SPECIAL NOTE REGARDING
  FORWARD-LOOKING STATEMENTS.....    i
PROSPECTUS SUMMARY...............    1
RISK FACTORS.....................   11
USE OF PROCEEDS..................   19
DIVIDEND POLICY..................   19
PRICE RANGE OF OUR CLASS A COMMON
  STOCK..........................   20
CAPITALIZATION...................   21
COMPLETED AND PENDING
  TRANSACTIONS...................   22
UNAUDITED PRO FORMA FINANCIAL
  INFORMATION....................   24
SELECTED HISTORICAL FINANCIAL
  DATA...........................   36
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS......   39

                                   Page
                                   ----
INFORMATION ABOUT STATION AND
  MARKET DATA....................   52
BUSINESS.........................   53
THE SINCLAIR ACQUISITION.........   70
DESCRIPTION OF THE TIDES.........   73
MANAGEMENT.......................   75
CERTAIN TRANSACTIONS.............   81
PRINCIPAL AND SELLING
  SHAREHOLDERS...................   82
DESCRIPTION OF CAPITAL STOCK.....   84
SHARES ELIGIBLE FOR FUTURE
  SALE...........................   89
UNDERWRITING.....................   90
NOTICE TO CANADIAN RESIDENTS.....   92
LEGAL MATTERS....................   94
EXPERTS..........................   94
WHERE YOU CAN FIND MORE
  INFORMATION....................   94
INDEX TO FINANCIAL
  STATEMENTS.....................  F-1

                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information included in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future results and events. We use the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, some of which are beyond our control, that could cause actual results to differ materially from those forecast or anticipated in such forward-looking statements.

     These risks, uncertainties and factors include, but are not limited to:

     - the possibility that our acquisition of the 46 radio stations from Sinclair Broadcast Group, Inc. will not be consummated;

     - the risks associated with our acquisition strategy generally;

     - the highly competitive nature of, and uncertain effect of new technologies on, the radio broadcasting industry;

     - our continued control by Joseph M. Field and members of his immediate family;

     - our vulnerability to changes in federal legislation or regulatory policy; and

     - the other factors described in "Risk Factors."

     You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus. We undertake no obligation to update these statements or publicly release the result of any revisions to these statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                               PROSPECTUS SUMMARY

     This summary only highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully. Unless we indicate otherwise, information in this prospectus assumes the underwriters will not exercise their over-allotment option. You should refer to the introductions to "-- Summary Historical Financial Data" and "Selected Historical Financial Data" for the meanings of some of the financial terms used in this prospectus. You should also refer to the introduction to "Unaudited Pro Forma Financial Information" for a description of the assumptions and adjustments used in the calculation of pro forma financial information.

                                    OVERVIEW

     We are the fifth largest radio broadcasting company in the United States based on pro forma 1998 gross revenues. We have assembled, after giving effect to our pending acquisition of 46 stations from Sinclair Broadcast Group, Inc., a nationwide portfolio of 88 owned or operated stations. This portfolio consists of 56 FM and 32 AM stations in 16 markets, including 12 of the country's top 50 markets. Our station groups rank among the three largest clusters, based on gross revenues, in 15 of our 16 markets. On a pro forma basis, we would have had net revenues of $301.9 million, operating income of $54.1 million and pro forma income before extraordinary item of $1.7 million for the twelve months ended June 30, 1999. In addition, pro forma broadcast cash flow during the same period would have been $110.7 million.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 100.1% from an actual $11.8 million in fiscal 1995 to a pro forma $94.5 million in fiscal 1998. During this same period, our same station net revenues and broadcast cash flow grew at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 128.0% from an actual $4.5 million in fiscal 1995 to a pro forma $53.3 million in fiscal 1998.

                              SINCLAIR ACQUISITION

     In August 1999, we agreed with Sinclair to purchase 46 radio stations, 15 AM and 31 FM, in nine markets, including seven of the country's top 50 markets. The purchase price for the Sinclair acquisition is $824.5 million. In connection with the Sinclair acquisition, federal broadcasting regulations will require us to divest three stations in the Kansas City market where we already own seven stations. To comply with these regulations, we plan to swap three Kansas City stations for stations in other markets, or if we are unable to do so, we will sell three stations for cash or pursue a combination of swaps and sales. As a result of the required Kansas City dispositions, our portfolio of stations could be reduced to 85. We expect to consummate the Sinclair acquisition in the last quarter of 1999; however, we cannot assure you that we will be able to do so.

     As a result of the Sinclair acquisition, we will serve eight new markets, six of which are new top 50 markets. These eight new markets will complement our current station portfolio by greatly increasing its diversity and national reach. Due to this increased diversity, we will have reduced significantly our reliance on any single market. Furthermore, we believe that many of the Sinclair radio stations are underdeveloped and offer substantial growth potential.

                             OUR STATION PORTFOLIO

     Our current portfolio of stations includes a significant number of recently acquired stations that we believe are underdeveloped. We believe that these underdeveloped stations offer the opportunity for substantial broadcast cash flow growth. In the aggregate, the 33 stations which we commenced operating after January 1, 1997 operated at a broadcast cash flow margin of 27.4% during the twelve months ended June 30, 1999. By comparison, in the aggregate, the nine stations which we commenced operating prior to 1997 operated at a broadcast cash flow margin of 48.2% during the twelve months ended June 30, 1999.

     The following table sets forth selected information about the markets where we operate and where we expect to operate following the Sinclair acquisition. The Sinclair markets are denoted with an asterisk except for the Kansas City market where we expect to acquire four additional stations. However, the table does not give effect to the required disposition of three stations in Kansas City which we are seeking to swap for stations in other markets. Giving effect to this disposition, our present pro forma 1998 market revenue share in Kansas City will decline, although we believe that our present pro forma 1998 market revenue rank will remain unchanged. You should refer to the "Business" section for further information about our station portfolio.

                                                                                   1998
                            1998 MARKET RANK                                     ENTERCOM
                          --------------------     1993-1998       ENTERCOM       MARKET
                                                  RADIO MARKET     STATIONS      REVENUE
                            METRO       RADIO       AVERAGE       ----------   ------------
MARKET                    POPULATION   REVENUE   REVENUE GROWTH   FM     AM    SHARE   RANK
------                    ----------   -------   --------------   ---    ---   -----   ----
Boston, MA..............       8          10          14.1%         2      3   17.3%     3
Seattle, WA.............      14          13          11.9          5      3   37.8      1
Portland, OR............      25          20          13.3          4      3   26.5      3
Sacramento, CA..........      28          28           5.9          4      1   18.1      3
Kansas City, MO.........      30          29          12.5          7      4    n/a      1
Milwaukee, WI*..........      31          33           8.3          2      1    8.7      5
Norfolk, VA*............      36          44           4.0          4      0   26.8      1
New Orleans, LA*........      41          39           8.9          4      2   41.9      1
Greensboro, NC*.........      42          50          10.9          3      1   24.2      2
Buffalo, NY*............      43          41           9.0          2      4   38.8      1
Memphis, TN*............      46          40          10.1          2      1   20.1      2
Rochester, NY...........      50          55           8.9          3      1   21.4      3
Greenville/Spartanburg,
  SC*...................      58          61           7.9          4      3   23.8      3
Wilkes-Barre/Scranton,
  PA*...................      64          69           7.7          6      3   38.6      1
Gainesville/Ocala, FL...      98         124           7.5          2      0   20.8      2
Longview/Kelso, WA......     n/a         n/a           n/a          2      2    n/a    n/a
                                                                  ---    ---
  All Markets...........                                           56     32

                            OUR ACQUISITION STRATEGY

     Since October 1, 1996, in over 20 transactions including the Sinclair acquisition, which we expect to consummate in the last quarter of 1999, we have acquired or agreed to acquire 83 radio stations and have divested or agreed to divest, for strategic or regulatory reasons, 14 radio stations. Through our disciplined acquisition strategy, we seek to (1) build top-three station clusters principally in large growth markets and (2) acquire underdeveloped properties that offer the potential for significant improvements in revenues and broadcast cash flow through the application of our operational, administrative and engineering expertise. Although our focus has been on radio stations in top 50 markets, we also consider acquiring stations in top 75 markets to the extent we believe we can apply our acquisition strategy in these markets.

                             OUR OPERATING STRATEGY

     The principal components of our operating strategy are to:

     - DEVELOP MARKET LEADING STATION CLUSTERS. To enhance our competitive position, we strategically align our stations' formats and sales efforts within each market in an effort to optimize their performance, both individually and collectively. We seek to maximize the ratings, revenue and broadcast cash flow of our radio stations by tailoring their programming to optimize aggregate audience delivery.

     - ACQUIRE AND DEVELOP UNDERPERFORMING STATIONS. We seek to acquire and develop underperforming stations, which has enabled us to build a long-term track record of achieving superior same station revenue and broadcast cash flow growth.

     - BUILD STRONGLY-BRANDED FRANCHISES. We analyze market research and competitive factors to identify the format opportunity, music selection and rotation, presentation and other key programming attributes that we believe will best position each station to develop a distinctive identity and to strengthen the stations' local "brand" or "franchise" value.

     - LEVERAGE STATION CLUSTERS TO CAPTURE GREATER SHARE OF ADVERTISING REVENUE. We believe radio will continue to gain revenue share from other media as a result of deregulation in the broadcasting industry, which allows broadcasters to create larger clusters in their markets and offers advertisers a means to cost-effectively reach larger audiences. We have begun to capitalize on this opportunity by developing specialized teams in many of our markets to work with non-traditional radio advertisers to create and develop marketing programs and solutions.

     - MAXIMIZE TECHNICAL CAPABILITIES. We seek to operate stations with the strongest signals in their respective markets. In addition, on various occasions we have identified opportunities to upgrade low-powered or out-of-market stations and transform them into competitive signals, thus increasing their value significantly. For example, we recently sold our two Tampa FM stations, which we had purchased for an aggregate of $4.9 million, for $75.0 million after upgrading their license classes.

     - RECRUIT, DEVELOP, MOTIVATE AND RETAIN SUPERIOR EMPLOYEES. We believe that station operators differentiate themselves from their peers primarily through their ability to recruit, develop, motivate and retain superior management, programming and sales talent. Accordingly, we strive to establish a compelling corporate culture that is attractive to superior performers.

                              CONCURRENT FINANCING

     Concurrently with this offering, we and a trust we own are offering up to $150 million in stated liquidation amount of TIDES by means of a separate prospectus. This offering and the TIDES offering are not contingent on each other. In addition, we are in the process of replacing or amending our current credit facility to permit consummation of the Sinclair acquisition and to significantly expand our borrowing capacity. We intend to use the net proceeds from this offering and the TIDES offering, together with cash on hand and proceeds from our amended or replacement credit facility, to finance the Sinclair acquisition.

     For financial reporting purposes, our trust will be treated as one of our subsidiaries, and accordingly, the accounts of the trust will be included in our consolidated financial statements. We will present the TIDES as a separate line item in our consolidated balance sheet entitled "Entercom-obligated mandatorily redeemable convertible preferred securities of Entercom Communications Capital Trust," and appropriate disclosures in connection with the TIDES will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the TIDES as a financing charge to earnings in our consolidated statement of income.

                        OUR PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices are located at 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004. Our telephone number is (610) 660-5610, and our internet website address on the world wide web is www.entercom.com. The contents of our website are not part of this prospectus.

                                  THE OFFERING

Class A common stock offered....    8,000,000 shares by us
                                    1,500,000 shares by the selling shareholders
                                    --------------------
                                    9,500,000 shares
                                    --------------------
                                     --------------------

Common stock to be outstanding
  after the offering............    32,944,267 shares of Class A common stock
                                    10,531,805 shares of Class B common stock
                                     1,695,669 shares of Class C common stock
                                    --------------------
                                    45,171,741 shares
                                    --------------------
                                     --------------------

Voting rights...................    The Class A common stock and the Class B
                                    common stock generally vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except:

                                    - any share of Class B common stock not
                                      voted by either Joseph M. Field or David
                                      J. Field is entitled to one vote;

                                    - the holders of Class A common stock,
                                      voting as a separate class, are entitled to elect two directors;

                                    - each share of Class B common stock is
                                      entitled to one vote with respect to any "going private" transaction under the Exchange Act; and

                                    - as required by law.

                                    The shares of Class C common stock have no voting rights, except as required by law. Joseph M. Field and David J. Field hold all of our Class B common stock. Following this offering, the Class B common stock will represent approximately 76.2% of the combined voting power of our common stock.

Use of proceeds.................    We intend to use the net proceeds of this
                                    offering to pay a portion of the total
                                    purchase price for the Sinclair acquisition.

New York Stock Exchange
symbol..........................    ETM

     Common stock to be outstanding after the offering is as of August 25, 1999. It excludes grants under our 1998 Equity Compensation Plan consisting of 820,454 shares of Class A common stock issuable upon the exercise of options having a weighted average exercise price of $21.22 per share. The information also excludes shares of Class A common stock issuable upon the conversion of the TIDES being offered concurrently with this offering.

                       SUMMARY HISTORICAL FINANCIAL DATA

     We have derived the summary operating data shown below for the years ended September 30, 1996, 1997 and 1998 and the balance sheet data shown below as of September 30, 1997 and 1998 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of September 30, 1996 from our audited financial statements, which are not included in this prospectus. We have derived the summary operating data shown below for the three months ended December 31, 1997, the three month transition period ended December 31, 1998 and the six months ended June 30, 1998 and 1999 and the balance sheet data shown below as of December 31, 1998 and June 30, 1999 from our unaudited financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of December 31, 1997 and June 30, 1998 from our unaudited financial statements, which are not included in this prospectus.

     As you review the information contained in the following table and throughout this prospectus, you should note the following:

     - Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the summary historical financial data includes information as of, and for the three month transition period ended, December 31, 1998 and the three months ended December 31, 1997.

     - We retroactively restated our fiscal 1997 and 1998 consolidated financial statements to reflect a $25.0 million convertible subordinated promissory note held by an affiliate of Chase Capital Partners as an indexed debt instrument. We determined the adjustment as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible. Immediately prior to our initial public offering in January 1999, Chase Capital converted the note in its entirety into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. Accordingly, this note is no longer outstanding.

     - Before completing our initial public offering, we were a Subchapter S corporation under the Internal Revenue Code, and accordingly, we were not liable for corporate income taxes. Instead, our shareholders included our taxable income or loss in their federal and certain state income tax returns. Immediately before our initial public offering, we became a C corporation, and accordingly, we are now subject to federal and certain state income taxes. The pro forma amounts shown in the table reflect provisions for state and federal income taxes, applied to income before income taxes and extraordinary item, as if we had been taxed as a C corporation. These pro forma amounts do not include the effect of the adjustment to reflect indexing of the Chase Capital convertible subordinated note because the amount of this adjustment is not tax deductible.

     - As a result of our becoming a C corporation immediately prior to our initial public offering, generally accepted accounting principles required us to provide for deferred income taxes of $79.8 million to reflect the cumulative temporary differences between book and income tax bases of our assets and liabilities.

     - For purposes of our historical financial statements, the term "pro forma" refers solely to the adjustments necessary to reflect our status as a C corporation rather than an S corporation. It does not refer to any of the other adjustments described under "Summary Pro Forma Financial Information" and "Unaudited Pro Forma Financial Information."

     - All per share data gives effect to our recapitalization, which we consummated immediately prior to our initial public offering. In the recapitalization, we effected a 185 for one stock split and the exchange of our prior common stock for Class A common stock and Class B common stock.

     - Broadcast cash flow consists of operating income before depreciation and amortization, corporate general and administrative expenses and net expense (income) from time brokerage agreement fees.

     - Broadcast cash flow margin represents broadcast cash flow as a percentage of net revenues.

     - EBITDA before net expense (income) from time brokerage agreement fees consists of operating income before depreciation and amortization, non-cash compensation expense (which is included in corporate general and administration expenses) and net expense (income) from time brokerage agreement fees.

     - Pro forma after-tax cash flow consists of pro forma income before extraordinary item minus gains on sale of assets (net of tax) plus the following: depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expenses), adjustment to reflect indexing of the convertible subordinated note and deferred tax provision (or minus deferred tax benefit).

     Although broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles, we believe that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not calculated in accordance with generally accepted accounting principles, they are not necessarily comparable to similarly titled measures employed by other companies.

     The comparability of the historical financial data reflected below has been significantly impacted by acquisitions and dispositions. You should read the summary financial data together with "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                            FISCAL YEAR ENDED            THREE MONTHS ENDED      SIX MONTHS ENDED
                                              SEPTEMBER 30,                 DECEMBER 31,             JUNE 30,
                                    ----------------------------------   -------------------   --------------------
                                      1996        1997         1998        1997       1998       1998        1999
                                    --------   ----------   ----------   --------   --------   ---------   --------
                                               (RESTATED)   (RESTATED)
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues......................  $ 48,675   $  93,862    $ 132,998    $ 28,399   $ 47,363   $  63,687   $ 95,545
Operating expenses:
  Station operating expenses......    31,659      61,280       88,599      18,868     29,990      42,749     64,296
  Depreciation and amortization...     2,960       7,685       13,066       2,880      4,358       6,079     10,019
  Corporate general and
    administrative expenses.......     2,872       3,249        4,527         849      1,850       2,193      3,454
  Net expense (income) from time
    brokerage agreement fees......      (879)       (476)       2,399          --      1,236       2,273        652
                                    --------   ---------    ---------    --------   --------   ---------   --------
    Total operating expenses......    36,612      71,738      108,591      22,597     37,434      53,294     78,421
                                    --------   ---------    ---------    --------   --------   ---------   --------
Operating income..................    12,063      22,124       24,407       5,802      9,929      10,393     17,124
Other expense (income):
  Interest expense................     5,196      11,388       14,663       2,996      5,732       6,179      6,246
  Adjustment to reflect indexing
    of the convertible
    subordinated note.............        --      29,070        8,841      14,903     29,503       5,693         --
  (Gains) on sale of assets.......      (119)   (197,097)      (8,661)        (43)   (69,648)     (8,748)      (467)
  Other non-operating expense
    (income)......................       (67)      1,504         (328)       (102)       577        (123)      (599)
                                    --------   ---------    ---------    --------   --------   ---------   --------
    Total other expense
      (income)....................     5,010    (155,135)      14,515      17,754    (33,836)      3,001      5,180
                                    --------   ---------    ---------    --------   --------   ---------   --------
Income (loss) before income taxes
  and extraordinary item..........     7,053     177,259        9,892     (11,952)    43,765       7,392     11,944
Pro forma income taxes............     2,680      78,405        7,119       1,121     27,842       4,972      4,539
Pro forma income (loss) before
  extraordinary item..............     4,373      98,854        2,773     (13,073)    15,923       2,420      7,405
Extraordinary item, net of tax
  benefit.........................       348          --        1,488          --         --       1,489         --
                                    --------   ---------    ---------    --------   --------   ---------   --------
Pro forma net income (loss).......  $  4,025   $  98,854    $   1,285    $(13,073)  $ 15,923   $     931   $  7,405
                                    ========   =========    =========    ========   ========   =========   ========
Pro forma earnings (loss) per
  share before extraordinary
  item............................      0.20        4.59         0.12        (.61)      0.64        0.11       0.21
Pro forma diluted earnings (loss)
  per share before extraordinary
  item............................      0.20        4.59         0.12        (.61)      0.64        0.11       0.21
Weighted average common shares
  outstanding -- basic............    21,534      21,534       22,239      21,534     24,742      21,534     34,836
Weighted average common shares
  outstanding -- diluted..........    21,534      21,534       22,239      21,534     24,742      21,534     35,251
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.........  $  5,292   $   3,626    $   6,666    $  3,497   $  6,469   $   6,094   $  8,713
Intangibles and other assets......   119,269     300,029      428,763     313,889    505,825     428,543    556,501
Total assets......................   150,575     364,743      522,945     378,138    681,034     513,445    671,627
Senior debt, including current
  portion.........................   111,000     117,000      253,784     127,000    330,281     251,785    166,276
Total shareholders' equity........     5,079     179,019      182,970     166,986    225,467     169,509    396,886
OTHER DATA:
Broadcast cash flow...............  $ 17,016   $  32,582    $  44,399    $  9,531   $ 17,373   $  20,938   $ 31,249
Broadcast cash flow margin........      35.0%       34.7%        33.4%       33.6%      36.6%       32.9%      32.7%
EBITDA before net expense (income)
  from time brokerage agreement
  fees............................  $ 14,144   $  29,333    $  39,872    $  8,682   $ 15,523   $  18,745   $ 28,012
Pro forma after-tax cash flow.....     7,311      16,590       21,028       5,003      7,985       9,563     20,215
Cash flows related to:
    Operating activities..........    12,773       8,859       23,019       7,341     11,158       5,778      8,204
    Investing activities..........   (96,502)    (13,695)    (153,651)    (17,470)   (86,894)   (125,565)    10,001
    Financing activities..........    87,457       3,170      133,672      10,000     75,539     122,384    (15,961)

               SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following table contains summary pro forma financial information derived from the unaudited pro forma financial information set forth under "Unaudited Pro Forma Financial Information." You should read this table in conjunction with "Unaudited Pro Forma Financial Information" and the financial statements included elsewhere in this prospectus.

                                    FISCAL YEAR ENDED          SIX MONTHS ENDED         TWELVE MONTHS ENDED
                                    SEPTEMBER 30, 1998          JUNE 30, 1999              JUNE 30, 1999
                                  ----------------------   ------------------------   ------------------------
                                  HISTORICAL   PRO FORMA   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                  ----------   ---------   -----------   ----------   -----------   ----------
                                  (RESTATED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues....................   $132,998    $273,755     $ 95,545     $  148,182    $183,820     $  301,852
Operating expenses:
  Station operating expenses....     88,599     179,223       64,296         97,666     121,488        191,183
  Depreciation and
    amortization................     13,066      42,524       10,019         20,996      18,484         43,872
  Corporate general and
    administrative expenses.....      4,527      12,354        3,454          5,080       6,569         12,694
  Net expense (income) from time
    brokerage agreement fees....      2,399          --          652             --       2,014             --
                                   --------    --------     --------     ----------    --------     ----------
         Total operating
           expenses.............    108,591     234,101       78,421        123,742     148,555        247,749
                                   --------    --------     --------     ----------    --------     ----------
Operating income................     24,407      39,654       17,124         24,440      35,265         54,103
Other expense (income):
  Interest expense..............     14,663      42,616        6,246         21,224      17,466         42,440
  Financing cost of Entercom
    obligated securities of
    Entercom Communications
    Capital Trust...............                  9,375                       4,688                      9,375
  Adjustment to reflect indexing
    of the convertible
    subordinated note...........      8,841          --           --             --      17,748             --
  (Gains) on sale of assets.....     (8,661)       (161)        (467)          (467)    (69,985)          (467)
  Other non-operating expense
    (income)....................       (328)       (262)        (599)          (599)       (125)          (125)
                                   --------    --------     --------     ----------    --------     ----------
         Total other expense
           (income).............     14,515      51,568        5,180         24,846     (34,896)        51,223
                                   --------    --------     --------     ----------    --------     ----------
Income (loss) before income
  taxes and extraordinary
  item..........................      9,892     (11,914)      11,944           (406)     70,161          2,880
Pro forma income taxes..........      7,119      (4,766)       4,539           (162)     33,405          1,152
Pro forma income (loss) before
  extraordinary item............      2,773      (7,148)       7,405           (244)     36,756          1,728
Pro forma earnings (loss) per
  share before extraordinary
  item..........................       0.12       (0.16)        0.21          (0.01)       1.31           0.04
Weighted average common shares
  outstanding -- basic..........     22,239      45,168       34,836         45,168      28,130         45,168

                                    FISCAL YEAR ENDED          SIX MONTHS ENDED         TWELVE MONTHS ENDED
                                    SEPTEMBER 30, 1998          JUNE 30, 1999              JUNE 30, 1999
                                  ----------------------   ------------------------   ------------------------
                                  HISTORICAL   PRO FORMA   HISTORICAL    PRO FORMA    HISTORICAL    PRO FORMA
                                  ----------   ---------   -----------   ----------   -----------   ----------
                                  (RESTATED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.......   $  6,666                 $  8,713     $    8,713    $  8,713     $    8,713
Intangibles and other assets,
  net...........................    428,763                  556,501      1,332,119     556,501      1,332,119
Total assets....................    522,945                  671,627      1,499,495     671,627      1,499,495
Senior debt, including current
  portion.......................    253,784                  166,276        565,776     166,276        565,776
Total shareholders' equity......    182,970                  396,886        671,572     396,886        671,572
OTHER DATA:
Broadcast cash flow.............   $ 44,399    $ 94,532     $ 31,249     $   50,516    $ 62,551     $  110,669
Broadcast cash flow margin......       33.4%       34.5%        32.7%          34.1%       34.0%          36.7%
EBITDA before net expense
  (income) from time brokerage
  agreement fees................   $ 39,872    $ 82,178     $ 28,012     $   45,653    $ 56,199     $   98,192
Pro forma after-tax cash flow...     21,028      53,326       20,215         30,568      34,662         63,745

                                  RISK FACTORS

     Investing in our Class A common stock involves risk. You should consider carefully the following risk factors, in addition to the other information contained in this prospectus, before purchasing shares of Class A common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could be materially and adversely affected, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

IF WE ARE UNABLE TO CONSUMMATE THE SINCLAIR ACQUISITION, THE ADVERSE EFFECT ON OUR BUSINESS, ON OUR MARKET DIVERSITY AND ON THE VALUE OF YOUR INVESTMENT COULD BE MATERIAL.

     The closing of this offering is not contingent on the consummation of the Sinclair acquisition, and we cannot assure you that the Sinclair acquisition will be consummated. The Sinclair acquisition is subject to a number of important conditions, including approval from the FCC and clearance by federal antitrust authorities. We expect that this offering will close in advance -- perhaps by several months or more -- of satisfaction of these conditions, and it is possible that one or more of these conditions will never be satisfied. Moreover, as described in greater detail below, we presently do not have financing sufficient to consummate the Sinclair acquisition. For all of these reasons, we cannot assure you that we will be able to consummate the Sinclair acquisition.

     If we are unable to consummate the Sinclair acquisition, the adverse effect on our business, on our market diversity and on the value of your investment could be material. For example, we expect that the consummation of the Sinclair acquisition will greatly increase the diversity and national reach of our station portfolio, and we would not achieve these benefits -- at least in the near term -- if the transaction does not close. In particular, on a pro forma basis for completed transactions excluding Sinclair, the radio stations we own or operate in Seattle would have generated approximately 47.6% of our net revenues and approximately 52.7% of our broadcast cash flow for the fiscal year ended September 30, 1998 and these percentages would have been approximately 35.2% and 43.3%, respectively, for the six months ended June 30, 1999.

     Even on a pro forma basis for completed transactions including Sinclair, the radio stations we own or operate in Seattle would have generated approximately 23.0% of our net revenues and approximately 25.9% of our broadcast cash flow for the fiscal year ended September 30, 1998 and these percentages would have been approximately 22.7% and 22.6%, respectively, for the six months ended June 30, 1999. Accordingly we have greater exposure to any operating difficulties that may arise at our Seattle stations or to adverse events or conditions that affect the Seattle economy than if we were more geographically diverse, and our exposure will be increased if we are unable to consummate the Sinclair acquisition.

WE PRESENTLY DO NOT HAVE SUFFICIENT COMMITTED FINANCING TO CONSUMMATE THE SINCLAIR ACQUISITION, AND OUR ABILITY TO OBTAIN THE NECESSARY FINANCING IS UNCERTAIN.

     Of the $824.5 million in cash required to fund the Sinclair acquisition, we expect to pay approximately $280.0 million from the net proceeds of this offering, assuming a public offering price of $36.50 per share. Concurrently with this offering, we are also pursuing the TIDES offering from which we expect to realize net proceeds of approximately $145.0 million to be applied toward the Sinclair acquisition. However, even assuming the closing of both offerings, we will be required to raise an additional $399.5 million to fund the balance of the Sinclair purchase price. We will not be able to use our current credit facility to fund this amount because we would exceed the committed amount under the facility. Accordingly, we are actively engaged in discussions with various potential lenders about amending or replacing our present credit facility in order to obtain the additional financing. We cannot assure you that these discussions will be successful. If they are not successful, we cannot assure you that we will be able to obtain from other sources the financing necessary to close the Sinclair acquisition, or what the terms of any alternative financing might be.

     Moreover, this offering is not contingent on closing of the offering of the TIDES. As a result, if this offering closes, but the TIDES offering does not, the financing that we would need from an amended or replacement credit facility or other potential source would correspondingly increase. The terms and availability of this additional financing is also uncertain.

THE SINCLAIR ACQUISITION AGREEMENTS IMPOSE SIGNIFICANT FINANCIAL PENALTIES ON US IF WE ARE UNABLE TO CLOSE THE TRANSACTION BY SPECIFIED DATES, AND WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO.

     Our arrangement with Sinclair consists of two separate asset purchase agreements -- one for Sinclair's four Kansas City stations, for which the purchase price is $122.0 million, and one for the remaining 42 stations and other assets that we are acquiring, for which the purchase price is $702.5 million. The multi-market agreement allocates the purchase price, and allows for closings, on a market by market basis. If Sinclair rightfully terminates the multi-market agreement, it may be entitled to receive liquidated damages from us in the maximum amount of approximately $43.0 million. These liquidated damages are subject to pro rata downward adjustment based on the value of markets that have already closed. If Sinclair rightfully terminates the Kansas City agreement, it may be entitled to receive liquidated damages from us in the maximum amount of approximately $7.0 million.

     In addition, 135 days after public notice that the applications for consent to assignment of the station licenses have been accepted for filing by the FCC, the purchase price of all markets not yet closed under the multi-market agreement will increase 0.75% if all of the markets under that agreement have not closed due to the failure to receive any required regulatory consent as a result of facts relating to us or our affiliates. The purchase price will continue to increase 0.75% at the end of each 30 day period thereafter. Similarly, 150 days after the same public notice for the Kansas City stations, the purchase price for the Kansas City market will increase 0.75% if the Kansas City market has not closed due to the failure to receive any required regulatory consent as a result of facts relating to us or our affiliates. The purchase price will continue to increase 0.75% at the end of each 30 day period thereafter.

     We cannot assure you that we will be able to obtain the necessary regulatory approvals in time to avoid these financial penalties, or at all.

WE MAY NOT BE SUCCESSFUL IN IDENTIFYING AND CONSUMMATING FUTURE ACQUISITIONS, WHICH IS AN IMPORTANT ELEMENT OF OUR BUSINESS STRATEGY.

     We pursue growth, in part, through the acquisition of individual radio stations and groups of radio stations. Our consummation of all future acquisitions, including Sinclair, will be subject to various conditions, including FCC and other regulatory approvals. The

FCC must approve any transfer of control or assignment of broadcast licenses. In addition, acquisitions may encounter intense scrutiny under federal and state antitrust laws. Our acquisition of the Sinclair stations is, and many of our future acquisitions may be, subject to notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and to a waiting period and possible review by the Department of Justice and the Federal Trade Commission. Any delays, injunctions, conditions or modifications by any of these federal agencies could have a negative effect on us and result in the abandonment of the Sinclair acquisition or other attractive acquisition opportunities. We cannot predict whether we will be successful in identifying future acquisition opportunities or consummating these acquisitions or what the consequences of any acquisitions will be.

     Depending on the nature, size and timing of future acquisitions, we may require additional financing. We cannot assure you that additional financing will be available to us on acceptable terms. Radio broadcasting is a rapidly consolidating industry, with many companies seeking to consummate acquisitions and increase their market share. In this environment, we compete and will continue to compete with many other buyers for the acquisition of radio stations. Some of those competitors may be able to outbid us for acquisitions because they have greater financial resources. As a result of these and other factors, our ability to identify and consummate future acquisitions is uncertain.

INTEGRATING ACQUISITIONS IS DIFFICULT.

     We will have acquired 83 radio stations since October 1, 1996, including our anticipated consummation of the Sinclair acquisition in the last quarter of 1999, and we expect to make acquisitions of other stations and station groups in the future. The integration of acquisitions involves numerous risks, including:

     - difficulties in the integration of operations and systems and the management of a large and geographically diverse group of stations;

     - the diversion of management's attention from other business concerns; and

     - the potential loss of key employees of acquired stations.

     We cannot assure you that we will be able to integrate successfully any operations, systems or management that might be acquired in the future, including the operations, systems or management acquired in the Sinclair acquisition. Consummation of the Sinclair acquisition will require us to manage a significantly larger radio station portfolio than historically has been the case. Our failure to integrate and manage newly acquired stations successfully could have a material adverse effect on our business and operating results. In addition, in the event that the operations of a new business do not meet expectations, we may restructure or write-off the value of some or all of the assets of the new business.

WE MUST RESPOND TO THE RAPID CHANGES IN TECHNOLOGY, SERVICES AND STANDARDS THAT CHARACTERIZE OUR INDUSTRY IN ORDER TO REMAIN COMPETITIVE.

     The radio broadcasting industry is subject to rapid technological change, evolving industry standards and the emergence of new media technologies and services. We cannot assure you that we will have the resources to acquire new technologies or to introduce new services that could compete with these new technologies. Several new media technologies and services are being developed or introduced, including the following:

     - satellite delivered audio radio service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs;

     - audio programming by cable systems, direct broadcast satellite systems, personal communications systems, Internet content providers and other digital audio broadcast formats;

     - in-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services; and

     - microbroadcasting stations (low powered, limited coverage radio stations), about which the FCC is considering proposals.

     We cannot predict the effect, if any, that competition arising from new technologies or regulatory change may have on the radio broadcasting industry or on our company.

WE EXPECT TO INCUR SUBSTANTIAL ADDITIONAL INDEBTEDNESS TO CONSUMMATE THE SINCLAIR ACQUISITION, AND THIS INCREASED LEVERAGE COULD HAVE IMPORTANT CONSEQUENCES TO YOU.

     To consummate the Sinclair acquisition, we expect to incur indebtedness that will be substantial in relation to our shareholders' equity. Assuming that we successfully amend or replace our credit facility and that we borrow under the facility to help fund the Sinclair acquisition, upon consummation of the Sinclair acquisition we would have had $565.8 million in long-term indebtedness on a pro forma basis at June 30, 1999, compared to our actual long-term indebtedness of $166.3 million at June 30, 1999. Our leverage will increase further to the extent that we do not complete the TIDES offering and instead incur additional debt under an amended or replacement credit facility or otherwise to finance the Sinclair acquisition. Moreover, in addition to our obligations on our long-term indebtedness, we will have quarterly distribution obligations on the TIDES that could be substantial in amount. Our indebtedness and obligations in respect of the TIDES could have important consequences to you. For example, these obligations could:

     - require us to dedicate a substantial portion of our cash flow from operations to debt service, thereby reducing the availability of cash flow for other purposes, including funding future expansion and ongoing capital expenditures;

     - impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate or other purposes;

     - limit our ability to compete, expand and make capital improvements;

     - increase our vulnerability to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

     - limit our ability to pay dividends and make other distributions to you.

THE COVENANTS IN OUR EXISTING CREDIT FACILITY RESTRICT OUR FINANCIAL AND OPERATIONAL FLEXIBILITY, AND IT IS LIKELY THAT ANY AMENDED OR REPLACEMENT CREDIT FACILITY WILL CONTAIN SIMILAR OR MORE RESTRICTIVE COVENANTS.

     Our existing credit facility contains covenants that restrict, among other things, our ability to borrow money, make particular types of investments or other restricted payments, swap or sell assets, or merge or consolidate. An event of default under our credit facility could allow the lenders to declare all amounts outstanding to be immediately due and payable. We have pledged substantially all of our consolidated assets and the stock of our subsidiaries to secure the debt under our credit facility. If the amounts outstanding under the credit facility were accelerated, the lenders could proceed against our consolidated assets and the stock of our subsidiaries. Any event of default, therefore, could have a material adverse effect on our business. Our credit facility also requires us to maintain specified financial ratios. Our ability to meet these financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. To consummate the Sinclair acquisition, we expect to amend or replace our credit facility. It is likely that any amended or replacement credit facility will contain similar or more restrictive covenants. We also may incur future debt obligations which might subject us to restrictive covenants that could affect our financial and operational flexibility or subject us to other events of default.

     BECAUSE OF OUR HOLDING COMPANY STRUCTURE, WE DEPEND ON OUR SUBSIDIARIES FOR CASH FLOW, AND OUR ACCESS TO THIS CASH FLOW IS RESTRICTED.

     We operate as a holding company. All of our radio stations are currently owned and operated by our subsidiaries. When we enter into an amended or replacement credit facility, we expect that a newly formed subsidiary will become the borrower and all of our station-operating subsidiaries will become subsidiaries of this newly formed subsidiary. We also expect that we will guarantee the borrower's obligations. As a holding company, our only source of cash to pay our obligations, including corporate overhead, is distributions from our subsidiaries of their net earnings and cash flow. We currently expect that the net earnings and cash flow of our subsidiaries will be retained and used by them in their operations, including servicing their debt obligations, before distributions are made to us. Even if our subsidiaries elect to make distributions to us, we cannot assure you that applicable state law and contractual restrictions, including the dividend covenants expected to be contained in an amended or replacement credit facility, would permit such dividends or distributions.

WE FACE MANY UNPREDICTABLE BUSINESS RISKS, BOTH GENERAL AND SPECIFIC TO THE RADIO BROADCASTING INDUSTRY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FUTURE OPERATIONS.

     Our future operations are subject to many business risks, including those risks that specifically influence the radio broadcasting industry, which could have a material adverse effect on our business including:

     - economic conditions, both generally and relative to the radio broadcasting industry;

     - shifts in population, demographics or audience tastes;

     - the level of competition for advertising revenues with other radio stations, television stations and other entertainment and communications media;

     - priorities of advertisers;

     - fluctuations in operating costs;

     - technological changes and innovations;

     - changes in labor conditions;

     - new laws, including proposals to eliminate the tax deductibility of certain expenses incurred by advertisers; and

     - changes in governmental regulations and policies and actions of federal regulatory bodies, including the United States Department of Justice, the Federal Trade Commission and the FCC.

     Given the inherent unpredictability of these variables, we cannot with any degree of certainty predict what effect, if any, these variables will have on our future operations. Generally, advertising tends to decline during economic recession or downturn. Consequently, our advertising revenue is likely to be adversely affected by a recession or downturn in the United States economy, the economy of an individual geographic market in which we own or operate radio stations or other events or circumstances that adversely affect advertising activity.

OUR CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER EFFECTIVELY CONTROLS OUR COMPANY, AND MEMBERS OF HIS IMMEDIATE FAMILY ALSO OWN A SUBSTANTIAL EQUITY INTEREST IN US. THEIR INTERESTS MAY CONFLICT WITH YOURS.

     Upon completion of the offering, Joseph M. Field, our Chairman of the Board
and Chief Executive Officer, will beneficially own           shares of our Class
A common stock and 9,782,555 shares of our Class B common stock, representing
approximately      % of the total voting power of all of our outstanding common stock. David J. Field, our President, Chief Operating Officer, one of our
directors and the son of Joseph M. Field, will beneficially own           shares
of our Class A common stock and 749,250 shares of our outstanding Class B common
stock, representing approximately      % of the total voting power of all of our
outstanding common stock. If the underwriters exercise their over-allotment option in full, Joseph M. Field's and David J. Field's shares of our common
stock will represent      % and      % of the total voting power of all of our
outstanding common stock, respectively. Collectively, Joseph M. Field and David
J. Field beneficially own all of our outstanding Class B common stock. Other members of the Field family also own shares of Class A common stock.

     Shares of Class B common stock are transferable only to Joseph M. Field, David J. Field, certain of their family members or trusts for any of their benefit. Upon any other transfer, shares of our Class B common stock convert automatically into shares of our Class A common stock on a share-for-share basis. Shares of our Class B common stock are entitled to ten votes only when they are voted by Joseph M. Field or David J. Field, subject to certain exceptions where they are restricted to one vote. Joseph M. Field generally is able to control the vote on all matters submitted to the vote of shareholders and, therefore, is able to direct our management and policies, except with respect to those matters where the shares of our Class B common stock are only entitled to one vote and those matters requiring a class vote under the provisions of our articles of incorporation, bylaws or applicable law, including, without limitation, the election of the two Class A directors. Without the approval of Joseph M. Field, we will be unable to consummate transactions involving an actual or potential change of control, including transactions in which you might otherwise receive a premium for your shares over then current market prices.

WE ARE DEPENDENT ON FEDERALLY-ISSUED LICENSES TO OPERATE OUR RADIO STATIONS AND ARE SUBJECT TO EXTENSIVE FEDERAL REGULATION.

     The radio broadcasting industry is subject to extensive regulation by the FCC under the Communications Act of 1934. We are required to obtain licenses from the FCC to operate our radio stations. Licenses are normally granted for a term of eight years and are renewable. Although the vast majority of FCC radio station licenses are routinely renewed, we cannot assure you that the FCC will approve our future renewal applications or that the renewals will not include conditions or qualifications. The non-renewal, or renewal with substantial conditions or modifications, of one or more of our licenses could have a material adverse effect on us.

     We must comply with extensive FCC regulations and policies in the ownership and operation of our radio stations. FCC regulations limit the number of radio stations that a licensee can own in a market, which could restrict our ability to consummate future transactions and in certain circumstances could require us to divest some radio stations. For example, in connection with the Sinclair acquisition we will be required to dispose of three radio stations in Kansas City, and the timing and terms of these dispositions are both unknown. The FCC also requires radio stations to comply with certain technical requirements to limit interference between two or more radio stations. If the FCC relaxes these technical requirements, it could impair the signals transmitted by our radio stations and could have a material adverse effect on us. Moreover, these FCC regulations and others may change over time and we cannot assure you that those changes would not have a material adverse effect on us.

OUR RADIO STATIONS MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN THEIR RESPECTIVE MARKETS FOR ADVERTISING REVENUES.

     Our radio broadcasting stations are in a highly competitive business. Our radio stations compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media, such as newspapers, magazines, network and cable television, outdoor advertising and direct mail. Audience ratings and market shares are subject to change, and any change in a particular market could have a material adverse effect on the revenue of our stations located in that market. While we already compete in some of our markets with other stations with similar programming formats, if another radio station in a market were to convert its programming format to a format similar to one of our stations, if a new station were to adopt a comparable format or if an existing competitor were to strengthen its operations, our stations could suffer a reduction in ratings and/or advertising revenue and could incur increased promotional and other expenses. Other radio broadcasting companies may enter into the markets in which we operate or may operate in the future. These companies may be larger and have more financial resources than we have. We cannot assure you that any of our stations will be able to maintain or increase their current audience ratings and advertising revenues.

THE LOSS OF KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     Our business depends upon the continued efforts, abilities and expertise of our executive officers and other key executives, including Joseph M. Field, our Chairman of the Board and Chief Executive Officer, David J. Field, our President and Chief Operating Officer, John C. Donlevie, Esq., our Executive Vice President, Secretary and General Counsel, and Stephen F. Fisher, our Senior Vice President and Chief Financial Officer. We believe that the loss of one or more of these individuals could have a material adverse effect on our business.

THE MARKET PRICE OF OUR STOCK COULD DECLINE DUE TO THE LARGE NUMBER OF SHARES ELIGIBLE FOR PUBLIC SALE UPON CONSUMMATION OF THE OFFERING.

     Upon completion of the offering, we will have 32,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock issued and outstanding, assuming no exercise of the underwriters' over-allotment option. Of these shares, the 9,500,000 shares of Class A common stock being sold in this offering (plus any shares issued upon exercise of the underwriters' over-allotment option), the 13,627,500 shares sold in our initial public offering in January 1999 and approximately 300,000 shares of Class A common stock sold into the public market since the initial public offering will be freely transferable without restriction in the public market, except to the extent that these shares have been acquired by our affiliates; resales of shares acquired by affiliates are subject to restrictions under Rule 144 of the Securities Act. The remaining shares of Class A common stock and all shares of Class B common stock and Class C common stock were issued in reliance on exemptions from the registration requirements of the Securities Act, and these shares are "restricted" securities under Rule 144. The number of "restricted" shares available for sale in the public market is limited by restrictions under Rule 144, although as to shares held by persons who are not our affiliates, many of these restrictions do not apply.

     Our directors, members of senior management, the selling shareholders and Chase Capital have agreed pursuant to lock-up agreements not to sell or
otherwise dispose of shares representing                shares of Class A common
stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock for a period of 90 days after the date of this prospectus without the prior written consent of Credit Suisse First Boston Corporation.

     The market price of our Class A common stock could decline as a result of future sales of substantial amounts of Class A common stock, or the perception that substantial sales could occur.

ANTI-TAKEOVER PROVISIONS COULD ADVERSELY AFFECT THE PRICE OF OUR CLASS A COMMON STOCK.

     Certain provisions of our articles of incorporation, by-laws and Pennsylvania law could make it more difficult for a third party to acquire control of us, even if a change of control could be beneficial to you. These provisions could adversely affect the price of our Class A common stock.

OUR FAILURE OR THE FAILURE OF THIRD PARTIES WITH WHICH WE INTERACT TO ADDRESS ISSUES RELATED TO THE YEAR 2000 COULD ADVERSELY AFFECT OUR OPERATIONS.

     We rely, directly and indirectly, on information technology systems to operate our radio stations, provide our radio stations with up-to-date news and perform a variety of administrative services including accounting, financial reporting, advertiser spot scheduling, payroll and invoicing. We also use non-information technology systems, such as microchips, for dating and other automated functions. Information and non-information technology systems that do not properly recognize and process date sensitive information when the year changes to "2000" or "00" could generate erroneous data or cause such systems to fail. As a result, year 2000 issues could have a material adverse effect on our operations. In order to minimize the risk of year 2000 related losses, we are conducting a comprehensive assessment of our year 2000 issues. However, we cannot assure you that we will resolve our year 2000 issues prior to the year 2000, or that the cost of remedying any year 2000 issues will not have a material adverse effect on our business. Furthermore, we cannot assure you that the systems of other companies with which our systems interact will be timely converted and, if not timely converted, would not have a material adverse effect on our financial condition, results of operation or cash flow.

                                USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the shares of Class A common stock we are offering, after deducting underwriting discounts and commissions and other offering expenses, will be approximately $280.0 million, assuming a public offering price of $36.50 per share. We estimate that if the underwriters fully exercise their over-allotment option, the net proceeds from the sale of the shares of Class A common stock we are offering after similar deductions will be approximately $330.1 million. We intend to use the net proceeds from this offering and the TIDES offering, together with cash on hand and proceeds from the amended or replacement credit facility we expect to negotiate, to finance the Sinclair acquisition. Pending the closing of the Sinclair acquisition, we intend to use the net proceeds to pay down revolving indebtedness under our current credit facility. If the Sinclair acquisition is not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including repayment of revolving indebtedness, future acquisitions and working capital. We will not receive any portion of the net proceeds of the shares being sold by the selling shareholders.

                                DIVIDEND POLICY

     Since becoming a public company in January 1999, we have not declared any dividends on our common stock. We have no plans to declare or pay cash dividends in the foreseeable future, because we intend to retain our earnings, if any, to finance the expansion of our business and for general corporate purposes. Any payment of future dividends will be at the discretion of the board of directors and will depend upon, among other factors, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions, including the provisions of our credit facility and provisions applicable to the TIDES, and other considerations that the board of directors deems relevant.

                    PRICE RANGE OF OUR CLASS A COMMON STOCK

     Our Class A common stock is listed on The New York Stock Exchange under the symbol "ETM."

     The table below shows, for the quarters indicated, the reported high and low trading prices of our Class A common stock on The New York Stock Exchange.

                                                         PRICE RANGE
                                                       ----------------
                                                        HIGH      LOW
                                                       ------    ------
Calendar Year 1999
  First Quarter (beginning January 29)...............  $35.38    $28.31
  Second Quarter.....................................   42.75     31.75
  Third Quarter (through August 31, 1999)............   41.88     35.06

     The initial public offering of our Class A common stock was priced on January 28, 1999 at a price of $22.50 per share.

     On August 31, 1999, the last reported sale price of our Class A common stock on The New York Stock Exchange was $36.50.

                                 CAPITALIZATION

     The following table sets forth as of June 30, 1999:

     - our actual capitalization;

     - our unaudited pro forma capitalization after giving effect to the offering at an assumed public offering price of $36.50 per share and the TIDES offering at an assumed public offering price of $50 per TIDES; and

     - our unaudited pro forma capitalization as adjusted to give effect to the offerings and the Sinclair acquisition, including additional borrowings under our amended or replacement credit facility.

     This table should be read in conjunction with the consolidated financial statements and the unaudited pro forma financial information and, in each case, the related notes included elsewhere in this prospectus. In the event that we elect not to proceed with the TIDES offering to consummate the Sinclair acquisition, we will be required to incur additional debt under our amended or replacement credit facility or otherwise.

                                                            AS OF JUNE 30, 1999
                                                 ------------------------------------------
                                                                              PRO FORMA AS
                                                                              ADJUSTED FOR
                                                                              THE OFFERINGS
                                                                                 AND THE
                                                             PRO FORMA FOR      SINCLAIR
                                                  ACTUAL     THE OFFERINGS     ACQUISITION
                                                 --------   ---------------   -------------
                                                               (IN THOUSANDS)
Cash and cash equivalents:.....................  $  8,713      $267,713        $    8,713
                                                 ========      ========        ==========
Short-term debt and current portion of
  long-term debt...............................  $     10      $     10        $       10
Long-term debt, less current portion:
  Credit facility..............................   166,000            --           565,500
  Other........................................       266           266               266
                                                 --------      --------        ----------
     Total long-term debt......................   166,266           266           565,766
Entercom-obligated mandatorily redeemable
  convertible preferred securities of Entercom
  Communications Capital Trust.................        --       150,000           150,000
Shareholders' equity:
  Preferred stock..............................        --            --                --
  Class A common stock.........................       249           329               329
  Class B common stock.........................       105           105               105
  Class C common stock.........................        17            17                17
  Additional paid-in capital...................   468,239       748,159           748,159
  Unearned compensation........................      (223)         (223)             (223)
  Retained earnings (deficit)..................   (71,501)      (71,501)          (76,875)
                                                 --------      --------        ----------
     Total shareholders' equity................   396,886       676,886           671,512
                                                 --------      --------        ----------
          Total capitalization.................  $563,162      $827,162        $1,387,288
                                                 ========      ========        ==========

                       COMPLETED AND PENDING TRANSACTIONS

COMPLETED TRANSACTIONS

     In October 1997, we exchanged the broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of Kanza Inc.'s Kansas City station, WHB-AM. Each party retained its call letters, formats and studio facilities. We accounted for the transaction as a nonmonetary exchange of similar productive assets, and no gain or loss was recognized. We recorded the assets received at the historical cost of the assets surrendered.

     In November 1997, we acquired KSSJ-FM (formerly KBYA-FM) in Sacramento from Susquehanna Radio Corp for $15.9 million.

     In January 1998, we acquired WDAF-AM and KUDL-FM in Kansas City plus $7.1 million from American Radio Systems in exchange for our sole station in St. Louis, KLOU-FM.

     In January 1998, we acquired KCTC-AM in Sacramento from American Radio Systems for $4.0 million.

     In May 1998, we acquired WSKY-FM (formerly WRRX-FM) in the Gainesville/ Ocala market from Gator Broadcasting, Inc. for $2.0 million, plus an additional payment of up to $1.0 million payable once the authorized upgrade of the station from a Class A license to a Class C-2 license becomes final.

     In May 1998, we sold our rights to participate in an FCC licensing proceeding in the Vancouver, Washington radio market to Jacor Communications, Inc. for $10.0 million, resulting in a gain of $8.5 million.

     In May 1998, we acquired KBAM-AM and KRQT-FM in the Longview/Kelso market from Armak Broadcasters, Inc. for $1.0 million.

     In June 1998, we acquired three stations, KRSK-FM (formerly KKRH-FM), KKSN-FM and KKSN-AM in Portland, and four stations, WBEE-FM, WBBF-FM (formerly WKLX-FM), WEZO-AM (formerly WBBF-AM) and WQRV-FM in Rochester, from Sinclair Broadcast Group, Inc. for $126.5 million. We had operated these stations under a time brokerage agreement since March 1998.

     In August 1998, we acquired from Capital Broadcasting, Inc. the assets and rental leases used in connection with the operation of a tower facility serving the Kansas City market for $2.0 million.

     In September 1998, we completed a transaction with American Radio Systems to exchange certain assets used in the operation of radio stations serving the Sacramento radio market. American Radio Systems transferred KRAK-FM's license and transmission facility to us in exchange for KRXQ's license and transmission facility and $4.5 million. Each of the stations retained its own call letters, programming format and studio and office property and equipment, and the parties provided each other with reciprocal covenants against programming competition on the respective frequencies for a period of two years. American Radio Systems also transferred its intellectual property in the smooth jazz program format for our use on our recently acquired KSSJ-FM (formerly KBYA-FM) in that market. The transactions were accounted for as nonmonetary exchanges of similar productive assets, and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered plus the $4.5 million paid to American Radio Systems.

     In December 1998, we acquired KSLM-AM, a radio station serving the Salem, Oregon portion of the Portland radio market, from Willamette Broadcasting Co. for $0.6 million.

     In December 1998, we acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS Radio, Inc. for $82.0 million. We had operated these stations under a time brokerage agreement since September 1998. We also sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million, resulting in a gain of approximately $69.6 million. In February 1999, we purchased the assets of radio stations WEGQ-FM, WWTM-AM and WAAF-FM in Boston from CBS for $58.0 million in cash. We had operated these stations under a time brokerage agreement since September 1998.

     In June 1999, we acquired KKGM-AM (formerly WREN-AM), a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC for the sum of $2.8 million.

PENDING TRANSACTIONS

     In February 1996, we entered into a preliminary agreement with Royce International Broadcasting Corporation to acquire the assets of radio station KWOD-FM, Sacramento, California, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding our efforts to pursue this transaction, the seller has been nonresponsive. Accordingly, we cannot determine if or when the transaction might occur. On July 28, 1999, we commenced a legal action seeking to enforce this agreement.

     In June 1999, we entered into a non-binding letter of intent with the Wichita Stations Trust, a trust formed for the benefit of Capstar Broadcasting Corporation as required by federal broadcasting regulations, to purchase five radio stations in Wichita for $8.0 million. We are presently engaged in negotiations with the trust to reach a definitive agreement regarding this transaction. We are also pursuing the acquisition of other stations in the Wichita market.

     We are not including KWOD-FM, Sacramento or the Wichita stations described above in our station portfolio or pro forma financial information since we cannot predict when, if ever, we will be successful in acquiring these stations.

     In August 1999, we entered into asset purchase agreements with Sinclair Broadcast Group, Inc. to purchase 46 radio stations in nine markets. As part of the transaction, we are also acquiring 300,000 shares of common stock, at $5.00 per share, in USA Digital Radio, Inc. The total purchase price for the Sinclair acquisition is $824.5 million. You should refer to "The Sinclair Acquisition" for more information regarding this transaction.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The unaudited pro forma financial information is based on our historical consolidated financial statements and the financial statements of those businesses that we have acquired or expect to acquire, as described in greater detail below. The unaudited pro forma financial information should be read in conjunction with the financial statements of the following entities and the related notes included elsewhere in this prospectus:

     - Entercom Communications Corp.;

     - The Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment;

     - The Boston Radio Market of CBS Radio, Inc.;

     - Sinclair Broadcast Group, Inc. and Subsidiaries -- Radio Division; and

     - Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation.

     All acquisitions included in the pro forma information are accounted for using the purchase method of accounting. The aggregate purchase price of each transaction is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The allocation of the aggregate purchase price reflected in the pro forma information is preliminary for transactions to be closed subsequent to June 30, 1999. The final allocation of the purchase price is contingent upon the receipt of final appraisals of the acquired assets and the revision of other estimates. We do not expect final allocations to differ materially from the preliminary allocation.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of our future operating results or financial position if we complete the transactions described above. We cannot predict whether the completion of the pending transactions will conform to the assumptions used in the preparation of the unaudited pro forma information.

     For a discussion of our radio station acquisitions and dispositions completed since October 1, 1997 and our pending acquisitions and dispositions, see the "Completed and Pending Transactions" and "The Sinclair Acquisition" sections.

     We presently do not have a definitive agreement with respect to the amended or replacement credit facility, and in the event that we do not proceed with the TIDES offering, we will be required to incur additional debt under our amended or replacement credit facility or otherwise to consummate the Sinclair acquisition.

SEPTEMBER 30, 1998 UNAUDITED PRO FORMA INFORMATION

     The unaudited pro forma statement of income for the year ended September 30, 1998 has been prepared to illustrate the effects of the following, as if each transaction had occurred on October 1, 1997:

     - the completed transactions described under "Completed and Pending Transactions" which were entered into subsequent to the beginning of the period covered by the pro forma financial information;

     - our conversion from an S corporation to a C corporation and the related $88.1 million distribution to our S corporation shareholders which represents the estimate of the undistributed balance of our taxable income as of the date we ceased to be an S corporation;

     - the conversion of the Chase Capital convertible subordinated note into Class A and Class C common stock;

     - the completion of our initial public offering;

     - the amended or replacement credit facility that we are currently pursuing;

     - this offering of common stock at an assumed public offering price of $36.50 per share and the concurrent offering of TIDES at an assumed public offering price of $50 per TIDES; and

     - the pending Sinclair acquisition.

     We have shown the continued inclusion of the station operating results of each of the eleven Kansas City stations, although federal regulations require us to divest three stations in the Kansas City market, one or more of which may be Sinclair radio stations. This is because we are seeking to swap three Kansas City stations for stations in other markets, and we are assuming that the stations we acquire in these swaps will collectively have comparable operating results. However, if we were to sell any of the three Kansas City stations for cash, we would not include that station's operating results going forward. Furthermore, we intend to use any cash proceeds from these sales to pay down the outstanding indebtedness under our amended or replacement credit facility.

JUNE 30, 1999 UNAUDITED PRO FORMA INFORMATION

     The unaudited pro forma statements of income for the six month and twelve month periods ended June 30, 1999 have been prepared to illustrate the effects of the transactions listed above, as if each transaction had occurred on January 1, 1999 and July 1, 1998, respectively.

     The unaudited pro forma balance sheet data as of June 30, 1999 gives effect to the transactions listed above not yet consummated on that date as if each had occurred on that date.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE YEAR ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             ADJUSTMENTS                        ADJUSTMENTS
                                                               FOR THE                       FOR THE OFFERINGS
                                              COMPLETED       COMPLETED        SINCLAIR        AND SINCLAIR        TOTAL
                                 ACTUAL    TRANSACTIONS(A)   TRANSACTIONS   ACQUISITION(B)      ACQUISITION      PRO FORMA
                                --------   ---------------   ------------   --------------   -----------------   ---------
Net revenues..................  $132,998       $38,417                         $ 91,581          $ 10,759(C)     $273,755
Operating expenses:
  Station operating
    expenses..................    88,599        29,662                           53,713             7,621(C)       179,223
                                                                                                     (372)(D)
  Depreciation and
    amortization..............    13,066         7,601         $(1,396)(E)       19,067             4,162(F)        42,524
                                                                    24(G)
  Corporate general and
    administrative expenses...     4,527         4,362                            3,465                            12,354(H)
  Net expense (income) from
    time brokerage agreement
    fees......................     2,399            45          (2,444)(I)
                                --------       -------         -------         --------          --------        --------
       Total operating
         expenses.............   108,591        41,670          (3,816)          76,245            11,411         234,101
                                --------       -------         -------         --------          --------        --------
Operating income (loss).......    24,407        (3,253)          3,816           15,336              (652)         39,654
Other expense (income):
  Interest expense............    14,663            14          (2,025)(J)       16,659            13,305(K)        42,616
  Financing cost of Entercom-
    obligated securities of
    Entercom Communications
    Capital Trust.............                                                                      9,375(L)         9,375
  Adjustment to reflect
    indexing of the
    convertible subordinated
    note......................     8,841                        (8,841)(M)
  (Gains) loss on sale of
    assets....................    (8,661)            8              (8)(N)      (10,780)           10,780(O)          (161)
                                                                 8,500(P)
  Other non-operating expense
    (income)..................      (328)          147             (82)(Q)            1                              (262)
                                --------       -------         -------         --------          --------        --------
       Total other expense
         (income).............    14,515           169          (2,456)           5,880            33,460          51,568
                                --------       -------         -------         --------          --------        --------
Income (loss) before income
  taxes and extraordinary
  item........................     9,892        (3,422)          6,272            9,456           (34,112)        (11,914)
Income taxes (benefit)........       453        (1,300)           (453)(R)        4,200            (4,200)(S)      (4,766)
                                                                 6,142(T)             --           (9,608)(U)
                                --------       -------         -------         --------          --------        --------
Income (loss) before
  extraordinary item..........  $  9,439       $(2,122)        $   583         $  5,256          $(20,304)       $ (7,148)
                                ========       =======         =======         ========          ========        ========
Income before income taxes and
  extraordinary item..........  $  9,892
Pro forma income taxes........     7,119
                                --------
Pro forma income before
  extraordinary item..........  $  2,773
                                ========
Pro forma earnings (loss) per
  share before extraordinary
  item........................  $   0.12                                                                         $  (0.16)
                                ========                                                                         ========
Weighted average common shares
  outstanding -- basic........    22,239                        14,929(V)                           8,000(W)       45,168

See accompanying notes to pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            ADJUSTMENTS                     ADJUSTMENTS FOR
                                              FOR THE                        THE OFFERINGS
                                             COMPLETED        SINCLAIR       AND SINCLAIR         TOTAL
                                  ACTUAL    TRANSACTIONS   ACQUISITION(X)     ACQUISITION       PRO FORMA
                                 --------   ------------   --------------   ---------------     ---------
Net revenues...................  $ 95,545                     $52,637                           $148,182
Operating expenses:
  Station operating expenses...    64,296                      33,618          $   (248)(D)       97,666
  Depreciation and
    amortization...............    10,019                       8,896             2,081(Y)        20,996
  Corporate general and
    administrative expenses....     3,454                       1,626                              5,080(H)

  Net expense (income) from
    time brokerage agreement
    fees.......................       652     $   (652)(I)
                                 --------     --------        -------          --------         --------
    Total operating expenses...    78,421         (652)        44,140             1,833          123,742
                                 --------     --------        -------          --------         --------
Operating income (loss)........    17,124          652          8,497            (1,833)          24,440
Other expense (income):
  Interest expense.............     6,246           (4)(Z)      9,738             5,244(AA)       21,224
  Financing cost of Entercom-
    obligated securities of
    Entercom Communications
    Capital Trust..............                                                   4,688(L)         4,688
  (Gains) loss on sale of
    assets.....................      (467)                         30               (30)(BB)        (467)
  Other non-operating expense
    (income)...................      (599)                        (61)               61(CC)         (599)
                                 --------     --------        -------          --------         --------
    Total other expense
      (income).................     5,180           (4)         9,707             9,963           24,846
                                 --------     --------        -------          --------         --------
Income (loss) before income
  taxes and extraordinary
  item.........................    11,944          656         (1,210)          (11,796)            (406)
Income taxes (benefit).........     5,374         (125)(R)        (76)           (5,335)(U)         (162)
Deferred income taxes for
  conversion from an S to a C
  Corporation..................    79,845      (79,845)(DD)
                                 --------     --------        -------          --------         --------
Income (loss) before
  extraordinary item...........  $(73,275)    $ 80,626        $(1,134)         $ (6,461)        $   (244)
                                 ========     ========        =======          ========         ========
Income before income taxes and
  extraordinary item...........  $ 11,944
Pro forma income taxes.........     4,539
                                 --------
Pro forma income before
  extraordinary item...........  $  7,405
                                 ========
Pro forma earnings (loss) per
  share before extraordinary
  item.........................  $   0.21                                                       $  (0.01)
                                 ========                                                       ========
Weighted average common shares
  outstanding -- basic.........    34,836        2,332(EE)                        8,000(W)        45,168

See accompanying notes to pro forma financial information.

                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   ADJUSTMENTS
                                                                  ADJUSTMENTS                        FOR THE
                                                                    FOR THE                         OFFERINGS
                                                  COMPLETED        COMPLETED         SINCLAIR      AND SINCLAIR       TOTAL
                                     ACTUAL    TRANSACTIONS(FF)   TRANSACTIONS    ACQUISITION(X)   ACQUISITION      PRO FORMA
                                    --------   ----------------   ------------    --------------   ------------     ---------
Net revenues......................  $183,820       $  7,285                          $110,747                       $301,852
Operating expenses:
  Station operating expenses......   121,488          3,960                            66,227        $   (492)(D)    191,183
  Depreciation and amortization...    18,484            680         $   (395)(GG)      20,941           4,162(F)      43,872
  Corporate general and
    administrative expenses.......     6,569          2,545                             3,580                         12,694(H)
  Net expense (income) from time
    brokerage agreement fees......     2,014             45           (2,059)(I)
                                    --------       --------         --------         --------        --------       --------
         Total operating
           expenses...............   148,555          7,230           (2,454)          90,748           3,670        247,749
                                    --------       --------         --------         --------        --------       --------
Operating income (loss)...........    35,265             55            2,454           19,999          (3,670)        54,103
Other expense (income):
  Interest expense................    17,466                          (4,989)(HH)      18,141          11,822(II)     42,440
  Financing cost of Entercom-
    obligated securities of
    Entercom Communications
    Capital Trust.................                                                                      9,375(L)       9,375
  Adjustment to reflect indexing
    of the convertible
    subordinated note.............    17,748                         (17,748)(M)
  (Gains) loss on sale of
    assets........................   (69,985)                         69,518(JJ)       (5,525)          5,525(O)       (467)
  Other non-operating expense
    (income)......................      (125)                                             (38)             38(CC)      (125)
                                    --------       --------         --------         --------        --------       --------
         Total other expense
           (income)...............   (34,896)            --           46,781           12,578          26,760         51,223
                                    --------       --------         --------         --------        --------       --------
Income (loss) before income taxes
  and extraordinary item..........    70,161             55          (44,327)           7,421         (30,430)         2,880
Income taxes (benefit)............     5,964             21             (736)(R)        3,754          (7,851)(U)      1,152
Deferred income taxes for
  conversion from an S to a C
  Corporation.....................    79,845        (79,845)(DD)
                                    --------       --------         --------         --------        --------       --------
Income (loss) before extraordinary
  item............................  $(15,648)      $ 79,879         $(43,591)        $  3,667        $(22,579)      $  1,728
                                    ========       ========         ========         ========        ========       ========
Income before income taxes and
  extraordinary item..............  $ 70,161
Pro forma income taxes............    33,405
                                    --------
Pro forma income before
  extraordinary item..............  $ 36,756
                                    ========
Pro forma earnings per share
  before extraordinary item.......  $   1.31                                                                        $   0.04
                                    ========                                                                        ========
Weighted average common shares
  outstanding -- basic............    28,130                           9,038(EE)                        8,000(W)      45,168

See accompanying notes to pro forma financial information.

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF JUNE 30, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 ADJUSTMENTS
                                                                              FOR THE OFFERINGS
                                                               SINCLAIR         AND SINCLAIR           TOTAL PRO
                                                  ACTUAL    ACQUISITION(KK)      ACQUISITION             FORMA
                                                 --------   ---------------   -----------------        ----------
ASSETS
  Current assets:
  Cash and cash equivalents....................  $  8,713      $  1,133           $  (1,133)(LL)       $    8,713
  Accounts receivable, net.....................    45,160        21,501             (21,501)(LL)           45,160
  Prepaid expenses and other...................     6,402           899                (899)(LL)            6,402
  Other current assets.........................     2,091         2,784              (2,784)(LL)            2,091
                                                 --------      --------           ---------            ----------
     Total current assets......................    62,366        26,317             (26,317)               62,366
Property and equipment, net....................    52,760        31,971              20,279(MM)           105,010
Intangible and other assets, net...............   556,501       374,872             397,378(MM)         1,332,119
                                                                                      5,000(NN)
                                                                                     (1,632)(OO)
                                                 --------      --------           ---------            ----------
     Total assets..............................  $671,627      $433,160           $ 394,708            $1,499,495
                                                 ========      ========           =========            ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and other accrued
     expenses..................................  $ 24,949      $  8,219           $  (8,219)(LL)       $   24,949
  Current portion of long-term debt............        10                                                      10
                                                 --------      --------           ---------            ----------
  Total current liabilities....................    24,959         8,219              (8,219)               24,959
Senior debt....................................   166,266       331,325            (331,325)(LL)          565,766
                                                                                    399,500(NN)
Other long-term liabilities....................    83,516         9,020              (9,020)(LL)           87,258
                                                                                       (653)(OO)
                                                                                      4,395(PP)
                                                 --------      --------           ---------            ----------
     Total liabilities.........................   274,741       348,564              54,678               677,983
Entercom-obligated mandatorily redeemable
  convertible preferred securities of Entercom
  Communications Capital Trust.................                                     150,000(NN)           150,000
Shareholders' equity:
  Common Stock -- Class A......................       249                                80(NN)               329
  Common Stock -- Class B......................       105                                                     105
  Common Stock -- Class C......................        17                                                      17
  Additional Paid-in Capital...................   468,239        90,000             279,920(NN)           748,159
                                                                                    (90,000)(LL)
  Retained Earnings............................   (71,501)       (5,404)             (4,395)(PP)          (76,875)
                                                                                       (979)(OO)
                                                                                      5,404(LL)
  Unearned compensation........................      (223)                                                   (223)
                                                 --------      --------           ---------            ----------
     Total shareholders' equity................   396,886        84,596             190,030               671,572
                                                 --------      --------           ---------            ----------
       Total liabilities and shareholders'
          equity...............................  $671,627      $433,160           $ 394,708            $1,499,495
                                                 ========      ========           =========            ==========

See accompanying notes to pro forma financial information.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION
                                 (IN THOUSANDS)

   (A) The column represents (1) the results of operations of KFXX-AM, KKSN-FM and KRSK-FM in Portland and WBBF-FM, WBEE-FM, WQRV-FM and WEZO-AM in Rochester from October 1, 1997 through February 28, 1998, the date we began operating the stations under time brokerage agreements, (2) the results of operations of WDAF-AM and KUDL-FM in Kansas City and KCTC-AM in Sacramento from October 1, 1997 through December 31, 1997, (3) the results of operations of WSKY-FM in Gainesville, KSSJ-FM in Sacramento and KBAM-AM and KRQT-FM in Longview/Kelso from October 1, 1997 through May 7, 1998, (4) the disposition of KLOU-FM in St. Louis, (5) the exchange of broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of another Kansas City station, WHB-AM,
       (6) the exchange of certain assets of our Sacramento station, KRXQ-FM, for those of KRAK-FM, another Sacramento station, (7) the results of operations of WEEI-AM and WRKO-AM in Boston from October 1, 1997 through September 20, 1998, the date we began operating the stations under time brokerage agreements, (8) the results of operations of WQSX-FM, WAAF-FM and WWTM-AM in Boston from October 1, 1997 through September 22, 1998, the date we began operating the stations under time brokerage agreements, and (9) the disposition of WYUU-FM and WLLD-FM in Tampa.

   (B) The column represents the results of operations of the Sinclair stations for the year ended December 31, 1998.

   (C) The adjustment reflects the operations of Max Media for the nine months ended June 30, 1998, and Heritage Media Services, Inc. for the five months ended February 28, 1998, which are not included in the historical Sinclair operations, net of the operations of divested stations which are included in the historical Sinclair operations.

   (D) The adjustment reflects the elimination of time brokerage agreement fees paid in connection with the operation of radio stations in New Orleans and Greenville/ Spartanburg.

   (E) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the completed transactions, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $1,501 in depreciation related to property and equipment, an increase of $212 in amortization related to intangibles and a decrease of $107 in amortization related to other intangibles.

   (F) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licensee and intangibles, as a result of the Sinclair acquisition, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $1,141 in depreciation related to property and equipment, an increase of $9,114 in amortization related to intangibles and a decrease of $3,811 in amortization related to other intangibles.

   (G) The adjustment reflects additional amortization arising as a result of our purchase for $3.4 million of the remaining 1% limited partnership interest in ECI License Company, L.P.

  (H) These amounts represent, in aggregate, our actual corporate general and administrative expenses, plus the historical corporate general and administrative expenses related to the (1) stations included in the completed transactions and (2) the portfolio of stations we are purchasing in the Sinclair acquisition, in both cases as reported by the respective sellers, for the periods we did not own the stations. However, we believe that due to operating efficiencies, our incremental corporate general and administrative expenses relating to the operation of the acquired stations prior to the date of acquisition would have been less than the amounts reported by the respective sellers.

    (I) The adjustment reflects the elimination of net expense (income) from time brokerage agreement fees related to the operations of the stations under time brokerage agreements pending the consummation of purchase or sale.

   (J) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on October 1, 1997, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness under the amended or replacement credit facility of $168,500 consisting of (1) $253,500 of previously incurred indebtedness, less (2) net proceeds of $236,200 from our initial public offering, plus (3) $135,000 in additional indebtedness incurred to fund the Boston transactions, less
       (4) $75,000 reduction in indebtedness following the application of proceeds from the sale of WYUU-FM and WLLD-FM in Tampa, plus (5) $88,100 in additional indebtedness to fund the distribution to our S corporation shareholders, plus (6) $3,100 in additional indebtedness to fund the ECI purchase. A change in interest rates of 1/8% will change interest expense by $211.

          Credit facility.............................................  $12,637
          Other indebtedness..........................................       15
                                                                        -------
            Pro forma interest expense................................   12,652
          Historical interest expense.................................  (14,677)
                                                                        -------
            Net adjustment............................................  $(2,025)
                                                                        =======

   (K) The adjustment reflects interest expense, based on an assumed rate of 7.50% as if the offerings and the Sinclair acquisition were completed on October 1, 1997, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $399,500 after using the proceeds of $280,000 from this offering, net of estimated fees and expenses, and $145,000 from the issuance of TIDES in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $499.


               Credit facility pro forma interest expense.............  $29,964
               Historical interest expense............................  (16,659)
                                                                        -------
                 Net adjustment.......................................  $13,305
                                                                        =======

   (L) The adjustment reflects the financing cost at an assumed rate of 6.25% on the TIDES issued in the concurrent offering.

  (M) The adjustment reflects the elimination of the adjustment to reflect indexing of the convertible subordinated note due to the conversion of the note.

  (N) The adjustment reflects the elimination of the historical loss on asset sale recorded by CBS.

   (O) The adjustment reflects the elimination of the historical gain on asset sale recorded by Sinclair.

   (P) The adjustment reflects the elimination of the gain on the sale of the Vancouver license rights.

   (Q) The adjustment reflects the elimination of the minority interest in the income of ECI License Company, LP, as a result of the purchase of the 1% interest in ECI.

   (R) The adjustment reflects the elimination of state taxes incurred while we were an S corporation.

   (S) The adjustment reflects the elimination of Sinclair's income tax expense.

   (T) The adjustment reflects our income tax expense as if we were a C corporation with an effective tax rate of 38%.

   (U) The adjustment reflects the effect of the increase in our effective tax rate from 38% to 40% as a result of the Sinclair acquisition.

   (V) The adjustment reflects (1) an increase of 11,300 in the number of shares of common stock due to the initial public offering and 4,323 due to the conversion of the Chase Capital convertible subordinated note into common stock and (2) a decrease of 694 in the incremental number of shares of common stock attributable to the amount of capital in excess of current year earnings proposed to be distributed to the S corporation shareholders.

  (W) The adjustment reflects the increase in number of shares of common stock issued for this offering.

   (X) The column reflects the results of operations of the Sinclair stations for the twelve months ended June 30, 1999.

   (Y) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the Sinclair acquisition, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $571 in depreciation related to property and equipment, an increase of $4,557 in amortization related to intangibles and a decrease of $1,905 in amortization related to other intangibles.

   (Z) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on January 1, 1999, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness under the amended or replacement credit facility of $166,266. A change in interest rates of 1/8% will change interest expense by $104.

          Credit facility.............................................    $ 6,235
          Other indebtedness..........................................          7
                                                                          -------
                 Pro forma interest expense...........................      6,242
          Historical interest expense.................................     (6,246)
                                                                          -------
                 Net adjustment.......................................    $    (4)
                                                                          =======

 (AA) The adjustment reflects interest expense, based on an assumed rate of 7.50% as if the offerings and the Sinclair acquisition were completed on January 1, 1999, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $399,500 after using the proceeds of $280,000 from this offering, net of estimated fees and expenses, and $145,000 from the issuance of TIDES in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $250.

          Credit facility pro forma interest expense..................   14,982
          Historical interest expense.................................   (9,738)
                                                                        -------
            Net adjustment............................................    5,244
                                                                        =======

 (BB) The adjustment reflects the elimination of the historical loss on asset sale recorded by Sinclair.

 (CC) The adjustment reflects the elimination of the historical other non-operating expense (income) recorded by Sinclair.

 (DD) The adjustment reflects the elimination of deferred income taxes which were recognized as a result of our conversion from an S corporation to a C corporation.

 (EE) The adjustment reflects the number of weighted average common shares outstanding as if the shares were outstanding during the entire period presented.

 (FF) The column reflects (1) the exchange of broadcast frequency and transmission facilities of our Kansas City station, KCMO-AM, for those of another Kansas City station, WHB-AM, (2) the exchange of certain assets of our Sacramento station, KRXQ-FM, for those of KRAK-FM, (3) the results of operations of WEEI-AM, and WRKO-AM in Boston from July 1, 1998 through September 20, 1998, the date we began operating the stations under time brokerage agreements, (4) the results of operations of WQSX-FM, WAAF-FM and WWTM-AM in Boston from July 1, 1998 through September 22, 1998, the date we began operating the stations under time brokerage agreements and (5) the disposition of WYUU-FM and WLLD-FM in Tampa.

 (GG) The adjustment reflects the change in depreciation and amortization arising from an increase in property, equipment, FCC licenses and intangibles, as a result of the completed transactions, offset by a decrease in those assets as a result of various dispositions and the establishment of new estimated useful lives of the acquired assets. Under our standard accounting policies, property and equipment are depreciated over periods of five to twenty years, and FCC licenses and intangibles are amortized over forty years. The adjustment consists of a decrease of $425 in depreciation related to property and equipment, an increase of $60 in amortization related to intangibles and a decrease of $30 in amortization related to other intangibles.

 (HH) The adjustment reflects interest expense, based on an assumed rate of 7.50%, as if the completed transactions, the S corporation conversion and our distribution to our S corporation shareholders, the conversion of the Chase Capital convertible subordinated note and our initial public offering were completed on July 1, 1998, net of historical interest expense. The calculation of interest assumes an outstanding indebtedness of $166,266 under the amended or replacement credit facility. A change in interest rates of 1/8% will change interest expense by $208.

          Credit facility........................................  $ 12,470
          Other indebtedness.....................................         7
                                                                   --------
                  Pro forma interest expense.....................    12,477
          Historical interest expense............................   (17,466)
                                                                   --------
                  Net adjustment.................................  $ (4,989)
                                                                   ========

  (II) The adjustment reflects interest expense under the current credit facility, based on an assumed rate of 7.50%, as if the offerings and the Sinclair acquisition were completed on July 1, 1998, net of historical interest expense. The calculation of interest assumes additional outstanding indebtedness under the amended or replacement credit facility of $399,500 after using the proceeds of $280,000 from this offering, net of estimated fees and expenses, and $145,000 from the issuance of TIDES in the concurrent offering, net of estimated fees and expenses. A change in interest rates of 1/8% will change interest expense by $499.

          Credit facility pro forma interest expense.............  $ 29,963
          Historical interest expense............................   (18,141)
                                                                   --------
                  Net adjustment.................................  $ 11,822
                                                                   ========

  (JJ) The adjustment reflects the elimination of the historical gain on the Tampa transaction.

 (KK) The column reflects the balance sheets of the Sinclair stations as of June 30, 1999.

 (LL) The adjustment reflects the elimination of certain historical balances which are not being purchased or assumed by us in the Sinclair acquisition.

(MM) The adjustment reflects the estimated allocation of the purchase price of the Sinclair acquisition to the assets acquired resulting in adjustments to the property and equipment and intangibles and other assets to their estimated fair values associated with the acquisition as follows:

                                                 ESTIMATED
                                               ALLOCATION OF    CARRYING
                                               PURCHASE PRICE    VALUE     ADJUSTMENTS
                                               --------------   --------   -----------
          Property and equipment, net........     $ 52,250      $ 31,971    $ 20,279
          Intangibles and other assets,
            net..............................      772,250       374,872     397,378
                                                  --------      --------    --------
               Total purchase price..........     $824,500      $406,843    $417,657
                                                  ========      ========    ========

 (NN) The adjustment represents the increase in debt necessary to fund the Sinclair acquisition after using the net proceeds of $280,000 from this offering, net of estimated fees and expenses, and $145,000 from the issuance of TIDES in the concurrent offering, net of estimated fees and expenses.

 (OO) The adjustment reflects the write-off of deferred financing costs related to the current credit facility.

 (PP) The adjustment reflects the effect of the increase in our effective tax rate from 38% to 40% as a result of the Sinclair acquisition.

                       SELECTED HISTORICAL FINANCIAL DATA

     We have derived the selected operating data shown below for the years ended September 30, 1996, 1997 and 1998 and the balance sheet data shown below as of September 30, 1997 and 1998 from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the selected operating data shown below for the years ended September 30, 1994 and 1995 and the balance sheet data shown below as of September 30, 1994, 1995 and 1996 from our audited financial statements, which are not included in this prospectus. We have derived the selected operating data shown below for the three months ended December 31, 1997, the three month transition period ended December 31, 1998 and the six months ended June 30, 1998 and 1999 and the balance sheet data shown below as of December 31, 1998 and June 30, 1999 from our unaudited financial statements included elsewhere in this prospectus. We have derived the balance sheet data shown below as of December 31, 1997 and June 30, 1998 from our unaudited financial statements, which are not included in this prospectus.

     - Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the selected historical financial data includes information as of, and for the three month transition period ended, December 31, 1998 and the three months ended December 31, 1997.

     - We retroactively restated our fiscal 1997 and 1998 consolidated financial statements to reflect the Chase Capital convertible subordinated note as an indexed debt instrument. We determined the adjustment as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible. Immediately prior to our initial public offering, Chase Capital converted the note into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. The Chase Capital convertible subordinated note has been retired and we have no further obligation with respect to the note.

     - Before completing our initial public offering, we were an S corporation and accordingly, our taxable income or loss was included in the federal and certain state income tax returns of our shareholders; we were not liable for federal corporate income taxes. Immediately before our initial public offering, we became a C corporation, and accordingly, we are now subject to federal and certain state income taxes. The pro forma amounts shown in the table reflect provisions for state and federal income taxes, applied to income before income taxes and extraordinary item, as if we had been taxed as a C corporation. These pro forma amounts exclude the effect of the adjustment to reflect indexing of the Chase Capital convertible subordinated note because the amount of this adjustment is not tax deductible.

     - As a result of our becoming a C corporation immediately prior to our initial public offering, generally accepted accounting principles required us to provide for deferred income taxes of $79.8 million to reflect the cumulative temporary differences between book and income tax bases of our assets and liabilities.

     - For purposes of our historical financial statements, the term "pro forma" refers solely to the adjustments arising from our conversion from an S corporation to a C corporation. It does not refer to any of the other adjustments described under

       "-- Summary Pro Forma Financial Information" and "Unaudited Pro Forma Financial Information."

     - All per share data gives effect to our recapitalization, which we consummated immediately prior to our initial public offering. In the recapitalization, we effected a 185 for one stock split and the exchange of our prior common stock for Class A common stock and Class B common stock.

     - Broadcast cash flow consists of operating income before depreciation and amortization, corporate general and administrative expenses and net expense (income) from time brokerage agreement fees.

     - Broadcast cash flow margin represents broadcast cash flow as a percentage of net revenue.

     - EBITDA before net expense (income) from time brokerage agreement fees consists of operating income before depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expenses) and net expense (income) from time brokerage agreement fees.

     - Pro forma after-tax cash flow consists of pro forma income before extraordinary item minus gains on sale of assets (net of tax) plus the following: depreciation and amortization, non-cash compensation expense (which is included in corporate general and administrative expense), adjustment to reflect indexing of the convertible subordinated note and deferred tax provision (or minus deferred tax benefit).

     Although broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles, we believe that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company's operating performance. However, you should not consider broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow in isolation or as substitutes for operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with generally accepted accounting principles. In addition, because broadcast cash flow, EBITDA before net expense (income) from time brokerage agreement fees and pro forma after-tax cash flow are not calculated in accordance with generally accepted accounting principles, they are not necessarily comparable to similarly titled measures employed by other companies.

     The comparability of the historical financial data reflected below has been significantly impacted by acquisitions and dispositions. You should read "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

     The comparability of the following selected historical financial data has been significantly impacted by acquisitions and dispositions. You should read the selected financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                 FISCAL YEAR ENDED                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                   SEPTEMBER 30,                           DECEMBER 31,            JUNE 30,
                               ------------------------------------------------------   -------------------   -------------------
                                 1994      1995      1996        1997         1998        1997       1998       1998       1999
                               --------   -------   -------   ----------   ----------   --------   --------   ---------   -------
                                                              (RESTATED)   (RESTATED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Net revenues.................  $ 29,137   $35,893   $48,675   $  93,862     $132,998    $ 28,399   $ 47,363   $  63,687   $95,545
Operating expenses:
  Station operating
    expenses.................    21,520    24,061    31,659      61,280       88,599      18,868     29,990      42,749    64,296
  Depreciation and
    amortization.............     2,248     2,225     2,960       7,685       13,066       2,880      4,358       6,079    10,019
  Corporate general and
    administrative
    expenses.................     2,300     2,535     2,872       3,249        4,527         849      1,850       2,193     3,454
  Net expense (income) from
    time brokerage agreement
    fees.....................        --       603      (879)       (476)       2,399          --      1,236       2,273       652
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
    Total operating
      expenses...............    26,068    29,424    36,612      71,738      108,591      22,597     37,434      53,294    78,421
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Operating income.............     3,069     6,469    12,063      22,124       24,407       5,802      9,929      10,393    17,124
Other expense (income):
  Interest expense...........     1,648     1,992     5,196      11,388       14,663       2,996      5,732       6,179     6,246
  Adjustment to reflect
    indexing of the
    convertible subordinated
    note.....................        --        --        --      29,070        8,841      14,903     29,503       5,693        --
  (Gains) on sale of
    assets...................   (20,545)     (228)     (119)   (197,097)      (8,661)        (43)   (69,648)     (8,748)     (467)
  Other non-operating expense
    (income).................        52      (100)      (67)      1,504         (328)       (102)       577        (123)     (599)
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
    Total other expense
      (income)...............   (18,845)    1,664     5,010    (155,135)      14,515      17,754    (33,836)      3,001     5,180
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Income (loss) before income
  taxes and extraordinary
  item.......................    21,914     4,805     7,053     177,259        9,892     (11,952)    43,765       7,392    11,944
Pro forma income taxes.......     8,327     1,826     2,680      78,405        7,119       1,121     27,842       4,972     4,539
Pro forma income (loss)
  before extraordinary
  item.......................    13,587     2,979     4,373      98,854        2,773     (13,073)    15,923       2,420     7,405
Extraordinary item, net of
  tax benefit................        --       219       348          --        1,488          --         --       1,489        --
                               --------   -------   -------   ---------     --------    --------   --------   ---------   -------
Pro forma net income
  (loss).....................  $ 13,587   $ 2,670   $ 4,025   $  98,854     $  1,285    $(13,073)  $ 15,923   $     931   $ 7,405
                               ========   =======   =======   =========     ========    ========   ========   =========   =======
Pro forma earnings (loss) per
  share before extraordinary
  item.......................      0.62      0.14      0.20        4.59         0.12        (.61)       .64        0.11      0.21
Pro forma diluted earnings
  (loss) per share before
  extraordinary items........      0.62      0.14      0.20        4.59         0.12        (.61)       .64        0.11      0.21
Weighted average common
  shares
  outstanding -- basic.......    21,534    21,534    21,534      21,534       22,239      21,534     24,742      21,534    34,836
Weighted average common
  shares
  outstanding -- diluted.....    21,534    21,534    21,534      21,534       22,239      21,534     24,742      21,534    35,251
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents....  $  1,513   $ 1,564   $ 5,292   $   3,626     $  6,666    $  3,497   $  6,469   $   6,094   $ 8,713
Intangibles and other
  assets.....................     5,552    29,548   119,269     300,029      428,763     313,889    505,825     428,543   556,501
Total assets.................    19,368    52,209   150,575     364,743      522,945     378,138    681,034     513,445   671,627
Senior debt, including
  current portion............    15,250    46,554   111,000     117,000      253,784     127,000    330,281     251,785   166,276
Total shareholders' equity...       427       828     5,079     179,019      182,970     166,986    225,467     169,509   396,886
OTHER DATA:
Broadcast cash flow..........  $  7,617   $11,832   $17,016   $  32,582     $ 44,399    $  9,531   $ 17,373   $  20,938   $31,249
Broadcast cash flow margin...      26.1%     33.0%     35.0%       34.7%        33.4%       33.6%      36.6%       32.9%     32.7%
EBITDA before net expense
  (income) from time
  brokerage agreement fees...  $  5,317   $ 9,297   $14,144   $  29,333     $ 39,872    $  8,682   $ 15,523   $  18,745   $28,012
Pro forma after-tax cash
  flow.......................     2,678     4,526     7,311      16,590       21,028       5,003      7,985       9,563    20,215
Cash flows related to:
  Operating activities.......     3,950     1,182    12,773       8,859       23,019       7,341     11,158       5,778     8,204
  Investing activities.......    23,787   (28,636)  (96,502)    (13,695)    (153,651)    (17,470)   (86,894)   (125,565)   10,001
  Financing activities.......   (27,161)   27,505    87,457       3,170      133,672      10,000     75,539     122,384   (15,961)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     You should read the following discussion together with the financial statements and related notes included elsewhere in this prospectus. The results discussed below are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements. See "Special Note Regarding Forward-Looking Statements" for further information about forward-looking statements.

GENERAL

     A radio broadcasting company derives its revenues primarily from the sale of broadcasting time to local and national advertisers. The advertising rates that a radio station is able to charge and the number of advertisements that can be broadcast without jeopardizing listener levels largely determine those revenues. Advertising rates are primarily based on three factors:

     - a station's audience share in the demographic groups targeted by advertisers, as measured principally by quarterly reports issued by The Arbitron Ratings Company;

     - the number of radio stations in the market competing for the same demographic groups; and

     - the supply of and demand for radio advertising time.

     In fiscal 1998, we generated 76.2% of our revenues from local advertising, which is sold primarily by each individual local radio station's sales staff, and 22.6% from national spot advertising, which is sold by independent advertising sales representatives. We generated the balance of our 1998 revenues principally from network advertising and rental income from tower sites.

     We include revenues recognized under a time brokerage agreement or similar sales agreement for stations operated by us prior to acquiring the stations in net revenues, while we reflect operating expenses associated with these stations in station operating expenses. Consequently, there is no difference in the method of revenue and operating expense recognition between a station operated by us under a time brokerage agreement or similar sales agreement and a station owned and operated by us.

     Several factors may adversely affect a radio broadcasting company's performance in any given period. In the radio broadcasting industry, seasonal revenue fluctuations are common and are due primarily to variations in advertising expenditures by local and national advertisers. Typically, revenues are lowest in the first calendar quarter of the year. We generally incur advertising and promotional expenses to increase "listenership" and Arbitron ratings. However, because Arbitron reports ratings quarterly, any increased ratings and therefore increased advertising revenues tend to lag behind the incurrence of advertising and promotional spending.

     In the broadcasting industry, radio stations often utilize trade or barter agreements to reduce expenses by exchanging advertising time for goods or services. In order to maximize cash revenue from our spot inventory, we minimize our use of trade agreements and during the past five years have held barter revenues under 2.0% of our gross revenues and barter related broadcast cash flow under 0.4% of our broadcast cash flow.

     We calculate "same station" growth by (1) comparing the performance of stations operated by us throughout a relevant quarter to the performance of those same stations (whether or not operated by us) in the prior year's corresponding quarter, excluding the effect of barter revenues and expenses and discontinued operations and (2) averaging those growth rates for the period presented. "Same station broadcast cash flow margin" is the broadcast cash flow margin of the stations included in our same station calculations. For purposes of the following discussion, pro forma net income represents historical income before income taxes and extraordinary item adjusted as if we were treated as a C corporation during all relevant periods at an effective tax rate of 38%, applied to income before income taxes and extraordinary item, excluding the adjustment to reflect indexing of the convertible subordinated note (as that adjustment is not tax-deductible), and excluding extraordinary item, net of pro forma taxes.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 100.1% from an actual $11.8 million in fiscal 1995 to a pro forma $94.5 million in fiscal 1998. During this same period, we grew our same station net revenues and broadcast cash flow at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 128.0% from an actual $4.5 million in fiscal 1995 to a pro forma $53.3 million in fiscal 1998.

     Because of our significant acquisition and divestiture activities, our pro forma 1998 and 1999 results differ materially from our actual 1998 and 1999 results.

RESULTS OF OPERATIONS

     Historically, we operated with an October 1st to September 30th fiscal year. Effective January 1, 1999, we changed for financial reporting purposes from a fiscal year ending September 30th to a fiscal year ending December 31st. Accordingly, the following results of operations includes a discussion of the three month transition period ended December 31, 1998 compared to the three months ended December 31, 1997.

  SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

     NET REVENUES. Net revenues increased 50.0% to $95.5 million for the six months ended June 30, 1999 from $63.7 million for the six months ended June 30, 1998. Of the increase, $35.6 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $2.3 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 15.5% to $94.5 million from $81.9 million. Same station revenue growth was led by increases in Boston, Seattle and Kansas City due to improved selling efforts and Sacramento due to our strategic realignment of our station formats.

     STATION OPERATING EXPENSES. Station operating expenses increased 50.4% to $64.3 million for the six months ended June 30, 1999 from $42.7 million for the six months ended June 30, 1998. Of the increase, $22.0 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $1.8 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 6.4% to $63.3 million from $59.6 million.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 64.8% to $10.0 million for the six months ended June 30, 1999 from $6.1 million for the six months ended June 30, 1998. The increase was mainly attributable to our acquisitions net of divestitures since January 1, 1998.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 57.5% to $3.5 million for the six months ended June 30, 1999 from $2.2 million for the six months ended June 30, 1998. The increase was mainly attributable to higher administrative expenses associated with supporting our growth and increasing staff and expenses to operate as a public company. Also included in the current period is $0.2 million in non-cash stock-based compensation expense.

     INTEREST EXPENSE. Interest expense increased 1.1% to $6.3 million for the six months ended June 30, 1999 from $6.2 million for the six months ended June 30, 1998. The increase was mainly attributable to indebtedness that we incurred in connection with our acquisitions offset by the proceeds from our initial public offering, which were used to reduce debt.

     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item increased 61.6% to $11.9 million for the six months ended June 30, 1999 from $7.4 million for the six months ended June 30, 1998. The net change is caused by (1) a decrease in income of $8.3 million due to a decrease in gains on sale of assets; (2) an increase in income of $5.7 million due to a decrease in expense because the convertible subordinated note was converted and therefore there was no adjustment during the 1999 period to reflect indexing; (3) an increase in income of $5.1 million due to increases in revenues from existing stations and improved revenues and expense management from newly acquired stations; and (4) an increase in income of $1.6 million due to a decrease in net expense (income) from time brokerage agreement fees.

     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. The extraordinary item for the six months ended June 30, 1998 resulted from the write-off of $1.5 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility.

     PRO FORMA NET INCOME. As a result of the factors described above, pro forma net income increased to $7.4 million for the six months ended June 30, 1999 from $0.9 million for the six months ended June 30, 1998. The net change is caused by (1) an increase in income of $3.2 million, net of tax, primarily attributable to an improvement in operating income due to increases in revenues from existing stations and improved revenues and expense management from newly acquired stations; (2) an increase in income of $0.6 million due to the difference between a $5.7 million, decrease in the expense for the adjustment to reflect indexing of the convertible subordinated note and a $5.1 million, net of tax, decrease in gains on sale of assets; (3) an increase in income of $1.5 million, net of tax, due to a decrease in the extraordinary item; and (4) an increase in income of $1.0 million, net of tax, due to a decrease in net expense (income) from time brokerage agreement fees.

     BROADCAST CASH FLOW. Broadcast cash flow increased 49.2% to $31.3 million for the six months ended June 30, 1999 from $20.9 million for the six months ended June 30, 1998. Of the increase, $5.4 million is attributable to stations that we acquired or that we were in the process of acquiring since January 1, 1998, offset by $0.5 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, broadcast cash flow increased 39.9% to $31.2 million from $22.3 million.

     Our broadcast cash flow margin declined to 32.7% for the six months ended June 30, 1999 from 32.9% for the six months ended June 30, 1998. The decrease is attributable to lower margins associated with newly acquired stations. On a same station basis, broadcast cash flow margin increased to 33.0% from 27.2%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 111.4% to $20.2 million for the six months ended June 30, 1999 from $9.6 million for the six months ended June 30, 1998. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation during the periods presented, respectively. The amount of the deferred pro forma income tax expense, excluding the amount of the current pro forma income tax expenses, was $3.0 million and $3.2 million for the six months ended June 30, 1999 and 1998, respectively.

  THREE MONTHS ENDED DECEMBER 31, 1998 COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1997

     NET REVENUES. Net revenues increased 66.8% to $47.4 million for the three months ended December 31, 1998 from $28.4 million for the three months ended December 31, 1997. Of the increase, $17.9 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $2.7 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 16.5% to $46.9 million from $40.3 million. Same station revenue growth was led by increases in Boston, Seattle, Kansas City and Portland due to improved selling efforts.

     STATION OPERATING EXPENSES. Station operating expenses increased 58.9% to $30.0 million for the three months ended December 31, 1998 from $18.9 million for the three months ended December 31, 1997. Of the increase, $11.3 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $1.6 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 3.4% to $29.4 million from $28.4 million.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 51.3% to $4.4 million for the three months ended December 31, 1998 from $2.9 million for the three months ended December 31, 1997. The increase was mainly attributable to our acquisitions net of divestitures since October 1, 1997.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 117.9% to $1.9 million for the three months ended December 31, 1998 from $0.8 million for the three months ended December 31, 1997. The increase was mainly attributable to higher administrative expenses associated with supporting our growth and increasing staff and expenses to operate as a public company.

     INTEREST EXPENSE. Interest expense increased 91.3% to $5.7 million for the three months ended December 31, 1998 from $3.0 million for the three months ended

December 31, 1997. The increase was mainly attributable to indebtedness that we incurred in connection with our acquisitions.

     INCOME (LOSS) BEFORE INCOME TAXES. Income (loss) before income taxes increased to $43.8 million for the three months ended December 31, 1998 from a loss of $12.0 million for the three months ended December 31, 1997. Of the increase, $69.6 million is attributable to gains on the sale of assets from our disposition of stations in the Tampa radio market during the three months ended December 31, 1998, offset by $14.6 million which is attributable to an increase in expense resulting from an adjustment to reflect indexing of the convertible subordinated note. We do not expect to recognize such significant gains on the sale of assets in the future.

     BROADCAST CASH FLOW. Broadcast cash flow increased 82.3% to $17.4 million for the three months ended December 31, 1998 from $9.5 million for the three months ended December 31, 1997. Of the increase, $6.9 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $1.1 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, broadcast cash flow increased 48.0% to $17.5 million from $11.8 million.

     Our broadcast cash flow margin increased to 36.6% for the three months ended December 31, 1998 from 33.6% for the three months ended December 31, 1997. The increase is attributable to improved revenues and expense management associated with newly acquired stations. On a same station basis, broadcast cash flow margin increased to 37.4% from 29.4%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 59.6% to $8.0 million for the three months ended December 30, 1998 from $5.0 million for the three months ended December 31, 1997. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

  FISCAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1997

     NET REVENUES. Net revenues increased 41.7% to $133.0 million for the year ended September 30, 1998 from $93.9 million for the year ended September 30, 1997. Of the increase, $20.3 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $5.8 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, net revenues increased 16.3% to $128.5 million from $110.5 million, largely due to stronger selling efforts and radio advertising market growth. Same station revenue growth was led by substantial increases in Seattle, Kansas City and Portland.

     STATION OPERATING EXPENSES. Station operating expenses increased 44.6% to $88.6 million for the year ended September 30, 1998 from $61.3 million for the year ended September 30, 1997. Of the increase, $13.2 million is attributable to stations that we acquired or that we were in the process of acquiring since October 1, 1997, offset by $4.4 million for stations that we divested or that we were in the process of divesting during the same period. On a same station basis, station operating expenses increased 11.2% to $84.7 million from $76.2 million.

     Two of the broadcast contracts with sports teams which we acquired in connection with the December 1998 Boston transaction had an unfavorable impact. This unfavorable impact was estimated to be $5.0 million. Pursuant to the purchase agreement, CBS paid us $5.0 million in cash to offset the unfavorable impact of these contracts.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 70.0% to $13.1 million for the year ended September 30, 1998 from $7.7 million for the year ended September 30, 1997. This increase was primarily attributable to our acquisitions during 1997 and 1998.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 39.3% to $4.5 million for the year ended September 30, 1998 from $3.3 million for the year ended September 30, 1997. This increase was primarily attributable to higher administrative expenses associated with supporting our growth. We anticipate recording a non-cash compensation expense of approximately $0.4 million in fiscal year 1999 and in each of the following three fiscal years in connection with our issuance of 11,112 shares of restricted stock and 275,562 options, at an exercise price of $18.00.

     INTEREST EXPENSE AND THE ADJUSTMENT TO REFLECT INDEXING OF THE CONVERTIBLE SUBORDINATED NOTE. Interest expense increased 28.8% to $14.7 million for the year ended September 30, 1998 from $11.4 million for the year ended September 30, 1997. The increase was primarily attributable to indebtedness that we incurred in connection with our acquisitions.

     We determined the adjustment to reflect indexing of the convertible subordinated note as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible using multiples of broadcast cash flow of comparable publicly held radio broadcast companies. The adjustment to reflect indexing of the note was $29.1 million and $8.8 million for the years ended September 30, 1997 and 1998, respectively. The decrease in the adjustment from 1997 to 1998 is due to a reduced broadcast cash flow growth rate from 91.5% in 1997 to 36.2% in 1998 (primarily due to the timing of acquisitions) and a lower multiple in 1998 due to the overall market condition for public radio broadcast companies at September 30, 1998 relative to September 30, 1997.

     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item decreased to $9.9 million, including $8.7 million from the gains on sale of assets, for the year ended September 30, 1998 from $177.3 million, including $197.1 million from the gains on sale of assets, for the year ended September 30, 1997. The gain on the assets in 1997 is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets. We do not expect such significant gains on the sale of assets to continue in the future.

     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. The extraordinary item for the year ended September 30, 1998 resulted from the write-off of $1.5 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility. There were no extraordinary items in 1997.

     PRO FORMA NET INCOME. As a result of the factors described above, pro forma net income decreased to $1.3 million for the year ended September 30, 1998, which included the impact of the recognition of $8.8 million for the adjustment to reflect indexing of the convertible subordinated note, offset by a gain of $5.4 million, net of taxes, on the sale of assets. This compares to pro forma net income of $98.9 million for the year ended September 30, 1997, which included the impact of the recognition of $29.1 million for the adjustment to reflect indexing of the convertible subordinated note, offset by a gain of $122.2 million, net of taxes, on the sale of assets. The decrease is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets during the year ended September 30, 1997. We used the proceeds from these dispositions to acquire stations in markets where we believed there was greater potential for establishing market leading station clusters. We do not expect such significant gains on the sale of assets to continue in the future.

     BROADCAST CASH FLOW. As a result of the factors described above, broadcast cash flow increased 36.3% to $44.4 million for the year ended September 30, 1998 from $32.6 million for the year ended September 30, 1997. On a same station basis, broadcast cash flow increased 27.7% to $43.8 million from $34.3 million.

     Our broadcast cash flow margin declined to 33.4% for the year ended September 30, 1998 from 34.7% for the year ended September 30, 1997. The decrease is primarily attributable to our exchange in 1997 of relatively mature stations in San Francisco and Houston, which operated at higher broadcast cash flow margins but were located in markets where we believed there were limited growth and clustering opportunities, for less developed properties in Seattle, Kansas City and Sacramento, which collectively operated with lower broadcast cash flow margins but offered stronger growth and clustering opportunities. On a same station basis, broadcast cash flow margin increased to 34.1% from 31.1%.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 26.8% to $21.0 million for the year ended September 30, 1998 from $16.6 million for the year ended September 30, 1997. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

  FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1996

     NET REVENUES. Net revenues increased 92.8% to $93.9 million for the year ended September 30, 1997 from $48.7 million for the year ended September 30, 1996. Of the increase, $38.8 million is attributable to stations that we acquired since October 1, 1996, offset by $9.9 million for stations that we divested during the same period. On a same station basis, net revenues increased 14.2% to $86.6 million from $75.8 million. Same station revenue growth was led by substantial increases in Seattle, Kansas City, Portland, Houston and St. Louis.

     STATION OPERATING EXPENSE. Station operating expenses increased 93.6% to $61.3 million for the year ended September 30, 1997 from $31.7 million for the year ended September 30, 1996. Of the increase, $20.0 million is attributable to stations that we acquired since October 1, 1996, offset by $5.7 million for stations that we divested during the same period. On a same station basis, station operating expenses decreased 0.4% to $55.0 million from $55.2 million. This decrease was attributable to cost savings measures that we implemented in connection with our acquisitions.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 159.6% to $7.7 million for the year ended September 30, 1997 from $3.0 million for the year ended

September 30, 1996. This increase was primarily attributable to our 1996 and 1997 acquisitions and was partially offset by the net effect of stations sold during the same period.

     CORPORATE GENERAL AND ADMINISTRATIVE EXPENSES. Corporate general and administrative expenses increased 13.1% to $3.3 million for the year ended September 30, 1997 from $2.9 million for the year ended September 30, 1996. This increase was primarily attributable to higher administrative expenses associated with supporting our growth.

     INTEREST EXPENSE AND THE ADJUSTMENT TO REFLECT INDEXING OF THE CONVERTIBLE SUBORDINATED NOTE. Interest expense increased 119.2% to $11.4 million for the year ended September 30, 1997 from $5.2 million for the year ended September 30, 1996. The increase was primarily attributable to indebtedness that we incurred in connection with our acquisitions.

     We determined the adjustment to reflect the indexing of the convertible subordinated note as of the end of each relevant period by subtracting the sum of principal and accrued interest on the note from the fair value of the shares of our common stock into which the note was convertible using multiples of broadcast cash flow of comparable publicly held radio broadcast companies. There was no adjustment to reflect indexing of the note as of September 30, 1996 as the face amount of the note plus 7% stated interest approximated the market value of the note on that date. The amount of the adjustment to reflect indexing of the note increased from $0.0 to $29.1 million for the years ended September 30, 1996 and 1997, respectively. The adjustment for 1997 is due primarily to a 91.5% increase in broadcast cash flow.

     INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM. Income before income taxes and extraordinary item increased 1,192% to $177.3 million for the year ended September 30, 1997, including a gain of $197.1 million from the sale of assets and $29.1 million for the adjustment to reflect indexing of the convertible subordinated note, compared to $7.1 million for the year ended September 30, 1996, which includes a gain of $0.1 million and no adjustment to reflect indexing of the note. The increase in gain on the sale of assets is primarily attributable to our disposition of stations in the Houston, San Francisco and Pittsburgh radio markets. We used the proceeds from these dispositions to acquire stations in markets where we believed there was greater potential for establishing market leading station clusters. We do not expect such significant gains on the sale of assets to continue in the future.

     EXTRAORDINARY ITEM, NET OF TAX BENEFIT. There was no extraordinary item in 1997. The extraordinary item for the year ended September 30, 1996 resulted from the write-off of $0.4 million of unamortized finance charges due to the early extinguishment of debt, which resulted from the refinancing of our credit facility.

     BROADCAST CASH FLOW. As a result of the factors described above, broadcast cash flow increased 91.5% to $32.6 million for the year ended September 30, 1997 from $17.0 million for the year ended September 30, 1996. On a same station basis, broadcast cash flow increased 53.3% to $31.6 million from $20.6 million.

     Our broadcast cash flow margin declined to 34.7% for the year ended September 30, 1997 from 35.0% for the year ended September 30, 1996. The decrease is primarily attributable to our exchange in fiscal 1997 of relatively mature stations in San Francisco and Houston, which operated at higher broadcast cash flow margins but were located in markets where management believed there were limited growth and clustering opportuni-ties, for less developed properties in Seattle, Kansas City and Sacramento, which collectively operated with lower broadcast cash flow margins, but offered stronger growth and clustering opportunities. On a same station basis, broadcast cash flow margins increased to 31.1% for the year ended September 30, 1997 from 27.2% for the year ended September 30, 1996.

     PRO FORMA AFTER-TAX CASH FLOW. Pro forma after-tax cash flow increased 127.4% to $16.6 million for the year ended September 30, 1997 from $7.3 million for the year ended September 30, 1996. The increase is attributable to improved operations of existing stations and the net effect of newly acquired properties, taking into consideration pro forma income taxes as though we had reported as a C corporation.

LIQUIDITY AND CAPITAL RESOURCES

     We use a significant portion of our capital resources to consummate acquisitions. Historically, these acquisitions were funded from one or a combination of the following sources: (1) our credit facility, (2) the swapping of our radio stations in transactions which qualify as "like-kind" exchanges under sec.1031 of the Internal Revenue Code and (3) internally-generated cash flow. For the Sinclair acquisition, we will use net proceeds from the offering and the TIDES offering, together with cash on hand and proceeds from an amended or replacement credit facility, to finance the purchase price for the Sinclair acquisition.

     Net cash flows provided by operating activities were $8.2 million and $5.8 million for the six months ended June 30, 1999 and 1998, respectively. Changes in our net cash flows provided by operating activities are primarily a result of changes in advertising revenues and station operating expenses, which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows provided by investing activities were $10.0 million for the six months ended June 30, 1999 and net cash flows used by investing activities were $125.6 million for the six months ended June 30, 1998. Net cash flows used by financing activities were $16.0 million for the six months ended June 30, 1999 and net cash flows provided by financing activities were $122.4 million for the six months ended June 30, 1998. The cash flows for the six months ended June 30, 1999 reflect (1) completed transactions consummated in the period and the related borrowings and (2) proceeds from our initial public offering and the related payment of long-term debt and corporate obligations. The cash flows for the six months ended June 30, 1998 reflect refinancing of our credit facility and acquisitions consummated in the period together with the related borrowings.

     Net cash flows provided by operating activities were $11.2 million and $7.3 million for the three months ended December 31, 1998 and 1997, respectively. Changes in our net cash flows from operating activities are primarily a result of changes in advertising revenues and station operating expenses which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows used in investing activities were $86.9 million and $17.5 million for the three months ended December 31, 1998 and 1997, respectively. Net cash flows provided by financing activities were $75.5 million and $10.0 million for the three months ended December 31, 1998 and 1997, respectively. These cash flows reflect the acquisitions that we consummated in the relevant periods and the related borrowings.

     Net cash flows provided by operating activities were $23.0 million, $8.9 million and $12.8 million for the years ended September 30, 1998, 1997 and 1996, respectively. Changes in our net cash flow from operating activities are primarily a result of changes in advertising revenues and station operating expenses which are affected by the acquisition and disposition of stations during those periods.

     Net cash flows used in investing activities were $153.7 million, $13.7 million and $96.5 million for the years ended September 30, 1998, 1997 and 1996, respectively. Net cash flows provided by financing activities were $133.7 million, $3.2 million and $87.5 million for the years ended September 30, 1998, 1997 and 1996, respectively. These cash flows reflect the acquisitions consummated in the relevant periods and the related borrowings.

     On February 3, 1999, upon the consummation of our initial public offering, we received net proceeds of $236.2 million, after deducting underwriting discounts and commissions. We used these proceeds to reduce outstanding indebtedness under our credit facility and to pay other corporate obligations. Shortly after reducing indebtedness under the credit facility, in February 1999 we reborrowed approximately $58.0 million to purchase three Boston radio stations from CBS.

     In addition to debt service and quarterly distributions under the TIDES, which could be substantial in amount, our principal liquidity requirements will be for working capital and general corporate purposes, including capital expenditures, and acquisitions of additional radio stations, including the Sinclair acquisition. For calendar 1999, we estimate that maintenance capital expenditures will be approximately $1.5 million and that total capital expenditures will be between $10.0 million and $11.5 million. These estimates do not include the incremental capital expenditures that may be incurred in connection with the Sinclair acquisition. These capital expenditures include studio consolidations in many of our markets, providing us with operational improvements from which we will receive long-term benefits. We believe that cash flow from operating activities, together with revolving borrowings under our existing credit facility, should be sufficient to permit us to fund our capital expenditures and on-going operations, exclusive of the Sinclair acquisition. In order to fund the $824.5 million in cash required to consummate the Sinclair acquisition, we expect to pay approximately $280.0 million from the net proceeds of this offering, assuming a public offering price of $36.50 per share, and approximately $145.0 million from the net proceeds of the TIDES offering. However, even assuming the closing of both offerings, we will be required to raise an additional $399.5 million through borrowing to fund the balance of the Sinclair purchase price. Our existing credit facility would provide approximately $184.0 million of this amount, but we will need to amend or replace the facility to increase funds available under it by approximately $215.5 million. Accordingly, we are engaged in discussions with various potential lenders about amending or replacing our present credit facility in order to obtain the additional financing. Moreover, if this offering closes, but the TIDES offering does not, the financing that we would need from an amended or replacement credit facility or other potential sources would correspondingly increase.

     We entered into a loan agreement, dated as of February 13, 1998, as amended October 8, 1998 and as further amended on July 20, 1999, with several banks, including Key Corporate Capital, Inc. and Bank of America NT&SA, for a $350.0 million revolving credit facility. The credit facility was established to refinance our existing indebtedness, provide working capital and fund acquisitions. As discussed above, we must amend or replace this credit facility to fund the purchase price for the Sinclair acquisition.

     Under our current credit facility, at our election, interest on any outstanding principal accrues at a rate based on either LIBOR plus a spread which ranges from 0.5% to 2.125% or on KeyBank N.A.'s base rate plus a spread of up to 0.875%, depending on our leverage ratio. Although we may borrow, repay and reborrow under our current credit facility, the aggregate maximum amount that we can have outstanding at any one time is reduced on a quarterly basis beginning on June 30, 2000. The final maturity date for our credit facility is February 13, 2006. As of June 30, 1999, we had approximately $166.0 million of borrowings outstanding under our credit facility.

     We are prohibited under our current credit facility from maintaining a total leverage ratio (defined as the ratio of our total debt to operating cash flow) greater than 6.5 to 1.0, at any time through March 31, 2000, which reduces over subsequent periods. In addition, we are prohibited under our current credit facility from maintaining a senior leverage ratio (defined as the ratio of the principal amount outstanding under our current credit facility to operating cash flow) greater than 6.0 to 1.0, at any time through March 31, 2000, which reduces over subsequent periods. Currently, we are in compliance with each of these total and senior leverage ratio obligations.

     We are also required by our current credit facility to (1) maintain a fixed charge coverage ratio (defined as the ratio of operating cash flow to the sum of our debt service, capital expenditures, taxes and capital distributions, over any four quarter period) greater than 1.05 to 1.00 and (2) maintain an interest coverage ratio (defined as the ratio of operating cash flow to interest expense over any four quarter period) greater than 2.0 to 1.0. Currently, we are in compliance with each of these financial ratio obligations.

     Our current credit facility requires us to protect ourselves from interest rate fluctuations through the use of derivative rate hedging instruments. As a result, we have entered into various convertible rate cap and interest rate swap transactions with various banks designed to mitigate our exposure to significantly higher floating interest rates. A rate cap agreement establishes an upper limit or "cap" for the base LIBOR rate. Swap agreements require that we pay a fixed rate of interest on the notional amount to a bank and the bank pay to us a variable rate equal to three-month LIBOR. Some of the swap agreements grant the bank the option to terminate the transaction prior to its respective expiration date in certain limited circumstances.

     In the future, we expect to continue executing rate hedging transactions only to the extent required by our lenders and do not anticipate holding derivative securities for speculative or investment purposes. The following table sets forth certain information regarding the rate hedging transactions which we had entered into as of September 30, 1996, 1997 and 1998.

                                                                      UNRECOGNIZED GAINS (LOSSES) AS OF
                        CONVERTIBLE      SWAP                                   SEPTEMBER 30,
                        CAP INTEREST   INTEREST      EXPIRATION      -----------------------------------
NOTIONAL AMOUNT             RATE         RATE           DATE           1996        1997         1998
---------------         ------------   --------   -----------------  ---------   ---------   -----------
$20,000,000...........        --         6.77%      May 16, 2000     $(208,000)  $(351,000)  $  (652,000)
 25,000,000(1)........        --         5.89       July 29, 2003     (117,000)   (212,000)   (1,057,000)
 25,000,000...........      7.50%        6.05      August 8, 2000       15,000    (103,000)   (1,069,000)
 15,000,000...........        --         5.61     January 10, 2005          --          --      (525,000)
 14,000,000...........        --         5.86     January 10, 2005          --          --      (705,000)
 30,000,000...........        --         5.77     February 27, 2008         --          --    (1,793,000)

-------------------------

(1) This cap was converted by the bank into an interest rate swap effective October 29, 1998.

No gains or losses have been recognized by us during the periods indicated.

RECENT PRONOUNCEMENTS

     In June 1998, the FASB issued SFAS No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as "derivatives"), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. In June 1999, the FASB issued SFAS No. 137 which extends the effective date of SFAS No. 133 to fiscal quarters of fiscal years beginning after June 15, 2000 and should not be applied retroactively to financial statements of prior periods. Management has not yet determined what effect, if any, this statement will have on us.

IMPACT OF YEAR 2000 ISSUES

     We rely, directly and indirectly, on information technology systems to operate our radio stations, provide our radio stations with up-to-date news and perform a variety of administrative services including accounting, financial reporting, advertiser spot scheduling, payroll and invoicing. Most of these information technology systems, such as Marketron, Columbine, Ultipro, Solomon, NT and Novell, are standard commercial software products used both throughout the radio broadcasting industry and in other industries. We also use non-information technology systems, such as microchips for dating and other automated functions. All of these technology systems could potentially be affected by year 2000 issues.

     In order to minimize the risk of year 2000 related losses, we are conducting a comprehensive assessment of our year 2000 issues. This assessment consists of (1) an analysis of all of the information and non-information technology systems that we use, including the circulation of year 2000 compliance questionnaires to the chief engineers of each of our stations, requiring them to evaluate their respective station's preparedness for year 2000 issues and (2) an inquiry as to the year 2000 status of third parties material to our operations, including the transmission of letters to all key service providers requesting written confirmation of their year 2000 readiness.

     Although we are still in the process of assessment, we have determined that the bulk of the technology systems we use internally are year 2000 compliant. We have received confirmation from each supplier that provided or manufactured a material information or non-information technology system used by us that the system is either year 2000 compliant or that the supplier will, within a short period of time, provide software aides, supplements or replacements that will make the system year 2000 compliant.

     Due to:

     - the preventive measures being taken in response to our assessment;

     - the relatively small degree to which the radio broadcasting industry, as compared to other industries, depends on older large computer systems or interfaces with third party computer systems;

     - the fact that most of our automated administrative services can, if needed, be performed manually; and

     - the fact that most of our radio stations are equipped with emergency power systems,

we believe that, while difficult to fully assess, year 2000 issues should not have a material adverse effect on our broadcast operations.

     We believe that it is difficult to fully assess the risks of the year 2000 problem due to the numerous uncertainties surrounding the issue. We believe that the primary risks are external to us and relate to the year 2000 readiness of our third party suppliers. The inability of third party suppliers to adequately address the year 2000 issues on a timely basis could result in a material financial risk, including loss of revenue, substantial unanticipated costs and service interruptions. We plan to continue our efforts to survey all work with third party suppliers to address all significant year 2000 issues in a timely manner.

     We expect to have completed our year 2000 remediation efforts by the end of the third quarter of fiscal 1999. Additionally, we will develop a contingency plan for dealing with year 2000 issues caused by systems external to us by the end of the third quarter of fiscal 1999. Since most of the year 2000 compliance achieved by us to date has been done through the normal upgrading process, separate costs have not been allocated to the year 2000 issue. Based on our experience to date, we estimate that the remaining costs to respond to the year 2000 issues will not exceed $250,000. All of these costs will be expensed as incurred.

                   INFORMATION ABOUT STATION AND MARKET DATA

     For this prospectus:

     - We obtained the following data from Duncan's Radio Market Guide (1999 ed.):

        - 1998 market rank by metro population;

        - 1998 market rank by radio revenue;

        - 1998 Entercom market revenue share; and

        - 1998 Entercom market revenue rank.

     - Our market revenue rank in the radio broadcasting industry is derived from Duncan's, as adjusted to reflect our completed transactions and our expected consummation of the Sinclair acquisition in the fourth quarter of 1999.

     - We derived audience share and audience rank in target demographic data from surveys of persons, listening Monday through Sunday, 6 a.m. to 12 midnight, in the indicated demographic, as set forth in the Spring 1999 Radio Market Report published by The Arbitron Ratings Company.

     - We present radio station data assuming the completion of the Sinclair acquisition.

                                    BUSINESS

OVERVIEW

     We are the fifth largest radio broadcasting company in the United States based on pro forma 1998 gross revenues. We have assembled, after giving effect to our pending acquisition of 46 stations from Sinclair Broadcast Group, Inc., a nationwide portfolio of 88 owned or operated stations. This portfolio consists of 56 FM and 32 AM stations in 16 markets, including 12 of the country's top 50 markets. Our station groups rank among the three largest clusters in 15 of our 16 markets. On a pro forma basis, we would have had net revenues of $301.9 million, operating income of $56.1 million and a pro forma income before extraordinary item of $2.7 million for the twelve months ended June 30, 1999. In addition, pro forma broadcast cash flow during the same period would have been $108.3 million.

     Our net revenues and broadcast cash flow have grown significantly on both a total and same station basis. Net revenues grew at a compound annual rate of 96.8% from an actual $35.9 million in fiscal 1995 to a pro forma $273.8 million in fiscal 1998. Broadcast cash flow grew at a compound annual rate of 100.1% from an actual $11.8 million in fiscal 1995 to a pro forma $94.5 million in fiscal 1998. During this same period, our same station net revenues and broadcast cash flow grew at average annual rates of 15.0% and 36.4%, respectively. In addition, our pro forma after-tax cash flow grew at a compound annual rate of 128.0% from an actual $4.5 million in fiscal 1995 to a pro forma $53.3 million in fiscal 1998.

OUR CORPORATE HISTORY

     Throughout our more than 30 year history of operations, we have experienced sustained growth by adapting our acquisition and operating strategies to capitalize on changes occurring in the radio broadcasting industry. Our Chairman of the Board and Chief Executive Officer, Joseph M. Field, founded Entercom in 1968 on the conviction that FM broadcasting, then in its infancy, would surpass AM broadcasting as the leading aural medium. Our strategy from inception through the 1970s was to acquire FM stations in the top 20 markets at a fraction of prevailing prices for AM stations and to operate those stations economically and profitably by utilizing niche formats not being offered by major AM stations. We continued this strategy until FM's technical superiority and the availability of inexpensive AM/FM receivers drove FM's penetration of the radio market to critical mass and FM stations began to compete successfully with the dominant AM stations of the time for control of mass market audiences. As part of our strategy, we also purchased technically underdeveloped FM stations and upgraded them so that they could become competitive stations in their markets.

     In the mid-1980's, with FM at critical mass, we adjusted our strategic plan and began a deliberate multi-year effort to enhance our operations at both the corporate and station levels by changing or adjusting program formats to appeal to mainstream audiences in order to compete for greater shares of audience and advertising dollars in our markets. With the advent of the duopoly rules in 1992, which permit expansion of ownership in a market from one to two stations in each radio medium, we began to "double up" in our markets. Since the passage of the Telecommunications Act of 1996, which permitted ownership of up to eight radio stations in most major markets, we have pursued a creative acquisition and development strategy by which we have swapped developed stand-alone

FM stations in various markets in exchange for clusters of underdeveloped stations in other large growth markets where there was greater opportunity to develop market leading clusters.

OUR ACQUISITION STRATEGY

     Since October 1, 1996, in over 20 transactions including the Sinclair acquisition, which we expect to consummate in the last quarter of 1999, we have acquired or agreed to acquire 83 radio stations and have divested or agreed to divest, for strategic or regulatory reasons, 14 radio stations. Through our disciplined acquisition strategy, we seek to (1) build top-three station clusters principally in large growth markets and (2) acquire underdeveloped properties that offer the potential for significant improvements in revenues and broadcast cash flow through the application of our operational, administrative and engineering expertise. Although our focus has been on radio stations in top 50 markets, we also consider acquiring stations in top 75 markets to the extent we believe we can apply our acquisition strategy in those markets.

OUR OPERATING STRATEGY

     The principal components of our operating strategy are to:

     - DEVELOP MARKET LEADING STATION CLUSTERS. We are among the three largest clusters in 15 of our 16 markets, after giving effect to the Sinclair acquisition. To enhance our competitive position, we strategically align our stations' formats and sales efforts within each market to optimize their performance, both individually and collectively. We seek to maximize the ratings, revenue and broadcast cash flow of our radio stations by tailoring their programming to optimize aggregate audience delivery.

     - ACQUIRE AND DEVELOP, UNDERPERFORMING STATIONS. We seek to acquire and develop underperforming stations, which has enabled us to build a long-term track record of achieving superior same station revenue and broadcast cash flow growth. We utilize a variety of techniques to develop underachieving properties. These techniques include: strategic market research and analysis; management enhancements; expenditure reductions; improved sales training and techniques; technical upgrades; programming and marketing enhancements; and facility consolidations.

     - BUILD STRONGLY-BRANDED FRANCHISES. We analyze market research and competitive factors to identify the format opportunity, music selection and rotation, presentation and other key programming attributes that we believe will best position each station to develop a distinctive identity and to strengthen the stations' local "brand" or "franchise" value. We believe that this will enable us to maximize our audience share and consequently, our revenues and broadcast cash flow.

     - LEVERAGE STATION CLUSTERS TO CAPTURE GREATER SHARE OF ADVERTISING REVENUE. We believe radio will continue to gain revenue share from other media as a result of deregulation in the broadcasting industry, which allows broadcasters to create larger clusters in their markets and offers advertisers a means to cost-effectively reach larger audiences. As a result of deregulation in the radio broadcasting industry, operators can now create radio station clusters that have the critical mass of audience reach and marketing resources necessary to pursue incremental advertising and promotional revenues more aggressively. We have begun to capitalize on this opportunity by developing specialized teams in many of our markets to work with non-traditional radio advertisers to create and develop marketing programs and solutions.

     - MAXIMIZE TECHNICAL CAPABILITIES. We seek to operate stations with the strongest signals in their respective markets. In addition, on various occasions we have identified opportunities to acquire and upgrade low-powered or out-of-market stations and transform them into competitive signals, thus increasing their value significantly. For example, we recently sold our two Tampa FM stations, which we had purchased for an aggregate of $4.9 million, for $75.0 million after upgrading their license classes.

     - RECRUIT, DEVELOP, MOTIVATE AND RETAIN SUPERIOR EMPLOYEES. We believe that station operators differentiate themselves from their peers primarily through their ability to recruit, develop, motivate and retain superior management, programming and sales talent. Accordingly, we strive to establish a compelling corporate culture that is attractive to superior performers. We encourage our stations to build strong community bonds through local and company-wide community service programs, which facilitate strong local business relationships and provide employees with opportunities for enhanced job fulfillment. We offer competitive pay packages with performance-based incentives for our key employees. In addition, we provide employees with opportunities for personal growth and advancement through extensive training, seminars and other educational programs.

OUR STATION PORTFOLIO

     We have built a highly consolidated portfolio of radio stations concentrated primarily in top 50 markets with above average growth characteristics. Upon consummation of the Sinclair acquisition, 66 of our 88 radio stations will be in 12 of the top 50 markets. We generated 93.2% of our pro forma 1998 net revenues from the 12 top 50 markets in which we operate. Radio advertising revenues in these 12 markets have grown at a revenue weighted compound annual growth rate of 11.2% from 1993 to 1998, which exceeded both the revenue weighted compound annual growth rate of the top 50 markets and the average annual growth rate of the aggregate radio industry.

     Our current portfolio of stations includes a significant number of recently acquired stations that we believe are underdeveloped. We believe that the underdeveloped stations offer the opportunity for substantial broadcast cash flow growth. In the aggregate, the 33 stations which we commenced operating after January 1, 1997 operated at a broadcast cash flow margin of 27.4% during the twelve months ended June 30, 1999. By comparison, in the aggregate, the nine stations which we commenced operating prior to 1997 operated at a broadcast cash flow margin of 48.2% during the twelve months ended June 30, 1999.

     Our portfolio of radio stations is geographically diverse and offers a wide variety of programming formats. We believe that geographic diversity will reduce the effect of economic downturn in specific markets, while our wide range of programming formats lessens the impact of changes in listening preferences. Furthermore, because of the size of our station portfolio, we are not overly dependent on the performance of any one station. The following table sets forth selected information about our portfolio of radio stations and gives effect to the consummation of the Sinclair acquisition. It does not give effect to the required disposition of three stations in Kansas City, which we are seeking to swap for stations in other markets.

                                                                                              AUDIENCE   AUDIENCE     1998
                        1998 MARKET RANK(2)                                                   SHARE IN   RANK IN    ENTERCOM
                       ---------------------                                      TARGET       TARGET     TARGET     MARKET
                         METRO        RADIO      YEAR                              DEMO-       DEMO-      DEMO-     REVENUE
MARKET(1)/STATION      POPULATION    REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC    SHARE(3)
-----------------      ----------    -------   ---------   ------------------   -----------   --------   --------   --------
BOSTON, MA                  8          10                                                                             17.3%
  WEEI-AM                                        1998      Sports Talk          Men 25-54        7.2         2(tie)
  WRKO-AM                                        1998      Talk                 Adults           2.6        16
                                                                                25-54
  WAAF-FM                                        1999      Active Rock          Men 18-34       11.2         2
  WQSX-FM                                        1999      Rhythmic AC          Women 25-54      4.5         5
  WWTM-AM(5)                                     1999      Sports Talk          Men 25-54        n/a       n/a
SEATTLE, WA                14          13                                                                             37.8%(6)
  KBSG-AM/FM                                     1996      Oldies               Adults           4.1         9
                                                                                25-54
  KIRO-AM                                        1997      News/Talk/Sports     Men 25-54        6.4         1(tie)
  KQBZ-FM                                        1997      Talk                 Adults           2.4        19
                                                                                25-54
  KISW-FM                                        1997      Active Rock          Men 18-34       10.0         1
  KMTT-FM                                        1973      Adult Rock           Adults           4.2         8
                                                                                25-54
  KNWX-AM                                        1997      Business             Adults           1.9        21
                                                                                35-64
  KNDD-FM                                        1996      Modern Rock          Men 18-34       12.3         1
PORTLAND, OR               25          20                                                                             26.5%
  KFXX-AM                                        1998      Sports Talk          Men 25-54        2.4        16
  KGON-FM                                        1995      Classic Rock         Men 25-54        9.7         1
  KKSN-AM                                        1995      Nostalgia            Adults           1.1        19
                                                                                35-64
  KKSN-FM                                        1998      Oldies               Adults           5.6         6
                                                                                25-54
  KNRK-FM                                        1995      Modern Rock          Men 18-34        6.0         5
  KRSK-FM                                        1998      Hot Adult            Women 18-34      5.6         6(tie)
                                                           Contemporary
  KSLM-AM                                        1998      Sports Talk          Men 25-54        n/a(7)    n/a(7)
SACRAMENTO, CA             28          28                                                                             18.1%
  KCTC-AM                                        1998      Nostalgia            Adults           3.2         9
                                                                                35-64
  KRXQ-FM                                        1997      Active Rock          Men 18-34       14.8         1
  KSEG-FM                                        1997      Classic Rock         Men 24-54        9.0         1
  KSSJ-FM                                        1997      Smooth Jazz          Adults           6.0         2
                                                                                25-54
  KDND-FM                                        1997      Contemporary Hit     Women 18-34      7.6         4
                                                           Radio
KANSAS CITY, MO            30          29                                                                             56.9%(8)
  KCMO-AM(9)                                     1997      Talk                 Adults           2.2        16
                                                                                25-54
  KCMO-FM(9)                                     1997      Oldies               Adults           5.7         6
                                                                                25-54
  KMBZ-AM                                        1997      News/Talk/Sports     Men 25-54        7.2         4
  KUDL-FM                                        1998      Adult Contemporary   Women 25-54      8.8         2
  KYYS-FM                                        1997      Album Oriented       Men 25-54        8.1         2
                                                           Rock
  WDAF-AM                                        1998      Country              Adults           5.5         5
                                                                                35-64
  KKGM-AM                                        1999      Sports Talk          Men 25-54        n/a       n/a
  KCFX-FM(9)                                   (pending)   Classic Hits         Adults           6.5         3
                                                                                25-54
  KQRC-FM                                      (pending)   Active Rock          Men 18-34       24.5         1
  KCIY-FM                                      (pending)   Smooth Jazz          Adults           3.8        12
                                                                                25-54
  KXTR-FM(9)                                   (pending)   Classical            Adults           2.7        15
                                                                                25-54
MILWAUKEE, WI(10)          31          33                                                                              8.7%
  WEMP-AM                                      (pending)   Religious            Adults           n/a       n/a
                                                                                35-64
  WMYX-FM                                      (pending)   Adult Contemporary   Women 25-54      8.8         1
  WXSS-FM                                      (pending)   Contemporary Hit     Women 18-34     12.1         2
                                                           Radio

                         1998
                       ENTERCOM
                        MARKET
                       REVENUE
MARKET(1)/STATION      RANK(4)
-----------------      --------
BOSTON, MA                 3
  WEEI-AM
  WRKO-AM
  WAAF-FM
  WQSX-FM
  WWTM-AM(5)
SEATTLE, WA                   1
  KBSG-AM/FM
  KIRO-AM
  KQBZ-FM
  KISW-FM
  KMTT-FM
  KNWX-AM
  KNDD-FM
PORTLAND, OR               3
  KFXX-AM
  KGON-FM
  KKSN-AM
  KKSN-FM
  KNRK-FM
  KRSK-FM
  KSLM-AM
SACRAMENTO, CA             3
  KCTC-AM
  KRXQ-FM
  KSEG-FM
  KSSJ-FM
  KDND-FM
KANSAS CITY, MO               1(8)
  KCMO-AM(9)
  KCMO-FM(9)
  KMBZ-AM
  KUDL-FM
  KYYS-FM
  WDAF-AM
  KKGM-AM
  KCFX-FM(9)
  KQRC-FM
  KCIY-FM
  KXTR-FM(9)
MILWAUKEE, WI(10)          5
  WEMP-AM
  WMYX-FM
  WXSS-FM

                                                                                              AUDIENCE   AUDIENCE     1998
                        1998 MARKET RANK(2)                                                   SHARE IN   RANK IN    ENTERCOM
                       ---------------------                                      TARGET       TARGET     TARGET     MARKET
                         METRO        RADIO      YEAR                              DEMO-       DEMO-      DEMO-     REVENUE
MARKET(1)/STATION      POPULATION    REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC    SHARE(3)
-----------------      ----------    -------   ---------   ------------------   -----------   --------   --------   --------
NORFOLK, VA(10)            36          44                                                                             26.8%
  WPTE-FM                                      (pending)   Modern Adult         Adults           7.8         4
                                                           Contemporary         18-34
  WWDE-FM                                      (pending)   Adult Contemporary   Women 25-54      8.3         2
  WVKL-FM                                      (pending)   Oldies               Adults           5.3         7
                                                                                25-54
  WNVZ-FM                                      (pending)   Contemporary Hit     Women 18-34      9.1         2
                                                           Radio
NEW ORLEANS, LA(10)        41          39                                                                             41.9%
  WSMB-AM                                      (pending)   Talk/Sports          Men 25-54         .9        16(tie)
  WWL-AM                                       (pending)   News/Talk/Sports     Men 25-54        6.7         6(tie)
  WEZB-FM                                      (pending)   Contemporary Hit     Women 18-34      6.2         6
                                                           Radio
  WLMG-FM                                      (pending)   Adult Contemporary   Women 25-54      6.1         7
  WLTS-FM(11)                                  (pending)   Adult Contemporary   Women 25-54      7.9         3
  WTKL-FM(11)                                  (pending)   Oldies               Adults           5.9         6
                                                                                25-54
GREENSBORO, NC(10)         42          50                                                                             24.2%
  WMQX-FM                                      (pending)   Oldies               Adults           6.9         5
                                                                                25-54
  WJMH-FM                                      (pending)   Urban                Adults          14.0         1
                                                                                18-34
  WEAL-AM                                      (pending)   Gospel               Adults           2.5        11
                                                                                35-64
  WQMG-FM                                      (pending)   Urban Adult          Adults           7.1         4
                                                           Contemporary         25-54
BUFFALO, NY(10)            43          41                                                                             38.8%
  WBEN-AM                                      (pending)   News/Talk/Sports     Men 25-54        5.3         6
  WMJQ-FM                                      (pending)   Adult Contemporary   Women 25-54      7.8         6
  WWKB-AM                                      (pending)   Sports               Adults            .8        17(tie)
                                                                                35-64
  WKSE-FM                                      (pending)   Contemporary Hit     Women 18-34     18.9         1
                                                           Radio
  WGR-AM                                       (pending)   News/Talk            Adults           3.8        10
                                                                                25-54
  WWWS-AM                                      (pending)   Urban Oldies         Adults           2.4        12
                                                                                25-54
MEMPHIS, TN(10)            46          40                                                                             20.1%
  WOGY-FM                                      (pending)   Country              Adults           3.8         9(tie)
                                                                                25-54
  WJCE-AM                                      (pending)   Urban Oldies         Women 25-54       .6        19(tie)
  WRVR-FM                                      (pending)   Soft Adult           Women 25-54      8.0         4
                                                           Contemporary
ROCHESTER, NY              50          55                                                                             21.4%
  WBBF-FM                                        1998      Oldies               Adults           6.9         5
                                                                                25-54
  WBEE-FM                                        1998      Country              Adults           8.6         2
                                                                                25-54
  WEZO-AM                                        1998      Nostalgia            Adults           2.4        10
                                                                                35-64
  WQRV-FM                                        1998      Classic Hits         Adults           3.1        11
                                                                                25-54
GREENVILLE/
  SPARTANBURG, SC(10)      58          61                                                                             23.8%
  WFBC-FM                                      (pending)   Contemporary Hit     Women 18-49     14.2         1
                                                           Radio
  WSPA-FM                                      (pending)   Soft Adult           Women 25-54      8.1         5(tie)
                                                           Contemporary
  WYRD-AM(12)                                  (pending)   News/Talk            Adults           1.1        14
                                                                                25-54
  WORD-AM(12)                                  (pending)   News/Talk            Adults            .8        15
                                                                                25-54
  WSPA-AM                                      (pending)   Full Service/Talk    Adults           6.4         7
                                                                                25-54
  WOLI-FM(13)                                  (pending)   Oldies               Adults           2.4         9
                                                                                25-54
  WOLT-FM(13)                                  (pending)   Oldies               Adults           2.2        11
                                                                                25-54

                         1998
                       ENTERCOM
                        MARKET
                       REVENUE
MARKET(1)/STATION      RANK(4)
-----------------      --------
NORFOLK, VA(10)            1
  WPTE-FM
  WWDE-FM
  WVKL-FM
  WNVZ-FM
NEW ORLEANS, LA(10)        1
  WSMB-AM
  WWL-AM
  WEZB-FM
  WLMG-FM
  WLTS-FM(11)
  WTKL-FM(11)
GREENSBORO, NC(10)         2
  WMQX-FM
  WJMH-FM
  WEAL-AM
  WQMG-FM
BUFFALO, NY(10)            1
  WBEN-AM
  WMJQ-FM
  WWKB-AM
  WKSE-FM
  WGR-AM
  WWWS-AM
MEMPHIS, TN(10)            2
  WOGY-FM
  WJCE-AM
  WRVR-FM
ROCHESTER, NY              3
  WBBF-FM
  WBEE-FM
  WEZO-AM
  WQRV-FM
GREENVILLE/
  SPARTANBURG, SC(10)      3
  WFBC-FM
  WSPA-FM
  WYRD-AM(12)
  WORD-AM(12)
  WSPA-AM
  WOLI-FM(13)
  WOLT-FM(13)

                                                                                              AUDIENCE   AUDIENCE     1998
                        1998 MARKET RANK(2)                                                   SHARE IN   RANK IN    ENTERCOM
                       ---------------------                                      TARGET       TARGET     TARGET     MARKET
                         METRO        RADIO      YEAR                              DEMO-       DEMO-      DEMO-     REVENUE
MARKET(1)/STATION      POPULATION    REVENUE   ACQUIRED          FORMAT           GRAPHIC     GRAPHIC    GRAPHIC    SHARE(3)
-----------------      ----------    -------   ---------   ------------------   -----------   --------   --------   --------
WILKES-BARRE/
  SCRANTON, PA(10)         64          69                                                                             38.6%
  WGBI-AM                                      (pending)   News/Talk/Sports     Adults            .2        25
                                                                                35-64
  WGGI-FM                                      (pending)   Country              Adults            .2        24(tie)
                                                                                25-54
  WKRZ-FM                                      (pending)   Contemporary Hit     Adults          14.1         1
                                                           Radio                18-49
  WWFH-FM                                      (pending)   Soft Hits            Women 25-54       .8        16(tie)
  WILP-AM                                      (pending)   News/Talk/Sports     Adults           n/a       n/a
                                                                                35-64
  WKRF-FM                                      (pending)   Contemporary Hit     Adults            .5        18(tie)
                                                           Radio                18-49
  WSHG-FM                                      (pending)   Soft Hits            Women 25-54      1.6        11(tie)
  WILK-AM                                      (pending)   News/Talk/Sports     Adults           2.5         8(tie)
                                                                                35-64
  WGGY-FM                                      (pending)   Country              Adults          10.2         3
                                                                                25-54
GAINESVILLE/OCALA, FL      98          124                                                                            20.8%
  WKTK-FM                                        1986      Adult Contemporary   Women 25-54     11.8         1
  WSKY-FM                                        1998      News Talk            Adults           2.9         9
                                                                                25-54
LONGVIEW/KELSO, WA        N/A          N/A                                                                             N/A
  KBAM-AM                                        1998      Country              Adults           n/a       n/a
                                                                                25-54
  KEDO-AM                                        1997      Oldies               Adults           n/a       n/a
                                                                                25-54
  KLYK-FM                                        1997      Adult Contemporary   Women 25-54      n/a       n/a
  KRQT-FM                                        1998      Classic Rock         Men 25-54        n/a       n/a

                         1998
                       ENTERCOM
                        MARKET
                       REVENUE
MARKET(1)/STATION      RANK(4)
-----------------      --------
WILKES-BARRE/
  SCRANTON, PA(10)         1
  WGBI-AM
  WGGI-FM
  WKRZ-FM
  WWFH-FM
  WILP-AM
  WKRF-FM
  WSHG-FM
  WILK-AM
  WGGY-FM
GAINESVILLE/OCALA, FL      2
  WKTK-FM
  WSKY-FM
LONGVIEW/KELSO, WA       N/A
  KBAM-AM
  KEDO-AM
  KLYK-FM
  KRQT-FM

-------------------------
 (1) Our stations are in some instances licensed to communities other than the named principal community for the market.

 (2) Source: Duncan's.

 (3) We derived the 1998 Entercom Market Revenue Share for each market by adding the 1998 market revenue share of each of our stations in that market.

 (4) 1998 Entercom Market Revenue Rank for each market is the ranking, by 1998 market revenue, of our group of radio stations in that market among all other groups of radio stations in that market.

 (5) Station competes in the adjacent community of Worcester, Massachusetts and simulcasts virtually all of the programming of WEEI-AM.

 (6) We also sell substantially all of the advertising time of a sixth FM station in the Seattle market under a joint sales agreement. The revenues from these sales are included in Entercom Market Revenue Share.

 (7) KLSM-AM is licensed to Salem, Oregon, within the Portland market and simulcasts KFXX-AM programming.

 (8) 1998 Entercom Market Revenue Share for the Kansas City market is a combination of Entercom's existing cluster and the Sinclair cluster that we expect to acquire. Because we must divest three stations in the Kansas City market, our present pro forma 1998 market revenue share in Kansas City will decline, although we believe that our present pro forma 1998 market revenue rank will remain unchanged.

 (9) Station to be acquired upon consummation of Sinclair acquisition.

(10) All stations in this market to be acquired upon consummation of the Sinclair acquisition.

(11) Time brokerage agreement commenced in 1997. Sinclair has exercised an option to acquire this station. We expect to either acquire this station directly in the Sinclair acquisition or assume Sinclair's option to acquire it.

(12) WYRD-AM and WORD-AM simulcast their programming.

(13) Operated under joint sales agreement. In April 1996, Sinclair exercised an option to acquire this station. We expect to either acquire this station directly in the Sinclair acquisition or assume Sinclair's option to acquire it.

COMPETITION; CHANGES IN BROADCASTING INDUSTRY

     The radio broadcasting industry is highly competitive. The success of each of our stations depends largely upon its audience ratings and its share of the overall advertising revenue within its market. Our stations compete for listeners and advertising revenue directly with other radio stations within their respective markets. Radio stations compete for listeners primarily on the basis of program content that appeals to a particular demographic group. By building a strong listener base consisting of a specific demographic group in each of our markets, we are able to attract advertisers seeking to reach those listeners.

     The following are some of the factors that are important to a radio station's competitive position:

     - management experience;

     - the station's local audience rank in its market;

     - transmitter power;

     - assigned frequency;

     - audience characteristics;

     - local program acceptance; and

     - the number and characteristics of other radio stations and other advertising media in the market area.

     In addition, we attempt to improve our competitive position with promotional campaigns aimed at the demographic groups targeted by our stations and by sales efforts designed to attract advertisers. Recent changes in the Communications Act and the FCC's policies and rules permit increased ownership and operation of multiple local radio stations.

     Despite the competitiveness within the radio broadcasting industry, some barriers to entry exist. The operation of a radio broadcast station requires a license from the FCC. The number of radio stations that can operate in a given market is limited by strict AM interference criteria and the availability of FM radio frequencies allotted by the FCC to communities in that market, as well as by the FCC's multiple ownership rules that regulate the number of stations serving the same area that may be owned and controlled by a single entity.

     Our stations also compete for audiences and advertising revenues within their respective markets directly with other radio stations, as well as with other media such as newspapers, magazines, network and cable television, outdoor advertising and direct mail. In addition, the radio broadcasting industry is subject to competition from new media technologies that are being developed or introduced such as (1) satellite delivered audio radio service, which could result in the introduction of several new satellite radio services with sound quality equivalent to that of compact discs; (2) audio programming by cable systems, direct broadcast satellite systems, Internet content providers, personal communications services and other digital audio broadcast formats; and
(3) in-band on-channel digital radio, which could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services. The FCC is also considering proposals for the establishment of "microbroadcasting" stations, low-powered FM stations that would be designed to serve small localized areas. The radio broadcasting industry historically has grown despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact discs. A growing population and greater availability of radios, particularly car and portable radios, have contributed to this growth. We cannot assure you, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcasting industry.

     The FCC has adopted licensing and operating rules for satellite delivered audio and in April 1997 awarded two licenses for this service. Satellite delivered audio may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and/or national audiences. Digital technology also may be used in the future by terrestrial radio broadcast stations either on existing or alternate broadcasting frequencies, and the FCC has stated that it will consider making changes to its rules to permit AM and FM radio stations to offer digital sound following industry analysis of technical standards. In addition, the FCC has authorized an additional 100 kHz of bandwidth for the AM band and has allotted frequencies in this new band to certain existing AM station licensees that applied for migration to the expanded AM band, subject to the requirement that at the end of a transition period, those licensees return to the FCC either the license for their existing AM band station or the license for the expanded AM band station.

     We cannot predict what other matters might be considered in the future by the FCC, nor can we assess in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

     We employ a number of on-air personalities and generally enter into employment agreements with these personalities to protect our interests in those relationships that we believe to be valuable. The loss of some of these personalities could result in a short-term loss of audience share, but we do not believe that the loss would have a material adverse effect on our business.

FEDERAL REGULATION OF RADIO BROADCASTING

     The radio broadcasting industry is subject to extensive and changing regulation of, among other things, program content, advertising content, technical operations and business and employment practices. The ownership, operation and sale of radio stations are subject to the jurisdiction of the FCC. Among other things, the FCC:

     - assigns frequency bands for broadcasting;

     - determines the particular frequencies, locations and operating power of stations;

     - issues, renews, revokes and modifies station licenses;

     - determines whether to approve changes in ownership or control of station licenses;

     - regulates equipment used by stations; and

     - adopts and implements regulations and policies that directly affect the ownership, operation and employment practices of stations.

     The FCC has the power to impose penalties for violations of its rules or the Communications Act, including the imposition of monetary forfeitures, the issuance of short-term licenses, the imposition of a condition on the renewal of a license, and the revocation of operating authority.

     The following is a brief summary of certain provisions of the Communications Act and of specific FCC regulations and policies. The summary is not a comprehensive listing of all of the regulations and policies affecting radio stations. Reference should be made to the Communications Act, FCC rules, and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of radio stations.

     FCC LICENSES. Radio stations operate pursuant to renewable broadcasting licenses that are ordinarily granted by the FCC for maximum terms of eight years. The FCC licenses for our stations are held by some of our subsidiaries. During the periods when renewal applications are pending, petitions to deny license renewals can be filed by interested parties, including members of the public. The FCC is required to hold hearings on a station's renewal application if a substantial or material question of fact exists as to whether the station has served the public interest, convenience and necessity. If, as a result of an evidentiary hearing, the FCC determines that the licensee has failed to meet certain requirements and that no mitigating factors justify the imposition of a lesser sanction, then the FCC may deny a license renewal application. Historically, FCC licenses have generally been renewed. We have no reason to believe that our licenses will not be renewed in the ordinary course, although there can be no assurance to that effect. The non-renewal of one or more of our licenses could have a material adverse effect on our business.

     The following table sets forth the market, call letters, FCC license classification, antenna height above average terrain ("HAAT"), power, frequency and FCC license expiration date (a station may continue to operate beyond the expiration date if a timely filed license renewal application is pending) of each of the stations that we will own or operate upon the consummation of the Sinclair acquisition. The table does not give effect to the required divestiture of three Kansas City stations.

                                           FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                     STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
---------                     -------     -----     -----------      ---------    ------------    ---------------
Boston, MA.................  WEEI-AM       B             *            850   kHz      50          April 1, 2006
                             WRKO-AM       B             *            680   kHz      50          April 1, 2006
                             WAAF-FM       B            239         107.3   MHz      20          April 1, 2006
                             WQSX-FM       B            179          93.7   MHz      34          April 1, 2006
                             WWTM-AM       B             *           1440   kHz       5          April 1, 2006
Seattle, WA................  KBSG-AM       B             *           1210   kHz    27.5-D        February 1, 2006
                                                                                   10.0-N
                             KBSG-FM       C            729          97.3   MHz      55          February 1, 2006
                             KIRO-AM       A             *            710   kHz      50          February 1, 2006
                             KISW-FM       C            350          99.9   MHz      100         February 1, 2006
                             KMTT-FM       C            714         103.7   MHz      58          February 1, 2006
                             KQBZ-FM       C            714         100.7   MHz      58          February 1, 2006
                             KNWX-AM       B             *            770   kHz     50-D         February 1, 2006
                                                                                     5-N
                             KNDD-FM       C            714         107.7   MHz      58          February 1, 2006
Portland, OR...............  KFXX-AM       B             *            910   kHz       5          February 1, 2006
                             KGON-FM       C            386          92.3   MHz      100         February 1, 2006
                             KKSN-AM       B             *           1520   kHz     50-D         February 1, 2006
                                                                                    15-N
                             KKSN- FM      C            386          97.1   MHz      100         February 1, 2006
                             KNRK-FM      C2            259          94.7   MHz      17          February 1, 2006
                             KRSK-FM       C            561         105.1   MHz      100         February 1, 2006
                             KSLM-AM       B             *           1390   kHz      5-D         February 1, 2006
                                                                                   0.69-N

                                           FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                     STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
---------                     -------     -----     -----------      ---------    ------------    ---------------
Sacramento, CA.............  KCTC-AM       B             *           1320   kHz       5          December 1, 2005
                             KRXQ-FM       B            151          98.5   MHz      50          December 1, 2005
                             KSEG-FM       B            152          96.9   MHz      50          December 1, 2005
                             KSSJ-FM      B1            99           94.7   MHz      25          December 1, 2005
                             KDND-FM       B            123         107.9   MHz      50          December 1, 2005
Kansas City, MO............  KCMO-AM       B             *            710   kHz     10-D         February 1, 2005
                                                                                     5-N
                             KCMO-FM       C            322          94.9   MHz      100         February 1, 2005
                             KMBZ-AM       B             *            980   kHz       5          February 1, 2005
                             KUDL-FM       C            303          98.1   MHz      100         June 1, 2005
                             KYYS-FM       C            308          99.7   MHz      100         February 1, 2005
                             WDAF-AM       B             *            610   kHz       5          February 1, 2005
                             KKGM-AM(3)    B             *           1250   kHz4    25-D         June 1, 2005
                                                                                    3.7-N
                             KCFX-FM(4)   C1            303         101.1   MHz     35.0         February 1, 2005
                             KQRC-FM(4)    C            322          98.9   MHz     39.0         February 1, 2005
                             KCIY-FM(4)   C1            299           101   MHz     37.0         February 1, 2005
                             KXTR-FM(4)    C            300          96.5   MHz     25.0         February 1, 2005
Milwaukee, WI(5)...........  WEMP-AM       B             *           1250   kHz      5.0         December 1, 2003
                             WMYX-FM       B            137          99.1   MHz     17.5         December 1, 2003
                             WXSS-FM       B            256         103.7   MHz     13.5         December 1, 2003
Norfolk, VA................  WPTE-FM       B            152          94.9   MHz     50.0         October 1, 2003
                             WWDE-FM       B            152         101.3   MHz     21.0         October 1, 2003
                             WVKL-FM       B            268          95.7   MHz     24.5         October 1, 2003
                             WNVZ-FM       B            146         104.5   MHz     50.0         December 1, 2003
New Orleans, LA(5).........  WSMB-AM       B             *           1350   kHz      5.0         June 1, 2004
                             WWL-AM        A             *            870   kHz     50.0         June 1, 2004
                             WEZB-FM       C            300          97.1   MHz     28.0         June 1, 2004
                             WLMG-FM       C            300         101.9   MHz     29.0         June 1, 2004
                             WLTS-FM      C1            275         105.3   MHz     27.5         June 1, 2004
                             WTKL-FM       C            300          95.7   MHz     30.0         June 1, 2004
Greensboro, NC.............  WMQX-FM       C            335          93.1   MHz     29.0         December 1, 2003
                             WJMH-FM       C            483         101.9   MHz     40.0         December 1, 2003
                             WEAL-AM       D             *          151.0   kHz      1.0         December 1, 2003
                             WQMG-FM       C            376          97.1   MHz     26.0         December 1, 2003
Buffalo, NY(5).............  WBEN-AM       B             *            930   kHz      5.0         June 1, 2006
                             WMJQ-FM       B            408         102.5   MHz     28.5         June 1, 2006
                             WWKB-AM       A            356          1520   kHz     50.0         June 1, 2006
                             WKSE-FM       B            128          98.8   MHz     19.5         June 1, 2006
                             WGR-AM        B             *            550   kHz      5.0         June 1, 2006
                             WWWS-AM       C             *           1400   kHz      1.0         June 1, 2006
Memphis, TN(5).............  WOGY-FM      C2            141          94.1   MHz     16.0         August 1, 2004
                             WJCE-AM       B             *            680   kHz     10.0         August 1, 2004
                             WRVR-FM      C1            299         102.7   MHz                  August 1, 2004
Rochester, NY..............  WBBF-FM       B            172          98.9   MHz      37          June 1, 2006
                             WBEE-FM       B            152          92.5   MHz      50          June 1, 2006
                             WEZO-AM       B             *            950   kHz       1          June 1, 2006
                             WQRV-FM       A            119          93.3   MHz       4          June 1, 2006
Greenville/Spartanburg,
SC.........................  WFBC-FM       C            564          93.7           19.5         December 1, 2003
                             WSPA-FM       C            580          98.9   MHz     31.5         December 1, 2003
                             WYRD-AM       B            184          1330   kHz      5.0         December 1, 2003
                             WORD-AM       B             *            910   kHz      3.6         December 1, 2003
                             WSPA-AM       B             *            950   kHz      5.0         December 1, 2003
                             WOLI-FM       A            100         103.9   MHz      4.6         December 1, 2003
                             WOLT-FM       A            151         103.3   MHz      3.4         December 1, 2003

                                           FCC         HAAT                         POWER IN      EXPIRATION DATE
MARKET(1)                     STATION     CLASS     (IN METERS)      FREQUENCY    KILOWATTS(2)     OF FCC LICENSE
---------                     -------     -----     -----------      ---------    ------------    ---------------
Wilkes-Barre/Scranton,
PA.........................  WGBI-AM       B             *           91.0   kHz      1.0         August 1, 2006
                             WGGI-FM       A            100          95.9   MHz      6.0         August 1, 2006
                             WKRZ-FM       B            357          98.5   MHz      9.9         August 1, 2006
                             WWFH-FM       A            207         103.1   MHz     .830         August 1, 2006
                             WILP-AM       B             *          130.0   kHz      5.0         August 1, 2006
                             WKRF-FM       A            267         107.9   MHz      5.3         August 1, 2006
                             WSHG-FM       A            22          102.3   MHz      5.8         August 1, 2006
                             WILK-AM       B             *           98.0   kHz      5.0         August 1, 2006
                             WGGY-FM       B            338         101.3   MHz      7.0         August 1, 2006
Gainesville/Ocala, FL......  WKTK-FM      C1            299          98.5   MHz      100         February 1, 2004
                             WSKY-FM      C2            289          97.3   MHz     13.5         February 1, 2004
Longview/Kelso, OR.........  KBAM-AM       D             *           1270   kHz      5-D         February 1, 2006
                                                                                   0.083-N
                             KEDO-AM       C             *           1400   kHz       1          February 1, 2006
                             KLYK-FM       A            262         105.5   MHz      0.7         February 1, 2006
                             KRQT-FM      C3            528         107.1   MHz     0.74         February 1, 2006

-------------------------

 *  Not applicable for AM transmission facilities.
(1) Metropolitan market served; city of license may differ.
(2) Pursuant to FCC rules and regulations, many AM radio stations are licensed to operate at a reduced power during the nighttime broadcasting hours, which results in reducing the radio station's coverage during the nighttime hours of operation. Both power ratings are shown, where applicable. For FM stations, the effective radiated power is given.
(3) KKGM-AM also has a construction permit to broadcast with call letters KBJC-AM at 1660 kHz in the expanded AM band with 10 kw-D and 1 kw-N.
(4) Station to be acquired upon consummation of the Sinclair acquisition.
(5) All stations in this market to be acquired upon consummation of the Sinclair acquisition.

     TRANSFERS OR ASSIGNMENT OF LICENSES. The Communications Act prohibits the assignment of broadcast licenses or the transfer of control of broadcast licensee without the prior approval of the FCC. In determining whether to grant such approval, the FCC considers a number of factors pertaining to the licensee (and proposed licensee), including:

     - compliance with the various rules limiting common ownership of media properties in a given market;

     - the "character" of the licensee and those persons holding "attributable" interests in the licensee; and

     - compliance with the Communications Act's limitations on alien ownership as well as compliance with other FCC regulations and policies.

     To obtain FCC consent to assign or transfer control of a broadcast license, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for not less than 30 days during which time petitions to deny or other objections against the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer of the broadcast license to any party other than the assignee or transferee specified in the application.

     MULTIPLE OWNERSHIP RULES. The Communications Act and FCC rules impose specific limits on the number of commercial radio stations an entity can own in a single market. These rules preclude us from acquiring certain stations we might otherwise seek to acquire, including the acquisition of more than one additional Sinclair radio station in Kansas City, where we already own seven stations. The rules also effectively prevent us from selling stations in a market to a buyer that has reached its ownership limit in the market. The local radio ownership rules are as follows:

     - in markets with 45 or more commercial radio stations, ownership is limited to eight commercial stations, no more than five of which can be either AM or FM;

     - in markets with 30 to 44 commercial radio stations, ownership is limited to seven commercial stations, no more than four of which can be either AM or FM;

     - in markets with 15 to 29 commercial radio stations, ownership is limited to six commercial stations, no more than four of which can be either AM or FM; and

     - in markets with 14 or fewer commercial radio stations, ownership is limited to five commercial stations or no more than 50% of the market's total, whichever is lower, and no more than three of which can be either AM or FM.

     The FCC is also reportedly considering proposing a policy that would give special review to a proposed transaction if it would enable a single owner to attain a high degree of revenue concentration in a market.

     In addition to the limits on the number of radio stations that a single owner may own, the FCC's radio/television cross-ownership rule prohibits, absent a waiver, the same owner from owning a radio broadcast station and a television broadcast station in the same geographic market, and the FCC's broadcast/newspaper cross-ownership rule prohibits the same owner from owning a broadcast station and a daily newspaper in the same geographic market. The FCC recently revised its radio/television cross-ownership rule to allow for greater common ownership of television and radio stations. The revised rule is not yet in effect. When it is effective, the revised radio/television cross-ownership rule will permit a single owner to own up to two television stations, consistent with the FCC's rules on common ownership of television stations, together with one radio station in all markets. In addition, an owner will be permitted to own additional radio stations, not to exceed the local ownership limits for the market, as follows:

     - in markets where 20 media voices will remain, an owner may own an additional 5 radio stations, or, if the owner only has one television station, an additional 6 radio stations; and

     - in markets where 10 media voices will remain, an owner may own an additional 3 radio stations.

A "media voice" includes each independently-owned, full power television and radio station and each daily newspaper, plus one voice for all cable television systems operating in the market.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations directly or indirectly controlling broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock are generally attributable. In addition, certain passive investors are attributable if they hold 10% or more of the corporation's voting stock, although recent FCC rule changes, when they go into effect, will increase the threshold for these passive investors to 20%. If a single individual or entity controls more than 50% of a corporation's voting stock, however, the interests of other shareholders are generally not attributable unless the shareholders are also officers or directors of the corporation. David J. Berkman, one of our directors, is an officer and director of a corporation that owns five radio stations which serve markets in Ohio and West Virginia, and his interest in these radio stations constitutes an attributable interest under the FCC rules.

     The FCC recently adopted a new rule, known as the equity-debt-plus or EDP rule that causes certain creditors or investors to be attributable owners of a station, regardless of whether there is a single majority shareholder. Under this new rule, a major programming supplier or a same-market owner will be an attributable owner of a station if the supplier or owner holds debt or equity, or both, in the station that is greater than 33% of the value of the station's total debt plus equity. A major programming supplier includes any programming supplier that provides more than 15% of the station's weekly programming hours. A same-market owner includes any attributable owner of a media company, including broadcast stations, cable television and newspapers, located in the same market as the station, but only if the owner is attributable under an FCC attribution rule other than the EDP rule. Both the current and the revised attribution rules limit the number of radio stations we may acquire or own in any market.

     The Communications Act prohibits the issuance or holding of broadcast licenses by aliens, including any corporation if more than 20% of its capital stock is owned or voted by aliens. In addition, the FCC may prohibit any corporation from holding a broadcast license if the corporation is directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by aliens, if the FCC finds that the prohibition is in the public interest. Our articles of incorporation prohibit the ownership, voting and transfer of our capital stock in violation of the FCC restrictions, and prohibit the issuance of capital stock or the voting rights such capital stock represents to or for the account of aliens or corporations otherwise subject to domination or control by aliens in excess of the FCC limits. The articles of incorporation authorize our board of directors to enforce these prohibitions. In addition, the articles of incorporation provide that shares of our capital stock determined by our board of directors to be owned beneficially by an alien or an entity directly or indirectly owned by aliens in whole or in part shall be subject to redemption by us by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with these alien ownership restrictions. See "Description of Capital Stock."

     TIME BROKERAGE AGREEMENTS. Over the past few years, a number of radio stations have entered into what have commonly been referred to as time brokerage agreements. While these agreements may take varying forms, under a typical time brokerage agreement, separately owned and licensed radio stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with FCC's rules and policies. Under these arrangements, separately-owned stations could agree to function cooperatively in programming, advertising sales and similar matters, subject to the requirement that the licensee of each station maintain independent control over the programming and operations of its own station. One typical type of time brokerage agreement is a programming agreement between two separately-owned radio stations serving a common service area, whereby the licensee of one station provides substantial portions of the broadcast programming for airing on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during those program segments.

     The FCC's rules provide that a radio station that brokers more than 15% of the weekly broadcast time on another station serving the same market will be considered to have an attributable ownership interest in the brokered station for purposes of FCC's local radio ownership limits. As a result, in a market where we own a radio station, we would not be permitted to enter into a time brokerage agreement with another radio station in the same market if we could not own the brokered station under the local ownership rules, unless our programming on the brokered station constituted 15% or less of the brokered station's programming time on a weekly basis. The FCC has recently revised this rule so that, when the revised rule takes effect, the attribution for radio time brokerage agreements will apply for all of the FCC's multiple ownership rules, as well as its local radio ownership rules. FCC rules also prohibit a broadcast station from duplicating more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) through a time brokerage agreement where the brokered and brokering stations which it owns or programs serve substantially the same area.

     PROGRAMMING AND OPERATION. The Communications Act requires broadcasters to serve the "public interest." The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. A licensee continues to be required, however, to present programming that is responsive to issues of the station's community of license and to maintain records demonstrating this responsiveness. Complaints from listeners concerning a station's programming often will be considered by the FCC when it evaluates renewal applications of a licensee, although listener complaints may be filed at any time, are required to be maintained in the station's public file and generally may be considered by the FCC at any time. Stations also must pay regulatory and application fees and follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts, and technical operations, including limits on human exposure to radio frequency radiation. In addition, the FCC rules formerly required that licensees develop and implement programs designed to promote equal employment opportunities and submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. The U.S. Court of Appeals for the District of Columbia has declared some of these employment rules unconstitutional. The FCC recently initiated a rulemaking proceeding to reestablish its employment regulations.

     PROPOSED AND RECENT CHANGES. Congress and the FCC may in the future consider and adopt new laws, regulations and policies regarding a wide variety of matters that could (1) affect, directly or indirectly, the operation, ownership and profitability of our radio stations, (2) result in the loss of audience share and advertising revenues for our radio stations, and (3) affect our ability to acquire additional radio stations or to finance those acquisitions. Such matters may include:

     - regulatory fees, spectrum use fees, or other fees on FCC licenses;

     - foreign ownership of broadcast licenses;

     - restatement in revised form of FCC's equal employment opportunity rules and revisions to the FCC's rules relating to political broadcasting;

     - technical and frequency allocation matters;

     - proposals to restrict or prohibit the advertising of beer, wine and other alcoholic beverages on radio; and

     - changes in the FCC's cross-interest, multiple ownership and attribution policies.

     The FCC currently is considering authorizing the use of In-Band On-Channel(TM) technology for FM radio stations. In-Band On-Channel technology would permit an FM station to transmit radio programming in both analog and digital formats, or in digital only formats, using the bandwidth that the radio station is currently licensed to use. It is unclear what regulations the FCC will adopt regarding In-Band On-Channel technology and what effect such regulations would have on our business or the operations of its radio stations.

     The FCC is considering a proposal to authorize the operation of low power radio and "microradio" within the existing FM band. Low power radio and microradio would operate at power levels below that of full power FM radio stations, such as those we own. The FCC has proposed that low power radio and microradio stations not be subject to the same level of regulation to which full power radio stations are subject. We cannot predict the outcome of this FCC proceeding or what effect, including interference effect, that low power radio and microradio would have on the operations of our radio stations or on our ability to engage in digital transmission of our radio programming.

     Finally, the FCC has adopted procedures for the auction of broadcast spectrum in circumstances where two or more parties have filed for new or major change applications which are mutually exclusive. Such procedures may limit our efforts to modify or expand the broadcast signals of our stations.

     We cannot predict what other matters might be considered in the future by the FCC or Congress, nor can we judge in advance what impact, if any, the implementation of any of these proposals or changes might have on our business.

     FEDERAL ANTITRUST LAWS. The agencies responsible for enforcing the federal antitrust laws, the Federal Trade Commission or the Department of Justice, may investigate certain acquisitions. We cannot predict the outcome of any specific Department of Justice or Federal Trade Commission investigation. Any decision by the Federal Trade Commission or the Department of Justice to challenge a proposed acquisition could affect our ability to consummate the acquisition or to consummate it on the proposed terms.

     For an acquisition meeting certain size thresholds, the Hart-Scott-Rodino Act requires the parties to file Notification and Report Forms with the Federal Trade Commission and the Department of Justice and to observe specified waiting period requirements before consummating the acquisition. If the investigating agency raises substantive issues in connection with a proposed transaction, then the parties frequently engage in lengthy discussions or negotiations with the investigating agency concerning possible means of addressing those issues, including restructuring the proposed acquisition or divesting assets. In addition, the investigating agency could file suit in federal court to enjoin the acquisition or to require the divestiture of assets, among other remedies. Acquisitions that are not required to be reported under the Hart-Scott-Rodino Act may be investigated by the Federal Trade Commission or the Department of Justice under the antitrust laws before or after consummation. In addition, private parties may under certain circumstances bring legal action to challenge an acquisition under the antitrust laws. The consummation of the

Sinclair acquisition is subject to the notification filing requirements, applicable waiting periods and possible review by the Department of Justice and the Federal Trade Commission. We have filed the applicable Hart-Scott-Rodino notice and are waiting for the Federal Trade Commission and the Department of Justice to determine whether a more detailed investigation is required. See "Risk Factors -- Sinclair Acquisition."

     As part of its increased scrutiny of radio station acquisitions, the Department of Justice has stated publicly that it believes that local marketing agreements, joint sales agreements, time brokerage agreements and other similar agreements customarily entered into in connection with radio station transfers could violate the Hart-Scott-Rodino Act if such agreements take effect prior to the expiration of the waiting period under the Hart-Scott-Rodino Act. Furthermore, the Department of Justice has noted that joint sales agreements may raise antitrust concerns under Section 1 of the Sherman Act and has challenged joint sales agreements in certain locations. The Department of Justice also has stated publicly that it has established certain revenue and audience share concentration benchmarks with respect to radio station acquisitions, above which a transaction may receive additional antitrust scrutiny. However, to date, the Department of Justice has also investigated transactions that do not meet or exceed these benchmarks, and has cleared transactions that do exceed these benchmarks. There can be no assurance of what action the Department of Justice or the Federal Trade Commission may take with respect to the Sinclair acquisition, particularly with respect to Kansas City.

EMPLOYEES

     On July 31, 1999, we had a staff of 829 full-time employees and 391 part-time employees. We are a party to collective bargaining agreements with the American Federation of Television and Radio Artists, which we call AFTRA, which apply to some of our programming personnel and with the International Brotherhood of Electrical Workers which applies to some of our engineering personnel. These collective bargaining agreements expire at various times over the next three years. Our Boston AFTRA collective bargaining agreement expired on June 14, 1999, and we agreed to extend the agreement to September 14, 1999. We are currently renegotiating this agreement. However, we cannot predict the outcome of these negotiations. We believe that our relations with our employees are good.

ENVIRONMENTAL

     As the owner, lessee or operator of various real properties and facilities, we are subject to various federal, state and local environmental laws and regulations. Historically, compliance with these laws and regulations has not had a material adverse effect on our business. There can be no assurance, however, that compliance with existing or new environmental laws and regulations will not require us to make significant expenditures of funds.

SEASONALITY

     Seasonal revenue fluctuations are common in the radio broadcasting industry and are due primarily to fluctuations in advertising expenditures by retailers. Our revenues and broadcast cash flows are typically lowest in the first calendar quarter.

PROPERTIES AND FACILITIES

     The types of properties required to support each of our radio stations include offices, studios and transmitter/antenna sites. We typically lease our studio and office space with lease terms that expire in five to ten years, although we do own some of our facilities. A station's studios are generally housed with its offices in downtown or business districts. We generally consider our facilities to be suitable and of adequate size for our current and intended purposes. We own a majority of our main transmitter and antenna sites and lease the remainder of our transmitter/antenna sites with lease terms that expire, including renewal options, in periods ranging up to twenty years. The transmitter/antenna site for each station is generally located so as to provide maximum market coverage, consistent with the station's FCC license. In general, we do not anticipate difficulties in renewing facility or transmitter/antenna site leases or in leasing additional space or sites if required.

     We own substantially all of our other equipment, consisting principally of transmitting antennae, transmitters, studio equipment and general office equipment. The towers, antennae and other transmission equipment used by our stations are generally in good condition, although opportunities to upgrade facilities are continuously reviewed. Substantially all of the property that we own secures our borrowings under our credit facility.

LEGAL PROCEEDINGS

     We currently and from time to time are involved in litigation incidental to the conduct of our business, but we are not a party to any lawsuit or proceeding which, in the opinion of management, is likely to have a material adverse effect on us.

     We entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding our efforts to pursue this transaction, the seller has been nonresponsive. Accordingly, we cannot determine if and when the transaction might occur. On July 28, 1999, we commenced a legal action seeking to enforce this agreement.

                            THE SINCLAIR ACQUISITION

OVERVIEW

     In August 1999, we agreed to purchase 46 radio stations from Sinclair Broadcast Group, Inc. and related entities for a total purchase price of $824.5 million. Our arrangement with Sinclair consists of two separate asset purchase agreements -- one for Sinclair's four Kansas City stations, for which the purchase price is $122.0 million, and one for the remaining 42 stations and other assets that we are acquiring, for which the purchase price is $702.5 million. The asset purchase agreements contain various representations and warranties of the parties, including representations and warranties regarding FCC and other government licenses or consents. We have issued a $50.0 million letter of credit in favor of Sinclair with First Union National Bank to secure our obligations under the agreements. However, in the event of our default, our total exposure under both agreements is limited to the $50.0 million letter of credit, approximately $7.0 million of which is allocated to the Kansas City agreement.

     In conjunction with the Sinclair acquisition, federal regulations require us to divest three stations in our Kansas City market, where we already own seven stations. We are seeking to swap three Kansas City stations for stations in other markets, or if we are unable to consummate a swap, we may sell these stations for cash or pursue a combination of swaps and sales. We have not yet determined which Kansas City stations we will divest. In order to comply with federal regulations, we may put these stations into a trust for our benefit with an independent trustee until the stations are conveyed to a third party.

     We have also agreed to purchase 300,000 shares of common stock, at $5.00 per share, in USA Digital Radio, Inc., a developer of digital audio broadcasting technology, which will increase our total holdings to 500,000 shares of common stock.

CLOSING CONDITIONS

     Completion of the acquisitions is subject to various conditions including
(1) the receipt of FCC consent to the assignment of the station licenses to Entercom, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act and (3) the receipt of consents to the assignment of certain contracts relating to the stations to Entercom. An application seeking FCC approval was filed on August 27, 1999, and we filed the applicable Hart-Scott-Rodino notice with the Federal Trade Commission and the Department of Justice on August 27, 1999. The multi-market agreement allocates the purchase price on a market by market basis and provides that a closing with respect to one market may occur, regardless of whether the closing conditions for one or more other markets have been met. Therefore, it is possible that one or more markets may close in a series of separate transactions, although we do not expect that this will be the case for any market other than Kansas City.

INDEMNIFICATION

     The agreements provide for standard provisions regarding indemnification of the parties to the agreement, including a threshold of $1.0 million that must be satisfied before Sinclair is obligated to make indemnification payments to us for our losses in excess of $500,000. Sinclair's indemnity obligations under the agreements are capped at $50.0 million. Sinclair's representations and warranties generally survive for a period of

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

12 months after closing, and we must make a claim for a breach of a representation or warranty during this survival period.

PURCHASE PRICE ADJUSTMENTS

     Sinclair operates two New Orleans stations, WLTS-FM and WTKL-FM, pursuant to a time brokerage agreement with Phase II Broadcasting, Inc., which commenced in November 1997. Sinclair has entered into an agreement with Phase II to acquire the assets of these stations for $29 million plus an amount determined by a formula not to exceed $500,000. If Sinclair has not acquired the Phase II stations prior to the closing of the New Orleans market, the purchase price of the Sinclair acquisition will be decreased by the purchase price that we would be required to pay to acquire the Phase II stations, subject to adjustment, and we will assume Sinclair's rights and obligations under the acquisition agreement with Phase II.

     Sinclair provides sales and marketing services to two Greenville/Spartanburg stations, WOLI-FM and WOLT-FM, pursuant to a joint services agreement with Palm Broadcasting, Inc. Sinclair has exercised an option to acquire these stations in exchange for an amount equal to the outstanding amount of principal and interest due under a loan agreement between Palm Broadcasting and River City Broadcasting Company, L.P. As of June 30, 1999, the principal amount of the loan was $3.1 million and accrued interest was $612,000. If Sinclair has not acquired the Palm stations prior to the closing of the Greenville market, the purchase price of the Sinclair acquisition will be decreased by the purchase price that we would be required to pay to acquire the Palm stations, subject to adjustment, and we will assume Sinclair's rights and obligations under the acquisition agreement with Palm.

     We have agreed to spend a maximum of $2.0 million in addition to the purchase price on capital expenditures that Sinclair incurs in connection with the build-out of certain studio/office space in Buffalo. We have also agreed to purchase $5.0 million of advertising time on television stations owned and/or programmed by Sinclair and its affiliates at prevailing rates over the next five years.

EMPLOYMENT MATTERS

     Generally, we have agreed to offer employment to the employees of the Sinclair stations. Sinclair has agreed generally not to hire any of its former employees for a period of 12 months after they are hired by us.

FINANCIAL PENALTIES

     Pursuant to the multi-market agreement, if the closing on all stations has not occurred within 135 days after public notice that the applications for consent to assignment of the Sinclair licenses have been accepted for filing by the FCC, the purchase price with respect to the stations which have not closed shall increase 0.75% if the closing has not occurred due to the failure to receive any required regulatory consent based on facts relating to us or our affiliates. The purchase price for each such market will continue to increase 0.75% at the end of each 30 day period thereafter until the later of its closing or the termination of the agreement.

     Pursuant to the Kansas City agreement, if closing on all stations has not occurred within 150 days after public notice that the applications for consent to applications for

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

consent to assignment of the Sinclair licenses have been accepted for filing by the FCC, the purchase price shall increase 0.75% if the closing has not occurred, due to the failure to receive any required regulatory consent based on facts relating to us or our affiliates. The purchase price will continue to increase 0.75% each 30 day period thereafter until the later of the closing or the termination of the agreement.

TERMINATION

     As long as Sinclair is not in material default of the multi-market agreement, Sinclair may terminate the multi-market agreement (1) on the date that would otherwise be the date for closing all the markets not then closed, if we breach our representations, warranties or covenants or fail to make required deliveries under the contract(s), (2) one year after the date that the agreement is signed, if all of the stations under that agreement have not closed due to the failure to receive any required regulatory approval and such failure results from facts relating to us or our affiliates, (3) on or after two years after the date that the agreement is signed, if all of the stations under that agreement have not closed due to the failure to receive any necessary regulatory approval and such failure is due to facts relating to Sinclair or its affiliates or (4) on or after eighteen months after the date that the agreement is signed, with respect to the stations under that agreement that have not closed for any reason other than as provided in clause (3). In addition, Sinclair may terminate the multi-market agreement if we are in default in any material respect and the default is not cured within 30 days. In addition, Sinclair may terminate the multi-market agreement if we are in default in any material respect and the default is not cured within 30 days. Sinclair's sole remedy upon rightful termination of the multi-market agreement for a breach of the agreement by us or a failure to receive any necessary regulatory approval by August 18, 2000, based on facts relating to us or our affiliates with respect to the markets that have not already closed at the time of such termination, is their receipt, as liquidated damages of $43.0 million of the $50.0 million letter of credit, less any amount of the letter of credit released to us upon the earlier closing of any other market (see below). Upon each closing of a market, a pro rata portion of the $50.0 million allocable to that market shall be released to us; provided that 45% of the value of all of Sinclair stations has closed. The Kansas City agreement has substantially the same termination provisions as the multi-market agreement, except that $7.0 million of the $50 million letter of credit is allocated to the Kansas City Agreement.

     We have the right to terminate either agreement with respect to any station not then closed (1) if certain conditions to closing that agreement are not met;
(2) if Sinclair is in default in any material respect with regard to the agreement being terminated and such default is not cured within 30 days; (3) fifteen months after the date the agreement is signed if all of the stations under that agreement have not closed due to the failure to receive regulatory approval due to facts relating to Sinclair or its affiliates or (4) upon the occurrence of the conditions set forth in clause (4) above, in each case without further obligation to Sinclair. In such an event we will obtain the release of any remaining balance of the letter of credit allocable to such agreement. In the event of a default by Sinclair, we are entitled to specific performance and/or damages.

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

                            DESCRIPTION OF THE TIDES

     Concurrently with this offering, we and a trust we own are also offering up to $150 million in stated liquidation amount of TIDES by means of a separate prospectus.

ISSUER

     Entercom Communications Capital Trust, a Delaware business trust of which Entercom is the sole beneficiary, will offer the TIDES. Entercom will acquire all the common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust. The trust will use the gross proceeds of the TIDES offering and the sale of its common securities to us to buy convertible subordinated debentures from us that have an aggregate principal amount equal to the purchase price of the convertible subordinated debenture. Substantially all of the assets of the trust will consist of our convertible subordinated debentures.

DISTRIBUTIONS

     Distributions on the TIDES will accrue from the date of original issuance and subject to the distribution deferral provisions described below, the trust
will pay those distributions at the annual rate of      % of the stated
liquidation amount of $50 per TIDES quarterly in arrears on each March 31, June 30, September 30 and December 31, commencing December 31, 1999.

DISTRIBUTION DEFERRAL PROVISIONS

     The trust will be able to pay distributions on the TIDES only if and to the extent it receives interest payments from us on the convertible subordinated debentures. We have the right, at any time, to defer the interest payments for successive periods not exceeding 20 consecutive quarters. The trust will defer distributions on the TIDES during any deferral period, but the TIDES will continue to accumulate additional distributions compounded quarterly until the end of the deferral period. We have agreed not to declare or pay any dividend on our capital stock, including our Class A common stock, during any deferral period.

CONVERSION INTO CLASS A COMMON STOCK

     Each holder may convert its TIDES into our Class A common stock at the rate
of           shares per TIDES (equivalent to a purchase price of $     per share
of Class A common stock). In connection with any conversion, the trustee will exchange the TIDES for a corresponding amount of convertible subordinated debentures held by the trust and immediately convert those debentures into shares of our Class A common stock.

MATURITY

     Although the TIDES do not have a stated maturity, they are subject to mandatory redemption upon the repayment or redemption, in whole or in part, of the convertible subordinated debentures. The convertible subordinated debentures will mature on September 30, 2014.

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

OPTIONAL REDEMPTION

     We may redeem the convertible subordinated debentures, in whole or in part, after October 3, 2002 initially at a premium declining to 100% of the principal amount of the TIDES after September 30, 2006.

GUARANTEE

     Through a series of related agreements, we will fully and unconditionally guarantee all of the trust's obligations under the TIDES.

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

                                   MANAGEMENT

     The following table provides information concerning our directors and executive officers.

NAME                          AGE   POSITION
----                          ---   --------
Joseph M. Field.............  67    Chairman of the Board and Chief Executive
                                    Officer
David J. Field..............  37    President, Chief Operating Officer and
                                    Director
John C. Donlevie............  52    Executive Vice President, Secretary, General
                                    Counsel and Director
Stephen F. Fisher...........  47    Senior Vice President and Chief Financial
                                    Officer
Herbert Kean, M.D. .........  67    Director
S. Gordon Elkins............  68    Director
Thomas H. Ginley, Jr.,
  M.D. .....................  75    Director
Lee Hague...................  53    Director
Marie H. Field..............  61    Director
Michael R. Hannon...........  39    Director
David J. Berkman............  37    Director

     Joseph M. Field founded Entercom in 1968 and has served since our inception as our Chairman of the Board and Chief Executive Officer and was our President until September 1998. Before entering the broadcasting business, he practiced law for 14 years in New York (including service as an Assistant United States Attorney) and Philadelphia. Mr. Field served on the Board of Directors of the National Association of Broadcasters for four years as a representative of the major radio group broadcasters. He currently serves on the Boards of Directors of The Curtis Institute of Music, the Settlement Music School, the American Interfaith Institute, the Liberty Museum, the Jewish Educational and Vocational Service (JEVS) and the Philadelphia Chamber Music Society. Mr. Field has a B.A. from the University of Pennsylvania and a L.L.B. from Yale Law School. He is the spouse of Marie H. Field and the father of David J. Field.

     David J. Field has served as our President since September 1998, our Chief Operating Officer since April 1996 and one of our directors since November 1995. He also served as our Chief Financial Officer from 1992 to November 1998. Mr. Field joined us in 1987 and served as our Director of Finance and Corporate Development from 1987 to 1988, Vice President-Finance and Corporate Development from 1988 to 1992, Vice President-Operations and Chief Financial Officer from 1992 to 1995 and Senior Vice President-Operations and Chief Financial Officer from 1995 to 1996. Prior to joining us, he was an investment banker with Goldman, Sachs & Co. Mr. Field currently serves on the Boards of Directors of The Radio Advertising Bureau and The Wilderness Society. He has a B.A. from Amherst College and an M.B.A. from the Wharton School of the University of Pennsylvania. Mr. Field is the son of Joseph M. Field and Marie H. Field.

     John C. Donlevie has served as our Executive Vice President, General Counsel and one of our directors since October 1989, our Secretary since December 1998 and was our Vice President-Legal and Administrative from July 1984 when he joined us to October 1989. Prior to joining us, Mr. Donlevie practiced law for 11 years, most recently as Corporate Counsel of Ecolaire Incorporated in Malvern, Pennsylvania. He has a B.S. from Drexel University and a J.D. from Temple University School of Law.

     Stephen F. Fisher has served as our Senior Vice President and Chief Financial Officer since November 1998. From 1994 to 1998, he was a Managing Director with Bachow & Associates, a private equity firm located in Bala Cynwyd, Pennsylvania. Prior to joining Bachow & Associates, Mr. Fisher held numerous operational and financial management positions over a period of 15 years, most recently as Executive Vice President with Westinghouse Broadcasting Company, Inc. (now CBS). He has an M.A. from Bob Jones University and an M.B.A. from the University of South Carolina.

     Herbert Kean, M.D. has served as one of our directors since our inception. In addition, he served as our Secretary from our inception until February 1984. Dr. Kean is currently a medical physician in private practice in the Philadelphia area. He has a B.S. from the University of Pennsylvania and an M.D. from Hahnemann University.

     S. Gordon Elkins has served as one of our directors since February 1978. He was a partner in the law firm of Stradley, Ronon, Stevens & Young from September 1962 through January 1999 and currently is affiliated with the firm. Mr. Elkins has a B.S. from Temple University and an L.L.B. from Yale Law School.

     Thomas H. Ginley, Jr., M.D. has served as one of our directors since January 1971 and previously served as our Secretary from February 1984 to December 1998. Dr. Ginley is President of the A & T Development Corporation, Treasurer of Vanessa Noel Couture, Inc. and President of Gemologist Treasury International Inc. He is a diplomat of the National Board as well as a fellow of the American College of Surgeons. Dr. Ginley has an M.D. from Georgetown University.

     Lee Hague has served as one of our directors since March 1980. He has served as an independent consultant to various broadcasting groups and provides financial advisory and media brokering services to the industry. Mr. Hague is currently the Chairman of the Board and Chief Executive Officer of Aspect Holdings Inc. Prior to joining Aspect Holdings Inc. in 1998, he served as President of Hague & Company over a period of 20 years. Mr. Hague has over 20 years' experience in the radio industry. He has a B.S. from Northwestern University and an M.M. from the J.L. Kellogg Graduate School of Management, Northwestern University.

     Marie H. Field has served as one of our directors since October 1989. She served for over 25 years as a teacher in public and private schools in New York and Philadelphia. Mrs. Field serves on the Board of Directors of the Ovarian Cancer Research Fund in New York and the Board of Overseers of the University of Pennsylvania School of Social Work. She has a B.A. from Barnard College. Mrs. Field is the spouse of Joseph M. Field and the mother of David J. Field.

     Michael R. Hannon has served as one of our directors since December 1998. He is a general partner of Chase Capital, a general partnership which invests in international private equity opportunities with a significant concentration in the media and telecommunications industries. Prior to joining Chase Capital in 1988, Mr. Hannon held various positions at Morgan Stanley & Co. Incorporated. He currently serves on the Boards of Directors of TeleCorp PCS, Formus Communications and Financial Equity Partners. Mr. Hannon has a B.A. from Yale University and an M.B.A. from Columbia Business School.

     David J. Berkman has served as one of our directors since the consummation of our initial public offering in January 1999. He has served as Executive Vice President and is on the Board of Directors of The Associated Group, Inc., a company involved in selected aspects of the telecommunications business, since 1994. As part of his duties for The Associated Group, Inc., Mr. Berkman serves as Chief Executive Officer and is on the Board of Directors of True Position, Inc., a company engaged in the provision of wireless location products and services. He also currently serves on the Boards of Directors of Teligent, Inc., V-Span, Inc. and Portatel del Sureste, S.A. de C.V. Mr. Berkman has a B.S. from the Wharton School of the University of Pennsylvania.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our board of directors has established an audit committee and a compensation committee.

     AUDIT COMMITTEE. The audit committee consists of Messrs. Berkman and Hague. The responsibilities of the audit committee include:

     - recommending to the board of directors independent public accountants to conduct the annual audit of our financial statements;

     - reviewing the proposed scope of the audit and approving the audit fees to be paid;

     - reviewing our accounting and financial controls with the independent public accountants and our financial and accounting staff; and

     - reviewing and approving transactions, other than compensation matters, between us and our directors, officers and affiliates.

     COMPENSATION COMMITTEE. Our compensation committee consists of Messrs. Ginley, Kean and Hannon. The compensation committee provides a general review of our compensation plans to ensure that they meet corporate objectives. The responsibilities of the compensation committee also include administering and interpreting our Employee Stock Purchase Plan and the 1998 Equity Compensation Plan, including selecting the officers, salaried employees and other qualified recipients that will be granted awards under the 1998 Equity Compensation Plan.

DIRECTOR COMPENSATION

     During the last calendar year, all of our directors were compensated $200 for each board meeting that they attended in person. Following the consummation of our initial public offering, all of our non-employee directors became entitled to receive a fee of $1,000 for each board meeting and $500 for each committee meeting that they attend in person and $250 for each telephonic meeting of the board or a committee. Employee directors are not entitled to receive additional compensation for their services as directors. In addition, upon the completion of our initial public offering, Marie H. Field, S. Gordon Elkins, Lee Hague, Thomas H. Ginley, M.D., Herbert Kean, M.D., Michael R. Hannon and David J. Berkman received stock options under the 1998 Equity Compensation Plan, and Lee Hague and S. Gordon Elkins received restricted stock grants under the 1998 Equity Compensation Plan.

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

EXECUTIVE OFFICER COMPENSATION

     The following table provides summary information concerning compensation paid to or earned by our Chief Executive Officer and our other most highly compensated executive officers for services rendered during the year ended September 30, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION        OTHER
                                             --------------------       ANNUAL
NAME AND PRINCIPAL POSITION          YEAR     SALARY     BONUS(1)    COMPENSATION
---------------------------          ----    --------    --------    ------------
Joseph M. Field, Chairman of the
  Board and Chief Executive
  Officer..........................  1998    $554,992          --         *
David J. Field, President and Chief
  Operating Officer................  1998     262,973    $116,000         *
John C. Donlevie, Executive Vice
  President, Secretary and General
  Counsel..........................  1998     181,947     116,000         *

-------------------------

 * Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the executive officer and, therefore, is not required to be disclosed pursuant to rules of the Commission.

(1) Includes amounts accrued during year presented but paid in the subsequent year.

1998 EQUITY COMPENSATION PLAN

     We have adopted the 1998 Equity Compensation Plan, effective as of June 24, 1998. The 1998 Equity Compensation Plan provides for grants to employees of ours and our subsidiaries (including employees who are officers or directors), our non-employee directors and certain advisors and consultants who perform services for us and our subsidiaries of:

     - incentive stock options;

     - "nonqualified stock options" that are not intended to qualify as incentive stock options;

     - restricted stock; and

     - stock appreciation rights.

     Only shares of Class A common stock may be issued under the 1998 Equity Compensation Plan.

     GENERAL. Subject to adjustment, we may issue shares of Class A common stock up to an amount equal to 10% of our outstanding Class A, Class B and Class C common stock under the Plan. As of August 25, 1999, we have granted and have currently outstanding 11,112 shares of restricted stock and nonqualified stock options to purchase 820,454 shares of Class A common stock having a weighted average exercise price of $21.22 per share.

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

We have not issued any incentive stock options or stock appreciation rights. The number of shares for which incentive stock options may be issued under the Plan may not exceed 1,850,000 shares, subject to adjustment, and the number of shares of restricted stock that may be issued under the Plan may not exceed 925,000 shares, subject to adjustment. In addition, prior to the completion of the offering, we may grant additional options to purchase shares of Class A common stock to non-executive officers and other employees.

     ADMINISTRATION OF THE 1998 EQUITY COMPENSATION PLAN. The Plan is administered and interpreted by our compensation committee. Subject to the ratification or approval by the board of directors, if the board retains the right, the committee has the sole authority to:

     - determine the individuals that shall be given awards;

     - determine the terms of the awards;

     - delegate to our Chief Executive Officer, Joseph M. Field, the authority to make grants to employees; and

     - deal with any other matters arising under the Plan.

     OPTIONS. The exercise price of any incentive stock option will not be less than the fair market value of our Class A common stock on the date of grant, or not less than 110% of the fair market value of the common stock in the case of an employee who owns more than 10% of our Class A, Class B and Class C common stock. The exercise price of a nonqualified stock option may be greater than, equal to or less than the fair market value of our Class A common stock on the date of grant. The exercise period of an option may not exceed ten years from the date of grant, and the exercise period of an incentive stock option granted to an employee who owns more than 10% of the Class A, Class B and Class C common stock may not exceed five years from the date of grant. The participant may pay the exercise price in cash or, with the approval of the committee, by delivering shares of common stock owned by the participant and having a fair market value on the date of exercise equal to the exercise price or by any other method that the committee approves.

EMPLOYEE STOCK PURCHASE PLAN

     We have adopted the Employee Stock Purchase Plan, effective as of January 28, 1999. A total of up to 1,850,000 shares of our Class A common stock may be issued under the employee plan, subject to adjustment. Under the employee plan, we will withhold a specified percentage (not to exceed 10%) of the compensation paid to each participant, and the amount withheld (and any additional amount contributed by the participant) will be used to purchase our Class A common stock on the last day of each purchase period. The purchase price will be determined by the employee plan committee and shall not be less than 85% of the value of the stock on the last day of the purchase period. The length of each purchase period shall be specified by the employee plan committee. The first purchase period began on April 1, 1999. The maximum value of shares that a participant in the employee plan may purchase during any calendar year is $25,000.

EMPLOYMENT AGREEMENTS

     JOSEPH M. FIELD EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Joseph M. Field pursuant to which Mr. Field serves as our Chief

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

Executive Officer. The employment agreement may be terminated upon written notice no less than 30 days prior to the end of any calendar year. Absent such written notice, the employment agreement is automatically renewed for a period of one year. In the event of Mr. Field's death during the term of the employment agreement, we will pay his survivors Mr. Field's compensation for one year at the then current rate. In the event of the total disability of Mr. Field, we will pay Mr. Field compensation for the lesser of the period of his disability or one year at the then applicable rate. Mr. Field's current base salary is $558,000 and is increased or decreased annually by a percentage equal to the percentage of inflation or deflation over the immediately preceding twelve month period, provided that the base salary shall never be less than $500,000. The board of directors may approve additional salary, bonuses, fees, or other compensation for Mr. Field. Mr. Field is entitled to participate in any bonus, profit sharing, retirement, insurance or other plan or program that we adopt. Absent our express prior written consent, Mr. Field is prohibited, in the event of his termination by resignation or for cause, for a period of two years following the termination of the employment agreement, from engaging in any broadcast business that we compete with in any standard metropolitan statistical area in which we are then operating a broadcast property.

     EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS. We have entered into employment agreements with David J. Field and John C. Donlevie. Each of these employment agreements provides that the employee may be terminated at will by either party
(1) immediately if good cause for termination exists, or (2) upon thirty days notice in the absence of good cause. Pursuant to these employment agreements, the current annual salaries of Mr. Field and Mr. Donlevie are $350,000 and $225,000, respectively. Each of the employment agreements provides for yearly salary adjustments for inflation and an annual discretionary bonus.

     STEPHEN F. FISHER EMPLOYMENT AGREEMENT. We have entered into an employment agreement with Stephen F. Fisher for a term ending December 31, 2000 and year to year thereafter unless terminated by either party at least 120 days prior to the end of the then current term. In the event of a change of control, the 120 days is increased by 60 days or in lieu of additional notice we may pay 60 days salary. We may terminate the agreement at any time for cause. Mr. Fisher's salary is $250,000 annually and is increased each year for inflation. In addition, Mr. Fisher is eligible for an annual discretionary bonus.

     Mr. Fisher is prohibited, so long as he is our employee and for a period of one year thereafter, from serving, directly or indirectly in any enterprise which we compete with; provided, however, if Mr. Fisher is terminated without cause or if his employment agreement is terminated due to the parties inability to renegotiate certain compensation terms, then Mr. Fisher will be restricted from serving in a competitive business for a period of three months plus any time for which he receives a cash payment.

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

                              CERTAIN TRANSACTIONS

     S. Gordon Elkins, one of our directors, is affiliated with the law firm of Stradley, Ronon, Stevens & Young. This firm has served as our outside counsel on various matters.

     Michael R. Hannon, one of our directors, is a general partner of Chase Capital Partners. In May 1996, Chase Capital acquired a convertible subordinated promissory note from us for $25 million. The convertible subordinated note was converted into 2,327,500 shares of our Class A common stock and 1,995,669 shares of our Class C common stock. Chase Capital was a selling shareholder in our initial public offering in January 1999 and received net proceeds of $49.2 million from the sale of all of its Class A common stock.

     On May 21, 1996, we entered into a registration rights agreement, dated as of May 21, 1996, with Chase Equity Associates, L.P., an affiliate of Chase Capital Partners. The agreement grants Chase Equity Associates and Chase Capital the right to require us, subject to certain limitations, to effect one "demand" registration statement under the Securities Act for the sale of their shares of our common stock. Chase Equity Associates is the beneficial owner of all of our outstanding Class C common stock.

     On May 6, 1999, Chase Equity Associates entered into an agreement with the underwriters of the initial public offering in which (1) the underwriters released Chase Equity Associates from their 180 day lock-up agreement with respect to the sale of 300,000 shares of Class A common stock and (2) Chase Equity Associates agreed that all further sales or dispositions of Class A common stock, except sales pursuant to the registration rights agreement, shall be made through a nationally recognized underwriter that we designate.

     Some of our FCC licenses are currently owned by ECI License Company, LP, a limited partnership in which we have been the general partner, owning a 99% interest. On January 22, 1999, one of our wholly owned subsidiaries purchased the remaining 1% interest from ECI Investors Corporation, a company that was owned by our shareholders prior to our initial public offering, excluding Chase Capital, in the same percentage as their ownership in our company, for $3.4 million. Of the $3.4 million, Joseph M. Field, our Chairman of the Board and Chief Executive Officer received approximately $1.4 million. Other shareholders prior to the initial public offering that received a portion of the $3.4 million include Marie H. Field, one of our directors and wife of Joseph M. Field, David
J. Field, our President, Chief Operating Officer and one of our directors and son of Joseph M. Field, Nancy E. Field, daughter of Joseph M. Field and Marie H. Field, Thomas H. Ginley, Jr, M.D., one of our directors, and his wife Emma Ginley, and Herbert Kean, M.D., one of our directors.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth certain information as of August 25, 1999 regarding the beneficial ownership of our common stock by:

     - each person known by us to beneficially own more than 5% percent of any class of our common stock;

     - each of our directors and Named Executive Officers;

     - the selling shareholders; and

     - all of our directors and executive officers as a group.

     Each shareholder possesses sole voting and investment power with respect to the shares listed, unless otherwise noted.

                                                  CLASS A COMMON STOCK(1)                           CLASS B COMMON STOCK(2)
                            -------------------------------------------------------------------   ---------------------------
                               NUMBER                                                                NUMBER
                             OF SHARES        NUMBER OF         PERCENT OF        PERCENT OF       OF SHARES      PERCENT OF
                            BENEFICIALLY    SHARES OFFERED     CLASS BEFORE       CLASS AFTER     BENEFICIALLY   CLASS BEFORE
NAME                          OWNED(3)     IN THIS OFFERING   THE OFFERING(3)   THE OFFERING(4)     OWNED(3)     OFFERING(3)
----                        ------------   ----------------   ---------------   ---------------   ------------   ------------
Joseph M. Field(5)(6).....   2,988,305                             12.0%                            9,782,555        92.9%

David J. Field(5)(7)......   2,654,994                             10.6                               749,250         7.1

John C. Donlevie..........       6,155                                *                                    --          --

Stephen F. Fisher.........       5,000                                *                                    --          --

Herbert Kean, M.D.........   1,186,590                              4.8                                    --          --

S. Gordon Elkins(5)(8)....   3,383,044                             13.6                                    --          --

Thomas H. Ginley,
 M.D.(9)..................     879,120                              3.5                                    --          --

Lee Hague.................       1,000                                *                                    --          --

Marie H. Field(5)(10).....   2,988,305                             12.0                                    --          --

Nancy E. Field(5)(11).....   2,153,400                              8.6                                    --          --

Michael R. Hannon(12).....          --                               --                                    --          --

David J. Berkman..........       2,500                                *                                    --          --

Chase Equity Associates,
 L.P.(12)
 380 Madison Avenue
 New York, NY 10017.......          --                               --                                    --          --

Putnam Investments,
 Inc.(13)
 One Post Office Square
 Boston, MA 02109.........   2,657,000                             10.7                                    --          --

All directors and
 executive officers as a
 group (12 persons).......   8,452,714                             33.9                            10,531,805       100.0

OTHER SELLING SHAREHOLDERS

                                                            PERCENT OF TOTAL         PERCENT OF TOTAL
                                CLASS B COMMON STOCK(2)     ECONOMIC INTEREST           VOTING POWER
                                 -------------------     ----------------------   ----------------------

                                       PERCENT OF
                                       CLASS AFTER       BEFORE THE   AFTER THE   BEFORE THE   AFTER THE
NAME                                 THE OFFERING(4)      OFFERING    OFFERING     OFFERING    OFFERING
----                             -   ---------------     ----------   ---------   ----------   ---------
Joseph M. Field(5)(6).....                                  34.4%                    77.4%
David J. Field(5)(7)......                                   9.2                      7.8
John C. Donlevie..........                                     *                        *
Stephen F. Fisher.........                                     *                        *
Herbert Kean, M.D.........                                   3.2                        *
S. Gordon Elkins(5)(8)....                                   9.1                      2.6
Thomas H. Ginley,
 M.D.(9)..................                                   2.4                        *
Lee Hague.................                                    --                       --
Marie H. Field(5)(10).....                                   8.0                      2.3
Nancy E. Field(5)(11).....                                   5.8                      1.7
Michael R. Hannon(12).....                                    --                       --
David J. Berkman..........                                    --                       --
Chase Equity Associates,
 L.P.(12)
 380 Madison Avenue
 New York, NY 10017.......                                    --                       --
Putnam Investments,
 Inc.(13)
 One Post Office Square
 Boston, MA 02109.........                                   7.2                      2.0
All directors and
 executive officers as a
 group (12 persons).......                                  55.6                     87.4
OTHER SELLING SHAREHOLDERS

------------

  *  Less than one percent.

 (1) The number of shares of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.

 (2) The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except: (1) any share not voted by either Joseph M. Field or David J. Field is entitled to one vote; (2) the holders of Class A common stock, voting as a separate class, are entitled to elect two directors; (3) each share of Class B common stock is entitled to one vote with respect to any "going private" transactions under the Exchange Act; and (4) as required by law. The shares of Class B common stock are convertible in whole or in part, at the option of the holder, subject to certain conditions, into the same number of shares of Class A common stock. See "Description of Capital Stock."

 (3) Shares beneficially owned and percentage ownership are based on 24,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock outstanding as of August 25, 1999.

 (4) Assumes no exercise of the underwriters' over-allotment option.

 (5) The address of these shareholders is 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004.

 (6) Includes (1) 2,830,500 shares of Class A common stock beneficially owned by Marie H. Field, wife of Joseph M. Field, and (2) 157,805 shares of Class A common stock held of record by Joseph M. Field as trustee of a trust for the benefit of an unrelated party.

 (7) Includes (1) 666,000 shares of Class A common stock held of record by David
     J. Field as co-trustee of a trust for the benefit of Nancy E. Field, (2) 738,150 shares of Class A common stock held of record by David J. Field as co-trustee of a trust for the benefit of David J. Field and his children and (3) 1,250,844 shares of Class A common stock held of record by David J. Field as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field.

 (8) Includes (1) 1,250,844 shares of Class A common stock held of record by Mr. Elkins as co-trustee of two trusts for the benefit of the descendants of David J. Field and Nancy E. Field, (2) 738,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of David J. Field and his children, (3) 738,150 shares of Class A common stock held of record by Mr. Elkins as co-trustee of a trust for the benefit of Nancy E. Field and her children and (iv) 654,900 shares of Class A common stock held of record by Mr. Elkins as trustee of a trust for the benefit of Marie H. Field.

 (9) Includes (1) 731,120 shares of Class A common stock held by Mr. Ginley in joint tenancy with his spouse, (2) 74,000 shares of Class A common stock owned of record by his spouse and (3) 74,000 shares of Class A common stock held of record by his spouse as co-trustee of two trusts for the benefit of their children.

(10) Includes (1) 666,000 shares of Class A common stock held of record by Marie
     H. Field as co-trustee of a trust for the benefit of David J. Field, (2) 666,000 shares of Class A common stock held of record by Marie H. Field as co-trustee of a trust for the benefit of Nancy E. Field and (3) 157,805 shares of Class A common stock held of record by Joseph M. Field, husband of Marie H. Field, as trustee of a trust for the benefit of an unrelated party. Does not include 9,782,555 shares of Class B common stock held by Joseph M. Field, Marie H. Field's spouse. See Note 2 above.

(11) Includes (1) 666,000 shares of Class A common stock held of record by Nancy
     E. Field as co-trustee of a trust for the benefit of David J. Field and (2) 738,150 shares of Class A common stock held of record by Nancy E. Field as co-trustee of a trust for the benefit of Nancy E. Field and her children.

(12) Includes 1,695,669 shares of Class C common stock owned by Chase Equity Associates, an affiliate of Chase Capital, which represents 100% of the class. The shares of Class C common stock have no voting rights except as otherwise required by law. Michael R. Hannon, one of our directors, is a general partner of Chase Capital. Mr. Hannon exercises shared investment and voting power with respect to the shares, but disclaims beneficial ownership. The address for Mr. Hannon is 380 Madison Avenue, New York, New York 10017.

(13) Includes 2,999,700 shares owned by Putnam Investment Management, Inc. and 357,425 shares owned by The Putnam Advisory Company, Inc., both affiliates of Putnam Investments, Inc. The beneficial ownership for Putnam is as of June 30, 1999, the date of the last Form 13-F under the Exchange Act that Putnam filed.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock as of August 25, 1999 consists of:

     (1) 200,000,000 shares of Class A common stock, of which 24,944,267 shares are issued and outstanding;

     (2) 75,000,000 shares of Class B common stock, of which 10,531,805 shares are issued and outstanding;

     (3) 50,000,000 shares of Class C common stock, of which 1,695,669 shares are issued and outstanding; and

     (4) 25,000,000 shares of preferred stock, none of which are issued or outstanding.

In addition, we have 3,715,717 shares of Class A common stock reserved for issuance under our 1998 Equity Compensation Plan. We also have 1,850,000 shares of Class A common stock reserved for issuance under our Employee Stock Purchase Plan.

     The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of our capital stock contained in our amended and restated articles of incorporation and amended and restated bylaws and to the applicable provisions of the Pennsylvania Business Corporation Law of 1988.

COMMON STOCK

     The rights of holders of the common stock are identical in all respects, except as discussed below. All the outstanding shares of Class A common stock, Class B common stock and Class C common stock are, and the shares of Class A common stock sold in this offering will be, upon issuance and payment of the purchase price therefor, validly issued, fully paid and nonassessable.

     DIVIDENDS. Subject to the right of the holders of any class of preferred stock, holders of shares of common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class.

     VOTING RIGHTS. The Class A common stock and the Class B common stock vote together as a single class on all matters submitted to a vote of shareholders. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes, except:

     (1) any share of Class B common stock not voted by either Joseph M. Field or David J. Field, in their own right or pursuant to a proxy, is entitled to one vote;

     (2) the holders of Class A common stock, voting as a separate class, are entitled to elect two Class A directors;

     (3) each share of Class B common stock is entitled to one vote with respect to any Going Private Transaction (defined as a "Rule 13e-3 transaction" under the Exchange Act); and

     (4) as required by law.

     The first two Class A directors were designated by our board of directors and will serve until our next annual meeting of shareholders, when the holders of the Class A common stock will elect the Class A directors. The Class A directors serve one-year terms and must be "independent directors." For this purpose, an "independent director" means a person who is not an officer or employee of us or any of our subsidiaries, and who does not have a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Holders of common stock are not entitled to cumulate votes in the election of directors.

     LIQUIDATION RIGHTS. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of our preferred stock, if any.

     CONVERSION OF CLASS A COMMON STOCK. Shares of Class A common stock owned by a Regulated Entity (defined as either an entity that is a "bank holding company" under the Bank Holding Company Act of 1956 or a non-bank subsidiary of such an entity, or an entity that, pursuant to Section 8(a) of the International Banking Act of 1978 is subject to the provisions of the Bank Holding Company Act, or any non-bank subsidiary of such an entity), are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class C common stock. All conversion rights of Class A common stock are subject to any necessary FCC approval.

     CONVERSION, TRANSFERABILITY OF CLASS B COMMON STOCK. Shares of Class B common stock are convertible at any time, at the option of the holder, into an equal number of fully paid and non-assessable shares of Class A common stock. All conversion rights of Class B common stock are subject to any necessary FCC approval. Shares of Class B common stock transferred to a party other than Joseph M. Field, David J. Field, a spouse or lineal descendant of either Joseph
M. Field or David J. Field or any spouse of such lineal descendant, a trustee of a trust established for the benefit of any such persons or the estate of any such persons are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock.

     CONVERSION, TRANSFERABILITY OF CLASS C COMMON STOCK. Shares of Class C common stock are convertible at any time subject to certain restrictions, at the option of the holder thereof, into an equal number of fully paid and non-assessable shares of Class A common stock. A Regulated Entity may not convert shares of Class C common stock into Class A common stock if, as a result of such conversion it would own more than 4.99% of the Class A common stock unless such conversion is permitted under our amended and restated articles of incorporation or otherwise under the Banking Holding Company Act. All conversion rights of Class C common stock are subject to any necessary FCC approval. Shares of Class C common stock transferred to a party other than a Regulated Entity are automatically converted into an equal number of fully paid and non-assessable shares of Class A common stock. Shares of Class C common stock may be transferred by a Regulated Entity under a limited set of circumstances.

     OTHER PROVISIONS. The holders of common stock are not entitled to preemptive or similar rights.

PREFERRED STOCK

     We are authorized to issue 25,000,000 shares of preferred stock, par value $.01 per share. Our board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from the authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our amended and restated articles of incorporation, the board of directors is empowered to determine:

     - the designation of and the number of shares constituting a series of preferred stock;

     - the dividend rate, if any, for the series;

     - the terms and conditions of any voting and conversion rights for the series, if any;

     - the number of directors, if any, which the series shall be entitled to elect;

     - the amounts payable on the series upon our liquidation, dissolution or winding-up;

     - the redemption prices and terms applicable to the series, if any; and

     - the preferences and relative rights among the series of preferred stock.

     Such rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of common stock. There are currently no shares of preferred stock outstanding.

FOREIGN OWNERSHIP

     Our amended and restated articles of incorporation restrict the ownership, voting and transfer of our capital stock, including our common stock, in accordance with the Communications Act and the rules of the FCC, which prohibit the issuance of more than 25% of our outstanding capital stock (or more than 25% of the voting rights it represents) to or for the account of aliens or corporations otherwise subject to domination or control by aliens. In addition, the amended and restated articles authorize our board of directors to take action to enforce these prohibitions, including requiring redemptions of common stock and placing a legend regarding restrictions on foreign ownership on the certificates representing the common stock. See "Business -- Federal Regulation of Radio Broadcasting -- Ownership Matters."

CERTAIN PROVISIONS OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

     Our amended and restated articles of incorporation and amended and restated bylaws include provisions that could have an anti-takeover effect. These provisions are intended to preserve the continuity and stability of our board of directors and the policies formulated by our board of directors. These provisions are also intended to help ensure that the board of directors, if confronted by a surprise proposal from a third party which has acquired a block of our stock, will have sufficient time to review the proposal, to consider appropriate alternatives to the proposal and to act in what it believes to be the best interests of the shareholders.

     The following is a summary of the provisions included in our amended and restated articles of incorporation. However, you should refer to the actual document. The board of directors has no current plans to formulate or effect additional measures that could have an anti-takeover effect.

     EXCULPATION. Directors and officers shall not be personally liable for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of his or her office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     INDEMNIFICATION. To the fullest extent permitted by the Pennsylvania Business Corporation Law, we will indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she (1) is or was our director or officer or (2) while our director or officer, is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

     BLANK CHECK PREFERRED STOCK. Our board of directors may authorize the issuance of up to 25,000,000 shares of preferred stock in one or more classes or series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each such class or series. Our board of directors has no present intention to issue any preferred stock; however, our board of directors has the authority, without further shareholder approval, to issue one or more series of preferred stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. Our board of directors does not intend to seek shareholder approval prior to any issuance of such stock, unless otherwise required by law.

PENNSYLVANIA CONTROL-SHARE ACQUISITIONS LAW

     We are subject to the Pennsylvania Business Corporation Law. Generally, subchapters 25E, F, G, H, I and J of the Pennsylvania Business Corporation Law place procedural requirements and establish restrictions upon the acquisition of voting shares of a corporation which would entitle the acquiring person to cast or direct the casting of a certain percentage of votes in an election of directors. Subchapter 25E of the PBCL provides generally that, if we were involved in a "control transaction," our shareholders would have the right to demand from a "controlling person or group" payment of the fair value of their shares. For purposes of subchapter 25E, a "controlling person or group" is a person or group of persons acting in concert that, through voting shares, has voting power over at least 20% of the votes which our shareholders would be entitled to cast in the election of directors. A control transaction arises, in general, when a person or group acquires the status of a controlling person or group.

     In general, Subchapter 25F of the Pennsylvania Business Corporation Law delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and us. The term "business combination" is defined broadly to include various merger, consolidation, division, exchange or sale transactions, including transactions utilizing our assets for purchase price amortization or refinancing purposes. An "interested shareholder," in general, would be a beneficial owner of at least 20% of our voting shares.

     In general, Subchapter 25G of the Pennsylvania Business Corporation Law suspends the voting rights of the "control shares" of a shareholder that acquires for the first time 20% or more, 33 1/3% or more or 50% or more of our shares entitled to be voted in an election of directors. The voting rights of the control shares generally remain suspended until such time as our "disinterested" shareholders vote to restore the voting power of the acquiring shareholder.

     Subchapter 25H of the Pennsylvania Business Corporation Law provides circumstances for our recovery of profits made upon the sale of our common stock by a "controlling person or group" if the sale occurs within 18 months after the controlling person or group became such and the common stock was acquired during such 18 month period or within 24 months prior thereto. In general, for purposes of Subchapter 25H, a "controlling person or group" is a person or group that (1) has acquired, (2) offered to acquire or (3) publicly disclosed or caused to be disclosed an intention to acquire voting power over shares that would entitle such person or group to cast at least 20% of the votes that our shareholders would be entitled to cast in the election of directors.

     If our disinterested shareholders vote to restore the voting power of a shareholder who acquires control shares subject to Subchapter 25G, we would then be subject to subchapters 25I and J of the Pennsylvania Business Corporation Law. Subchapter 25I generally provides for a minimum severance payment to certain employees terminated within two years of such approval. Subchapter 25J, in general, prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

     The foregoing summary describes some of the material terms of certain subchapters of the Pennsylvania Business Corporation Law. However, you should refer to the actual statute.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the common stock is First Union National Bank.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The market price of our stock could decline due to the large number of shares eligible for public sale upon consummation of the offering.

     Upon completion of the offering, we will have 32,944,267 shares of Class A common stock, 10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock issued and outstanding, assuming no exercise of the underwriter's over-allotment option. Of these shares, 9,500,000 shares of Class A common stock sold in this offering (plus any shares issued upon exercise of the underwriters' over-allotment option), the 13,627,500 shares sold in our initial public offering in January 1999 and approximately 300,000 shares of Class A common stock sold into the public market since the initial public offering will be freely transferable without restriction in the public market, except to the extent that these shares have been acquired by our affiliates; resales of shares acquired by affiliates are subject to restrictions under Rule 144 of the Securities Act. The remaining shares of Class A common stock and all shares of Class B common stock and Class C common stock were issued in reliance on exemptions from the registration requirements of the Securities Act, and these shares are "restricted" securities under Rule 144. The number of "restricted" shares available for sale in the public market is limited by the restrictions under Rule 144, although as to shares held by persons who are not our affiliates, many of those restrictions do not apply.

     Our directors, members of senior management, Chase Capital and the selling shareholders have agreed pursuant to lock-up agreements not to sell or otherwise
dispose of shares representing           shares of Class A common stock,
10,531,805 shares of Class B common stock and 1,695,669 shares of Class C common stock for a period of 90 days after the date of this prospectus without the prior written consent of Credit Suisse First Boston Corporation. The restricted securities will generally be available for sale in the open market, subject to the lock-up agreements and the applicable requirements of Rule 144.

     In general, under Rule 144, as currently in effect, a shareholder (or shareholders whose shares are aggregated) who has beneficially owned restricted securities for at least one year (including persons who may be deemed "affiliates" under Rule 144) is entitled to sell a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the class of common stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale, subject to certain manner of sale limitations. A shareholder who is deemed not to have been an affiliate for at least three months prior to the date of sale and who has beneficially owned restricted securities for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations described above.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement dated           , 1999, we and the selling shareholders named below
have agreed to sell to the underwriters named below, for whom Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives, the following respective numbers of shares of Class A common stock:

                                                               Number
                                                              of Shares
Underwriter                                                   ---------
Credit Suisse First Boston Corporation......................
Deutsche Bank Securities Inc. ..............................
Goldman, Sachs & Co. .......................................
Morgan Stanley & Co. Incorporated...........................

       Total................................................  9,500,000
                                                              =========

     The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the Class A common stock may be terminated.

     We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 1,425,000 additional shares from us at the public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

     The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling
group members at that price less a concession of $     per share. The
underwriters and selling group members may allow a discount of $     per share
of common stock on sales to other broker/ dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the representatives.

     The following table summarizes the compensation and estimated expenses we and the selling shareholders will pay:

                                        Per Share                           Total
                             -------------------------------   -------------------------------
                                Without            With           Without            With
                             Over-allotment   Over-allotment   Over-allotment   Over-allotment
                             --------------   --------------   --------------   --------------
Underwriting discounts and
  commissions paid by us...    $                $                $                $
Expenses payable by us.....    $                $                $                $
Underwriting discounts and
  commissions paid by
  selling shareholders.....    $                $                $                $

     We and our directors, officers and members of senior management have agreed that we will not offer, sell, contract to sell, announce our intention to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our capital stock without the prior written consent of Credit Suisse First Boston Corporation for a period of 90 days after the date of this prospectus, except (1) with respect to us, pursuant to or in connection with employee stock option or employee stock purchase plans or other employee or non-employee director or key advisor compensation arrangements or agreements, in effect on the date of this prospectus and (2) in connection with the conversion of shares of Class A common stock, Class B common stock or Class C common stock solely into another class of common stock.

     We and the selling shareholders have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.

     The representatives may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the shares of Class A common stock originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on The New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

     The underwriters and their affiliates have provided financial services to us in the past for which they received customary compensation.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Class A common stock in Canada is being made only on a private placement basis exempt from the requirement that we and the selling shareholders prepare and file a prospectus with the securities regulatory authorities in each province where trades of shares of Class A common stock are effected. Accordingly, any resale of the Class A common stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Class A common stock.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of Class A common stock in Canada who receives a purchase confirmation will be deemed to represent to us, the selling shareholders and the dealer from whom such purchase confirmation is received that (1) the purchaser is entitled under applicable provincial securities laws to purchase such shares of Class A common stock without the benefit of a prospectus qualified under such securities laws, (2) where required by law, that the purchaser is purchasing as principal and not as agent and (3) the purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein and the selling shareholders may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or these persons. All or a substantial portion of the assets of the issuer and these persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or these persons in Canada or to enforce a judgment obtained in Canadian courts against the issuer or these persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Class A common stock to whom the Securities Act (British Columbia) applies is advised that the purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any shares of Class A Common Stock acquired by the purchaser pursuant to this offering. The report must be in the form attached to British Columbia Securities Commission Blanket Order (BOR) #95/17, a copy of which may be obtained from the Company. Only one report must be filed in respect of Class A Common Stock acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Class A common stock should consult their own legal and tax advisers with respect to the tax consequences of an investment in the shares of Class A common stock in their particular circumstances and with respect to the eligibility of the shares of Class A common stock for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL MATTERS

     The validity of the shares of Class A common stock offered by this prospectus will be passed upon for us by John C. Donlevie, Esq., our Secretary and General Counsel. Latham & Watkins, Washington, D.C., is also acting as our counsel in connection with the offering. Weil, Gotshal & Manges LLP, New York, New York, is acting as counsel to the underwriters in connection with this offering.

                                    EXPERTS

     Our financial statements as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998 included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in this prospectus and elsewhere in the registration statement (which reports expressed an unqualified opinion and include an explanatory paragraph referring to the restatement of our 1997 and 1998 consolidated financial statements), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment as of December 31, 1997 and for the eight month period ended August 31, 1997 and the four month period ended December 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of the Boston Radio Market of CBS Radio, Inc. as of, and for the year ended December 31, 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sinclair Broadcast Group, Inc. and Subsidiaries-Radio Division for each of the two years in the period ended December 31, 1998 and the seven month period ended December 31, 1996 and the three month period ended March 31, 1999 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined statements of Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation as of December 31, 1996 and 1997 for the year ended December 31, 1996 and for each of the eight month period ended August 31, 1997 and four month period ended December 31, 1997 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing in this prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a Registration Statement on Form S-1 regarding this offering. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement, and you should refer to the registration statement and its exhibits to read that information. References in this prospectus to any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy the registration statement, the related exhibits and the other material we file with the Commission at the Commission's public reference room in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission. The site's address is www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Corporate Secretary, Entercom Communications Corp., 401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania 19004, (610) 660-5610.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
ENTERCOM COMMUNICATIONS CORP.
CONSOLIDATED FINANCIAL STATEMENTS
     Independent Auditors' Report...........................    F-4
     Balance Sheets as of September 30, 1997 and 1998.......    F-5
     Statements of Income for the Years Ended September 30,
      1996, 1997 and 1998...................................    F-7
     Statement of Shareholders' Equity for the Years Ended
      September 30, 1996, 1997 and 1998.....................    F-9
     Statements of Cash Flows for the Years Ended September
      30, 1996, 1997 and 1998...............................   F-10
     Notes to the Consolidated Financial Statements for the
      Years Ended September 30, 1996, 1997 and 1998.........   F-11
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     Balance Sheet as of December 31, 1998..................   F-31
     Statements of Operations for the Three Months Ended
      December 31, 1997 and 1998............................   F-32
     Statements of Cash Flows for the Three Months Ended
      December 31, 1997 and 1998............................   F-33
     Notes to Condensed Consolidated Financial Statements...   F-34
     Balance Sheet as of June 30, 1999......................   F-38
     Statement of Operations for the Six Months Ended June
      30, 1999 and 1998.....................................   F-40
     Statements of Cash Flows for the Six Months Ended June
      30, 1998 and 1999.....................................   F-42
     Notes to Condensed Consolidated Financial Statements...   F-44
THE JUNE 1998 SEVEN-STATION SINCLAIR TRANSACTION
  THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
     OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING
     SEGMENT
     Report of Independent Public Accountants...............   F-48
     Combined Balance Sheet as of December 31, 1997.........   F-49
     Combined Statements of Operations for the Eight Months
      Ended August 31, 1997 (Predecessor) and for the Four
      Months Ended December 31, 1997........................   F-50
     Combined Statements of Stockholders' Equity for the
      Eight Months Ended August 31, 1997 (Predecessor) and
      for the Four Months Ended December 31, 1997...........   F-51
     Combined Statements of Cash Flows for the Eight Months
      Ended August 31, 1997 (Predecessor) and for the Four
      Months Ended December 31, 1997........................   F-52
     Notes to Combined Financial Statements.................   F-53

                                                              PAGE
                                                              -----
     Unaudited Financial Statements:
       Combined Balance Sheets as of December 31, 1997
      (Predecessor) and March 31, 1998 (unaudited)..........   F-60
     Combined Statements of Operations for the Three Months
      Ended March 31, 1997 (Predecessor), the Two Months
      Ended February 28, 1998 (Predecessor) and the One
      Month Ended March 31, 1998 (unaudited)................   F-61
     Combined Statements of Cash Flows for the Three Months
      Ended March 31, 1997 (Predecessor), the Two Months
      Ended February 28, 1998 (Predecessor) and the One
      Month Ended March 31, 1998 (unaudited)................   F-62
     Notes to Unaudited Combined Financial Statements.......   F-63
THE CBS -- BOSTON TRANSACTION
  THE BOSTON RADIO MARKET OF CBS RADIO, INC.
     Independent Auditors' Report...........................   F-65
     Combined Balance Sheets as of December 31, 1997 and
      September 30, 1998 (Unaudited)........................   F-66
     Combined Statements of Operations and Equity for the
      Year Ended December 31, 1997 and for the Nine-Month
      Periods Ended September 30, 1997 and 1998
      (Unaudited)...........................................   F-67
     Combined Statements of Cash Flows for the Year Ended
      December 31, 1997 and for the Nine-Month Periods Ended
      September 30, 1997 and 1998 (Unaudited)...............   F-68
     Notes to Combined Financial Statements.................   F-69
THE SINCLAIR ACQUISITION
  THE SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES --
     RADIO DIVISION
     Report of Independent Public Accountants...............   F-75
     Consolidated Balance Sheets as of December 31, 1997 and
      1998 and March 31, 1999...............................   F-76
     Consolidated Statements of Operations for the Seven
      Months Ended December 31, 1996, and the Years Ended
      December 31, 1997 and 1998, and the Three Months Ended
      March 31, 1999........................................   F-77
     Consolidated Statements of Stockholders' Equity for the
      Seven Months Ended December 31, 1996, and the Year
      Ended December 31, 1997 and 1998 and the Three Months
      Ended March 31, 1999..................................   F-78
     Consolidated Statements of Cash Flows for the Seven
      Months Ended December 31, 1996, and the Years Ended
      December 31, 1997 and 1998 and the Three Months Ended
      March 31, 1999........................................   F-79
     Notes to Consolidated Financial Statements.............   F-80

                                                              PAGE
                                                              -----
  Unaudited Financial Statements
     Unaudited Consolidated Balance Sheets as of December
      31, 1998 and June 30, 1999............................   F-92
     Unaudited Consolidated Statements of Operations for the
      Six Months Ended June 30, 1998 and 1999...............   F-93
     Unaudited Consolidated Statements of Cash Flows for the
      Six Months Ended June 30, 1998 and 1999...............   F-94
     Notes to Unaudited Consolidated Financial Statements...   F-95
  HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING
     SEGMENT -- A DIVISION OF HERITAGE MEDIA CORPORATION
     Report of Independent Public Accountants...............   F-98
     Combined Balance Sheets as of December 31, 1997 and
      1996 (Predecessor)....................................   F-99
     Combined Statements of Operations for the Four Months
      Ended December 31, 1997, the Eight Months Ended August
      31, 1997 (Predecessor) and the year Ended December 31,
      1996 (Predecessor)....................................  F-100
     Combined Statements of Stockholders' Equity for the
      Year Ended December 31, 1996 (Predecessor), the Eight
      Months Ended August 31, 1997 (Predecessor) and the
      Four Months Ended December 31, 1997...................  F-101
     Combined Statements of Cash Flows for the Four Months
      Ended December 31, 1997, the Eight Months Ended August
      31, 1997 (Predecessor) and the Year Ended December 31,
      1996 (Predecessor)....................................  F-102
     Notes to Combined Financial Statements.................  F-103

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Entercom Communications Corp.:

     We have audited the accompanying consolidated balance sheets of Entercom Communications Corp. (formerly Entertainment Communications, Inc.) and subsidiaries (the "Company") as of September 30, 1997 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Entercom Communications Corp. and subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

     As discussed in Note 14 to the consolidated financial statements, the accompanying consolidated financial statements for the years ended September 30, 1997 and 1998 have been restated.

                                          DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 31, 1998
(January 26, 1999 as to Notes 10 and 13)

                         ENTERCOM COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                              (AS RESTATED,
                                                               SEE NOTE 14)
                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1997        1998
                                                           --------    --------
CURRENT ASSETS:
  Cash and cash equivalents (Note 2).....................  $  3,626    $  6,666
  Accounts receivable (net of allowance for doubtful
     accounts of $292 in 1997 and $367 in 1998)..........    24,796      32,524
  Prepaid expenses and deposits..........................     1,691       5,303
  Station acquisition deposits...........................     4,957         344
  Income tax deposit.....................................       490         978
  Assets held for sale (Note 9)..........................                 5,310
                                                           --------    --------
     Total current assets................................    35,560      51,125
                                                           --------    --------
PROPERTY AND EQUIPMENT -- At cost (Note 2):
  Land, land easements and land improvements.............     4,584       5,954
  Building...............................................     2,454       3,939
  Equipment..............................................    22,784      31,979
  Furniture and fixtures.................................     5,064       7,115
  Leasehold improvements.................................     1,047       3,362
                                                           --------    --------
                                                             35,933      52,349
  Accumulated depreciation...............................    (8,158)     (9,679)
                                                           --------    --------
                                                             27,775      42,670
  Capital improvements in progress.......................     1,379         387
                                                           --------    --------
     Net property and equipment..........................    29,154      43,057
                                                           --------    --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES:
  Net of accumulated amortization of $6,307 in 1997 and
     $14,265 in 1998 (Notes 2, 3, and 4).................   295,419     424,716
DEFERRED CHARGES AND OTHER ASSETS -- Net (Notes 2, 3 and
  5).....................................................     4,610       4,047
                                                           --------    --------
TOTAL....................................................  $364,743    $522,945
                                                           ========    ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 (AS RESTATED,
                                                                 SEE NOTE 14)
                                                                 SEPTEMBER 30,
                                                              -------------------   SEPTEMBER 30,
                                                                1997       1998       PRO FORMA
                                                              --------   --------   -------------
                                                                                      (NOTE 1)
                                                                                     (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  7,128   $ 10,919     $ 10,919
  Accrued liabilities:
     Salaries...............................................     2,422      4,052        4,052
     Interest...............................................       109      1,114        1,114
     Taxes other than income................................        69        189          189
     Barter (Note 2)........................................         5         18           18
  Corporate state income taxes (Note 2).....................       323        459          459
  Senior debt -- current....................................                   10           10
                                                              --------   --------     --------
       Total current liabilities............................    10,056     16,761       16,761
SENIOR DEBT -- Noncurrent (Note 6A).........................   117,000    253,774      270,918
CONVERTIBLE SUBORDINATED NOTE (Note 6D) Note payable........    25,000     25,000       25,000
  Accrued interest..........................................     2,427      4,352        4,352
  Cumulative adjustment to reflect indexing of convertible
     subordinated note......................................    29,070     37,911       37,911
                                                              --------   --------     --------
       Total convertible subordinated note..................    56,497     67,263       67,263
DEFERRED TAX LIABILITY......................................                            82,138
MINORITY INTEREST IN EQUITY OF PARTNERSHIP (Notes 2 and
  8)........................................................     2,171      2,177        2,177
                                                              --------   --------     --------
       Total liabilities....................................   185,724    339,975      439,257
                                                              --------   --------     --------
COMMITMENTS AND CONTINGENCIES (Note 9)
SHAREHOLDERS' EQUITY (Note 10):
  Preferred stock $.01 par value; authorized 25,000,000
     shares; none issued Class A common stock $.01 par
     value; voting; authorized 200,000,000 shares; issued
     and outstanding 11,002,194 shares......................       110        110          110
  Class B common stock $.01 par value; voting; authorized
     75,000,000 shares; issued and outstanding 10,531,805
     shares.................................................       105        105          105
  Class C common stock $.01 par value; nonvoting; authorized
     25,000,000 shares; none issued
  Additional paid-in capital................................                            86,655
  Retained earnings.........................................   178,804    182,755
                                                              --------   --------     --------
          Total shareholders' equity........................   179,019    182,970       86,870
                                                              --------   --------     --------
          TOTAL.............................................  $364,743   $522,945     $526,127
                                                              ========   ========     ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED SEPTEMBER 30,
                                                         --------------------------------------
                                                                    (AS RESTATED, SEE NOTE 14)
                                                          1996          1997           1998
                                                         -------    ------------    -----------
NET REVENUES...........................................  $48,675     $  93,862       $132,998
OPERATING EXPENSES:
  Station operating expenses...........................   31,659        61,280         88,599
  Depreciation and amortization........................    2,960         7,685         13,066
  Corporate general and administrative expenses........    2,872         3,249          4,527
  Net expense (income) from time brokerage
     agreement fees....................................     (879)         (476)         2,399
                                                         -------     ---------       --------
  Total operating expenses.............................   36,612        71,738        108,591
                                                         -------     ---------       --------
OPERATING INCOME.......................................   12,063        22,124         24,407
OTHER EXPENSE (INCOME):
  Interest expense (Note 6)............................    5,196        11,388         14,663
  Adjustment to reflect indexing of the convertible
     subordinated note (Note 6D).......................                 29,070          8,841
  Interest income......................................      (95)         (482)          (410)
  Other nonoperating expense...........................       28         1,986             82
  Gains on sale of assets and other....................     (119)     (197,097)        (8,661)
                                                         -------     ---------       --------
  Total other expense (income).........................    5,010      (155,135)        14,515
                                                         -------     ---------       --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM......    7,053       177,259          9,892
INCOME TAXES...........................................      274           489            453
                                                         -------     ---------       --------
INCOME BEFORE EXTRAORDINARY ITEM.......................    6,779       176,770          9,439
EXTRAORDINARY ITEM:
Debt extinguishment (net of taxes of $23, and $25 in
  1996 and 1998, respectively) (Note 6)................      539                        2,376
                                                         -------     ---------       --------
NET INCOME.............................................  $ 6,240     $ 176,770       $  7,063
                                                         =======     =========       ========
PRO FORMA DATA (UNAUDITED)
PRO FORMA NET INCOME DATA:
  Income before income taxes and extraordinary item....  $ 7,053     $ 177,259       $  9,892
  Pro forma income taxes (Note 1)......................    2,680        78,405          7,119
                                                         -------     ---------       --------
  Pro forma income before extraordinary item...........    4,373        98,854          2,773
  Extraordinary item, net of pro forma taxes...........      348                        1,488
                                                         -------     ---------       --------
PRO FORMA NET INCOME...................................  $ 4,025     $  98,854       $  1,285
                                                         =======     =========       ========

                                                                YEAR ENDED SEPTEMBER 30,
                                                         --------------------------------------
                                                                    (AS RESTATED, SEE NOTE 14)
                                                          1996          1997           1998
                                                         -------    ------------    -----------
PRO FORMA EARNINGS PER SHARE (Note 1):
  Basic:
     Pro forma earnings before extraordinary item......  $  0.20     $    4.59       $   0.12
     Extraordinary item, net of pro forma taxes........     0.01                         0.06
                                                         -------     ---------       --------
     Pro forma earnings per share......................  $  0.19     $    4.59       $   0.06
                                                         =======     =========       ========
  Diluted:
     Pro forma earnings before extraordinary items.....  $  0.20     $    4.59       $   0.12
     Extraordinary item, net of pro forma taxes........     0.01                         0.06
                                                         -------     ---------       --------
     Pro forma earnings per share......................  $  0.19     $    4.59       $   0.06
                                                         =======     =========       ========
WEIGHTED AVERAGE SHARES:
  Basic................................................   21,534        21,534         22,239
  Diluted..............................................   21,534        21,534         22,239

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                       STATEMENT OF SHAREHOLDERS' EQUITY
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  COMMON STOCK
                                --------------------------------------------------------------------------------
                                   NONVOTING            VOTING              CLASS A                CLASS B         ADDITIONAL
                                ----------------   ----------------   --------------------   -------------------    PAID-IN
                                SHARES    AMOUNT   SHARES    AMOUNT     SHARES      AMOUNT     SHARES     AMOUNT    CAPITAL
                                -------   ------   -------   ------   -----------   ------   ----------   ------   ----------
Balance, October 1, 1995, as
  originally reported.........   46,260    $ 2      80,580    $ 4                                                    $ 710
Adjustment for the change in
  capitalization (Note 13)....  (46,260)    (2)    (80,580)    (4)     12,935,594     129    10,531,805     105       (228)
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, October 1, 1995, as
  adjusted....................                                         12,935,594     129    10,531,805     105        482
Net income for the year.......
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1996
  (as restated)...............                                         12,935,594     129    10,531,805     105        482
Retirement of treasury
  stock.......................                                         (1,933,400)    (19)                            (482)
Net income for the year (as
  restated)...................
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1997
  (as restated)...............                                         11,002,194     110    10,531,805     105
Net income for the year (as
  restated)...................
Dividends.....................
                                -------    ---     -------    ---     -----------    ----    ----------    ----      -----
Balance, September 30, 1998
  (as restated)...............             $                  $       $11,002,194    $110    10,531,805    $105      $
                                =======    ===     =======    ===     ===========    ====    ==========    ====      =====


                                                          TREASURY STOCK AT COST
                                           ----------------------------------------------------
                                RETAINED   NONVOTING   VOTING    CLASS A
                                EARNINGS    SHARES     SHARES     SHARES     AMOUNT     TOTAL
                                --------   ---------   ------   ----------   -------   --------
Balance, October 1, 1995, as
  originally reported.........  $  1,155     2,610      7,830                $(1,044)  $    827
Adjustment for the change in
  capitalization (Note 13)....              (2,610)    (7,830)   1,931,400
                                --------    ------     ------   ----------   -------   --------
Balance, October 1, 1995, as
  adjusted....................     1,155                         1,931,400    (1,044)       827
Net income for the year.......     6,240                                                  6,240
Dividends.....................    (1,988)                                                (1,988)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1996
  (as restated)...............     5,407                         1,931,400    (1,044)     5,079
Retirement of treasury
  stock.......................      (543)                       (1,931,400)    1,044
Net income for the year (as
  restated)...................   176,770                                                176,770
Dividends.....................    (2,830)                                                (2,830)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1997
  (as restated)...............   178,804                                                179,019
Net income for the year (as
  restated)...................     7,063                                                  7,063
Dividends.....................    (3,112)                                                (3,112)
                                --------    ------     ------   ----------   -------   --------
Balance, September 30, 1998
  (as restated)...............  $182,755                                     $         $182,970
                                ========    ======     ======   ==========   =======   ========

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998
                             (AMOUNTS IN THOUSANDS)

                                                                     YEAR ENDED SEPTEMBER 30,
                                                              --------------------------------------
                                                                          (AS RESTATED, SEE NOTE 14)
                                                                1996         1997            1998
                                                              --------    ----------      ----------
OPERATING ACTIVITIES:
  Net income................................................  $  6,240    $ 176,770       $   7,063
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................     2,960        7,685          13,066
    Extraordinary items.....................................       562                        2,401
    Gains on dispositions and exchanges of assets...........      (119)    (197,097)         (8,661)
    Interest accrued........................................       643        1,785           1,925
    Adjustment to reflect indexing of the convertible
      subordinated note (Note 6D)...........................                 29,070           8,841
    Changes in assets and liabilities which provided (used)
      cash: Accounts receivable.............................    (3,336)     (11,798)         (7,728)
    Prepaid expenses........................................      (150)        (956)           (101)
    Accounts payable, accrued liabilities and corporate
      state income taxes....................................     4,048        1,463           6,695
    Minority interest.......................................       (21)       1,910               6
    Income tax deposit......................................     1,946           27            (488)
                                                              --------    ---------       ---------
       Net cash provided by operating activities............    12,773        8,859          23,019
                                                              --------    ---------       ---------
INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (1,493)      (4,373)        (11,183)
  Proceeds from sale of property and equipment, intangibles
    and other assets........................................       560        3,750           9,724
  Proceeds from exchanges of radio stations.................                 72,200           3,132
  Payments for exchanges of radio stations..................                 (5,304)           (306)
  Purchases of radio station assets (Note 3)................   (91,519)     (74,498)       (152,791)
  Deferred charges and other assets.........................    (4,050)        (644)         (3,329)
  Station acquisition deposits..............................                 (4,826)          1,102
                                                              --------    ---------       ---------
       Net cash used in investing activities................   (96,502)     (13,695)       (153,651)
                                                              --------    ---------       ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................   137,500       20,000         277,286
  Payments of long-term debt................................   (48,055)     (14,000)       (140,502)
  Dividends paid............................................    (1,988)      (2,830)         (3,112)
                                                              --------    ---------       ---------
       Net cash provided by financing activities............    87,457        3,170         133,672
                                                              --------    ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     3,728       (1,666)          3,040
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................     1,564        5,292           3,626
                                                              --------    ---------       ---------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $  5,292    $   3,626       $   6,666
                                                              ========    =========       =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
    Interest................................................  $  3,688    $  10,203       $  11,541
                                                              ========    =========       =========
    Income taxes............................................  $    148    $     211       $     293
                                                              ========    =========       =========

   Supplemental Disclosures of Noncash Investing and Financing Activities --

     In connection with the radio station exchange transactions completed by the Company, the noncash portion of assets recorded was $127,000 for the year ended September 30, 1997 and $22,500 for the year ended September 30, 1998.

See notes to consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1996, 1997 AND 1998

1. BASIS OF PRESENTATION AND ORGANIZATION

     OPERATIONS -- Entercom Communications Corp. (formerly Entertainment Communications, Inc.) (the "Company") is principally engaged in the management and operation of radio broadcast stations throughout the United States. The Company owns or operates three or more radio stations in the following markets:
Boston, Seattle, Portland, Sacramento, Kansas City and Rochester.

     UNAUDITED PRO FORMA ADJUSTMENTS -- The Company intends to offer shares of its Class A Common Stock to the public during 1999 (the "Offering"). Just prior to the effective date of the Offering, the Company will terminate its status as an S Corporation. At that time, the Company will be required to provide deferred income taxes for cumulative temporary differences between financial statement and income tax bases of the Company's assets and liabilities. At September 30, 1998, a deferred tax liability of $82.1 million has been reflected in the pro forma balance sheet presented. In addition, a deferred tax asset of $3.2 million would have been established.

     In addition, the S Corporation shareholders will receive distributions of approximately $1.0 million prior to, and approximately $88.1 million subsequent to the effective date of the Offering. Of these amounts, $1.0 million relates to income tax liabilities attributable to the S Corporation shareholders' share of the Company's taxable income for the year ended September 30, 1998, $16.1 million relates to taxed but undistributed income as of September 30, 1998, $70.2 million relates to taxable gains from transactions occurring subsequent to September 30, 1998 and $1.6 million relates to the estimated taxable income from operations for the period from October 1, 1998 to January 31, 1999. Only those distributions (totaling approximately $17.1 million) related to transactions occurring prior to October 1, 1998 have been reflected for purposes of the unaudited pro forma balance sheet presented with the accompanying consolidated financial statements. Of the $88.1 million to be distributed subsequent to the effective date of the Offering, $0.2 million will be paid to the S Corporation shareholders for their estimated income taxes on the income of the Company for its 1999 fiscal year; payment of the balance is conditional on the successful completion of the Offering.

     The unaudited pro forma net income data reflect adjustments for income taxes as if the Company had been subject to federal and state income taxes based upon a pro forma effective tax rate of 38% applied to income before income taxes excluding the effect of adjustment to reflect indexing of convertible subordinated note (as such adjustment is not tax deductible) of $29.1 million and $8.8 million for the years ending September 30, 1997 and 1998, respectively. (See Note 6(D)).

     PRO FORMA EARNINGS PER SHARE -- Pro forma earnings per share is calculated in accordance with Statement of Financial Accounting Standards No. 128 and, as such, is based on the weighted average number of shares of Common Stock outstanding and dilutive common equivalent shares from convertible debt (using the if-converted method). For the years ended September 30, 1996, 1997 and 1998, the effect of the conversion of the convertible subordinated note was antidilutive.

                         ENTERCOM COMMUNICATIONS CORP.

2. SIGNIFICANT ACCOUNTING POLICIES

     INCOME TAX STATUS -- The shareholders of the Company elected to change the tax status of the Company from a C Corporation to an S Corporation beginning October 1, 1987 for federal and certain state income tax purposes. For certain other states for which an S Corporation election has not been made, the Company incurs state income taxes.

     The shareholders' election to be taxed as an S Corporation relieves the Company of the obligation to pay federal and certain state corporate income taxes but results in shareholders being directly liable for payment of such income taxes on their pro rata share of the Company's taxable income, including taxable income which has been deferred as a result of the Company's use of different accounting methods for financial reporting and income tax reporting.

     PRINCIPLES OF CONSOLIDATION -- The accompanying consolidated financial statements include the accounts of the Company, its limited partnership interest and its subsidiaries, all of which are wholly-owned. All intercompany transactions and balances have been eliminated in consolidation.

     MANAGEMENT'S USE OF ESTIMATES -- The preparation of consolidated financial statements, in accordance with generally accepted accounting principles, requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DEPRECIATION -- Depreciation is determined on a straight-line basis. The estimated useful lives for depreciation are as follows:

Land improvements...........................................    10 years
Building....................................................    20 years
Equipment...................................................  5-20 years
Furniture and fixtures......................................  5-10 years
Leasehold improvements......................................     Various

     REVENUE RECOGNITION -- Revenue from the sale of commercial broadcast time to advertisers is recognized when the commercials are broadcast. Promotional fees are recognized as services are rendered.

     CONCENTRATION OF CREDIT RISK -- The Company's revenues and accounts receivable relate primarily to the sale of advertising within the radio stations' broadcast areas. Credit is extended based on an evaluation of the customers' financial condition, and generally, collateral is not required. Credit losses are provided for in the financial statements and consistently have been within management's expectations. The Company also maintains deposit accounts with financial institutions. At times, such deposits may exceed FDIC insurance limits.

                         ENTERCOM COMMUNICATIONS CORP.

     ADVERTISING COSTS -- Advertising costs are expensed as incurred and approximated $4.3 million, $6.0 million and $6.6 million for the fiscal years ended September 30, 1996, 1997 and 1998, respectively.

     RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- Broadcasting licenses and other intangibles are being amortized on a straight-line basis over 40 years.

     LONG-LIVED ASSETS -- In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company evaluates the recoverability of its long-lived assets which include broadcasting licenses, other intangibles, deferred charges, and other assets whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If indications are that the carrying amount of the asset is not recoverable, the Company will estimate the future cash flows expected to result from use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss. The impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds its fair value.

     DEFERRED CHARGES -- The Company defers and amortizes debt issuance costs and leasehold premiums over the term of the debt and life of the lease, respectively.

     NET EXPENSE (INCOME) FROM TIME BROKERAGE AGREEMENT ("TBA") FEES -- Net expense (income) from TBA fees consist of fees paid by or earned by the Company under agreements which permit an acquirer to program and market stations prior to acquisition. The Company sometimes enters into such agreements prior to the consummation of station acquisitions or dispositions. Under the TBAs relating to the Company's acquisitions, the expense from TBA fees was approximately $0.4 million, $2.2 million and $2.5 million for the years ended September 30, 1996, 1997 and 1998, respectively. Under the TBAs relating to the Company's dispositions, the income from TBA fees was approximately $1.2 million, $2.7 million and $0.1 million for the years ended September 30, 1996, 1997 and 1998, respectively. Amounts reflected in net revenues and station operating expenses from operations under TBAs, excluding expense (income) from TBA fees, were approximately $2.4 million and $1.3 million, $12.3 million and $9.0 million, and $7.8 million and $5.0 million for the years ended September 30, 1996, 1997 and 1998, respectively.

     BARTER TRANSACTIONS -- The Company provides advertising broadcast time in exchange for certain products, supplies and services. The terms of the exchanges generally permit the Company to preempt such broadcast time in favor of advertisers who purchase time on regular terms. The Company includes the value of such exchanges in both broadcasting revenues and operating costs and expenses. Barter valuation is based upon management's estimate of the fair value of the products, supplies and services received. For the years ended September 30, 1996, 1997 and 1998, barter transactions amounted to approximately $632,000, $822,000 and $1,043,000, respectively. The Company accrues as a liability the amount by which the value of broadcasting time to be provided exceeds the value of products, supplies and services to be received. At September 30, 1996, 1997 and 1998, such amounts were approximately $120,000, $5,000 and $19,000, respectively.

                         ENTERCOM COMMUNICATIONS CORP.

     CASH AND CASH EQUIVALENTS -- Cash and cash equivalents consist primarily of amounts held on deposit with financial institutions in immediately available money market accounts.

     DERIVATIVE FINANCIAL INSTRUMENTS -- The Company uses derivative financial instruments, including interest rate exchange agreements ("Swaps") and interest rate cap agreements ("Caps"), to manage its exposure to fluctuations in interest rates. Swaps and Caps are matched with debt and periodic cash payments and are accrued on a net basis as an adjustment to interest expense. Any fees associated with these instruments are amortized over their term.

     RECENT ACCOUNTING PRONOUNCEMENTS -- In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 128, "Earnings per Share", which was effective for the Company beginning October 1, 1997. SFAS No. 128 establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. This statement requires restatement of all prior period EPS data presented. For the years ended September 30, 1996, 1997 and 1998 the effect of the conversion of convertible debt was antidilutive. The Board of Directors has declared, contingent upon the successful completion of the Company's initial public offering of its common stock, certain dividends to be payable to the S Corporation shareholders. Of these dividends, approximately $17.1 million is attributable to the undistributed taxable income of the Company prior to October 1, 1998. This amount exceeds the Company's earnings for the year ended September 30, 1998 by approximately $15.9 million. The weighted average outstanding shares have been increased by 705,000 shares, which represent the number of shares which, when multiplied by an offering price of $22.50 per share, would be sufficient to replace the capital in excess of the current years earnings which is proposed to be distributed to the S Corporation shareholders.

     In June 1998, the FASB issued SFAS No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as "derivatives") and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Management has not yet determined what effect, if any, this statement will have on the Company.

     RECLASSIFICATIONS -- Certain reclassifications have been made to the consolidated financial statements for the years ended September 30, 1996 and 1997 in order to conform to the current year presentation.

3. ACQUISITIONS AND OTHER SIGNIFICANT TRANSACTIONS

     During each of the periods presented the Company consummated acquisitions of radio stations. All of these acquisitions were accounted for under the purchase method of accounting (unless otherwise noted below), and the purchase prices, including transaction

                         ENTERCOM COMMUNICATIONS CORP.

costs, were allocated to the assets based upon their respective fair values as determined by independent appraisal as of the purchase dates. Gains on exchange transactions are determined based on the excess of the fair value of the station assets acquired, as determined by an independent appraisal, plus any cash received, over the Company's carrying basis in the station assets exchanged, plus cash paid by the Company, all less transaction costs.

1996 ACQUISITIONS

     The Company completed a three party Asset Purchase Agreement on August 1, 1996, whereby the Company acquired WAXQ-FM, New York City, from GAF Corporation for a cash purchase price of $90 million and simultaneously exchanged WAXQ-FM and $1.2 million in cash to Viacom, Inc. for all of Viacom's broadcast assets of three radio stations, KBSG-FM, KBSG-AM and KNDD-FM, and two tower facilities, all serving the Seattle, Washington radio market. The Company incurred approximately $319,000 in transaction costs related to the acquisition. Broadcasting licenses and other intangibles totaling approximately $87.5 million were recorded in connection with this transaction.

1997 ACQUISITIONS

     On March 27, 1997, the Company acquired the assets of KMBZ-AM, KYYS-FM (formerly KLTH-FM), KCMO-AM and KCMO-FM, serving the Kansas City, Kansas/ Missouri radio market, from Bonneville International Corporation and Bonneville Holding Corporation (collectively referred to hereafter as "Bonneville") for a purchase price of $35.0 million. The Company also acquired the assets of KIRO-AM, KIRO-FM and KNWX-AM, serving the Seattle, Washington radio market, from KIRO, Inc., a wholly owned subsidiary of Bonneville International Corporation ("KIRO") for a purchase price of $60.0 million. As consideration for the assets received, the Company transferred the assets of KLDE-FM serving the Houston, Texas radio market, plus $5.0 million, to Bonneville and KIRO resulting in a gain of $88.7 million. The Company incurred transaction costs of $246,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $85.8 million were recorded in connection with these transactions.

     On April 28, 1997, the Company acquired the assets of KEDO-AM and KLYK-FM, serving the Longview/Kelso, Washington radio market, for $1.8 million from Longview Broadcasting Company and Premier Development Company. The Company incurred transaction costs of $38,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $733,000 were recorded in connection with this transaction.

     On May 30, 1997, the Company completed an Asset Exchange Agreement with Nationwide Communications, Inc. ("Nationwide") and Secret Communications, LP ("Secret"). In this three party agreement, in exchange for the transfer to Secret of the Company's two FM radio stations in Pittsburgh, WDSY and WNRQ, the Company received Nationwide's FM radio station in Seattle, KISW, plus $32.5 million, resulting in a gain of $43.9 million. Broadcasting licenses and other intangibles in the amount of $12.1 million were recorded in connection with this transaction. The total purchase price of this transaction was $47.0 million.

                         ENTERCOM COMMUNICATIONS CORP.

     On May 30, 1997, the Company acquired the assets of KLOU-FM, serving the St. Louis, Missouri radio market, from Group W Broadcasting, Inc., plus $39.7 million, in exchange for the assets of KITS-FM, resulting in a gain of $61.2 million. The Company incurred transaction costs of $58,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $21.6 million were recorded in connection with this transaction. The total purchase price of this transaction was $62.2 million.

     On June 3, 1997, the Company acquired the assets of KDND-FM (formerly KXOA-FM), serving the Sacramento, California radio market, from American Radio Systems Corporation for $27.2 million. The Company incurred transaction costs of $192,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $26.9 million were recorded in connection with this transaction.

     On June 4, 1997, the Company acquired the assets of KRXQ-FM and KSEG-FM, serving the Sacramento, California radio market, from Citicasters Co. for $45.0 million. The Company incurred transaction costs of $268,000 related to these acquisitions. Broadcasting licenses and other intangibles in the amount of $40.7 million were recorded in connection with this transaction.

1998 ACQUISITIONS

     On November 26, 1997, the Company acquired the assets of KSSJ-FM (formerly KBYA-FM), serving the Sacramento, California radio market, from Susquehanna Radio Corp., KTHX License Investment Co. and KTHX Radio Inc. for $15.9 million. The Company incurred transaction costs of $87,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $15.8 million were recorded in connection with this transaction.

     On January 1, 1998, the Company acquired the assets of KCTC-AM, serving the Sacramento, California radio market, from ARS for $4.0 million. The Company incurred transaction costs of $13,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $2.7 million were recorded in connection with this transaction.

     On January 1, 1998, the Company acquired the assets of KUDL-FM and WDAF-AM, serving the Kansas City, Kansas/Missouri radio market from ARS. As consideration for the assets received, which included the receipt of $7.1 million in cash from ARS, the Company transferred the assets of KLOU-FM, serving the St. Louis radio market, to ARS resulting in a gain of $300,000. The Company incurred transaction costs of $294,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $12.8 million were recorded in connection with this transaction. The total purchase price of this transaction was $15.4 million.

     On May 7, 1998, the Company acquired the assets of WSKY-FM (formerly WRRX-FM), serving the Gainesville/Ocala, Florida radio market, from Gator Broadcasting Co. for $2.0 million. The Company incurred transaction costs of $66,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $1.7 million were recorded in connection with this transaction.

                         ENTERCOM COMMUNICATIONS CORP.

     On May 15, 1998, the Company acquired the assets of KBAM-AM and KRQT-FM, serving the Longview, Washington radio market, from Armak Broadcasters Inc. for $1.0 million. The Company incurred transaction costs of $43,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $350,000 were recorded in connection with this transaction.

     On June 19, 1998, the Company acquired from Sinclair Broadcast Group the assets of KKSN-AM, KKSN-FM, and KKRH-FM, all serving the Portland, Oregon radio market, and WBEE-FM, WBBF-FM (formerly WKLX-FM), WQRV-FM and WEZO-AM (formerly WBBF-AM) all serving the Rochester, New York radio market. The purchase price for the stations was $126.5 million. The Company began operations at these stations on March 1, 1998 under a TBA. The Company incurred transaction costs of $494,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $121.3 million were recorded in connection with this transaction.

     On August 13, 1998 the Company acquired from Capital Broadcasting, Inc. the assets and rental leases used in connection with the operation of a tower facility serving the Kansas City, Kansas/Missouri radio market for a purchase price of $2.0 million.

     On September 16, 1998, the Company completed an agreement with American Radio Systems, Inc. and American Radio Systems License Corp. (collectively referred to as "ARS") to exchange certain assets used in the operation of radio stations serving the Sacramento radio market. ARS provided KRAK-FM's license and transmission facility to the Company in exchange for KRXQ's license and transmission facility and $4.5 million. Each of the stations retained its own call letters, programming format and studio and office property and equipment, and the parties provided each other with reciprocal covenants against programming competition on the respective frequencies for a period of two years. ARS also transferred the intellectual property comprising program format for use by the Company on its recently acquired KBYA-FM in that market. The transaction was accounted for as a nonmonetary exchange of similar productive assets and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered plus the $3.8 million paid to ARS. In a related transaction the Company sold the KRXQ-FM transmitter site, including broadcast tower facilities, to ARS for $750,000, resulting in a loss of $34,000.

OTHER TRANSACTIONS

     On March 6, 1996, the Company sold all of the assets of KMTT-AM, Tacoma, Washington, including assignment of the FCC license, to Southwave Wireless Communications, Inc. LLC for a cash purchase price of $500,000, resulting in a gain of approximately $140,000.

     On December 6, 1996, the Company sold certain assets of KEGE-AM, Richfield, Minnesota, including assignment of the FCC license, to Salem Media of Minnesota, Inc. for $3.0 million, resulting in a gain of approximately $2.6 million.

     On February 6, 1997, the Company sold all of the assets of WDSY-AM, Pittsburgh, Pennsylvania, including assignment of the FCC license, to Mortenson Broadcasting

                         ENTERCOM COMMUNICATIONS CORP.

Company for a cash purchase price of $750,000, resulting in a gain of approximately $700,000.

     On May 7, 1998, the Company sold certain rights in a license for the Vancouver, Washington radio market to Jacor Communications and Smith Broadcasting, Inc. for $10.0 million. The Company acquired an interest in these rights at a cost of $1.3 million through an agreement with Q Prime Inc., Clifford Burnstein and Peter D. Mensch. The sale resulted in a gain of $8.5 million.

     On June 25, 1998, the Company completed its transaction with McKenzie River Broadcasting Company ("McKenzie") whereby McKenzie received FCC approval to reclassify the broadcast license of its KMGE-FM station, serving the Eugene, Oregon radio market, from a Class C to a Class C-1. Such a reclassification of that station allowed the Company to seek approval from the FCC for construction and operation of an enhanced transmission facility for its KNRK-FM station serving the Portland, Oregon radio market. In consideration for its agreement, McKenzie was paid approximately $1.2 million and the Company recorded this amount as broadcast licenses.

     Effective July 1, 1997, the Company entered into a Joint Sales Agreement ("JSA") with Classic Radio, Inc. ("Classic"), whereby the Company serves as the exclusive sales agent for the Classic-owned KING-FM radio station, located in Seattle, Washington. This agreement is a continuation of a relationship under a prior JSA which expired on June 30, 1997. Under the new JSA, which continues through June 30, 2002, the Company will be entitled to all revenues from the sale of advertising time broadcast on KING-FM, but will be required to pay a monthly fee to Classic based upon calculations as defined in the agreement. Under the terms of the JSA, the Company will be responsible for all costs incurred in selling the advertising time. Classic will be responsible for all costs incurred in operating the station. Gross revenues and expenses incurred by the Company under this contract during the years ended September 30, 1997 and 1998 were $2.6 million and $1.3 million and $3.6 million and $2.3 million, respectively.

     On October 7, 1997, the Company, in a transaction with Kanza Inc., exchanged the broadcasting frequency and the transmitter related assets of KCMO-AM, Kansas City, Missouri for the broadcasting frequency and transmitter related assets of WHB-AM, Kansas City, Missouri. The Company incurred transaction costs of $233,000. The transaction was accounted for as a nonmonetary exchange of similar productive assets and no gain or loss was recognized. The assets received were recorded at the historical cost of the assets surrendered.

     The following unaudited pro forma summary presents the consolidated results of operations as if the transactions which occurred within either the 1997 or 1998 fiscal years had all occurred at the beginning of the 1997 fiscal year, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to fund the acquisitions which would have been incurred had such acquisitions and other transactions occurred at the beginning of the 1997 fiscal year. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions and other transactions been made as of that date or results which may occur in the future.

                         ENTERCOM COMMUNICATIONS CORP.

                                                         YEARS ENDED SEPTEMBER 30,
                                                         --------------------------
                                                            1997            1998
                                                         ----------      ----------
                                                           (AMOUNTS IN THOUSANDS)
                                                                (UNAUDITED)
Net revenues...........................................   $122,711        $140,544
                                                          ========        ========
Income (loss) before extraordinary items and gains on
  sale of assets.......................................   $(21,795)       $  3,126
                                                          ========        ========
Income before extraordinary items......................   $183,313        $  3,126
                                                          ========        ========
Net income.............................................   $183,313        $    750
                                                          ========        ========

4. RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES

     Radio Broadcasting Licenses and other intangibles consist of the following:

                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1997         1998
                                                           ---------    ---------
                                                           (AMOUNTS IN THOUSANDS)
FCC Licenses.............................................  $300,022     $436,407
Other Intangibles........................................     1,704        2,574
                                                           --------     --------
Subtotal.................................................   301,726      438,981
Less accumulated amortization............................    (6,307)     (14,265)
                                                           --------     --------
Total radio broadcasting licenses and other
  intangibles............................................  $295,419     $424,716
                                                           ========     ========

5. DEFERRED CHARGES AND OTHER ASSETS

     Deferred charges and other assets consist of the following:

                                                               SEPTEMBER 30,
                                                              ----------------
                                                               1997      1998
                                                              ------    ------
                                                                (AMOUNTS IN
                                                                 THOUSANDS)
Debt issuance costs, less accumulated amortization of
  $715,000 and $566,000 in 1997 and 1998, respectively......  $3,629    $2,163
Leasehold premium, less accumulated amortization of $125,000
  and $228,000 in 1997 and 1998, respectively...............     862     1,644
Other deferred charges, less accumulated amortization of
  $77,000 and $124,000 in 1997 and 1998, respectively.......     119       240
                                                              ------    ------
                                                              $4,610    $4,047
                                                              ======    ======

                         ENTERCOM COMMUNICATIONS CORP.

6. DEBT

     (A) Senior debt consists of the following:

                                                               SEPTEMBER 30,
                                                           ----------------------
                                                             1997         1998
                                                           ---------    ---------
                                                           (AMOUNTS IN THOUSANDS)
Notes payable, due June 30, 2003(A)(1)(a)................  $ 92,000
Notes payable, due June 30, 2003 (A)(1)(b)...............    25,000
Notes payable due February 13, 2006 (A)(2)...............               $253,500
Other....................................................                    284
                                                           --------     --------
     Total...............................................   117,000      253,784
Amounts due within one year..............................                     10
                                                           --------     --------
                                                           $117,000     $253,774
                                                           ========     ========

-------------------------

(1) On March 25, 1997, the Company expanded its existing credit facility with a group of banks to $165.0 million. The credit facility consisted of a $140.0 million reducing revolving credit and a $25.0 million amortizing term loan. At September 30, 1997, outstanding balances against these credit facilities were $92.0 million and $25.0 million, respectively. Under the loan agreement, the Company provided the banks with a pledge of its 99% interest in ECI License Company LP, a pledge of all of the outstanding stock of the Company, and a pledge of all the Company's other assets. The agreement included certain restrictive covenants, including a limitation on dividends. These debt facilities were replaced with the debt facility described in paragraph (A)(2) below.

     (a) The availability under the reducing revolving credit agreement, which was to mature on June 30, 2003, reduced on a quarterly basis beginning September 30, 1997 in amounts which vary from $3.5 million to $12.4 million. The Company had the option under this agreement to elect to pay interest at a rate equal to LIBOR (in increments with durations of 1, 2, 3 or 6 months) plus 1.25% or the prime rate. Under certain events, the Company's borrowing costs could have increased to a maximum of LIBOR plus 3.25% or prime plus 2%. The interest payable on LIBOR rates was payable at the end of the selected duration but not less frequently than every three months and on prime rates was payable at the end of each calendar quarter. The weighted average interest rate under this agreement at September 30, 1997 was 7.46%. The Company was required to maintain a minimum of $1.0 million in cash, cash equivalents, or cash available under this facility.

     (b) The $25.0 million amortizing term loan, which was to mature on June 30, 2003, reduced in ten equal quarterly payments of $625,000, beginning December 31, 2000 with a final payment of $18.75 million due June 30, 2003. The Company had the option to pay interest at a rate of LIBOR plus 3.25% or prime plus 2%.

                         ENTERCOM COMMUNICATIONS CORP.

         The interest payment was due in the same manner as described in
         (A)(1)(a) above. The interest rate under this agreement at September 30, 1997 was 8.91%.

(2) The Company's term and revolving credit facilities were refinanced on February 13, 1998, under a new bank credit agreement (the "New Credit Agreement") with Key Corporate Capital Inc., as administrative agent. The New Credit Agreement provides for a $300.0 million Senior Secured Revolving Credit Facility (the "New Bank Facility"). See Note 12, Subsequent Events, for further discussion.

     The New Bank Facility is secured by (i) a pledge of the Company's 99% interest in ECI License Company, LP ("ECI"), (ii) a security interest in substantially all of the assets of ECI, (iii) a pledge of 100% of the outstanding stock of the Company; provided, however, that this pledge will be released if the Company restructures by forming subsidiaries to hold the station assets and licenses (in such a restructuring, the Company will pledge the stock of all such subsidiaries which will become Guarantors, and ECI will be dissolved, further, upon such restructuring and pledge of stock, the pledges under (i) and (ii) above will be terminated and released), (iv) a security interest in all major tangible and intangible personal property assets of the Company and any future subsidiaries as well as a negative pledge on all real property, and (v) an assignment of all major leases, rights, etc. as appropriate.

     The availability under the reducing revolving credit agreement, which matures on February 13, 2006, reduces on a quarterly basis beginning June 30, 2000 in amounts which vary from $3.75 million to $15.0 million. The Company has the option under this agreement to elect to pay interest at a rate equal to LIBOR (in increments with durations of 1, 2, 3 or 6 months) plus .50% or the prime rate. Under certain events, the Company's borrowing costs can increase to a maximum of LIBOR plus 2.125% or prime plus .875%. The interest payable on LIBOR rates is payable at the end of the selected duration but not less frequently than every three months and on prime rates is payable at the end of each calendar quarter. The weighted average interest rates under this agreement at September 30, 1998 was 7.53%. The Company also pays a commitment fee of 0.375% per annum on the average unused balance of the New Bank Facility.

     (B) The Company has entered into several interest rate transactions as hedges against the variable rate debt discussed in 6(A) above:

     (1) In June 1987, the Company entered into an interest rate agreement or "swap" for a notional amount of $6.0 million which concluded in June 1996. The Company paid a fixed rate of 9.55% on the notional amount to a bank and the bank paid to the Company a variable rate equal to three-month LIBOR as determined from time to time on a quarterly basis through June 30, 1996. The net amount the Company paid under this agreement was $175,000 for the year ended September 30, 1996 and has been accounted for as interest expense.

     (2) In May 1995, the Company entered into an interest rate swap agreement for a notional amount of $20.0 million through May 16, 2000. Under this agreement, the Company pays a fixed rate of 6.77% on the notional amount to a bank and the bank pays to the Company a variable rate equal to three-month LIBOR as

                         ENTERCOM COMMUNICATIONS CORP.

         determined from time to time on a quarterly basis through May 16, 2000. The variable rate was 5.5%, 5.7% and 5.7% at September 30, 1996, 1997 and 1998, respectively. The net amount the Company paid under this agreement was $240,000, $235,000 and $211,000 for the years ended September 30, 1996, 1997 and 1998, respectively. These amounts have been accounted for as interest expense.

     (3) In July 1996, the Company entered into a convertible rate cap transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Pursuant to this transaction, the bank elected, effective October 29, 1998, to convert the transaction to a swap for a notional amount of $25.0 million in which the Company pays a fixed rate of 5.89% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three-month LIBOR through July 29, 2003. No amounts were paid relating to this transaction during the years ended September 30, 1996, 1997 and 1998.

     (4) In August 1996, the Company simultaneously entered into a rate cap transaction and a swap option transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Under the rate cap transaction, which expires August 8, 2000, the Company's base LIBOR rate cannot exceed 7.5% at the time of any quarterly reset date. Under the swap option transaction, the bank may make an election prior to August 8, 2000 to enter into a swap in which the Company pays a fixed rate of 6.05% on the notional amount to a bank and the bank pays to the Company a variable rate equal to three-month LIBOR. If the bank exercises its election, then the swap will terminate on August 8, 2002. Any election by the bank will not terminate the rate cap transaction described above. No amounts were paid related to these transactions during the years ended September 30, 1996, 1997 and 1998.

     (5) On January 6, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $15.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires January 10, 2005, unless terminated by the bank by January 6, 2003, the Company pays a fixed rate of 5.61% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three month LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid to the Company under this agreement was $9,000 for the year ended September 30, 1998.

     (6) On January 6, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $14.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires January 10, 2005, the Company pays a fixed rate of 5.86% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three months LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid by the Company under this agreement was $17,000 for the year ended September 30, 1998.

                         ENTERCOM COMMUNICATIONS CORP.

     (7) On February 26, 1998, the Company entered into an interest rate swap agreement with a bank in the amount of $30.0 million to hedge a portion of its variable rate debt. Under the swap transaction, which expires February 27, 2008, unless terminated by the bank on February 28, 2005, the Company pays a fixed rate of 5.77% on the notional amount to the bank and the bank pays to the Company a variable rate equal to three month LIBOR as determined from time to time on a quarterly basis through the end of the transaction period. The variable rate was 5.7% as of September 30, 1998. The net amount paid by the Company under this agreement was $16,000 for the year ended September 30, 1998.

     (C) Aggregate principal maturities on Senior debt are as follows (amounts in thousands):

     Fiscal years ending September 30:

  1999......................................................  $     10
  2000......................................................        10
  2001......................................................        10
  2002......................................................    43,510
  2003......................................................    35,010
  Thereafter................................................   175,234
                                                              --------
     Total..................................................  $253,784
                                                              ========

     The extraordinary charges for 1996 and 1998 are the result of the write-offs ($539,000 and $2,376,000 respectively, net of tax benefits) of unamortized finance charges resulting from the early extinguishment of long-term debt.

     (D) On May 21, 1996, the Company entered into a convertible subordinated note purchase agreement with an investment partnership in the principal amount of $25.0 million. Interest on the note accrues at the rate of 7% per annum. Such interest compounds annually and is deferred and payable with principal in one installment on May 21, 2003. The payment due date can be deferred by one year under certain circumstances. The obligations of the Company under the note are subordinate to the obligations of the notes payable to the banks as noted in
(A)(2) above.

     The convertible subordinated note is convertible by the holder under certain events and circumstances such as a public offering of the Company's capital stock, a change of control of the Company, a sale of substantially all of the Company's assets, a merger or consolidation into a publicly traded company or the Company's ceasing to be an S Corporation. In the event of conversion, the holders would receive shares of the common stock of the Company representing an ownership interest of approximately 15% of the Company prior to such event in lieu of all outstanding principal and interest. Under certain events and circumstances, the holder of the note has the option to put ("Put Option") the convertible subordinated note to the Company and receive, at the option of the Company, either cash or a new note ("Put Note"). The Put Option is exercisable on or after May 21, 2001. The amount of cash or principal of the Put Note will equal the fair market

                         ENTERCOM COMMUNICATIONS CORP.

value of the shares of common stock into which the convertible subordinated note is convertible. The Put Note would accrue interest at prime plus 2% and would be due May 21, 2004.

     In the event that the note is not converted or put to the Company by May 21, 2003, then the Company can redeem the convertible subordinated note by either paying cash or issuing a new note (Redemption Note). The amount of cash or principal of the Redemption Note will equal the original principal amount of the convertible subordinated note ($25.0 million) plus interest accrued through the Date of Redemption at an interest rate of 7% per annum. The Redemption Note would also accrue interest at 7% per annum and would be due on May 21, 2004.

     Due to the existence of the Put Option described above, the Company accounts for this instrument as indexed debt. Accordingly, the Company's balance sheets as of September 30, 1997 and 1998 and statements of income for the years then ended reflect an "adjustment to reflect indexing of the convertible subordinated note." No adjustment was required for fiscal 1996.

     The adjustment to reflect indexing of the convertible subordinated note has been determined by reference to the difference between the estimated market value of the shares of Common Stock into which the note is convertible pursuant to the terms of the Put Option and the sum of the principal outstanding of $25.0 million plus interest accrued at 7% per annum. Such estimated market value is calculated using comparable publicly held radio broadcast companies' multiples of broadcast cash flow.

     The holder of the convertible subordinated note has stated that in connection with the initial public offering of the Company's Common Stock, it will exercise its conversion option. Up to the date of the conversion, the Company may recognize further adjustments to the indexing of the convertible subordinated note. Upon conversion, the amount of the liability recorded will convert to equity and there will be no further obligation by the Company.

                         ENTERCOM COMMUNICATIONS CORP.

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of the Company's financial instruments, which consist of cash and cash equivalents, accounts receivable, station acquisition deposits, income tax deposit, accounts payable, accrued liabilities, debt and interest rate instruments, have been determined by the Company using available market information and appropriate valuation methodologies. At September 30, 1997 and 1998, the fair value of cash and cash equivalents, accounts receivable, station acquisition deposits, income tax deposit, accounts payable, accrued liabilities and debt approximate their carrying value. At September 30, 1997 and 1998, respectively, unrealized losses on interest rate hedges described under
Note 6(B) (2), (3), (4), (5), (6) and (7) are as follows (amounts in thousands):

                                                        SEPTEMBER 30,
                                                       ----------------
                                                       1997      1998
                                                       -----    -------
6(B) (2).............................................  $(351)   $  (652)
      (3)............................................   (212)    (1,057)
      (4)............................................   (103)    (1,069)
      (5)............................................              (525)
      (6)............................................              (705)
      (7)............................................            (1,793)

8. MINORITY INTEREST

     On December 2, 1992, in connection with a financing transaction, the Company created a wholly owned subsidiary, ECI Investors Corporation ("Investors"), with a capital of $50,000. Upon creation, the Company immediately distributed the stock of Investors to the Company's shareholders. On December 23, 1992, the Company formed a limited partnership, ECI License Company, LP ("Partnership") with Investors. The Company is the sole general partner of the Partnership. The Company contributed its FCC (FCC) licenses and authorizations to the Partnership in exchange for a 99% interest in the Partnership, and Investors acquired its 1% interest in the Partnership for cash.

     On all subsequent occasions when the Company acquired FCC licenses and authorizations it has contributed them to the Partnership for its 99% interest and Investors has contributed its matching 1% interest. On each such occasion, as well as on the dispositions of FCC licenses and authorizations, excluding those FCC licenses and authorizations used to acquire new FCC licenses and authorizations which qualify under IRC Section 1031, commonly known as "SWAPS," the book value of the Partnership has been adjusted to reflect such transaction. The book value of the Partnership was approximately $114.2 million (net of accumulated amortization of approximately $4.5 million) and $132.2 million (net of accumulated amortization of approximately $7.3 million) at September 30, 1997 and 1998. The Company's 99% interest in the Partnership is pledged as collateral for the debt described in Note 6A(2). The Company pays a licensing fee to the Partnership in exchange for the right to utilize the Partnership's licenses and authorizations in connection with the operation of the stations.

                         ENTERCOM COMMUNICATIONS CORP.

     As discussed in Note 2, the financial impact of such transactions is substantially eliminated in consolidation. The minority interest at September 30, 1997 and 1998 included in the accompanying consolidated balance sheets represents the 1% interest of Investors in the Partnership, net of two notes receivable by the Partnership from Investors. These notes were in the amounts of approximately $875,000 and $7,000 at September 30, 1997 and $839,000 plus various other notes which total approximately $200,000 at September 30, 1998. These notes bear interest at rates ranging from 6% to 8% per annum, and were issued to the Partnership by Investors for Investors' share of the FCC licenses and authorizations acquired by the Company during 1997 and 1998. These notes are due in ten equal annual installments, plus accrued interest.

9. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996 for the Company to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation subject to approval by the FCC for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur.

     On August 13, 1998, the Company entered into three agreements with CBS Radio, Inc. pursuant to which it will (i) purchase WRKO-AM and WEEI-AM in Boston for $82.0 million in cash (the "First Boston Transaction"), (ii) sell WLLD-FM and WYUU-FM in Tampa for $75.0 million in cash (the "Tampa Transaction") and
(iii) purchase WAAF-AM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million (the "Second Boston Transaction"). The assets that will be sold in the Tampa Transaction have been segregated on the Consolidated Balance Sheet as assets held for sale. These assets consist of $2.8 million in property and equipment, net of accumulated depreciation, and $2.5 million in radio broadcasting licenses and other intangibles, net of accumulated amortization. See Notes 12(D) and 12(G).

OTHER

     The Company's employment agreement with its Chairman and Chief Executive Officer renews automatically each calendar year unless terminated by either party in accordance with the contract. Under the terms of the agreement, compensation is calculated annually by utilizing the gross national product implicit price deflator issued by the Bureau of Economic Analysis to determine the equivalent of 1993 base compensation of $500,000. Total compensation for the years ended September 30, 1996, 1997 and 1998 was approximately $540,000, $554,000, and $567,000, respectively.

     Rental expense is incurred principally for office and broadcasting facilities. Rental expense during the years ended September 30, 1996, 1997 and 1998 was approximately $1.2 million, $2.2 million and 2.8 million, respectively.

     The Company also has various contracts for sports programming and on-air personalities with terms ranging from one to five years.

                         ENTERCOM COMMUNICATIONS CORP.

     The aggregate minimum annual commitments as of September 30, 1998 for operating leases, sports programming and on-air personalities are as follows:

                                            OPERATING      SPORTS          ON-AIR
                                             LEASES      PROGRAMMING    PERSONALITIES
                                            ---------    -----------    -------------
                                                     (AMOUNTS IN THOUSANDS)
Fiscal years ending September 30:
1999......................................   $ 3,160       $16,625         $ 5,880
2000......................................     3,066        18,110           3,690
2001......................................     2,893         8,802           1,420
2002......................................     2,964         6,718             713
2003......................................     2,458                           181
Thereafter................................    11,138
                                             -------       -------         -------
                                             $25,679       $50,255         $11,884
                                             =======       =======         =======

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

10. SHAREHOLDERS' EQUITY

     During 1997, the Company retired treasury stock consisting of 1,931,400 shares of Class A common stock.

     For the fiscal years ended September 30, 1996, 1997 and 1998, the Company paid total dividends of $2.0, $2.8, and $3.1 million, respectively. These amounts include special dividends paid to the Company's shareholders to compensate them for federal and state income tax obligations attributable to pass-through taxable income generated by the Company.

     On June 24, 1998, the Board of Directors and the shareholders of the Company approved the Company's amended and restated Articles of Incorporation to provide for, among other things, an increase in the aggregate number of shares which the Company has authority to issue to 350,000,000 shares, par value $.01 per share, consisting of the following: (i) 200,000,000 shares of Class A Common Stock; (ii) 75,000,000 shares of Class B Common Stock; (iii) 50,000,000 shares of Class C Common Stock; and (iv) 25,000,000 shares of Preferred Stock. Such change occurred just prior to the effective date of the Company's initial public offering.

11. EMPLOYEE SAVINGS AND BENEFIT PLANS

     The Company sponsors a 401(k) savings plan which includes a provision under which the Company contributes 50% of the amount of any eligible employee's contribution to the plan up to a maximum employer contribution of 3% of an employee's compensation. The

                         ENTERCOM COMMUNICATIONS CORP.

maximum eligible employee contribution under the plan was $9,500, $9,500 and $10,000 for the plan years ended December 31, 1996, 1997 and 1998. The Company may at its discretion suspend future matching contributions. The Company contributed approximately $232,000, $485,000, and $588,000, under the 401(k) plan for the years ended September 30, 1996, 1997, and 1998, respectively.

     On June 24, 1998, the Company adopted an Equity Compensation Plan (the "Compensation Plan"). The Compensation Plan will allow officers (including those also serving as directors) and other employees, non-employee directors and key advisors or consultants, selected by a Committee of the Board of Directors, to receive incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights in the Common Stock of the Company. There are 5,000,000 shares of Common Stock reserved for issuance under the Compensation Plan. On December 29, 1998, the Board of Directors granted 11,112 shares of restricted stock and 838,965 in options of which 563,403 options have an exercise price equal to the initial public offering price per share and 275,562 have an exercise price of 80% of the initial public offering price. All of the options and restricted stock vest over a four year period. For options granted at prices below fair market value, the Company will recognize $1.2 million in non-cash compensation expense ratably over the four year period. For restricted stock, the Company will recognize $250,000 in non-cash compensation expense ratably over the four year period.

     On June 24, 1998, the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan will allow the participants to purchase shares of the Company's Common Stock at a purchase price equal to 85% of the Market Value of such shares on the Purchase Date. There are 1,850,000 shares of Common Stock reserved for issuance under the Purchase Plan. No awards have been issued under this plan.

12. SUBSEQUENT EVENTS

(A) On October 8, 1998, the Company amended their New Credit Agreement with Key Corporation Capital Inc. to increase their Senior Secured Revolving Credit Facility to $350.0 million. Availability under this credit agreement reduces on a quarterly basis beginning June 30, 2000 in amounts which vary from $4.4 million to $17.5 million.

(B) In July 1996, the Company entered into a convertible rate cap transaction in the amount of $25.0 million to hedge a portion of its variable rate debt. Pursuant to this transaction, the bank elected, effective October 29, 1998, to convert the transaction to a swap for a notional amount of $25.0 million in which the Company pays a fixed rate of 5.89% on the notional amount to the bank and the bank pays to the Company a variable rate equal to the three-month LIBOR through July 29, 2003.

(C) On December 9, 1998, the Company entered into an agreement to acquire KKGM-AM, a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC for the sum of $2.8 million.

(D) On December 11, 1998, the Company acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS for $82.0 million (the "First Boston Transaction"). The Company incurred transaction costs of $284,023 related to

                         ENTERCOM COMMUNICATIONS CORP.

    this acquisition. Broadcasting licenses and other intangibles in the amount of $77.8 million will be recorded in connection with this transaction.

(E) On December 14, 1998, the Company acquired the assets of KSLM-AM, serving the Salem, Oregon radio market, from Willamette Broadcasting Co. for $605,000. The Company incurred transaction costs of $13,812 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $506,100 will be recorded in connection with this transaction.

(F) The Company is required to maintain a $4.9 million letter of credit, which increases to $5.0 million on May 15, 2000 in connection with contracts assumed in the First Boston Transaction. The contracts expire on November 15, 2000.

(G) On December 22, 1998, the Company sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million.

(H) In December 1998, the Board approved the purchase of the 1% minority interest in ECI License Company, L.P. for an amount of $3.4 million.

(I) In December 1998, the Company invested $1.0 million by purchasing 200,000 shares at $5.00 per share in USA Digital Radio, Inc. The Company's investment represents a minority share in a privately held company formed to develop in-band on channel digital radio for AM and FM broadcast stations.

13. CHANGES IN CAPITALIZATION

     In connection with the adoption of the Company's amended and restated Articles of Incorporation (See Note 10), the Company declared a 185 for 1 stock split payable to shareholders at the time the Amended and Restated Articles of Incorporation become effective. The accompanying consolidated financial statements give effect to these transactions as if they had occurred on October 1, 1995.

14. RESTATEMENT

     Subsequent to the issuance of the Company's fiscal 1998 consolidated financial statements, the Company determined that its fiscal 1997 and 1998 consolidated financial statements should be restated to reflect the 7% convertible subordinated note (see Note 6(D)) as an indexed debt instrument and to record the change in the put option value as a charge to operations.

                         ENTERCOM COMMUNICATIONS CORP.

     The effect of this item on the accompanying consolidated financial statements is summarized as follows:

                              STATEMENTS OF INCOME

                                           1997                       1998
                                        PREVIOUSLY      1997       PREVIOUSLY      1998
                                         REPORTED    AS RESTATED    REPORTED    AS RESTATED
                                        ----------   -----------   ----------   -----------
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
Adjustment to reflect indexing of
  convertible subordinated note.......                $ 29,070                   $  8,841
INCOME BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEMS.................   $206,329      177,259      $ 18,733        9,892
NET INCOME............................    205,840      176,770        15,904        7,063
PRO FORMA DATA (UNAUDITED) PRO FORMA
  NET INCOME DATA:
  Income before income taxes and
     extraordinary items..............    206,329      177,259        18,733        9,892
PRO FORMA NET INCOME..................    127,924       98,854        10,126        1,285
PRO FORMA EARNINGS PER SHARE (Note 1):
  Basic:
     Pro forma earnings before
       extraordinary items............       5.94         4.59          0.46         0.12
     Pro forma earnings per share.....       5.94         4.59          0.40         0.06
  Diluted:
     Pro forma earnings before
       extraordinary items............       5.05         4.59          0.46         0.12
     Pro forma earnings per share.....       5.05         4.59          0.40         0.06

                                 BALANCE SHEETS

Cumulative adjustment to reflect
  indexing of convertible subordinated
  note................................                  29,070                     37,911
Total convertible subordinated note...     27,427       56,497        29,352       67,263
Total shareholders' equity............    208,089      179,019       220,881      182,970

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $  6,469
  Accounts receivable, net of allowance for doubtful
     accounts...............................................      38,511
  Prepaid expenses and deposits.............................       6,259
  Proceeds held in escrow from sale of Tampa stations.......      75,000
  Station acquisition deposits..............................         327
                                                                --------
  Total current assets......................................     126,566
                                                                --------
PROPERTY AND EQUIPMENT -- At cost
  Land and land easements and land improvements.............       6,927
  Building..................................................       4,596
  Equipment.................................................      35,804
  Furniture and fixtures....................................       7,662
  Leasehold improvements....................................       3,899
                                                                --------
                                                                  58,888
  Accumulated depreciation..................................     (10,874)
                                                                --------
                                                                  48,014
Capital improvements in progress............................         629
                                                                --------
Net property and equipment..................................      48,643
                                                                --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- NET....     500,545
DEFERRED CHARGES AND OTHER ASSETS -- NET....................       5,280
                                                                --------
TOTAL.......................................................    $681,034
                                                                ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................    $ 18,224
  Accrued liabilities:
     Salaries...............................................       4,322
     Interest...............................................       1,492
     Other..................................................       1,094
  Long-term debt due within one year........................          10
                                                                --------
  Total current liabilities.................................      25,142
                                                                --------
SENIOR DEBT.................................................     330,271
CONVERTIBLE SUBORDINATED NOTE
  Note payable..............................................      25,000
  Accrued interest..........................................       4,858
  Cumulative adjustment to reflect indexing of convertible
     subordinated note......................................      67,414
                                                                --------
  Total convertible subordinated note.......................      97,272
MINORITY INTEREST IN EQUITY OF PARTNERSHIP..................       2,882
                                                                --------
  Total liabilities.........................................     455,567
                                                                --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Class A common stock......................................         110
  Class B common stock......................................         105
  Retained earnings.........................................     225,252
                                                                --------
  Total shareholders' equity................................     225,467
                                                                --------
  TOTAL.....................................................    $681,034
                                                                ========

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
NET REVENUES................................................  $ 28,399    $ 47,363
OPERATING EXPENSES:
  Station operating expenses................................    18,868      29,990
  Depreciation and amortization.............................     2,880       4,358
  Corporate general and administrative expenses.............       849       1,850
  Net expense from time brokerage agreement fees............                 1,236
                                                              --------    --------
                                                                22,597      37,434
                                                              --------    --------
OPERATING INCOME............................................     5,802       9,929
                                                              --------    --------
OTHER EXPENSE (INCOME) ITEMS:
  Interest expense..........................................     2,996       5,732
  Adjustment to reflect indexing of convertible subordinated
     note...................................................    14,903      29,503
  Interest income...........................................      (127)       (146)
  Other non-operating expenses..............................        25         723
  Gains on sale of assets and other.........................       (43)    (69,648)
                                                              --------    --------
  Total other expense (income)..............................    17,754     (33,836)
                                                              --------    --------
INCOME (LOSS) BEFORE INCOME TAXES...........................   (11,952)     43,765
INCOME TAXES................................................        81         310
                                                              --------    --------
NET INCOME (LOSS)...........................................  $(12,033)   $ 43,455
                                                              ========    ========
PRO FORMA DATA
PRO FORMA NET INCOME DATA:
  Income (loss) before income taxes.........................  $(11,952)   $ 43,765
  Pro forma income taxes....................................     1,121      27,842
                                                              --------    --------
PRO FORMA NET INCOME (LOSS).................................  $(13,073)   $ 15,923
                                                              ========    ========
PRO FORMA EARNINGS PER SHARE:
  Basic:
     Pro forma earnings (losses)............................  $  (0.61)   $   0.64
  Diluted:
     Pro forma earnings (losses)............................  $  (0.61)   $   0.64
WEIGHTED AVERAGE SHARES:
  Basic.....................................................    21,534      24,742
  Diluted...................................................    21,534      24,742

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                               THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1997        1998
                                                              --------    --------
OPERATING ACTIVITIES:
  Net income (loss).........................................  $(12,033)   $ 43,455
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
  Depreciation..............................................       764       1,223
  Amortization of radio broadcasting licenses, other
     intangibles and deferred charges.......................     2,116       3,135
  Gains on dispositions and exchanges of assets.............       (43)    (69,648)
  Interest on the convertible subordinated note.............       477         506
  Adjustment to reflect indexing of convertible subordinated
     note...................................................    14,903      29,503
  Changes in assets and liabilities which provided (used)
     cash:
     Accounts receivable....................................       135      (5,987)
     Prepaid expenses.......................................       981        (115)
     Accounts payable, accrued liabilities and corporate
      state income taxes....................................        16       8,381
     Minority interest in equity of partnership.............        25         705
                                                              --------    --------
     Net cash provided by operating activities..............     7,341      11,158
                                                              --------    --------
INVESTING ACTIVITIES:
  Additions to property and equipment.......................    (5,012)     (2,400)
  Proceeds from sale of property and equipment, intangibles
     and other assets.......................................        68      75,016
  Purchases of radio station assets.........................   (15,987)    (82,903)
  Purchase of investment....................................                (1,000)
  Deferred charges and other assets.........................       (50)       (622)
  Proceeds held in escrow from sale of Tampa stations.......               (75,000)
  Stations acquisition deposits.............................     3,511          15
                                                              --------    --------
     Net cash used in investing activities..................   (17,470)    (86,894)
                                                              --------    --------
FINANCING ACTIVITIES:
  Payments of long-term debt................................    (3,000)     (3,003)
  Proceeds from issuance of long-term debt..................    13,000      79,500
  Dividends paid............................................                  (958)
                                                              --------    --------
     Net cash provided by financing activities..............    10,000      75,539
                                                              --------    --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................      (129)       (197)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     3,626       6,666
                                                              --------    --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  3,497    $  6,469
                                                              ========    ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest...............................................  $  2,980    $  5,698
                                                              ========    ========
     Income taxes...........................................  $     31    $     60
                                                              ========    ========

See notes to condensed consolidated financial statements.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 THREE MONTHS ENDED DECEMBER 31, 1997 AND 1998

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements for Entercom Communications Corp. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included.

     For the three months ended December 31, 1998, the weighted average outstanding shares have been increased by 3,208,000 shares, which represent the number of shares which, when multiplied by an offering price of $22.50 per share, would be sufficient to replace the capital in excess of the current period's earnings which was authorized for subsequent distribution to the shareholders of the Company while the Company was an S Corporation (the "S Corporation Shareholders"), prior to the initial public offering of 13,627,500 shares of the Company's Class A Common Stock at an offering price of $22.50 (the "IPO").

2. ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

COMPLETED ACQUISITIONS, DIVESTITURES AND INVESTMENTS

     On December 11, 1998, the Company acquired the assets of WRKO-AM and WEEI-AM, serving the Boston radio market, from CBS Radio, Inc. for $82.0 million. The Company incurred transaction costs of approximately $284,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $77.8 million were recorded in connection with this transaction.

     On December 14, 1998, the Company acquired the assets of KSLM-AM, serving the Salem, Oregon radio market, from Willamette Broadcasting Co. for $605,000. The Company incurred transaction costs of approximately $14,000 related to this acquisition. Broadcasting licenses and other intangibles in the amount of $506,100 were recorded in connection with this transactions.

     On December 21, 1998, the Company purchased 200,000 shares of the common stock of USA Digital Radio, Inc. at a per share price of $5.00 for an aggregate investment of $1.0 million. USA Digital Radio, Inc. is a developer of in-band AM and FM digital audio broadcasting technology.

     On December 22, 1998, the Company sold the assets of WLLD-FM and WYUU-FM, serving the Tampa, Florida radio market to CBS for $75.0 million resulting in a gain of approximately $69.6 million.

PENDING ACQUISITIONS

     In August 1998, the Company entered into an agreement with CBS pursuant to which it agreed to purchase WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million in cash. In September, 1998, the Company began operating

                         ENTERCOM COMMUNICATIONS CORP.

these stations under a time brokerage agreement. On February 22, 1999, the Company consummated the Transaction.

     On December 9, 1998, the Company entered into an agreement to acquire WREN-AM, a radio station serving Kansas City, Kansas, from Mortenson Broadcasting Company of Canton, LLC and Mortenson Broadcasting Company for the sum of $2.8 million. It is anticipated that this transaction will close in the first half of the calendar year 1999.

     The following unaudited pro forma summary presents the consolidated results of operations as if the transactions which occurred during the period of October 1, 1997 through December 31, 1998 had all occurred as of October 1, 1997, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to find the acquisitions which would have been incurred had such acquisitions and other transactions occurred as of October 1, 1997. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions and other transactions been made as of that date or results which may occur in the future.

                                                              PERIODS ENDED
                                                               DECEMBER 31,
                                                           --------------------
                                                             1997        1998
                                                           --------    --------
                                                               (UNAUDITED)
Net revenues.............................................  $ 37,725    $ 47,363
Loss before gains on sale of assets......................  $(15,185)   $(26,078)
Net income (loss)........................................  $ 54,506    $(26,078)

3. DEBT

     The Company has a senior secured Credit Facility (the "Credit Facility") with a syndicate of banks which allows the Company to borrow up to $350.0 million on a reducing, revolving basis. Availability under the Credit Facility reduces quarterly beginning June 30, 2000, in amounts which vary from $4.4 million to $17.5 million. As of December 31, 1998, the Company had approximately $330.0 million of borrowings outstanding under the Credit Facility. The current outstanding indebtedness under the Credit Facility was not reduced by the $75.0 million proceeds from the Tampa Transaction as these funds were being held in escrow in a qualified intermediary account.

     In connection with the Company's IPO which was completed on February 3, 1999, the Company received approximately $236.1 million in net proceeds which was used to repay revolving indebtedness outstanding under the Credit Facility. As of March 5, 1999, the Company had revolving indebtedness outstanding under the Credit Facility of approximately $147.5 million, which included $58.0 million in connection with the consummation of the acquisition of WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester. See Note 5, Subsequent Events.

                         ENTERCOM COMMUNICATIONS CORP.

4. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this Transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur.

CONTINGENCIES

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

5. SUBSEQUENT EVENTS

     On February 3, 1999, the Company completed the IPO, pursuant to which 13,627,500 shares of Class A Common Stock were sold to the public at a price of $22.50 per share. Of the 13,627,500 shares sold, the Company sold 11,300,000 and Chase Capital Partners ("Chase Capital"), the sole selling shareholder, sold 2,327,500 shares. The net proceeds to the Company, after deducting underwriting discounts and other offering expenses was approximately $236.1 million. In connection with the IPO, the following events occurred:

     Effective January 28, 1999 (the "Revocation Date"), the Company revoked its S Corporation status with the Internal Revenue Service and therefore the last day the Company was taxed as an S Corporation was January 27, 1999. As a result, all of the Company's net income after January 27, 1999 will be taxed to the Company rather than taxed to the Company's shareholders.

     Prior to the revocation of its S Corporation status, the Company declared a dividend (the "S Distribution"), conditioned upon consummation of the IPO, payable to its former S Corporation Shareholders in the amount of $88.1 million, which the Company estimated would be the undistributed balance of the income of the Company which has been taxed, or is taxable to its S Corporation Shareholders as of the revocation date. On March 2, 1999 the company distributed $75 million to its S Corporation shareholders as partial payment of the S Distribution. The Company anticipates paying the remaining $13.1 million in April, 1999.

     As a result of the revocation of its S Corporation status and its resulting treatment as a C Corporation, the Company will record a non-cash deferred tax expense of approximately $81.7 million in the quarter ending March 31, 1999, resulting from the recording of a deferred income tax asset of $4.3 million and a deferred income tax liability of $86.0 million.

                         ENTERCOM COMMUNICATIONS CORP.

     Prior to the IPO, Chase Capital, which held a Convertible Subordinated Promissory Note of the Company (the "Convertible Subordinated Note") with principal in the amount of $25.0 million, converted the Convertible Subordinated
Note into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock (the "Chase Conversion"). At the time of the Chase Conversion, the market value of the shares into which the Convertible Subordinated Note was convertible, was approximately $97.3 million (the principal amount of the Convertible Subordinated Note plus accrued interest amounted to approximately $29.9 million, and the cumulative adjustment to reflect indexing of the Convertible Subordinated Note was approximately $67.4 million). The Convertible Subordinated Note has been retired and there is no further obligation due.

     On January 22, 1999, in a related party transaction, the Company purchased a 1% minority interest in ECI License Company, L.P. for an amount of $3.4 million. ECI License Company, L.P. is a limited partnership in which the Company is the general partner and owns a 99% interest. ECI License Company, L.P. owns certain of the Company's FCC licenses.

     In August 1998, the Company entered into an agreement with CBS pursuant to which it agreed to purchase WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester for $58.0 million in cash (the "Second Boston Transaction"). In September, 1998, the Company began operating these stations under a TBA. On February 22, 1999, the Company consummated the Transaction.

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................    $  8,713
     Accounts receivable, net of allowance for doubtful
      accounts..............................................      45,160
     Prepaid expenses and deposits..........................       6,402
     Deferred tax assets....................................       1,949
     Station acquisition deposits...........................         142
                                                                --------
          Total current assets..............................      62,366
                                                                --------
PROPERTY AND EQUIPMENT -- At cost
  Land and land easements and land improvements.............       6,737
  Building..................................................       4,509
  Equipment.................................................      39,947
  Furniture and fixtures....................................       9,049
  Leasehold improvements....................................       4,000
                                                                --------
                                                                  64,242
  Accumulated depreciation..................................     (13,568)
                                                                --------
                                                                  50,674
Capital improvements in progress............................       2,086
                                                                --------
Net property and equipment..................................      52,760
                                                                --------
RADIO BROADCASTING LICENSES AND OTHER INTANGIBLES -- NET....     552,282
DEFERRED CHARGES AND OTHER ASSETS -- NET....................       4,219
                                                                --------
          TOTAL.............................................    $671,627
                                                                ========

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $ 16,568
  Accrued liabilities:
     Salaries...............................................     4,852
     Interest...............................................       432
     Other..................................................       299
  Income tax payable........................................     2,798
  Long-term debt due within one year........................        10
                                                              --------
  Total current liabilities.................................    24,959
                                                              --------
SENIOR DEBT.................................................   166,266
Deferred tax liability......................................    83,516
  Total liabilities.........................................   274,741
                                                              --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
  Preferred stock
  Class A common stock......................................       249
  Class B common stock......................................       105
  Class C common stock......................................        17
  Additional paid-in capital................................   468,239
  Retained earnings.........................................   (71,501)
  Unearned compensation.....................................      (223)
                                                              --------
  Total shareholders' equity................................   396,886
                                                              --------
          TOTAL.............................................  $671,627
                                                              ========

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                        ----------------------------
                                                           1998            1999
                                                        -----------   --------------
NET REVENUES..........................................  $    63,687   $       95,545
OPERATING EXPENSES:
  Station operating expenses..........................       42,749           64,296
  Depreciation and amortization.......................        6,079           10,019
  Corporate general and administrative expenses.......        2,193            3,454
  Net time brokerage agreement expenses...............        2,273              652
                                                        -----------   --------------
OPERATING INCOME......................................       10,393           17,124
                                                        -----------   --------------
OTHER EXPENSE (INCOME) ITEMS:
  Interest expense....................................        6,179            6,246
  Adjustment to reflect indexing of Convertible
     Subordinated Note................................        5,693
  Interest income.....................................         (180)            (599)
  Other non-operating expenses........................           57
  Gains on sale of assets.............................       (8,748)            (467)
                                                        -----------   --------------
  Total other expense (income)........................        3,001            5,180
                                                        -----------   --------------
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM..................................        7,392           11,944
INCOME TAXES
  Income taxes -- C Corporation.......................                         5,249
  Income taxes -- S Corporation.......................           71              125
  Deferred income taxes for conversion from an S to a
     C Corporation....................................                        79,845
                                                        -----------   --------------
  Total income taxes..................................           71           85,219
                                                        -----------   --------------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...........        7,321          (73,275)
EXTRAORDINARY ITEM (NET OF TAX BENEFIT)...............        2,397
                                                        -----------   --------------
NET INCOME (LOSS).....................................  $     4,924   $      (73,275)
                                                        ===========   ==============

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                        ----------------------------
                                                           1998            1999
                                                        -----------   --------------
NET LOSS PER SHARE
  Basic:
     Loss before extraordinary item...................                $        (2.10)
     Extraordinary item, net of taxes.................
                                                                      --------------
NET LOSS PER SHARE....................................                $        (2.10)
                                                                      ==============
  Diluted:
     Loss before extraordinary item...................                $        (2.10)
     Extraordinary item, net of taxes.................
                                                                      --------------
NET LOSS PER SHARE....................................                $        (2.10)
                                                                      ==============
PRO FORMA DATA
PRO FORMA NET INCOME DATA:
  Income before income taxes and extraordinary item...  $     7,392   $       11,944
  Pro forma income taxes..............................        4,972            4,539
                                                        -----------   --------------
  Pro forma income before extraordinary item..........        2,420            7,405
                                                        ===========   ==============
  Extraordinary item, net of pro forma taxes..........        1,489
                                                        -----------   --------------
PRO FORMA NET INCOME..................................  $       931   $        7,405
PRO FORMA EARNINGS PER SHARE:
  Basic:
     Pro forma earnings before extraordinary item.....  $      0.11   $         0.21
     Extraordinary item, net of pro forma taxes.......         0.07
                                                        -----------   --------------
     Pro forma earnings per share.....................  $      0.04   $         0.21
                                                        ===========   ==============
  Diluted:
     Pro forma earnings before extraordinary item.....  $      0.11   $         0.21
     Extraordinary item, net of pro forma taxes.......         0.07
                                                        -----------   --------------
     Pro forma earnings per share.....................  $      0.04   $         0.21
                                                        ===========   ==============
WEIGHTED AVERAGE SHARES:
  Basic...............................................       21,534           34,836
  Diluted.............................................       21,534           35,251

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                         ----------------------
                                                           1998         1999
                                                         ---------    ---------
OPERATING ACTIVITIES:
  Net income (loss)....................................  $   4,924    $ (73,275)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
  Depreciation.........................................      1,872        2,726
  Amortization of radio broadcasting licenses, other
     intangibles and deferred charges..................      4,207        7,293
  Extraordinary items..................................      2,401
  Deferred taxes.......................................                  81,567
  Gain on dispositions and exchanges of assets.........     (8,748)        (467)
  Non-cash stock-based compensation expense............                     219
  Interest on the Convertible Subordinated Note........        944
  Adjustment to reflect indexing of convertible
     subordinated note.................................       5693
  Changes in assets and liabilities which provided
     (used) cash:
     Accounts receivable...............................     (5,808)      (6,649)
     Prepaid expenses..................................     (1,076)        (145)
     Accounts payable, accrued liabilities and
       corporate state income taxes....................      1,371         (183)
     Minority interest in equity of partnership........         (2)      (2,882)
                                                         ---------    ---------
     Net cash provided by operating activities.........      5,778        8,204
                                                         ---------    ---------
INVESTING ACTIVITIES:
  Additions to property and equipment..................     (4,955)      (4,901)
  Proceeds from sale of assets.........................      8,906        1,162
  Proceeds from exchanges of radio stations............      3,132
  Payment for exchanges of radio stations..............       (306)
  Purchases of radio station assets....................   (130,103)     (60,968)
  Deferred charges and other assets....................     (3,163)        (479)
  Station acquisition deposits.........................        924       75,187
                                                         ---------    ---------
     Net cash (used) provided by investing
       activities......................................   (125,565)      10,001
                                                         ---------    ---------

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                         ----------------------
                                                           1998         1999
                                                         ---------    ---------
FINANCING ACTIVITIES:
  Net proceeds from Initial Public Offering............                 236,157
  Proceeds from issuance of long-term debt.............    257,793       82,500
  Payment of long-term debt............................   (133,008)    (246,505)
  Dividends paid to S corporation shareholders.........     (2,401)     (88,113)
                                                         ---------    ---------
     Net cash provided (used) by financing
       activities......................................    122,384      (15,961)
                                                         ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS..............      2,597        2,244
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........      3,497        6,469
                                                         ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............  $   6,094    $   8,713
                                                         =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
     Interest..........................................  $   4,378    $   6,301
                                                         =========    =========
     Income taxes......................................  $     198    $   1,652
                                                         =========    =========

   Supplemental Disclosures of Non-Cash Investing and Financing Activities --

     In connection with the radio station exchange transactions completed by the Company during the six months ended June 30, 1998, the non-cash portion of assets recorded was $22,500.

     In connection with the Company's Initial Public Offering completed during the six months ended June 30, 1999, the Convertible Subordinated Note, net of deferred finance charges of $96,400 was converted into equity.

See notes to condensed consolidated financial statements

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1999

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements for Entercom Communications Corp. (the "Company") have been prepared in accordance with generally accepted accounting principals for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included.

     Effective January 28, 1999 (the "Revocation Date"), in connection with the initial public offering (the "IPO") of 13,627,500 shares of Class A Common Stock of the Company at a price of $22.50 per share, the Company revoked its S Corporation status with the Internal Revenue Service and therefore the last day the Company was taxed as an S Corporation was January 27, 1999. As a result, all of the Company's effective tax rate for state and federal income taxes for the period subsequent to January 27, 1999 is at a combined rate of 38%, applied to taxable income before income taxes, which is adjusted for permanent differences between tax and book income.

     On January 29, 1999, the Company's Class A Common Stock began trading on the New York Stock Exchange. On February 3, 1999, the Company completed the IPO pursuant to which 13,627,500 shares of Class A Common Stock were sold to the public at a price of $22.50 per share. Of the 13,627,500 shares sold, the Company sold 11,300,000 and Chase Capital Partners ("Chase Capital"), the sole selling shareholder, sold 2,327,500 shares. The net proceeds to the Company, after deducting underwriting discounts and other offering expenses was approximately $236.2 million.

     As a result of the revocation of its S Corporation status and its conversion to a C Corporation, the Company recorded a non-cash deferred income tax expense of approximately $79.8 million to reflect the cumulative effect of temporary differences between the tax and financial reporting bases of the Company's assets and liabilities attributable to the period prior to its conversion to a C Corporation.

     The unaudited pro forma net income data reflect adjustments for income taxes as if the Company had been subject to federal and state income taxes based upon a pro forma effective tax rate of 38% applied to income before income taxes and extraordinary item, excluding the effect of an expense adjustment to reflect indexing of the Convertible Subordinated Note (as such adjustment is not tax deductible) of $5.7 million for the six-month period ended June 30, 1998.

     The net income (loss) per share and pro forma earnings per share are calculated in accordance with Statement of Financial Accounting Standards No. 128 and, are based on the weighted average number of shares of Common Stock outstanding and dilutive common equivalent shares which include stock options and restricted stock (using the treasury stock method). For the six-month period ended June 30, 1998, the effect of the conversion of the Convertible Subordinated Note for the calculation of the pro forma income per share was antidilutive.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

2. ACQUISITIONS AND OTHER SIGNIFICANT EVENTS

COMPLETED ACQUISITIONS AND DIVESTITURES FOR THE SIX MONTHS ENDED JUNE 30, 1999

     On January 22, 1999, in a related party transaction, a wholly owned subsidiary of the Company purchased a 1% limited partnership interest in ECI License Company, L.P. for $3.4 million. ECI License Company, L.P. is a limited partnership in which the Company is the general partner, owning a 99% general partnership interest. ECI License Company, L.P. owns certain of the Company's FCC licenses. The acquisition effectively gives the Company 100% interest in its FCC licenses.

     On February 22, 1999, the Company purchased the assets of radio stations WAAF-FM and WEGQ-FM in Boston and WWTM-AM in Worchester from CBS for $58.0 million in cash. The Company incurred transaction costs of approximately $0.2 million related to this transaction. Broadcasting licenses and other intangibles in the amount of $55.7 million were recorded in connection with this transaction. The Company had operated these stations under a TBA since September 1998 and for the three months ended March 31, 1999, the Company incurred TBA fees in the amount of $0.7 million.

     On April 22, 1999, the Company sold a building located in Seattle, Washington for a cash purchase price of $1.3 million, resulting in a gain of approximately $0.5 million.

     On June 11, 1999, the Company acquired the assets of radio station WREN-AM, serving the Kansas City, Kansas/Missouri radio market, from Mortenson Broadcasting Company of Canton, LLC and Mortenson Broadcasting Company for the sum of $2.8 million in cash. Broadcasting licenses in the amount of $2.5 million were recorded in connection with this transaction.

OTHER SIGNIFICANT EVENTS

     Prior to the revocation of its S Corporation status, the Company declared a dividend (the "S Distribution"), conditioned upon consummation of the IPO, payable to its former S Corporation shareholders in the amount of $88.1 million, which the Company estimated would be the undistributed balance of the income of the Company which has been taxed or is taxable to its S Corporation shareholders as of the Revocation Date. The S Distribution of $88.1 million has been paid as of June 30, 1999.

     Prior to the IPO, Chase Capital, which held a Convertible Subordinated Promissory Note of the Company (the "Convertible Subordinated Note") in the principal amount of $25.0 million, converted the Convertible Subordinated Note into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock (the "Chase Conversion"). At the time of the Chase Conversion, the market value of the shares into which the Convertible Subordinated Note was convertible, was approximately $97.3 million (the principal amount of the Convertible Subordinated Note plus accrued interest amounted to approximately $29.9 million, and the cumulative adjustment to reflect indexing of the Convertible Subordinated Note was approximately $67.4 million). The Convertible Subordinated Note has been retired and there is no further obligation due.

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

UNAUDITED PRO FORMA INFORMATION FOR ACQUISITIONS AND DIVESTITURES

     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisition and divestiture transactions which occurred during the period of January 1, 1998 through June 30, 1999 had all occurred as of January 1, 1998, after giving effect to certain adjustments, including depreciation and amortization of assets and interest expense on any debt incurred to fund the acquisitions which would have been incurred had such acquisitions and other transactions occurred as of January 1, 1998. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of (i) what would have occurred had the acquisitions and other transactions been made as of the date or (ii) results which may occur in the future.

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                               1998        1999
                                                              -------    --------
                                                                  (UNAUDITED)
Net revenues................................................  $82,143    $ 95,545
Loss before extraordinary item and gains on sale of
  assets....................................................   (9,023)    (73,938)
Loss before extraordinary item (net of tax benefits)........   (2,448)    (73,938)
Net loss....................................................   (4,845)    (73,938)

3. DEBT

     The Company has a senior secured Credit Facility (the "Credit Facility") with a syndicate of banks which allows the Company to borrow up to $350.0 million on a reducing, revolving basis. Availability under the Credit Facility reduces quarterly beginning June 30, 2000, in amounts which vary from $4.4 million to $17.5 million. As of June 30, 1999, the Company had $166.0 million of borrowings outstanding under the Credit Facility, in addition to an outstanding Letter of Credit in the amount of $4.9 million.

4. COMMITMENTS AND CONTINGENCIES

ACQUISITIONS

     The Company entered into a preliminary agreement on February 6, 1996, to acquire the assets of radio station KWOD-FM, Sacramento, California, from Royce International Broadcasting Corporation, subject to approval by the FCC, for a purchase price of $25.0 million. Notwithstanding efforts by the Company to pursue this Transaction, the seller has been nonresponsive. Accordingly, the Company cannot determine if and when the transaction might occur. On July 28, 1999, the Company commenced an action seeking to enforce this Agreement.

CONTINGENCIES

     The Company is subject to various outstanding claims which arose in the ordinary course of business and to other legal proceedings. In the opinion of management, any

                         ENTERCOM COMMUNICATIONS CORP.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             SIX MONTHS ENDED JUNE 30, 1998 AND 1999 -- (CONTINUED)

liability of the Company which may arise out of or with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

5. SHAREHOLDERS' EQUITY

     During the six months ended June 30, 1999, the Company issued options to purchase 823,609 shares of its Class A Common Stock at prices ranging from $18.00 to $34.00 per share. All of the options become exercisable over a four-year period. In connection with the grant of options with exercise prices below fair market value at the time of grant, the Company recognized compensation expense in the amount of approximately $170,000 for the six-months ended June 30, 1999.

     On January 28, 1999, the Company issued certain Restricted Stock awards, consisting of rights to 11,112 shares of Class A Common Stock, to two directors. Such shares vest ratably on each of the next four anniversary dates of the grant. In connection with three awards, the Company recognized compensation expense in the amount of approximately $26,000 for the six-months ended June 30, 1999.

     On May 1, 1999, Chase Capital converted 300,000 shares of Class C Common Stock to 300,000 shares of Class A Common Stock.

6. SUBSEQUENT EVENTS

     On July 28, 1999, the Company entered into agreements to purchase from Sinclair Broadcast Group ("Sinclair") all of Sinclair's radio properties (with the exception of its St. Louis cluster) and to purchase 300,000 shares of USA Digital Radio Inc. for a purchase price of $824.5 million in cash (the "Sinclair Transaction"). As part of the Sinclair Transaction, the Company will agree to spend $5.0 million in television advertising time for the promotion of the Company's radio stations, on Sinclair's TV stations over a five year period, and will be responsible for certain capital expenditures not to exceed $2.0 million. The Sinclair Transaction covers 46 stations (15 AM and 31 FM) in nine markets including Kansas City, Milwaukee, New Orleans, Memphis, Buffalo, Norfolk, Greensboro/ Winston-Salem/High Point, Greenville/Spartanburg and Scranton/Wilkes-Barre. The Company will be required to sell or exchange certain radio stations in the Kansas City market in order to meet regulatory requirements limiting the number of stations the Company may own in this market to eight (the Company currently owns seven). Completion of the Sinclair Transaction is subject to several factors including approval by the Boards of Directors of both companies, FCC approval, Department of Justice approval, the Company's due diligence and completion of definitive documentation. The Company expects to close on this transaction in the last quarter of 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Entertainment Communications, Inc. and Subsidiaries:

     We have audited the accompanying combined balance sheet of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services,
Inc. -- Broadcasting Segment (the Company) as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows of the Portland, Oregon and Rochester, New York Radio Groups of Heritage Media Services, Inc. -- Broadcasting Segment (the Predecessor) for the eight months ended August 31, 1997 and of the Company for the four months ended December 31, 1997. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of operations and cash flows of the Predecessor for the eight months ended August 31, 1997, and of the Company for the four months ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Baltimore, Maryland,
  May 29, 1998

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                             COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                1997
                                                              --------
ASSETS
CURRENT ASSETS:
  Cash......................................................  $    594
  Accounts receivable, net of allowance for doubtful
     accounts of $166.......................................     3,474
  Prepaid expenses and other current assets.................        41
  Deferred barter costs.....................................       113
  Deferred tax asset........................................        64
                                                              --------
     Total current assets...................................     4,286
PROPERTY, PLANT AND EQUIPMENT, net..........................     4,497
DUE FROM AFFILIATE..........................................     1,719
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net................   116,171
                                                              --------
     Total Assets...........................................  $126,673
                                                              ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $    520
  Deferred revenue..........................................        11
  Deferred barter revenue...................................       108
                                                              --------
     Total current liabilities..............................       639
DEFERRED TAX LIABILITY......................................        98
OTHER LONG-TERM LIABILITIES.................................       292
                                                              --------
     Total Liabilities......................................     1,029
                                                              --------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 10,000 shares authorized
     and 10,000 shares issued and outstanding...............        10
  Additional paid-in capital................................   127,035
  Accumulated deficit.......................................    (1,401)
                                                              --------
     Total Stockholders' Equity.............................   125,644
                                                              --------
     Total Liabilities and Stockholders' Equity.............  $126,673
                                                              ========

The accompanying notes are an integral part of this combined balance sheet.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                      PREDECESSOR       COMPANY
                                                      ------------    ------------
                                                      EIGHT MONTHS    FOUR MONTHS
                                                         ENDED           ENDED
                                                       AUGUST 31,     DECEMBER 31,
                                                          1997            1997
                                                      ------------    ------------
NET REVENUES:
  Station broadcasting revenues, net of agency
     commissions of $1,060 and $1,845,
     respectively...................................    $10,449         $ 5,635
  Revenues realized from station barter
     arrangements...................................        847             464
                                                        -------         -------
     Total net revenues.............................     11,296           6,099
                                                        -------         -------
OPERATING EXPENSES:
  Programming and production........................      4,024           2,059
  Selling, general and administrative...............      1,618             830
  Corporate overhead allocation.....................        814             478
  Expenses realized from station barter
     arrangements...................................        922             411
  Depreciation of property and equipment............        395             251
  Amortization of acquired intangible broadcasting
     assets and other assets........................        775           2,623
                                                        -------         -------
     Total operating expenses.......................      8,548           6,652
                                                        -------         -------
     Broadcast operating income (loss)..............      2,748            (553)
                                                        -------         -------
OTHER INCOME (EXPENSE):
  Interest expense..................................        651             265
  Other expense, net................................         --              21
                                                        -------         -------
     Income (loss) before provision for income
       taxes........................................      2,097            (839)
PROVISION FOR INCOME TAXES..........................      1,339             562
                                                        -------         -------
  Net income (loss).................................    $   758         $(1,401)
                                                        =======         =======

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                     RETAINED
                                     COMMON STOCK     ADDITIONAL    EARNINGS/
                                    ---------------    PAID-IN     (ACCUMULATED   STOCKHOLDER'S
                                    SHARES   AMOUNT    CAPITAL       DEFICIT)        EQUITY
                                    ------   ------   ----------   ------------   -------------
PREDECESSOR:
BALANCE, January 1, 1997..........    10      $10      $     --      $ 7,041        $  7,051
  HMC noncash capital
     contributions................    --       --         1,209           --           1,209
  Net income......................    --       --            --          758             758
  Acquisition by News
     Corporation..................    --       --       125,291       (7,799)        117,492
                                      --      ---      --------      -------        --------
BALANCE, August 31, 1997..........    10      $10      $126,500      $    --        $126,510
                                      ==      ===      ========      =======        ========
COMPANY:
BALANCE, September 1, 1997........    10      $10      $126,500      $    --        $126,510
  News Corporation noncash capital
     contributions................    --       --           535           --             535
  Net loss........................    --       --            --       (1,401)         (1,401)
                                      --      ---      --------      -------        --------
BALANCE, December 31, 1997........    10      $10      $127,035      $(1,401)       $125,644
                                      ==      ===      ========      =======        ========

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              PREDECESSOR       COMPANY
                                                              ------------    ------------
                                                              EIGHT MONTHS    FOUR MONTHS
                                                                 ENDED           ENDED
                                                               AUGUST 31,     DECEMBER 31,
                                                                  1997            1997
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................    $   758         $(1,401)
  Adjustments to reconcile net income (loss) to net cash
    flows from operating activities-........................
  Depreciation of property and equipment....................        395             251
  Amortization of acquired intangible broadcasting assets
    and other assets........................................        775           2,623
  Changes in assets and liabilities, net of effects of
    acquisitions-...........................................
  (Increase) decrease in accounts receivable, net...........        121            (225)
  Net effect of change in deferred barter revenue and
    deferred barter costs...................................         76             (49)
  Increase in prepaid expenses and other current assets.....        (15)            (15)
  Increase in deferred tax asset............................        (50)            (15)
  Increase (decrease) in accounts payable and accrued
    expenses................................................       (826)            150
  Increase (decrease) in deferred revenue...................        (75)             11
  (Decrease) increase in deferred tax liability.............         99              (1)
  Decrease in other long-term liabilities...................        (12)            (25)
                                                                -------         -------
    Net cash flows from operating activities................      1,246           1,304
                                                                -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................       (157)            (11)
  Acquisitions, net of cash acquired........................     (1,859)             --
                                                                -------         -------
    Net cash flows from investing activities................     (2,016)            (11)
                                                                -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in due to affiliates.............................       (512)             --
  Increase in due from affiliates...........................         --          (1,719)
  Capital contributions made by Parent......................      1,209             535
                                                                -------         -------
    Net cash flows from financing activities................        697          (1,184)
                                                                -------         -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........        (73)            109
CASH, beginning of period...................................        558             485
                                                                -------         -------
CASH, end of period.........................................    $   485         $   594
                                                                =======         =======
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest....................................    $    --         $    21
                                                                =======         =======
  Cash paid for income taxes................................    $   152         $    29
                                                                =======         =======

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in two segments -- Marketing Services and Broadcasting. Heritage Media Corporation is the parent company of HMSI, (collectively referred to hereafter as either "HMC" or the "Parent"). The Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the "Predecessor"). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Broadcasting Segment (which consisted of six television stations in three markets and 24 radio stations in seven markets) for $630 million in cash. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation has established a trust to hold all of the license and nonlicense assets of the Broadcasting Segment until the sale to SBG has closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $51.4 million and $578.6 million, respectively.

     During January 1998, Entertainment Communications, Inc. ("Entercom") entered into an Asset Purchase Agreement with Tuscaloosa Broadcasting Inc., Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio of Rochester Licensee, Inc. (collectively referred to hereafter as "Sinclair") to acquire KKSN-AM, KKSN-FM and KKRH-FM, all serving the Portland, Oregon radio market and WBBF-AM, WBBF-FM, WKLX-FM and WQRV-FM, all serving the Rochester, New York radio market for a purchase price of $126.5 million. Simultaneously with the above agreement, Entercom entered into a Time Brokerage Agreement ("TBA") with Sinclair whereby, effective March 1, 1998, Entercom programs these stations for the period prior to consummation of the purchase agreement and Sinclair receives a monthly TBA fee of $631,500. Closing on this transaction is expected in June 1998. The accompanying combined financial statements include the accounts of the Portland, Oregon and Rochester, New York Radio Group, which are collectively referred to hereafter as "the Company."

     The accompanying December 31, 1997, balance sheet and related statements of operations and cash flows for the four-month period ended December 31, 1997, are presented on a new basis of accounting, reflecting the impact of the News Corporation acquisition. The accompanying financial statements for the eight-month period ended August 31, 1997, are presented as "Predecessor" financial statements.

DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

CONCENTRATION OF CREDIT RISK

     The Company's revenues and accounts receivable relate primarily to the sale of advertising within the radio stations' broadcast areas. Credit is extended based on an evaluation of the customers' financial condition. Credit losses are provided for in the financial statements.

     In the opinion of management, credit risk with respect to trade receivables is limited due to the large number of diversified customers and the geographic diversification of the Company's customer base. The Company performs ongoing credit evaluations of its customers and believes that adequate allowances for any uncollectible trade receivables are maintained. At December 31, 1997, no receivable from any customer exceeded 5% of stockholders' equity, and no customer accounted for more than 10% of net revenues for the eight months ended August 31, 1997 or for the four months ended December 31, 1997.

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized over periods of 4 to 40 years. These amounts result from the acquisition of certain radio station license and nonlicense assets by The News Corporation (see Note 1). The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations.

     Intangible assets consist of the following as of December 31, 1997 (in thousands):

                                                         AMORTIZATION
                                                            PERIOD         1997
                                                         ------------    --------
Goodwill...............................................   40 years       $  1,897
FCC licenses...........................................  15-25 years       52,092
Other..................................................  4-25 years        65,172
                                                                         --------
                                                                          119,161
Less: Accumulated amortization.........................                     2,626
                                                                         --------
                                                                         $116,535
                                                                         ========

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1997, are summarized as follows (in thousands):

                                                           USEFUL LIFE     1997
                                                           -----------    ------
Land.....................................................      --         $  442
Broadcasting equipment...................................  5-25 years        366
Buildings and improvements...............................  12-30 years     3,684
Other equipment..........................................   4-8 years        256
                                                                          ------
                                                                           4,748
Less: Accumulated depreciation...........................                    251
                                                                          ------
                                                                          $4,497
                                                                          ======

BARTER TRANSACTIONS

     Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights. Network programming is excluded from these calculations.

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

REVENUES

     Revenue from the sale of commercial broadcast time to advertisers is recognized when the commercials are broadcast. Promotional fees are recognized as services are rendered.

2. ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 31, 1997, (in thousands):

                                                              1997
                                                              ----
Commissions.................................................  $193
Payroll and employee benefits...............................   137
Other.......................................................   187
                                                              ----
                                                              $517
                                                              ====

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. DUE TO AFFILIATE:

     The Predecessor had an arrangement with HMSI whereby HMSI would provide certain management and other services to the Predecessor. The services provided included consultation and direct management assistance with respect to operations and strategic planning. The Predecessor was allocated approximately $814,000 of corporate overhead expenses for these services for the eight months ended August 31, 1997.

In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Predecessor was recorded by the Predecessor as due to affiliate in the year ending December 31, 1996. HMSI allocated interest at a rate of approximately 10.0%, which approximated the average rate paid on the borrowings. Associated with the HMSI debt, the Predecessor was allocated approximately $0.6 million of deferred financing costs in 1996. The deferred financing costs were fully amortized in accordance with the acquisition by News Corporation on September 1, 1997.

4. INCOME TAXES:

     The Parent files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is the Parent's policy to pay the federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to the Parent is based on what the Company's current and deferred federal tax provision would have been had the Company filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse the Parent for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying consolidated financial statements. No federal deferred tax assets or liabilities are recorded because those amounts are considered currently paid to or received by the Parent. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, times the statutory tax rate of 40%. The Company had no alternative minimum tax credit carryforwards as of December 31, 1997. The effective tax rate in the current year exceeds the statutory tax rate of 40% due to the effects of nondeductible goodwill.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consists of the following (in thousands):

                                              PREDECESSOR       COMPANY
                                              ------------    ------------
                                              EIGHT MONTHS    FOUR MONTHS
                                                 ENDED           ENDED
                                               AUGUST 31,     DECEMBER 31,
                                                  1997            1997
                                              ------------    ------------
Current:
Federal.....................................     $1,267           $523
State.......................................         81             33
                                                 ------           ----
                                                  1,348            556
                                                 ------           ----
Deferred:
Federal.....................................         --             --
State.......................................         (9)             6
                                                 ------           ----
                                                     (9)             6
                                                 ------           ----
Provision for income taxes..................     $1,339           $562
                                                 ======           ====

     The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded provision (in thousands):

                                              PREDECESSOR       COMPANY
                                              ------------    ------------
                                              EIGHT MONTHS    FOUR MONTHS
                                                 ENDED           ENDED
                                               AUGUST 31,     DECEMBER 31,
                                                  1997            1997
                                              ------------    ------------
Statutory federal income taxes..............     $  703          $(504)
Adjustments:
  State income taxes, net of federal
     effect.................................         82            (59)
  Non-deductible goodwill amortization......        276          1,125
  Other.....................................        278             --
                                                 ------          -----
Provision for income taxes..................     $1,339          $ 562
                                                 ======          =====

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the years ended December 31, 1997 (in thousands):

                                                              1997
                                                              ----
Deferred Tax Assets:
  Bad debt reserve..........................................  $14
  Accruals..................................................   27
  Other intangibles.........................................   23
                                                              ---
                                                              $64
                                                              ===
Deferred Tax Liability:
  Depreciation..............................................  $98
                                                              ===

5. EMPLOYEE BENEFIT PLAN:

     Company employees were covered by HMC's Retirement Savings Plan (the Plan) through December 31, 1997, whereby participants contributed portions of their annual compensation to the Plan and certain contributions were made at the discretion of the Company based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material for the year ended December 31, 1997.

6. RELATED PARTY TRANSACTIONS:

     The Company received certain advances from HMC during the eight months ended August 31, 1997, which were evidenced by a subordination agreement. All advances from HMC were repaid on August 31, 1997.

7. CONTINGENCIES AND OTHER COMMITMENTS:

LEASES AND CONTRACTS

     The Company and its subsidiaries lease certain real property and transportation and other equipment under noncancellable operating leases expiring at various dates through 2015. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under these leases for the eight months ended August 31, 1997, and for the four months ended December 31, 1997, was approximately $210,000 and $105,000, respectively.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum payments under the leases are as follows (in thousands):

1998........................................................  $  392
1999........................................................     386
2000........................................................     386
2001........................................................     371
2002........................................................     357
2003 and thereafter.........................................     814
                                                              ------
                                                              $2,706
                                                              ======

LITIGATION

     Lawsuits and claims are filed against the Company from time to time in the ordinary course of business which are generally incidental to its business. Management of the Company does not believe the resolution of such matters will have a significant effect on its liquidity, financial position or results of operations.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                            COMBINED BALANCE SHEETS
                   AS OF DECEMBER 31, 1997 AND MARCH 31, 1998
                                 (IN THOUSANDS)

                                                       PREDECESSOR       COMPANY
                                                       ------------    ------------
                                                       DECEMBER 31,     MARCH 31,
                                                           1997            1998
                                                       ------------    ------------
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash...............................................    $    594        $     --
  Accounts receivable, net of allowance for doubtful
     accounts of $166................................       3,474              --
  Prepaid expenses and other current assets..........          41              --
  Deferred barter costs..............................         113              --
  Deferred tax asset.................................          64              --
                                                         --------        --------
     Total current assets............................       4,286              --
PROPERTY, PLANT AND EQUIPMENT, net...................       4,497           5,152
DUE FROM AFFILIATE...................................       1,719              --
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.........     116,171         116,934
                                                         --------        --------
     Total Assets....................................    $126,673        $122,086
                                                         ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses..............    $    520        $     --
  Deferred revenue...................................          11              --
  Deferred barter revenue............................         108              --
  Due to parent......................................          --              70
                                                         --------        --------
     Total current liabilities.......................         639              70
DEFERRED TAX LIABILITY...............................          98              --
OTHER LONG-TERM LIABILITIES..........................         292              --
                                                         --------        --------
     Total Liabilities...............................       1,029              70
                                                         --------        --------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 10,000 shares
     authorized and 10,000 and 0 shares issued and
     outstanding.....................................          10              --
  Additional paid-in capital.........................     127,035         122,827
  Accumulated deficit................................      (1,401)           (811)
                                                         --------        --------
     Total Stockholders' Equity......................     125,644         122,016
                                                         --------        --------
     Total Liabilities and Stockholders' Equity......    $126,673        $122,086
                                                         ========        ========

The accompanying notes are an integral part of these combined balance sheets.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             PREDECESSOR
                                              PREDECESSOR    ------------     COMPANY
                                              ------------       TWO        -----------
                                              THREE MONTHS      MONTHS       ONE MONTH
                                                 ENDED          ENDED          ENDED
                                               MARCH 31,     FEBRUARY 28,    MARCH 31,
                                                  1997           1998          1998
                                              ------------   ------------   -----------
                                              (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
NET REVENUES:
Station broadcasting revenue, net of agency
  commissions of $611 and $387,
  respectively..............................     $3,349        $ 2,169         $  --
Revenues realized from station barter
  arrangements..............................        249            187            --
Time brokerage agreement revenues...........         --             --           635
                                                 ------        -------         -----
     Total net revenues.....................      3,598          2,356           635
OPERATING EXPENSES:
Programming and production..................      1,303            824             3
Selling, general and administrative.........        885            603            --
Expenses realized from station barter
  arrangements..............................        245            280            --
Depreciation of property and equipment......        147            126            78
Amortization of acquired intangible
  broadcasting assets and other assets......        287          1,503           663
                                                 ------        -------         -----
     Total operating expenses...............      2,867          3,336           744
                                                 ------        -------         -----
     Broadcast operating income (loss)......        731           (980)         (109)
                                                 ------        -------         -----
OTHER EXPENSE:
  Interest expense..........................        261             --           702
                                                 ------        -------         -----
Income (loss) before provision for income
  taxes.....................................        470           (980)         (811)
PROVISION FOR INCOME TAXES..................         52             40            --
                                                 ------        -------         -----
  Net income (loss).........................     $  418        $(1,020)        $(811)
                                                 ======        =======         =====

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                            PREDECESSOR
                                                            PREDECESSOR     ------------      COMPANY
                                                            ------------        TWO         -----------
                                                            THREE MONTHS       MONTHS        ONE MONTH
                                                               ENDED           ENDED           ENDED
                                                             MARCH 31,      FEBRUARY 28,     MARCH 31,
                                                                1997            1998           1998
                                                            ------------    ------------    -----------
                                                            (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).........................................    $   418         $(1,020)         $(811)
Adjustments to reconcile net income (loss) to net cash
  flows from operating activities:
  Depreciation of property and equipment..................        147             126             78
  Amortization of acquired intangible broadcasting assets
     and
     other assets.........................................        287           1,503            663
Changes in certain assets and liabilities, net of effects
  of acquisitions:
  Decrease in accounts receivable, net....................        644             415             --
  Net effect of change in deferred barter revenue and
     deferred barter costs................................         (6)             96             --
  Increase in prepaid expenses and other assets...........         (9)             (3)            --
  (Decrease) increase in accounts payable and accrued
     expenses.............................................       (535)             76             --
  Decrease in deferred revenue............................         (3)             --             --
  Decrease in other long-term liabilities.................         (1)            (70)            --
                                                              -------         -------          -----
     Net cash flows from operating activities.............        942           1,123            (70)
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment.....................        (82)             (7)            --
Acquisitions, net of cash acquired........................     (1,894)             --             --
                                                              -------         -------          -----
     Net cash flows from investing activities.............     (1,976)             (7)            --
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in due to affiliates..................        995          (1,111)            70
                                                              -------         -------          -----
     Net cash flows from financing activities.............        995          (1,111)            70
                                                              -------         -------          -----
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......        (39)              5             --
CASH, beginning of period.................................        558             594             --
                                                              -------         -------          -----
CASH, end of period.......................................    $   519         $   599          $  --
                                                              =======         =======          =====

The accompanying notes are an integral part of these combined statements.

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in two segments -- Marketing Services and Broadcasting. Heritage Media Corporation is the parent company of HMSI, (collectively referred to hereafter as either "HMC" or the "Parent"). The Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the "Predecessor"). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Broadcasting Segment (which consisted of six television stations in three markets and 24 radio stations in seven markets) for $630 million in cash. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation established a trust to hold all of the license and nonlicense assets of the Broadcasting Segment until the sale to SBG had closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $51.4 million and $578.6 million, respectively.

     During January 1998, Entertainment Communications, Inc. ("Entercom") entered into an Asset Purchase Agreement with Tuscaloosa Broadcasting Inc., Sinclair Radio of Portland Licensee, Inc. and Sinclair Radio of Rochester Licensee, Inc. (collectively referred to hereafter as "Sinclair") to acquire KKSN-AM, KKSN-FM and KKRH-FM, all serving the Portland, Oregon radio market and WBBF-AM, WBBF-FM, WKLX-FM and WQRV-FM, all serving the Rochester, New York radio market for a purchase price of $126.5 million. Simultaneously with the above agreement, Entercom entered into a Time Brokerage Agreement ("TBA") with Sinclair whereby, effective March 1, 1998, Entercom programs these stations for the period prior to consummation of the purchase agreement and Sinclair receives a monthly TBA fee of $631,500. Effective March 1, 1998, SBG completed its acquisition of the Portland, Oregon and Rochester, New York Radio Groups from News Corporation. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to the assets to be sold. In June 1998, Entercom closed its transaction with Sinclair. The accompanying combined financial statements include the accounts of the Portland, Oregon and Rochester, New York Radio Group, which are collectively referred to hereafter as "the Company."

     The accompanying March 31, 1998, balance sheet and the related statements of operations and cash flows for the one-month period ended March 31, 1998, are presented on a new basis of accounting, reflecting the impact of the acquisition by SBG. The accompanying financial statements for the three months ended March 31, 1997, and the two months ended February 28, 1998, are presented as "Predecessor" financial statements.

INTERIM FINANCIAL STATEMENTS

     The combined financial statements for the period ended March 31, 1997, the two months ended February 28, 1998, and the one month ended March 31, 1998, are

           THE PORTLAND, OREGON AND ROCHESTER, NEW YORK RADIO GROUPS
            OF HERITAGE MEDIA SERVICES, INC. -- BROADCASTING SEGMENT

        NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited combined financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

                          INDEPENDENT AUDITORS' REPORT

Entercom Communications Corp.:

     We have audited the accompanying combined balance sheet of the Boston Radio Market of CBS Radio, Inc. (the "Boston Radio Market") (formerly American Radio Systems Corporation ("ARS") prior to the sale of ARS to CBS on June 4, 1998), which is comprised of radio properties owned by CBS Radio, Inc., a wholly owned subsidiary of CBS Corporation ("CBS") as of December 31, 1997, and the related combined statements of operations and equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the management of the Boston Radio Market. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Boston Radio Market as of December 31, 1997, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared from the separate accounting records maintained by the Boston Radio Market while owned by ARS and may not be indicative of the conditions that would have existed or the results of operations had the assets to be sold been operated as an unaffiliated company. As discussed in Note 1, certain of the operating expenses represent allocations made by ARS in the accompanying financial statements.

     In August 1998, CBS Radio, Inc. entered into an agreement to sell the net assets of the Boston Radio Market to Entercom Communications Corp. On December 11, 1998, CBS Radio Inc. sold the net assets of WRKO-AM and WEEI-AM, which comprise a portion of the Boston Radio Market, to Entercom Communications Corp.

                                          DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 18, 1998
(December 11, 1998 as to Note 7)

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                            COMBINED BALANCE SHEETS
                    DECEMBER 31, 1997 AND SEPTEMBER 30, 1998

                                                     PREDECESSOR        CURRENT
                                                        OWNER            OWNER
                                                     ------------    -------------
                                                     DECEMBER 31,    SEPTEMBER 30,
                                                         1997            1998
                                                     ------------    -------------
                                                                      (UNAUDITED)
                                                                       (NOTE 1)
ASSETS
CURRENT ASSETS:
  Accounts and notes receivable (less allowances
     for doubtful accounts of $2,140,000 in 1997
     and $848,539 (unaudited) in 1998).............  $ 8,246,194     $  7,853,713
  Prepaid expenses and other assets................      486,976          841,911
  Deposits and other current assets -- related
     parties.......................................        6,695               --
                                                     -----------     ------------
     Total.........................................    8,739,865        8,695,624
                                                     -----------     ------------
PROPERTY AND EQUIPMENT -- Net......................   11,799,363        6,224,161
                                                     -----------     ------------
OTHER ASSETS:
  Intangible assets -- net.........................   33,006,828      132,358,075
  Other assets.....................................       94,758           89,861
                                                     -----------     ------------
     Total.........................................   33,101,586      132,447,936
                                                     -----------     ------------
TOTAL..............................................  $53,640,814     $147,367,721
                                                     ===========     ============
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................  $   994,252     $    676,317
  Accrued compensation.............................      303,104          440,290
  Accrued expenses.................................      794,867        2,915,381
  Capitalized lease obligation.....................      137,762           47,212
                                                     -----------     ------------
     Total.........................................    2,229,985        4,079,200
COMMITMENTS AND CONTINGENCIES (Note 6)
EQUITY.............................................   51,410,829      143,288,521
                                                     -----------     ------------
TOTAL..............................................  $53,640,814     $147,367,721
                                                     ===========     ============

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                  COMBINED STATEMENTS OF OPERATIONS AND EQUITY
      YEAR ENDED DECEMBER 31, 1997, NINE MONTHS ENDED SEPTEMBER 30, 1997, FIVE MONTHS ENDED MAY 31, 1998, AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

                                                            PREDECESSOR OWNER                     CURRENT OWNER
                                                               NINE MONTHS                         FOUR MONTHS
                                             YEAR ENDED           ENDED           FIVE MONTHS         ENDED
                                            DECEMBER 31,      SEPTEMBER 30,      ENDED MAY 31,    SEPTEMBER 30,
                                                1997              1997               1998             1998
                                            ------------    -----------------    -------------    -------------
                                                                                                   (UNAUDITED)
                                                               (UNAUDITED)        (UNAUDITED)       (NOTE 1)
NET REVENUES..............................  $37,331,314        $28,764,056        $14,994,176     $ 12,103,681
                                            -----------        -----------        -----------     ------------
OPERATING EXPENSES:
  Operating expenses, excluding
    depreciation, amortization, general
    and administrative expenses...........   27,747,140         21,205,835         12,205,334        9,823,762
  Depreciation and amortization...........    2,852,025          2,428,522          1,245,587        1,417,764
  General and administrative..............    5,092,850          3,828,835          2,630,801        1,428,257
                                            -----------        -----------        -----------     ------------
    Total operating expenses..............   35,692,015         27,463,192         16,081,722       12,669,783
                                            -----------        -----------        -----------     ------------
OPERATING INCOME (LOSS) BEFORE INCOME
  TAXES...................................    1,639,299          1,300,864         (1,087,546)        (566,102)
INCOME TAX EXPENSE (BENEFIT)..............      660,600            524,248           (438,300)        (228,139)
                                            -----------        -----------        -----------     ------------
NET INCOME (LOSS).........................      978,699            776,616           (649,246)        (337,963)
EQUITY, BEGINNING OF PERIOD...............   27,760,648         27,760,648         51,410,829       50,916,914
NET CONTRIBUTION..........................   22,671,482         23,701,248            155,331       92,709,570
                                            -----------        -----------        -----------     ------------
EQUITY, ENDING THE PERIOD.................  $51,410,829        $52,238,512        $50,916,914     $143,288,521
                                            ===========        ===========        ===========     ============

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
      YEAR ENDED DECEMBER 31, 1997, NINE MONTHS ENDED SEPTEMBER 30, 1997, FIVE MONTHS ENDED MAY 31, 1998, AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

                                                             PREDECESSOR OWNER                   CURRENT OWNER
                                                                NINE MONTHS                       FOUR MONTHS
                                               YEAR ENDED          ENDED          FIVE MONTHS        ENDED
                                              DECEMBER 31,     SEPTEMBER 30,     ENDED MAY 31,   SEPTEMBER 30,
                                                  1997             1997              1998            1998
                                              ------------   -----------------   -------------   -------------
                                                                                                  (UNAUDITED)
                                                                (UNAUDITED)       (UNAUDITED)      (NOTE 1)
CASH FLOWS FROM
  OPERATING ACTIVITIES:
  Net income (loss).........................  $   978,699       $   776,616       $ (649,246)     $  (337,963)
  Reconciliation of net income to cash
     provided by operating activities:
  Depreciation and amortization.............    2,852,025         2,428,522        1,245,585        1,417,764
  Loss on disposal of property and
     equipment..............................       28,021            19,560               --               --
  Change in assets and liabilities:
     Accounts receivable....................      405,299          (605,537)        (834,450)       1,226,961
     Prepaid expenses.......................     (324,285)         (410,999)        (803,662)         448,727
     Other assets...........................      709,979           703,850            7,480            4,112
     Accounts payable and accrued
       expenses.............................     (975,450)         (448,358)       1,627,167          222,047
Net cash provided by operating activities
  (Note 1)..................................  $ 3,674,288       $ 2,463,654       $  592,874      $ 2,981,648
                                              ===========       ===========       ==========      ===========
CASH FLOWS USED FOR INVESTING
  ACTIVITIES:
  Purchase of property and equipment........   (1,396,694)       (1,074,510)        (365,543)         (74,824)
  Proceeds from sale of property............       60,654            35,577               --               --
                                              -----------       -----------       ----------      -----------
Net cash used for investing activities......   (1,336,040)       (1,038,933)        (365,543)         (74,824)
                                              -----------       -----------       ----------      -----------
CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayments of long-term debt................     (189,840)         (155,639)         (85,000)         (72,865)
Net transfer to Owner.......................   (2,148,408)       (1,269,082)        (142,331)      (2,833,959)
                                              -----------       -----------       ----------      -----------
Net cash used for financing activities......   (2,338,248)       (1,424,721)        (227,331)      (2,906,824)
                                              -----------       -----------       ----------      -----------
CASH, BEGINNING AND END OF PERIOD...........  $        --       $        --       $       --      $        --
                                              ===========       ===========       ==========      ===========
NONCASH ACTIVITIES:

     In 1997, the Predecessor Owner acquired $24.8 million in assets, principally intangible assets, which were financed by the Owners.

     In 1997, the Predecessor Owner transferred assets to an affiliate of the Stations totaling approximately $1 million.

     In 1998, the Current Owner applied the CBS purchase price to increase intangible assets by $98.3 million and decrease property and equipment by $5.6 million.

See notes to combined financial statements.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                         YEAR ENDED DECEMBER 31, 1997,
                     NINE MONTHS ENDED SEPTEMBER 30, 1997,
                        FIVE MONTHS ENDED MAY 31, 1998,
                    AND FOUR MONTHS ENDED SEPTEMBER 30, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION -- The accompanying financial statements present the combined assets, liabilities and operations of the Boston Radio Market of CBS Radio, Inc. (the "Boston Radio Market"), which is comprised of radio stations WRKO-AM, WEEI-AM, WEGQ-FM, WAAF-FM, serving the Boston, Massachusetts, radio market, and WWTM-AM, serving the Worcester, Massachusetts, radio market (the "Stations"). Through June 4, 1998, the Stations were owned by American Radio Systems Corporation (the "Predecessor Owner" or "ARS"), an operator of radio stations throughout the United States. On June 4, 1998, ARS was acquired by CBS Radio, Inc., a wholly owned subsidiary of CBS Corporation (collectively with CBS Radio, Inc., "CBS" or the "Current Owner"). In connection with the acquisition of ARS by CBS (the "ARS/CBS merger"), CBS was required to sell the Boston Radio Market to comply with certain regulations of the FCC. During August 1998, CBS entered into purchase and sale agreements with Entercom Communications Corp. ("Entercom") to sell the net assets of the Boston Radio Market for approximately $140.0 million, subject to receipt of regulatory approval which is expected to be received during 1998 (See note 7 for further discussion). CBS and ARS are referred to as the Stations' "Owners" for purposes of these notes to combined financial statements. All significant intercompany transactions have been eliminated in combination.

     INTERIM FINANCIAL INFORMATION -- The financial statements for the nine months ended September 30, 1997, the five months ended May 31, 1998, and the four months ended September 30, 1998 are unaudited. Except for the application of Accounting Principle Board Opinion No. 16, "Business Combination," to the Station's financial statements while owned by the Current Owner, the accompanying unaudited interim financial statements have been prepared on a basis substantially consistent with that of the audited Predecessor Owner's financial statements included herein. For purposes of preparing the Current Owner's unaudited financial statements, the ARS/CBS merger is assumed to have occurred on May 31, 1998. In the opinion of management, such unaudited financial statements include all adjustments, which are only of a normal and recurring nature, considered necessary for a fair presentation. Operating results for the unaudited periods presented are not necessarily indicative of the results that may be expected for a full year.

     REVENUE RECOGNITION -- Revenues are recognized when advertisements are broadcast.

     PROPERTY AND EQUIPMENT -- Property and equipment at December 31, 1997 are recorded at cost, and depreciation is computed using straight-line and accelerated methods over estimated useful lives ranging from three to twenty years. Property and equipment at September 30, 1998, reflects the allocation of the CBS purchase price to the Stations' assets, net of depreciation computed using straight-line methods over estimated useful lives ranging from three to thirty-nine years.

     INTANGIBLE ASSETS -- Intangible assets consist primarily of goodwill, FCC licenses, and call letters acquired in connection with the acquisition of the Stations and are being

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

amortized over their respective estimated useful lives (ranging from one to forty years) using the straight-line method.

     On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Stations' anticipated undiscounted future cash flows generated by said assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, cash flow multiple methods).

     Intangible assets at September 30, 1998 reflect the allocation of the CBS purchase price to the Stations' assets, net of amortization computed using the straight-line method over an estimated useful life of forty years.

     INCOME TAXES -- The results of the Stations' operations are included in the federal and state income tax returns filed by the Stations' Owners. The Stations' portion of the income tax provision (benefit) is allocated at a federal and state computed statutory rate of 40.3%. The Stations' federal and state income taxes are generally paid to, or refunded from, the Owners. Deferred tax assets and liabilities are maintained at the Owners' ownership levels.

     BARTER TRANSACTIONS -- Revenues from the Stations' exchanges of advertising time for goods or services are recognized at the fair market value of the items received or to be received. The value of the goods and services received is recognized in both net revenues and operating expenses. Net unearned barter balances are included in accounts receivable.

     Barter transactions are reported on a net basis within operating expenses and balances as of and for the year ended December 31, 1997 were approximately as follows:

Barter revenues............................................  $2,273,689
Barter expenses............................................   1,978,702
Net barter receivable......................................     120,852

     USE OF ESTIMATES -- The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes to the financial statements. Management bases its estimates on certain assumptions which they believe are reasonable in the circumstances, and while actual results could differ from those estimates, management does not believe that any change in those assumptions in the near term would have a material effect on its financial position, results of operations or liquidity.

     ALLOCATION OF CERTAIN OPERATING EXPENSES -- The operations, as presented herein, include allocations and estimates of certain expenses, principally corporate accounting and tax, rent, administrative salaries, and legal, historically provided to the Stations by the Owners. The amounts of such allocated expenses in these combined financial statements have been allocated by management based on a variety of factors, including, for example, personnel, labor costs and square footage. Management believes these allocations have been made on a reasonable basis. However, the financial position and results of operations, as presented herein, may not be the same as would have occurred had the Stations been operated as a stand-alone entity.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

     Interest expense incurred by the Owners under various long-term debt arrangements has not historically been allocated to the Stations and, accordingly, the accompanying combined financial statements do not include interest expense. See Note 4 for interest expense associated with a capitalized lease obligation.

     CONCENTRATION OF CREDIT RISK -- The Stations extend credit to customers on an unsecured basis in the normal course of business. No individual industry or industry segment is significant to the Stations' customer base. The Stations have policies governing the extension of credit and collection of amounts due from customers.

     SUPPLEMENTAL CASH FLOW INFORMATION -- The Stations participate in a centralized cash management system maintained by the Owners. Accordingly, cash balances are not maintained at the Stations. The Stations' assets are pledged as collateral for the Owners' long-term debt agreements.

     Cash paid for interest aggregated $44,900 during 1997.

     NEW ACCOUNTING PRONOUNCEMENTS -- In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Stations will adopt during fiscal year 2000. The adoption of SFAS No. 133 is not expected to have a material impact on the Stations' combined financial statements.

2. ACQUISITIONS

     In January 1997, ARS completed the acquisition of WAAF-FM and WWTM-AM for an aggregate purchase price of approximately $24.8 million (the "1997 Acquisition"). The purchase price related to the 1997 Acquisition was allocated to the assets acquired, principally intangible assets, based on their estimated fair value at the date of acquisition. Since the acquisition, the 1997 Acquisition has been included as a component of the Boston Radio Market. The Predecessor Owner began programming and marketing the Stations pursuant to a Local Marketing Agreement ("LMA") in August 1996 and, as a result, proforma financial information has not been presented as such information would not be materially different from the amounts presented in the historical 1997 combined statements of operations.

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

3. PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS

Property and equipment consisted of the following at
  December 31, 1997:
Land and improvements.....................................  $ 1,426,552
Buildings and improvements................................    3,133,400
Broadcast equipment(1)....................................    8,847,524
Office and other equipment, furniture and fixtures........    2,382,158
Other.....................................................        7,430
                                                            -----------
Total.....................................................   15,797,064
Less accumulated depreciation.............................   (3,997,701)
                                                            -----------
Property and equipment -- net.............................  $11,799,363
                                                            ===========

-------------------------

     (1) Includes approximately $570,000 of assets recorded under a capital lease (see Note 4).

Intangible assets consisted of the following at December
  31, 1997:
FCC licenses (estimated life 25 years)....................  $30,786,241
Goodwill (estimated life 40 years)........................    4,246,985
Other intangibles (estimated life 1-25 years).............    2,044,207
                                                            -----------
Total.....................................................   37,077,433
Less accumulated amortization.............................   (4,070,605)
                                                            -----------
Intangible assets -- net..................................  $33,006,828
                                                            ===========

4. CAPITALIZED LEASE OBLIGATION

     In September of 1996, an equipment lease agreement with Fleet Capital Corporation dated May 17, 1990 was extended for an additional twenty-four months. Upon the lease's final payment in August 1998, ownership of the property was transferred to the Stations. Interest expense, reported within general and administrative expense in the accompanying combined statement of operations, aggregated $32,400 during 1997.

5. EMPLOYEE BENEFIT PLAN

     Through December 31, 1997, employees of the Stations participated in a retirement savings plan (the "Plan") sponsored by the Predecessor Owner. The Plan is a defined contribution plan that covers eligible salaried employees who have at least one year of service. Participants may make pre-tax contributions to the Plan up to 10% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service. The Owners matched contributions to the Plan in an amount equal to 100% of the first 5%

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

of base compensation that a participant contributes to the Plan, unless otherwise determined by annual resolution. The Stations were charged $90,000 by the Predecessor Owner for the year ended December 31, 1997.

6. COMMITMENTS AND CONTINGENCIES

     BROADCAST RIGHTS -- At December 31, 1997, the Stations were committed to the purchase of broadcast rights for various sports events and other programming, including on-air talent, aggregating approximately $21,134,000. This programming is not yet available for broadcast. As of December 31, 1997, aggregate payments related to these commitments during the next five years are as follows (in thousands):

1998........................................................  $ 8,042
1999........................................................    7,266
2000........................................................    5,408
2001........................................................      358
2002........................................................       60
                                                              -------
                                                              $21,134
                                                              =======

     LEASES -- The Stations lease various offices, studios, and broadcast and other equipment under operating leases that expire over various terms. Most leases contain renewal options with specified increases in lease payments in the event of renewal by the Stations.

     Future minimum rental payments required under noncancellable operating leases in effect at December 31, 1997 are approximately as follows (in thousands):

Year Ending December 31
1998........................................................  $  620
1999........................................................     473
2000........................................................     295
2001........................................................     286
2002........................................................     187
Thereafter..................................................   1,378
                                                              ------
Total.......................................................  $3,239
                                                              ======

     Aggregate rent expense under operating leases for the year ended December 31, 1997 approximated $438,000.

     AUDIENCE RATING AND OTHER SERVICE EMPLOYMENT CONTRACTS -- The Stations have entered into various noncancellable audience rating and other service and employment contracts that expire over the next five years. Most of these audience rating and other service agreements are subject to escalation clauses and may be renewed for successive

                   THE BOSTON RADIO MARKET OF CBS RADIO, INC.

periods ranging from one to five years on terms similar to current agreements, except for specified increases in payments. Certain of these contracts will not be assumed by Entercom.

     Future minimum payments required under these contracts at December 31, 1997 are as follows (in thousands):

1998........................................................  $2,481
1999........................................................   2,573
2000........................................................   1,725
2001........................................................     699
2002........................................................     648
                                                              ------
Total.......................................................  $8,126
                                                              ======

     Total expense under these contracts for the year ended December 31, 1997 approximated $2,574,000.

     LITIGATION -- CBS has agreed to indemnify Entercom for any litigation expenses associated with the Stations prior to the acquisition by Entercom.

                                  * * * * * *

7. SUBSEQUENT EVENT

     In relation to the agreement of sale between CBS Radio Inc. and Entercom Communications Corp., Entercom Communications Corp. began operating WEEI-AM and WRKO-AM on September 21, 1998 and WEGQ-FM, WAAF-FM, and WWTM-AM on September 23, 1998 under a time brokerage agreement. Under the time brokerage agreement, CBS Radio Inc. will permit Entercom Communications Corp. to program and market the Boston Radio Market for a fee of $590,000 per month.

     On December 11, 1998 CBS Radio Inc. sold the net assets of WRKO-AM and WEEI-AM, which comprise a portion of the Boston Radio Market, to Entercom Communications Corp. for a purchase price of $82.0 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Sinclair Broadcast Group, Inc.:

     We have audited the accompanying consolidated balance sheets of the Sinclair Broadcast Group, Inc. (a Maryland corporation) and subsidiaries -- Radio Division (the "Company") as of December 31, 1997 and 1998, and March 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division, as of December 31, 1997 and 1998, and March 31, 1999, and the results of its operations and its cash flows for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Baltimore, Maryland,
  July 26, 1999, except for Note 10,
  as to which the date is August 5, 1999

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               AS OF DECEMBER 31,
                                                               -------------------   MARCH 31,
                                                                 1997       1998       1999
                                                               --------   --------   ---------
ASSETS
CURRENT ASSETS:
  Cash......................................................   $    598   $    878   $    940
  Accounts receivable, net of allowance for doubtful
    accounts of $623, $1,100 and $1,144, respectively.......     11,612     21,731     16,254
  Prepaid expenses and other current assets.................        398        551        687
  Deferred barter costs.....................................      1,187      2,043      2,548
  Deferred tax asset........................................        226         --         --
                                                               --------   --------   --------
  Total current assets......................................     14,021     25,203     20,429
PROPERTY AND EQUIPMENT, net.................................     23,586     31,653     31,502
OTHER ASSETS................................................     20,664      9,662     10,277
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net of accumulated
  amortization of $11,609, $23,454 and $26,967,
  respectively..............................................    227,036    363,190    359,677
                                                               --------   --------   --------
    Total Assets............................................   $285,307   $429,708   $421,885
                                                               ========   ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $    393   $    258   $    566
  Accrued liabilities.......................................      1,952      5,084      4,218
  Sports rights contracts...................................        860        650         --
  Deferred barter revenue...................................      1,315      1,848      2,289
  Deferred tax liabilities..................................         --         35         47
                                                               --------   --------   --------
  Total current liabilities.................................      4,520      7,875      7,120
LONG-TERM LIABILITIES:
  Parent company indebtedness...............................    172,405    329,060    323,787
  Other long-term liabilities...............................         --        176        162
  Deferred tax liabilities, less current portion............      5,759      6,867      7,197
                                                               --------   --------   --------
    Total liabilities.......................................    182,684    343,978    338,266
                                                               --------   --------   --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Contributed Capital.......................................    110,000     90,000     90,000
  Accumulated deficit.......................................     (7,377)    (4,270)    (6,381)
                                                               --------   --------   --------
    Total stockholders' equity..............................    102,623     85,730     83,619
                                                               --------   --------   --------
    Total Liabilities and Stockholders' Equity..............   $285,307   $429,708   $421,885
                                                               ========   ========   ========

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                            THREE
                                                     SEVEN MONTHS       YEARS ENDED        MONTHS
                                                        ENDED          DECEMBER 31,         ENDED
                                                     DECEMBER 31,   -------------------   MARCH 31,
                                                         1996         1997       1998       1999
                                                     ------------   --------   --------   ---------
REVENUES:
Station broadcast revenues, net of agency
  commissions of $3,945, $6,529, $10,707 and
  $2,784, respectively.............................    $33,725      $ 55,778   $ 87,771    $21,796
Revenues realized from station barter
  arrangements.....................................      2,269         2,610      3,810        927
                                                       -------      --------   --------    -------
     Total revenues................................     35,994        58,388     91,581     22,723
                                                       -------      --------   --------    -------
OPERATING EXPENSES:
Program and production.............................      9,521        15,445     23,994      6,754
Selling, general and administrative................     12,338        21,943     29,719      8,955
Corporate expenses.................................      1,720         2,893      3,465        847
Depreciation and amortization......................      6,941        13,850     19,067      4,424
                                                       -------      --------   --------    -------
     Total operating expenses......................     30,520        54,131     76,245     20,980
                                                       -------      --------   --------    -------
Broadcast operating income.........................      5,474         4,257     15,336      1,743
                                                       -------      --------   --------    -------
OTHER INCOME (EXPENSE):
Interest on parent company indebtedness............     (7,308)      (12,137)   (16,659)    (4,938)
Gain on sale of broadcast asset....................         --            --     13,640         --
Loss on sale of broadcast asset....................         --            --     (2,860)        --
Other income (expense).............................         --            (2)        (1)       107
                                                       -------      --------   --------    -------
Income (loss) before (provision) benefit for income
  taxes and extraordinary item.....................     (1,834)       (7,882)     9,456     (3,088)
INCOME TAX (PROVISION) BENEFIT.....................         78         2,261     (4,200)       977
                                                       -------      --------   --------    -------
Net income (loss) before extraordinary loss........     (1,756)       (5,621)     5,256     (2,111)
EXTRAORDINARY ITEM:
Loss on early extinguishment of debt, net of
  related income tax benefit of $1,432.............         --            --     (2,149)        --
                                                       -------      --------   --------    -------
NET INCOME (LOSS)..................................    $(1,756)     $ (5,621)  $  3,107    $(2,111)
                                                       =======      ========   ========    =======

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                            TOTAL
                                          CONTRIBUTED    ACCUMULATED    STOCKHOLDERS'
                                            CAPITAL        DEFICIT         EQUITY
                                          -----------    -----------    -------------
BALANCE, June 1, 1996...................   $110,000        $    --        $110,000
  Net loss..............................         --         (1,756)         (1,756)
                                           --------        -------        --------
BALANCE, December 31, 1996..............    110,000         (1,756)        108,244
  Net loss..............................                    (5,621)         (5,621)
                                           --------        -------        --------
BALANCE, December 31, 1997..............    110,000         (7,377)        102,623
  Distribution of capital...............    (20,000)            --         (20,000)
  Net income............................         --          3,107           3,107
                                           --------        -------        --------
BALANCE, December 31, 1998..............     90,000         (4,270)         85,730
  Net loss..............................         --         (2,111)         (2,111)
                                           --------        -------        --------
BALANCE, March 31, 1999.................   $ 90,000        $(6,381)       $ 83,619
                                           ========        =======        ========

The accompanying notes are an integral part of these consolidated statements.

         SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES-RADIO DIVISION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                          SEVEN MONTHS       YEARS ENDED       THREE MONTHS
                                                             ENDED          DECEMBER 31,          ENDED
                                                          DECEMBER 31,   -------------------    MARCH 31,
                                                              1996        1997       1998          1999
                                                          ------------   -------   ---------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................................   $  (1,756)    $(5,621)  $   3,107     $(2,111)
  Adjustments to reconcile net income (loss) to net cash
     flows from operating activities --
  Gain on sales of assets...............................          --          --     (13,640)         --
  Loss on sale of assets................................          --          --       2,860          --
  Loss on early extinguishment of debt..................          --          --       3,581          --
  Depreciation and amortization.........................       6,941      13,850      19,067       4,424
  Deferred tax provision (benefit)......................       1,050       4,483       1,369         342
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions --
  (Increase) decrease in accounts receivable, net.......     (12,053)       (328)     (9,378)      5,477
  (Increase) decrease in prepaid expenses and other
     current assets.....................................         (58)       (182)        280        (136)
  Increase (decrease) in accounts payable and accrued
     liabilities........................................       3,440      (1,628)       (444)       (558)
  Net effect of change in deferred barter revenue and
     deferred barter costs..............................        (491)        626        (185)        (64)
  Increase (decrease) in other long-term liabilities....          --          --         176         (14)
  Payments on sports rights contracts...................      (1,615)     (2,450)     (3,160)       (650)
                                                           ---------     -------   ---------     -------
  Net cash flows from operating activities..............      (4,542)      8,750       3,633       6,710
                                                           ---------     -------   ---------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.................        (206)     (2,717)     (3,419)       (760)
  Acquisition of radio stations.........................    (169,371)     (3,143)   (204,940)         --
  Proceeds from sale of broadcast assets................          --          --      72,114          --
                                                           ---------     -------   ---------     -------
  Net cash flows from investing activities..............    (169,577)     (5,860)   (136,245)       (760)
                                                           ---------     -------   ---------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in parent company indebtedness.............       5,128      (5,815)    (52,048)     (5,888)
  Borrowings from parent company related to
     acquisitions.......................................     169,371       3,143     204,940          --
  Distribution of capital to parent company.............          --          --     (20,000)         --
                                                           ---------     -------   ---------     -------
  Net cash flows from financing activities..............     174,499      (2,672)    132,892      (5,888)
                                                           ---------     -------   ---------     -------
NET INCREASE IN CASH....................................         380         218         280          62
  CASH, beginning of period.............................          --         380         598         878
                                                           ---------     -------   ---------     -------
  CASH, end of period...................................   $     380     $   598   $     878     $   940
                                                           =========     =======   =========     =======
SUPPLEMENTAL INFORMATION:
  Parent company capital contribution related to
     acquisitions.......................................   $ 110,000     $    --   $      --     $    --
                                                           =========     =======   =========     =======

The accompanying notes are an integral part of these consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1996, 1997 AND 1998, AND MARCH 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division ("the Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company now owns radio stations serving the Memphis, Buffalo and Wilkes-Barre/ Scranton markets. In addition, SBG purchased from River City the right to acquire certain radio stations serving the Greenville/Spartansburg/Asheville market and exercised the right to acquire these stations in July 1998. In March and July 1998, SBG acquired radio stations from Heritage Media Services, Inc. ("Heritage") serving the Kansas City, Milwaukee and New Orleans markets. In July 1998, SBG acquired radio stations from Max Media Properties, LLC ("Max Media") serving the Greensboro/Winston Salem/ High-Point and Norfolk markets. These acquisitions and other less significant acquisitions and dispositions have been recorded under the purchase method of accounting.

     The divisional financial statements include operating results of SBG's radio assets acquired from their respective dates of acquisition (see Note 8), excluding the radio stations operating in the St. Louis market (See Note 10). These consolidated financial statements have been prepared from SBG's historical accounting records and present the operations of the Radio Division as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 4). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in stockholders' equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to intangible assets, sports rights contracts, allowances for doubtful accounts, income taxes and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments is determined by the Company using the best available market information and appropriate valuation methodologies. However, considerable judgment is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange or the value that ultimately will be realized by the Company upon maturity or disposition. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

     Most of the Company's financial instruments, including cash, accounts receivable and payable and accruals are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximates their fair value.

     Interest rates on the Company's intercompany debt are based upon SBG's floating interest rate. Management believes that these rates are at fair market value; however, these rates may not be reflective of rates available to the Company as a stand-alone entity.

BARTER ARRANGEMENTS

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenue. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

SPORTS RIGHTS

     The Company has agreements for the rights to air sports programming over contract periods which generally run from one to three years. Contract payments are made in installments over terms that are generally shorter than the contract period. The aggregate amount of programming rights for each season is recorded as an asset and a liability during the season in which the sports programming become available to be aired. The portion of the sport rights contract payable within one year is reflected as a current liability in the accompanying consolidated balance sheets. Amortization of sports rights is recognized on a straight-line basis over the period which the sports programming is aired. Additionally, the Company has entered into noncancellable commitments for sports programming rights over the next four years, aggregating $10.5 million as of March 31, 1999.

     The Company has estimated the fair value of these noncancellable commitments at approximately $9.0 million at March 31, 1999. These estimates are based on future cash flows discounted at the Company's current borrowing rate.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

OTHER ASSETS

     Other assets consist of the following (in thousands):

                                                     DECEMBER 31,
                                                   -----------------    MARCH 31,
                                                    1997       1998       1999
                                                   -------    ------    ---------
Deferred debt acquisition costs..................  $ 4,387    $   --     $    --
Equity investments...............................       --     1,500       1,500
Deposits and other costs related to future
  acquisitions...................................   11,377     6,162       6,777
Purchase options.................................    4,900     2,000       2,000
                                                   -------    ------     -------
                                                   $20,664    $9,662     $10,277
                                                   =======    ======     =======

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized on a straight-line basis over periods of 15 to 40 years. These amounts result from the acquisition of radio station broadcasting assets. The Company monitors and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations. Management believes that the carrying amounts of the Company's tangible and intangible assets have not been impaired.

     Intangible broadcasting assets, at cost, as of December 31, 1997 and 1998, and March 31, 1999, consist of the following (in thousands):

                                                      DECEMBER 31,
                                  AMORTIZATION    --------------------    MARCH 31,
                                     PERIOD         1997        1998        1999
                                  ------------    --------    --------    ---------
Goodwill........................    40 years      $ 79,462    $114,690    $114,690
Decaying advertiser base........    15 years         9,730      10,757      10,757
FCC licenses....................    25 years       149,453     255,285     255,285
Network affiliations............    25 years            --       2,061       2,061
Other...........................    15 years            --       3,851       3,851
                                                  --------    --------    --------
                                                   238,645     386,644     386,644
Less: Accumulated
  amortization..................                   (11,609)    (23,454)    (26,967)
                                                  --------    --------    --------
                                                  $227,036    $363,190    $359,677
                                                  ========    ========    ========

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of December 31, 1997 and 1998, and as of March 31, 1999 (in thousands):

                                                      DECEMBER 31,
                                                    ----------------    MARCH 31,
                                                     1997      1998       1999
                                                    ------    ------    ---------
Compensation......................................  $1,600    $3,092     $2,788
Other.............................................     352     1,992      1,430
                                                    ------    ------     ------
                                                    $1,952    $5,084     $4,218
                                                    ======    ======     ======

REVENUE RECOGNITION

     Broadcasting revenues are derived principally from the sale of radio advertising spots to local, regional and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

NEW PRONOUNCEMENTS

     In June 1997, SFAS No. 130, "Reporting Comprehensive Income" was issued. SFAS No. 130 requires that an enterprise report by major component and as a single total the change in its net assets from nonowner sources during the period. This statement is effective for fiscal years beginning after December 15, 1997, and was adopted during 1998. Adoption of this statement did not impact the Company's combined financial position, results of operations or cash flows.

2. PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed under the straight-line method over the following estimated useful lives:

Buildings and improvements...............................  10 - 35 years
Station equipment........................................   5 - 10 years
Office furniture and equipment...........................   5 - 10 years
Leasehold improvements...................................  10 - 31 years
Automotive equipment.....................................    3 - 5 years

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     Property and equipment consists of the following as of December 31, 1997 and 1998, and as of March 31, 1999 (in thousands):

                                                     DECEMBER 31,
                                                  ------------------    MARCH 31,
                                                   1997       1998        1999
                                                  -------    -------    ---------
Land and improvements...........................  $ 2,994    $ 1,558     $ 1,558
Buildings and improvements......................    5,535      5,247       5,247
Station equipment...............................   16,073     24,292      24,564
Office furniture and equipment..................    1,507      3,073       3,438
Leasehold improvements..........................      136      1,541       1,679
Automotive equipment............................      684      1,398       1,378
                                                  -------    -------     -------
                                                   26,929     37,109      37,864
Less: Accumulated depreciation and
  amortization..................................   (3,343)    (5,456)     (6,362)
                                                  -------    -------     -------
                                                  $23,586    $31,653     $31,502
                                                  =======    =======     =======

3. PARENT COMPANY INDEBTEDNESS:

     In connection with the acquisitions discussed in Note 8, SBG made loans to the Company. The Company has been charged interest on these loans at a rate of interest equal to SBG's annual weighted average borrowing rate on its outstanding indebtedness. The weighted average interest rates on parent company indebtedness for the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999, were 9.0%, 7.9%, 6.6% and 6.3%, respectively.

     Substantially all of the Company's assets have been pledged as security for SBG's notes payable and commercial bank financing. Additionally, the operations of the Company have been utilized to service the debt principal and interest payments of SBG.

     As part of the River City Acquisition (see Note 8), a portion of the deferred financing costs incurred by SBG as a result of obtaining a Bank Credit Agreement were allocated to the Radio Division. In 1998, SBG entered into a new Bank Credit Agreement resulting in an extraordinary loss of $2.1 million, net of a tax benefit of $1.4 million allocable to the Radio Division. The extraordinary loss represents the write-off of debt acquisition costs associated with indebtedness replaced by a new facility.

4.  RELATED PARTY TRANSACTIONS:

     The Company has utilized various services provided by SBG or its subsidiaires. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax, transportation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the seven months ended December 31, 1996, for the years ended December 31, 1997 and 1998, and for the three months ended March 31, 1999, allocated expenses of approximately $1.7 million, $2.9 million, $3.5 million, and $0.8 million, respectively, were included in the consolidated statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

5. INCOME TAXES:

     Income taxes are provided using the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized based on differences between book and tax basis of assets and liabilities using presently enacted tax rates. The provision for income taxes is the sum of the amount of income tax paid or payable for the year as determined by applying the provisions of enacted tax laws to taxable income for that year and the net changes during the year in the Company's deferred tax assets and liabilities other than changes arising from acquisitions and dispositions.

     SBG files a consolidated federal tax return and separate state tax returns for each of its subsidiaries. It is SBG's policy to reimburse the Company for its federal net operating losses when generated through intercompany charges. The Company is responsible for its current state tax liabilities. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of federal tax provision due to the parent is based on what the subsidiary's current and deferred federal tax provision would have been had the subsidiary filed a federal income tax return outside its consolidated group. Given that SBG is required to reimburse the Company for its federal net operating losses when generated, the value of the tax effected federal net operating losses is recorded as an intercompany charge and included as a reduction of the due to parent amount in the accompanying balance sheets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     The (provision) benefit for income taxes consists of the following as of the seven months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the three months ended March 31, 1999 (in thousands):

                                                 DECEMBER 31,
                                          --------------------------    MARCH 31,
                                          1996      1997      1998        1999
                                          -----    ------    -------    ---------
(Provision) benefit for income taxes
  before extraordinary items............  $  78    $2,261    $(4,200)    $  977
Income tax effect of extraordinary
  items.................................     --        --      1,432         --
                                          -----    ------    -------     ------
                                          $  78    $2,261    $(2,768)    $  977
                                          =====    ======    =======     ======
Current:
Federal.................................  $  --    $   --    $   (61)    $   --
State...................................   (667)     (802)      (806)      (185)
                                          -----    ------    -------     ------
                                           (667)     (802)      (867)      (185)
                                          -----    ------    -------     ------
Deferred:
Federal.................................    705     2,737     (1,922)     1,005
State...................................     40       326         21        157
                                          -----    ------    -------     ------
                                            745     3,063     (1,901)     1,162
                                          -----    ------    -------     ------
                                          $  78    $2,261    $(2,768)    $  977
                                          =====    ======    =======     ======

     The following is a reconciliation of federal income taxes at the applicable statutory rate to the recorded (provision) benefit (in thousands):

                                                   DECEMBER 31,
                                              ----------------------    MARCH 31,
                                              1996     1997    1998       1999
                                              -----    ----    -----    ---------
Statutory federal income taxes..............   35.0%   35.0%   (35.0)%    35.0%
  Adjustments --
     State income and franchise taxes, net
       of federal effect....................  (22.6)   (4.0)    (8.8)     (0.6)
     Nondeductible expense items............   (9.2)   (3.1)    (5.1)     (4.0)
     Other..................................    1.1     0.8      1.8       1.2
                                              -----    ----    -----      ----
(Provision) benefit for income taxes........    4.3%   28.7%   (47.1)%    31.6%
                                              =====    ====    =====      ====

     Temporary differences between the financial reporting carrying amounts and the tax basis of assets and liabilities give rise to deferred taxes. The Company has a net deferred tax liability of $5.5 million, $6.9 million and $7.2 million as of December 31, 1997 and 1998, and as of March 31, 1999, respectively. The realization of deferred tax assets is contingent upon the Company's ability to generate sufficient future taxable income to

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION realize the future tax benefits associated with the deferred tax assets. Management believes that deferred assets will be realized through future operating results.

     Total deferred tax assets and deferred tax liabilities as of December 31, 1997 and 1998, and as of March 31, 1999, including the effects of the source of differences between financial accounting and tax bases of the Company's assets and liabilities which give rise to the deferred tax assets and deferred tax liabilities and the tax effect of each are as follows (in thousands):

                                                     DECEMBER 31,
                                                   -----------------    MARCH 31,
                                                    1997      1998        1999
                                                   ------    -------    ---------
Deferred Tax Assets:
  Accruals and reserves..........................  $  417    $   413     $   435
  Loss on disposal of fixed assets...............      --      1,829       2,336
  State net operating losses.....................   1,244      1,735       1,965
  Tax credits....................................      --         61          61
  Other..........................................       2         --          --
                                                   ------    -------     -------
                                                   $1,663    $ 4,038     $ 4,797
                                                   ======    =======     =======
Deferred Tax Liabilities:
  FCC license....................................  $1,837    $ 4,534     $ 5,062
  Fixed assets and intangibles...................   5,359      6,406       6,979
                                                   ------    -------     -------
                                                   $7,196    $10,940     $12,041
                                                   ======    =======     =======

6. EMPLOYEE BENEFITS:

     Employees of the Company participate in the Sinclair Broadcast Group, Inc. 401(k) Profit Sharing Plan and Trust (the "SBG Plan") which covers eligible employees of the Company. Contributions made to the SBG Plan include an employee elected salary reduction amount, company matching contributions and a discretionary amount determined each year by SBG's Board of Directors. During December 1997, SBG registered 800,000 shares of its Class "A" Common Stock with the Securities and Exchange Commission (the "Commission") to be issued as a matching contribution for the 1997 plan year and subsequent plan years. The Company's 401(k) expense for the periods ended December 31, 1996, 1997 and 1998, and the three months ended March 31, 1999, was $91,000, $177,000, $299,000 and $89,000, respectively.

7. COMMITMENTS AND CONTINGENCIES:

LITIGATION

     The Company is involved in certain litigation matters arising in the normal course of business. In the opinion of management, these matters are not significant and will not have a material adverse effect on the Company's financial position.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

OPERATING LEASES

     The Company leases certain property and equipment under noncancellable operating lease agreements. Future minimum lease payments under noncancellable operating leases beginning April 1, 1999, are approximately (in thousands):

April 1, 1999 to December 31, 1999..........................  $ 1,985
2000........................................................    2,445
2001........................................................    2,169
2002........................................................    1,944
2003........................................................    1,481
2004 and thereafter.........................................   17,050
                                                              -------
                                                              $27,074
                                                              =======

8. ACQUISITIONS:

     The acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was either contributed or loaned by SBG.

RIVER CITY ACQUISITION

     In May 1996, the Company entered into the radio business when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company currently owns stations serving the Memphis, Buffalo, Wilkes-Barre/Scranton and New Orleans radio markets. In addition, the Company acquired radio stations in the Nashville and Los Angeles markets which were sold during 1998 (see 1998 Acquisitions and Dispositions discussed below). The Company also purchased options to acquire additional radio stations in the Buffalo, Wilkes-Barre/Scranton and Greenville/ Spartansburg/Asheville markets which have all since been exercised. In order to complete the acquisition, SBG made loans and contributed capital to the Company totaling $169.4 million and $110.0 million, respectively.

     The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $22.0 million, $225.9 million and $31.5 million, respectively, based upon an independent appraisal.

1997 ACQUISITIONS

     During 1997, the Company exercised its options to acquire radio stations in the Wilkes-Barre/Scranton and Buffalo markets. These options were purchased in connection with the River City Acquisition. The total option exercise price of $3.1 million was allocated to acquired intangible broadcasting assets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

1998 ACQUISITIONS AND DISPOSITIONS

     HERITAGE ACQUISITION. In March 1998, the Company completed the purchase of certain radio broadcast assets of Heritage Media Services, Inc. ("Heritage"). Pursuant to this acquisition, the Company now owns radio stations serving the Kansas City and Milwaukee markets. In July 1998, the Company acquired three radio stations in the New Orleans, Louisiana, market and simultaneously disposed of two of those stations (see Centennial Disposition below). In order to complete the acquisition, SBG made loans to the Company totaling $121.1 million. The acquisition was accounted for under the purchase method of accounting whereby the net purchase price for stations was allocated to property and programming assets, acquired intangible broadcasting assets and other intangible assets for $5.1 million, $104.1 million and $11.9 million, respectively, based on an independent appraisal.

     SFX DISPOSITION. In May 1998, the Company completed the sale of its radio stations located in the Nashville, Tennessee, market to SFX Broadcasting, Inc. for aggregate consideration of approximately $35.0 million (the "SFX Disposition"). The disposal included the sale of property and programming assets and intangible assets. In connection with the disposition, the Company recognized a $5.2 million gain on the sale and utilized the proceeds to reduce parent company indebtedness.

     MAX MEDIA ACQUISITION. In July 1998, the Company directly or indirectly acquired all of the equity interests of Max Media Properties LLC ("Max Media"). As a result of this acquisition, the Company now owns radio stations serving the Greensboro and Norfolk markets. In order to complete the acquisition, SBG made loans to the Company totaling $78.3 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets for $4.8 million and $73.5 million, respectively, based on an independent appraisal.

     CENTENNIAL DISPOSITION. In July 1998, the Company completed the sale of the assets of radio stations WRNO-FM, KMEZ-FM and WBYU-AM in New Orleans, Louisiana, to Centennial Broadcasting for $16.1 million in cash and recognized a loss on the sale of $2.9 million. The Company acquired KMEZ-FM in connection with the River City Acquisition in May of 1996 and acquired WRNO-FM and WBYU-AM in New Orleans from Heritage in July 1998. The Company was required to divest WRNO-FM, KMEZ-FM and WBYU-AM to meet certain regulatory ownership guidelines. The Company utilized the proceeds to reduce parent company indebtedness.

     GREENVILLE ACQUISITION. In July 1998, the Company acquired three radio stations in the Greenville/Spartansburg market from Keymarket Radio of South Carolina, Inc. for purchase price consideration involving the forgiveness of approximately $8.0 million of indebtedness. Concurrently with the acquisition, the Company acquired an additional two radio stations in the same market from Spartan Broadcasting for a purchase price of approximately $5.2 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and acquired intangible broadcasting assets for $5.0 million and $10.1 million, respectively, based on an independent appraisal.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     RADIO UNICA DISPOSITION. In July 1998, the Company completed the sale of KBLA-AM in Los Angeles, California, to Radio Unica Corp. for approximately $21.0 million in cash. In connection with the disposition, the Company recognized a $8.4 million gain. The disposal included the sale of property and programming assets and intangible assets. The Company utilized the proceeds from the sale to reduce parent company indebtedness.

9. UNAUDITED PRO FORMA SUMMARY RESULTS OF OPERATIONS:

     The following unaudited pro forma summary presents the consolidated results of operations for the years ended December 31, 1997 and 1998, as if significant acquisitions and dispositions completed through December 31, 1998, had occurred at the beginning of 1997. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had significant acquisitions and dispositions been made as of that date or of results which may occur in the future:

                                                                (UNAUDITED)
                                                            -------------------
                                                             1997        1998
                                                            -------    --------
Net revenues..............................................  $93,148    $102,340
                                                            =======    ========
Net income before extraordinary item......................  $(4,970)   $  4,127
                                                            =======    ========
Net income (loss).........................................  $(4,970)   $  2,189
                                                            =======    ========

10. SUBSEQUENT EVENT:

     ST. LOUIS PURCHASE OPTION. In connection with the acquisition of River City, the Company entered into a five year agreement (the "Baker Agreement") with Barry Baker (the Chief Executive Officer of River City) pursuant to which Mr. Baker served as a consultant to the Company until terminating such services effective March 8, 1999 (the "Termination Date"). As of February 8, 1999, the conditions to Mr. Baker becoming an officer of the Company had not been satisfied, and on that date Mr. Baker and the Company entered into a termination agreement, effective on March 8, 1999. Mr. Baker had certain rights as a consequence of the termination of the Baker Agreement. These rights included Mr. Baker's right to purchase, at fair market value, the radio stations owned by the Company serving the St. Louis, Missouri market.

     In June 1999, the Company received a letter from Mr. Baker in which Mr. Baker elected to exercise his option to purchase the radio properties of the Company in the St. Louis market for their fair market value. In his letter, Mr. Baker names Emmis Communications Corporation ("Emmis") as his designee. Sinclair is evaluating the validity of Mr. Baker's designation of Emmis. In light of the foregoing, the fact that negotiations of a definitive purchase agreement are yet to commence, that a fair market value has not been determined, and that approvals would be required from both the Department of Justice and the Federal Communications Commission, there can be no assurance that the transactions contemplated by the option will be consummated.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

     ENTERCOM DISPOSITION. In July 1999, the Company entered into an agreement to sell 46 radio stations in nine markets to Entercom Communications Corporation ("Entercom") for $824.5 million in cash (the "Entercom Disposition"). After the completion of this transaction, the Company will have divested of all of its stations with the exception of those serving the St. Louis market. The St. Louis market is subject to a purchase option and may be acquired by another third party as discussed above. The Entercom Disposition is subject to FCC and Department of Justice approval.

     KXOK-FM ACQUISITION. In August 1999, the Company completed the purchase of radio station KXOK-FM in St. Louis, Missouri for a purchase price of $14.1 million in cash. KXOK is also subject to the St. Louis Purchase Option described above.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                     UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           DECEMBER 31,   JUNE 30,
                                                               1998         1999
                                                           ------------   --------
ASSETS
CURRENT ASSETS:
  Cash...................................................    $    878     $  1,133
  Accounts receivable, net...............................      21,731       21,501
  Prepaid expenses and other current assets..............         551          899
  Deferred barter costs..................................       2,043        2,784
                                                             --------     --------
          Total current assets...........................      25,203       26,317
PROPERTY AND EQUIPMENT, net..............................      31,653       31,971
OTHER ASSETS.............................................       9,662       10,919
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net.............     363,190      363,953
                                                             --------     --------
          Total Assets...................................    $429,708     $433,160
                                                             ========     ========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.......................................    $    258     $  1,107
  Accrued liabilities....................................       5,084        4,604
  Sports rights contracts................................         650           --
  Deferred barter revenues...............................       1,848        2,447
  Deferred tax liabilities...............................          35           61
                                                             --------     --------
          Total current liabilities......................       7,875        8,219
LONG-TERM LIABILITIES:
  Parent company indebtedness............................     329,060      331,325
  Other long term liabilities............................         176          139
  Deferred tax liabilities, less current portion.........       6,867        8,881
                                                             --------     --------
          Total liabilities..............................     343,978      348,564
                                                             --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
  Contributed capital....................................      90,000       90,000
  Accumulated deficit....................................      (4,270)      (5,404)
                                                             --------     --------
          Total stockholder's equity.....................      85,730       84,596
                                                             --------     --------
          Total Liabilities and Stockholder's Equity.....    $429,708     $433,160
                                                             ========     ========

 The accompanying notes are an integral part of these unaudited balance sheets.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                             ------------------
                                                              1998       1999
                                                             -------    -------
REVENUES:
  Station broadcast revenues, net of agency commissions....  $31,813    $50,710
  Revenues realized from station barter arrangements.......    1,658      1,927
                                                             -------    -------
          Total revenues...................................   33,471     52,637
                                                             -------    -------
OPERATING EXPENSES:
  Program and production...................................    9,067     14,834
  Selling, general and administrative......................   12,037     18,784
  Corporate expenses.......................................    1,511      1,626
  Depreciation and amortization............................    7,022      8,896
                                                             -------    -------
          Total operating expenses.........................   29,637     44,140
                                                             -------    -------
          Broadcast operating income.......................    3,834      8,497
                                                             -------    -------
OTHER INCOME (EXPENSE):
  Interest on parent company indebtedness..................   (8,256)    (9,738)
  Net gain (loss) on sale of broadcast assets..............    5,225        (30)
  Other income.............................................       22         61
                                                             -------    -------
          Income (loss) before (provision) benefit for
             income taxes and extraordinary item...........      825     (1,210)
INCOME TAX (PROVISION) BENEFIT.............................     (370)        76
                                                             -------    -------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM................      455     (1,134)
EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of related
     income tax benefit of $1,432..........................   (2,149)        --
                                                             -------    -------
NET LOSS...................................................  $(1,694)   $(1,134)
                                                             =======    =======

The accompanying notes are an integral part of these unaudited consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (1,694)   $(1,134)
  Adjustments to reconcile net loss to net cash flows from
     operating activities-
     Extraordinary loss on early extinguishment of debt.....     3,581         --
     Gain on sale of broadcast assets.......................    (5,225)        --
     Depreciation and amortization..........................     7,022      8,896
     Deferred tax (benefit) provision.......................    (1,326)     2,040
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions-
     (Increase) decrease in accounts receivable, net........    (2,328)       230
     Decrease (increase) in prepaid expenses and other
       current assets.......................................       260       (348)
     Increase in accounts payable and accrued liabilities...       731        365
     Net effect of change in deferred barter revenues and
       deferred barter costs................................       (91)      (142)
     Decrease in other long-term liabilities................        --        (37)
     Payments on program contracts payable..................      (860)      (650)
                                                              --------    -------
       Net cash flows from operating activities.............        70      9,220
                                                              --------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.....................    (2,024)    (1,314)
  Acquisition of radio stations.............................   (95,511)        --
  Proceed from sale of broadcast assets.....................    35,000         --
                                                              --------    -------
       Net cash flows used in investing activities..........   (62,535)    (1,314)
                                                              --------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in parent company indebtedness.................   (12,639)    (7,651)
  Borrowings from parent company related to acquisitions....    95,511         --
  Distribution of capital to parent company.................   (20,000)        --
                                                              --------    -------
       Net cash flows from financing activities.............    62,872     (7,651)
                                                              --------    -------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................       407        255
CASH AND CASH EQUIVALENTS, beginning of period..............       598        878
                                                              --------    -------
CASH AND CASH EQUIVALENTS, end of period....................  $  1,005    $ 1,133
                                                              ========    =======

The accompanying notes are an integral part of these unaudited consolidated statements.

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     The Sinclair Broadcast Group, Inc. and subsidiaries -- Radio Division ("the Company") was formed through acquisition. Sinclair Broadcast Group, Inc. ("SBG") entered into the radio business in May 1996 when it acquired radio stations from River City Broadcasting LLP ("River City"). As a result of the River City acquisition, the Company now owns radio stations serving the Memphis, Buffalo and Wilkes-Barre/ Scranton markets. In addition, SBG purchased from River City the right to acquire certain radio stations serving the Greenville/Spartansburg/Asheville market and exercised the right to acquire these stations in July 1998. In March and July 1998, SBG acquired radio stations from Heritage Media Services, Inc. ("Heritage") serving the Kansas City, Milwaukee and New Orleans markets. In July 1998, SBG acquired radio stations from Max Media Properties, LLC ("Max Media") serving the Greensboro/Winston Salem/ High-Point and Norfolk markets. These acquisitions and other less significant acquisitions and dispositions have been recorded under the purchase method of accounting.

     The divisional financial statements include operating results of SBG's radio assets acquired from their respective dates of acquisition, excluding the radio stations operating in the St. Louis market (see Note 3). These consolidated financial statements have been prepared from SBG's historical accounting records and present the operations of the Radio Divison as if the Company had been a separate entity for all periods presented. During these periods, SBG provided various services to the Company (see Note 2). Furthermore, acquisitions consummated by SBG have been presented as if they were made by the Company and the consideration to effect these acquisitions was both loaned and contributed by SBG. All significant intercompany transactions and account balances have been eliminated in consolidation.

     The financial information included herein may not necessarily reflect the consolidated results of operations, financial position, changes in equity and cash flows of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

INTERIM FINANCIAL STATEMENTS

     The consolidated financial statements for the six months ended June 30, 1998 and 1999 are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, and cash flows for these periods.

     As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited consolidated financial statements, and, accordingly, should be read in conjunction with the consolidated financial statements and notes thereto as of December 31, 1997, and 1998 and March 31, 1999 and for the periods then ended. The

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year.

2. RELATED PARTY TRANSACTIONS:

     The Company has utilized various services provided by SBG or its subsidiaries. These services included, among others, certain investor relations, executive, human resources, legal, investment, finance, real estate, information management, internal audit, tax, transportation and treasury. The costs of such services have been allocated according to established methodologies and are determined on an annual basis by SBG. Such methodologies depend on the specific service provided and include allocating costs that directly relate to the Company or allocating costs that represent a pro rata portion of the total costs for the services provided. Management of the Company believes these allocations to be a fair and reasonable share of such costs. For the six months ended June 30, 1998 and 1999, allocated expenses of approximately $1.5 million (unaudited) and $1.6 million (unaudited), respectively, were included in the consolidated statements of operations of the Company. Substantially all costs relating to direct intercompany services have been reflected in the accompanying combined financial statements.

     The Company's radio stations and SBG's television stations have historically provided broadcast time to each other. The revenues or costs associated with these intercompany transactions were not significant in the periods presented.

     The Company and SBG have entered into joint advertising arrangements. Revenues are distributed to the parties providing the services based upon the contract terms. The revenues associated with such sales were not significant in the periods presented.

3. ST. LOUIS PURCHASE OPTION:

     ST. LOUIS PURCHASE OPTION. In connection with the acquisition of River City, the Company entered into a five year agreement (the "Baker Agreement") with Barry Baker (the Chief Executive Officer of River City) pursuant to which Mr. Baker served as a consultant to the Company until terminating such services effective March 8, 1999 (the "Termination Date"). As of February 8, 1999, the conditions to Mr. Baker becoming an officer of the Company had not been satisfied, and on that date Mr. Baker and the Company entered into a termination agreement, effective on March 8, 1999. Mr. Baker had certain rights as a consequence of the termination of the Baker Agreement. These rights included Mr. Baker's right to purchase, at fair market value, the radio stations owned by the Company serving the St. Louis, Missouri market.

     In June 1999, the Company received a letter from Mr. Baker in which Mr. Baker elected to exercise his option to purchase the radio properties of the Company in the St. Louis market for their fair market value. In his letter, Mr. Baker names Emmis Communications Corporation ("Emmis") as his designee. Sinclair is evaluating the validity of Mr. Baker's designation of Emmis. In light of the foregoing, the fact that negotiations of a definitive purchase agreement are yet to commence, that a fair market value has not been determined, and that approvals would be required from both the

       SINCLAIR BROADCAST GROUP, INC. AND SUBSIDIARIES -- RADIO DIVISION

Department of Justice and the Federal Communications Commission, there can be no assurance that the transactions contemplated by the option will be consummated.

4. SUBSEQUENT EVENTS:

     ENTERCOM DISPOSITION. In July 1999, the Company entered into an agreement to sell 46 radio stations in nine markets to Entercom Communications Corporation ("Entercom") for $824.5 million in cash (the "Entercom Disposition"). After the completion of this transaction, the Company will have divested of all of its stations with the exception of those serving the St. Louis market. The St. Louis market is subject to a purchase option and may be acquired by another third party as discussed above. The Entercom Disposition is subject to FCC and Department of Justice approval.

     KXOK-FM ACQUISITION. In August 1999, the Company completed the purchase of radio station KXOK-FM in St. Louis, Missouri for a purchase price of $14.1 million in cash. KXOK is also subject to the St. Louis Purchase Option described above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
  Sinclair Broadcast Group, Inc.:

     We have audited the accompanying combined balance sheets of Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation (the Company) as of December 31, 1997, and Heritage Media Services, Inc. -- Radio Broadcasting Segment -- a Division of Heritage Media Corporation (the Predecessor) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's and the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the Predecessor as of December 31, 1996, and the results of operations and cash flows of the Company for the four months ended December 31, 1997, and of the Predecessor for the eight months ended August 31, 1997, and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Baltimore, Maryland,
  July 2, 1999

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                          COMPANY     PREDECESSOR
                                                            1997         1996
                                                          --------    -----------
ASSETS
CURRENT ASSETS:
Cash....................................................  $  1,379      $ 1,213
Accounts receivable, net of allowance for doubtful
  accounts of $1,100 and $1,034, respectively...........    12,311       10,914
Prepaid expenses and other current assets...............       500           43
Deferred barter costs...................................       549        1,328
Deferred tax asset......................................       159          162
                                                          --------      -------
Total current assets....................................    14,898       13,660
PROPERTY AND EQUIPMENT, net.............................    17,205       13,585
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net............   311,910       56,678
OTHER ASSETS............................................        33          183
                                                          --------      -------
     Total Assets.......................................  $344,046      $84,106
                                                          ========      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.................  $  3,814      $ 3,670
  Deferred revenue......................................       280          428
  Deferred barter revenues..............................       570        1,249
                                                          --------      -------
     Total current liabilities..........................     4,664        5,347
DUE TO AFFILIATE........................................        --       63,005
DEFERRED TAX LIABILITY..................................       353          197
OTHER LONG-TERM LIABILITIES.............................       391          115
                                                          --------      -------
     Total Liabilities..................................     5,408       68,664
                                                          --------      -------
COMMITMENTS AND CONTINGENCIES STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 15,000 shares
     authorized, issued and outstanding.................        15           15
  Additional paid-in capital............................   341,902       20,368
  Accumulated deficit...................................    (3,279)      (4,941)
                                                          --------      -------
  Total Stockholders' Equity............................   338,638       15,442
                                                          --------      -------
  Total Liabilities and Stockholders' Equity............  $344,046      $84,106
                                                          ========      =======

The accompanying notes are an integral part of these combined balance sheets.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT

                    A DIVISION OF HERITAGE MEDIA CORPORATION
                       COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                              COMPANY              PREDECESSOR
                                            ------------   ---------------------------
                                            FOUR MONTHS    EIGHT MONTHS       YEAR
                                               ENDED          ENDED          ENDED
                                            DECEMBER 31,    AUGUST 31,    DECEMBER 31,
                                                1997           1997           1996
                                            ------------   ------------   ------------
NET REVENUES:
  Station broadcasting revenues, net of
     agency commissions of $3,681, $5,989
     and $8,539, respectively.............    $21,328        $34,979        $50,303
  Revenues realized from station barter
     arrangements.........................      1,394          2,451          2,975
                                              -------        -------        -------
  Total net revenues......................     22,722         37,430         53,278
                                              -------        -------        -------
OPERATING EXPENSES:
  Programming and production..............     10,168         14,929         11,146
  Selling, general and administrative.....      4,093          8,669         21,404
  Expenses realized from station barter
     arrangements.........................      1,392          2,567          2,804
  Depreciation of property and
     equipment............................      1,055          1,267          1,729
  Amortization of acquired intangible
     broadcasting assets and other
     assets...............................      6,847          2,908          4,515
                                              -------        -------        -------
     Total operating expenses.............     23,555         30,340         41,598
                                              -------        -------        -------
     Broadcast operating income (loss)....       (833)         7,090         11,680
OTHER INCOME (EXPENSE):
  Interest expense........................       (645)        (1,604)        (6,170)
  Gain on exchange of assets..............         --          9,401             --
  Other expense, net......................       (342)           (27)            --
                                              -------        -------        -------
     Income (loss) before provision for
       income taxes.......................     (1,820)        14,860          5,510
PROVISION FOR INCOME TAXES................      1,459          7,055          2,930
                                              -------        -------        -------
  Net income (loss).......................    $(3,279)       $ 7,805        $ 2,580
                                              =======        =======        =======

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                    COMMON STOCK     ADDITIONAL                 STOCKHOLDERS'
                                   ---------------    PAID-IN     ACCUMULATED      EQUITY
                                   SHARES   AMOUNT    CAPITAL       DEFICIT       (DEFICIT)
                                   ------   ------   ----------   -----------   -------------
PREDECESSOR:
  BALANCE, December 31, 1995.....    15      $15      $     99      $  (721)      $   (607)
  HMC capital contributions......    --       --        20,269           --         20,269
     Dividends to HMC............    --       --            --       (6,800)        (6,800)
     Net income..................    --       --            --        2,580          2,580
                                     --      ---      --------      -------       --------
  BALANCE, December 31, 1996.....    15       15        20,368       (4,941)        15,442
     HMC noncash capital
       contributions.............    --       --         6,439           --          6,439
       Net income................    --       --            --        7,805          7,805
                                     --      ---      --------      -------       --------
  BALANCE, August 31, 1997.......    15      $15      $ 26,807      $ 2,864       $ 29,686
                                     ==      ===      ========      =======       ========
COMPANY:
  BALANCE, September 1, 1997.....    15      $15      $339,985      $    --       $340,000
     News Corporation noncash
       capital contributions.....    --       --         1,917           --          1,917
     Net loss....................    --       --            --       (3,279)        (3,279)
                                     --      ---      --------      -------       --------
  BALANCE, December 31, 1997.....    15      $15      $341,902      $(3,279)      $338,638
                                     ==      ===      ========      =======       ========

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                     COMPANY                   PREDECESSOR
                                                -----------------   ---------------------------------
                                                FOUR MONTHS ENDED   EIGHT MONTHS ENDED    YEAR ENDED
                                                  DECEMBER 31,          AUGUST 31,       DECEMBER 31,
                                                      1997                 1997              1996
                                                -----------------   ------------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...........................       $(3,279)            $  7,805          $  2,580
  Adjustments to reconcile net income (loss)
     to net cash flows from operating
     activities --
     Gain on exchange of assets...............            --               (9,401)               --
     Depreciation of property and equipment...         1,055                1,267             1,729
     Amortization of acquired intangible
       broadcasting assets and other assets...         6,847                2,908             4,515
     Amortization of deferred financing
       costs..................................           251                   84                97
     Deferred tax provision (benefit).........            24                  (33)              (70)
  Changes in assets and liabilities, net of
     effects of acquisitions --
     (Increase) in accounts receivable, net...          (715)                (897)           (1,501)
     Net effect of change in deferred barter
       revenues and deferred barter costs.....             4                   95               (77)
     (Increase) decrease in prepaid expenses
       and other current assets...............          (483)              (1,723)              745
     (Increase) decrease in other assets......            --                  176                (7)
     Increase (decrease) in accounts payable
       and accrued expenses...................           143                  230            (1,112)
     Increase (decrease) in deferred
       revenue................................             1                 (149)              152
     Increase (decrease) in other long-term
       liabilities............................           (15)                 291                47
                                                     -------             --------          --------
       Net cash flows from operating
          activities..........................         3,833                  653             7,098
                                                     -------             --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment.......          (317)                (853)           (1,316)
  Receipts from exchange of stations..........            --               11,309             4,723
  Payments for acquisition of stations........            --              (12,445)           (6,584)
                                                     -------             --------          --------
       Net cash flows from investing
          activities..........................          (317)              (1,989)           (3,177)
                                                     -------             --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends to Parent.........................            --                   --            (6,800)
  Decrease in due to affiliate................        (5,341)              (5,029)          (17,257)
  Capital contributions made by Parent........         1,917                6,439            20,269
                                                     -------             --------          --------
       Net cash flows from financing
          activities..........................        (3,424)               1,410            (3,788)
                                                     -------             --------          --------
NET INCREASE IN CASH..........................            92                   74               133
CASH, beginning of period.....................         1,287                1,213             1,080
                                                     -------             --------          --------
CASH, end of period...........................       $ 1,379             $  1,287          $  1,213
                                                     =======             ========          ========

The accompanying notes are an integral part of these combined statements.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

     Heritage Media Services, Inc. ("HMSI") operates in three segments -- Marketing Services, Television Broadcasting and Radio Broadcasting is a division of Heritage Media Corporation ("HMC"). The accompanying consolidated financial statements include the accounts of the radio operations, which are collectively referred to hereafter as "the Company, the Companies or the Radio Broadcasting Segment." The Radio Broadcasting Segment was wholly-owned and operated by HMSI, which was owned by HMC through August 31, 1997 (the Predecessor). In July 1997, HMC entered into an asset sale agreement with Sinclair Broadcast Group, Inc. ("SBG") whereby SBG would acquire 100% of the Television and Radio Broadcasting Segment for $630 million. Effective September 1, 1997, The News Corporation Limited ("News Corporation") acquired all of the license and nonlicense assets of HMC. Due to certain regulatory requirements, News Corporation established a trust to hold all of the license and nonlicense assets of the Radio Broadcasting Segment until the sale to SBG closed. The acquisition was accounted for under the purchase method of accounting whereby the purchase price of $340 million for the Radio Broadcasting Segment was allocated to property and programming assets and acquired intangible broadcasting assets of approximately $18 million and $322 million, respectively. During March 1998, the sale to SBG was completed.

     The accompanying December 31, 1997, combined balance sheet and related combined statements of operations and cash flows for the four-month period ended December 31, 1997, are presented on a new basis of accounting to reflect the News Corporation acquisition. The accompanying combined financial statements for the eight-month period ended August 31, 1997, and for the year ended December 31, 1996, are presented as "Predecessor" financial statements.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to intangible assets, contracts, allowances for doubtful accounts, income taxes and litigation based on currently available information. Changes in facts and circumstances may result in revised estimates.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is recorded on the straight-line basis over the estimated useful lives of the assets. Property and equipment at December 31, 1997 and 1996, are summarized as follows (in thousands):

                                                            COMPANY    PREDECESSOR
                                             USEFUL LIFE     1997         1996
                                             -----------    -------    -----------
Land.......................................           --    $  858       $ 1,368
Broadcasting equipment.....................   5-25 years    13,805        12,402
Buildings and improvements.................  12-30 years     2,288         3,199
Other equipment............................    4-8 years     1,309         5,123
                                                            -------      -------
                                                            18,260        22,092
Less: Accumulated depreciation.............                 (1,055)       (8,507)
                                                            -------      -------
Property and equipment, net................                 $17,205      $13,585
                                                            =======      =======

ACQUIRED INTANGIBLE BROADCASTING ASSETS

     Acquired intangible broadcasting assets are being amortized over periods of four to 40 years. These amounts result from the acquisition of certain radio station license and nonlicense assets (see Notes 1 and 8). The Company monitors the individual financial performance of each of the stations and continually evaluates the realizability of intangible and tangible assets and the existence of any impairment to its recoverability based on the projected undiscounted cash flows of the respective stations. Management believes that the carrying amounts of the Company's tangible and intangible assets have not been impaired.

     Intangible assets consist of the following as of December 31, 1997 and 1996 (in thousands):

                                            AMORTIZATION    COMPANY     PREDECESSOR
                                               PERIOD         1997         1996
                                            ------------    --------    -----------
Goodwill..................................     40 years     $104,377     $ 10,604
FCC licenses..............................  15-25 years      213,364       61,745
Other.....................................   4-25 years        1,016          531
                                                            --------     --------
                                                             318,757       72,880
Less: Accumulated amortization............                    (6,847)     (16,202)
                                                            --------     --------
Intangible assets, net....................                  $311,910     $ 56,678
                                                            ========     ========

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

BARTER TRANSACTIONS

     The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenues are recognized as the related advertising is aired.

OTHER ASSETS

     Debt issuance costs are amortized to interest expense using the effective interest method over the period of the related debt agreement.

REVENUES

     Revenues are primarily derived from the sale of radio advertising spots and are recognized when the spots are broadcast. Advertising revenues are presented net of advertising agency and national sales representative commissions.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments is determined by the Company using the best available market information and appropriate valuation methodologies. However, considerable judgement is necessary in interpreting market data to develop the estimates of fair value. Accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in current market exchange or the value that ultimately will be realized by the Company upon maturity or disposition. The use of different market or estimation methodologies may have a material effect on the estimated fair value amounts.

     Most of the Company's financial instruments, including cash, trade receivables and payables and accruals, are short-term in nature. Accordingly, the carrying amount of the Company's financial instruments approximate their fair value.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform with the current year presentation.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. ACCRUED EXPENSES:

     Accrued expenses consist of the following at December 31, 1997 and 1996, (in thousands):

                                                           COMPANY    PREDECESSOR
                                                            1997         1996
                                                           -------    -----------
Commissions..............................................  $2,600       $  919
Payroll and employee benefits............................     352          128
Other....................................................     784        2,480
                                                           ------       ------
                                                           $3,736       $3,527
                                                           ======       ======

3. DUE TO AFFILIATE:

     The Predecessor had an arrangement with HMSI whereby HMSI would provide certain management and other services to the Predecessor. The services provided included consultation and direct management assistance with respect to operations and strategic planning. The Predecessor was allocated approximately $2,548,000 and $1,150,000 of corporate overhead expenses for these services for the eight months ended August 31, 1997, and for the year ended December 31, 1996, respectively.

     In order to fund acquisitions and provide operating funds, HMSI entered into a Bank Credit Agreement. The debt used to finance acquisitions and fund daily operations of the Predecessor was recorded by the Predecessor as due to affiliate in the accompanying consolidated balance sheets as of December 31, 1996. HMSI allocated interest at a rate of approximately 10.0%, which approximated the average rate paid on the borrowings. Associated with the HMSI debt, the Predecessor was allocated approximately $183,000 of deferred financing costs in 1996. The deferred financing costs were fully amortized in conjunction with the acquisition by News Corporation on September 1, 1997.

4. INCOME TAXES:

     HMC files a consolidated federal tax return and separate state tax returns for each of its subsidiaries in certain filing jurisdictions. It is HMC's policy to pay the federal income tax provision of the Company. The accompanying financial statements have been prepared in accordance with the separate return method of FASB 109, whereby the allocation of the federal tax provision due to HMC is based on what the Company's current and deferred federal tax provision would have been had the Company filed a federal income tax return outside of its consolidated group. The Company is not required to reimburse HMC for its federal tax provision. Accordingly, this amount is recorded as a capital contribution in the accompanying combined financial statements. The federal and state tax provision was calculated based on pretax income, plus or minus permanent book-to-tax differences, at the statutory tax rate of 40%.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for income taxes consists of the following (in thousands):

                                      COMPANY                   PREDECESSOR
                                 -----------------    --------------------------------
                                 FOUR MONTHS ENDED      EIGHT MONTHS       YEAR ENDED
                                   DECEMBER 31,       ENDED AUGUST 31,    DECEMBER 31,
                                       1997                 1997              1996
                                 -----------------    ----------------    ------------
Current:
  Federal......................       $1,220               $6,025            $2,550
  State........................          215                1,063               450
                                      ------               ------            ------
                                       1,435                7,088             3,000
                                      ------               ------            ------
Deferred:
  Federal......................           --                   --                --
  State........................           24                  (33)              (70)
                                      ------               ------            ------
                                          24                  (33)              (70)
                                      ------               ------            ------
Provision for income taxes.....       $1,459               $7,055            $2,930
                                      ======               ======            ======

                                      COMPANY                   PREDECESSOR
                                 -----------------    --------------------------------
                                 FOUR MONTHS ENDED      EIGHT MONTHS       YEAR ENDED
                                   DECEMBER 31,       ENDED AUGUST 31,    DECEMBER 31,
                                       1997                 1997              1996
                                 -----------------    ----------------    ------------
Statutory federal income
  taxes........................       $ (619)              $5,052            $1,873
  Adjustments:
     State income taxes, net of
       federal effect..........         (109)                 892               331
     Non-deductible goodwill
       amortization............        2,157                  973               568
     Non-deductible expense
       items...................            6                   11                26
     Other.....................           24                  127               132
                                      ------               ------            ------
Provision for income taxes.....       $1,459               $7,055            $2,930
                                      ======               ======            ======

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes the state tax effects of the significant types of temporary differences between financial reporting basis and tax basis which were generated during the years ended December 31, 1997 and 1996:

                                                           COMPANY    PREDECESSOR
                                                            1997         1996
                                                           -------    -----------
Deferred Tax Assets:
  Bad debt reserve.......................................   $ 352        $  62
  Accruals...............................................      92          113
  Other intangibles......................................    (285)         (13)
                                                            -----        -----
                                                            $ 159        $ 162
                                                            =====        =====
Deferred Tax Liability:
  Accumulated depreciation...............................   $(353)       $(197)
                                                            =====        =====

5. EMPLOYEE BENEFIT PLAN:

     Company employees were covered by HMC's Retirement Savings Plan (the Plan) through the date the company was acquired by SBG, whereby participants contributed portions of their annual compensation to the Plan and certain contributions were made at the discretion of HMC based on criteria set forth in the Plan Agreement. Participants are generally 100% vested in Company contributions after five years of employment with the Company. Company expenses under the Plan were not material for the year ended December 31, 1997.

6. RELATED PARTY TRANSACTIONS:

     The Company received certain advances from HMC during the eight months ended August 31, 1997, which were evidenced by a subordination agreement. All advances from HMC were repaid on August 31, 1997.

7. CONTINGENCIES AND OTHER COMMITMENTS:

LEASES AND CONTRACTS

     The Company leases certain real property and transportation and other equipment under noncancellable operating leases expiring at various dates through 2010. The Company also has long-term contractual obligations with two major broadcast ratings firms that provide monthly ratings services and guaranteed store contracts. Rent expense under the leases for the four months ended December 31, 1997, the eight months ended August 31, 1997, and the year ended December 31, 1996, was approximately $499,000, $791,000 and $985,000, respectively.

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum payments under the leases are as follows (in thousands):

1998........................................................  $  908
1999........................................................     911
2000........................................................     912
2001........................................................     899
2002........................................................     917
2003 and thereafter.........................................   2,416
                                                              ------
                                                              $6,963
                                                              ======

LITIGATION

     Lawsuits and claims are filed against the Company from time to time in the ordinary course of business which are generally incidental to its business. Management does not believe the resolution of such matters will have a significant effect on the Company's liquidity, financial position or results of operations.

8. ACQUISITIONS, EXCHANGES AND DISPOSITIONS:

     On January 7, 1997, the Company acquired all of the license and nonlicense assets of radio station WHRR (FM), serving the Rochester, New York market for approximately $2.0 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.1 million and $1.9 million, respectively.

     On January 20, 1997, the Company entered into a like-kind exchange with Journal Broadcast Group ("JBG") whereby the Company transferred radio stations WMYU (FM) and WWST (FM) in exchange for radio station KQRC (FM). The assets exchanged were used in the same line of business, no monetary consideration was received and the fair value of the assets exchanged were greater than their carrying cost and, as such, no gain was recognized in the accompanying combined statement of operations.

     On January 24, 1997, the Company acquired all of the license and nonlicense assets of radio stations KXTR (FM) and KCAZ (FM), serving the Kansas City, Missouri market for approximately $10.5 million. The acquisition was accounted for under the purchase method of accounting whereby the purchase price was allocated to property and programming assets and acquired intangible broadcasting assets of $.9 million and $9.6 million, respectively.

     On February 17, 1997, the Company entered into a like-kind exchange with Susquehanna Radio Corporation ("SRC") whereby the Company transferred radio station WVAE (FM) to SRC and received radio stations WGH (AM), WGH (FM) and WVCL
(FM), along with $5.0 million in cash. In connection with the exchange, a gain of

          HERITAGE MEDIA SERVICES, INC. -- RADIO BROADCASTING SEGMENT
                    A DIVISION OF HERITAGE MEDIA CORPORATION

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $4.6 million was recorded in the accompanying combined statement of operations.

     On April 11, 1997, the Company entered into a like-kind exchange with American Radio System Corporation ("ARSC") whereby the Company transferred radio stations KCIN (FM) and KRPM (AM) to ARSC and received radio stations WRNO (FM), WEZB (FM) and WBYU (AM), along with approximately $6.2 million in cash. In connection with the exchange, a gain of approximately $4.8 million was recorded in the accompanying combined statement of operations.

     On June 19, 1998, SBG completed the sale of seven radio stations serving the Portland, Oregon and Rochester, New York, radio markets to Entercom Communcations Corporation for the aggregate consideration of approximately $126.9 million.

     On April 7, 1999, SBG agreed to sell to Barnstable Broadcasting, Inc., radio stations WFOG (FM) and WGLT (AM/FM), serving the Norfolk, Virginia, radio market.

                                [ENTERCOM LOGO]

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth fees payable to the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., and other estimated expenses expected to be incurred in connection with the issuance and distribution of securities being registered. All such fees and expenses shall be paid by the Registrant.

Securities and Exchange Commission Registration Fee.........  $106,586
NASD Fee....................................................    30,500
New York Stock Exchange Listing Fee.........................         *
Printing and Engraving Expenses.............................         *
Accounting Fees and Expenses................................         *
Legal Fees and Expenses.....................................         *
Transfer Agent Fees and Expenses............................         *
Miscellaneous...............................................         *
                                                              --------
     Total..................................................  $
                                                              ========

---------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant's directors shall not be personally liable to the Registrant and its shareholders for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under applicable provisions of Pennsylvania law, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Pennsylvania law. The provision does not affect a director's responsibilities under any other law, such as federal securities laws, criminal laws or state or federal environmental laws. The Registrant's Amended and Restated Bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by Pennsylvania law, including some instances in which indemnification is otherwise discretionary under Pennsylvania law.

     In general, any officer or director of the Registrant shall be indemnified by the Registrant against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Registrant, if the officer or director acted in good faith and in the manner believed to be in, or not opposed to, the Registrant's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications are not prohibited by Pennsylvania law or any other applicable law.

     Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Registrant shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Registrant.

     Expenses incurred by a director or officer of the Registrant in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Registrant under the Bylaws or applicable provisions of Pennsylvania law.

     The indemnification and advancement of expenses provided by, or granted pursuant to Article VIII of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

     To satisfy its indemnification obligations, the Registrant may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Registrant, or use any other mechanism or arrangement whatsoever in such amounts, costs, terms and conditions as the Board of Directors shall deem appropriate. The obligations of the Registrant to indemnify a director or officer under Article VIII of the Bylaws is a contract between the Registrant and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

     Upon consummation of our initial public offering, the Registrant purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Registrant.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In January 1999, the Registrant effected a 185 for one stock split of its outstanding shares of voting and non-voting common stock. Each share of prior common stock held by Joseph M. Field, the registrant's Chairman of the Board and Chief Executive Officer, and David J. Field, the registrant's President and Chief Operating Officer, was exchanged for one share of Class B Common Stock and each share of prior common stock held by all other shareholders was exchanged for one share of Class A Common Stock.

     On January 28, 1999, the Registrant converted a 7% Subordinated Convertible Note due 2003 in the principal amount of $25 million held by Chase Equity Associates, L.P., an affiliate of Chase Capital Partners, into 2,327,500 shares of Class A Common Stock and 1,995,669 shares of Class C Common Stock.

     Both transactions were intended to be exempt from the registration requirements of the Securities Act by virtue of Section 3(a)(9) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.01     Form of Underwriting Agreement(2)
 3.01     Amended and Restated Articles of Incorporation of the
          Registrant(3)
 3.02     Form of Amended and Restated Bylaws of the Registrant(3)
 4.01     Lock-up Release Agreement, dated as of May 6, 1999, between
          Chase Equity Associates L.P. and Credit Suisse Boston
          Corporation(4)
 5.01     Opinion of John C. Donlevie, Esq. as to the Legality of the
          Securities Being Registered(2)
10.01     Registration Rights Agreement, dated as of May 21, 1996,
          between the Registrant and Chase Equity Associates, L.P.(3)
10.02     Employment Agreement, dated June 25, 1993, between the
          Registrant and Joseph M. Field, as amended(3)
10.03     Employment Agreement, dated December 17, 1998, between the
          Registrant and David J. Field, as amended(3)
10.04     Employment Agreement, dated December 17, 1998, between the
          Registrant and John C. Donlevie, as amended(3)
10.05     Employment Agreement, dated November 13, 1998, between the
          Registrant and Stephen F. Fisher(3)
10.06     Entercom 1998 Equity Compensation Plan(3)
10.07     Loan Agreement, dated as of February 13, 1998, among the
          Registrant, Key Corporate Capital Inc., as administrative
          agent, Bank of America, National Trust and Savings
          Association, as syndication agent, and certain banks listed therein, as amended by the First Amendment to Loan Agreement dated October 8, 1998(3)
10.08     Amended and Restated Asset Purchase Agreement, dated as of
          August 20, 1999, among the Registrant, Sinclair
          Communications, Inc., WCGV, Inc., Sinclair Radio of
          Milwaukee Licensee, LLC, Sinclair Radio of New Orleans
          Licensee, LLC, Sinclair Radio of Memphis, Inc., Sinclair
          Radio of Memphis Licensee, Inc., Sinclair Properties, LLC,
          Sinclair Radio of Norfolk/Greensboro Licensee, L.P.,
          Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo
          Licensee, LLC, WLFL, Inc., Sinclair Radio of Greenville
          Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc. and
          Sinclair Radio of Willkes-Barre Licensee, LLC. (See table of contents for list of omitted schedules and exhibits, which the Registrant hereby agrees to furnish supplementally to
          the Securities and Exchange Commission upon request.)(1)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.09     Asset Purchase Agreement, dated as of August 20, 1999, among the Registrant, Sinclair Communications, Inc., Sinclair
          Media III, Inc. and Sinclair Radio of Kansas City Licensee,
          LLC. (See table of contents for list of omitted schedules
          and exhibits, which the Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission
          upon request)(1)
21.01     Information Regarding Subsidiaries of the Registrant(1)
23.01     Consent of Deloitte & Touche LLP, Philadelphia, PA(1)
23.02     Consent of Deloitte & Touche LLP, Boston, MA(1)
23.03     Consent of Arthur Andersen LLP, Baltimore, MD(1)
23.04     Consent of John C. Donlevie, Esq. (included in opinion filed as Exhibit 5.01)(2)
24.01     Power of Attorney (included on signature page of this
          Registration Statement)(1)

-------------------------

(1) Filed herewith.

(2) To be filed by amendment.

(3) Incorporated by reference to the Company's Registration Statement on Form S-1. (File No. 333-61381)

(4) Incorporated by reference to the Company's Quarterly Report on Form 10-Q. (File No. 001-14461)

     (b) FINANCIAL STATEMENT SCHEDULE

     SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania, on September 2, 1999.

                                          ENTERCOM COMMUNICATIONS CORP.

                                          By:      /s/ JOSEPH M. FIELD
                                            ------------------------------------
                                                      Joseph M. Field
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph M. Field and David J. Field, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                CAPACITY                     DATE
                  ---------                                --------                     ----

             /s/ JOSEPH M. FIELD               Chairman of the Board and Chief    September 2, 1999
---------------------------------------------    Executive Officer (Principal
               Joseph M. Field                   Executive Officer)

             /s/ DAVID J. FIELD                President, Chief Operating         September 2, 1999
---------------------------------------------    Officer
               David J. Field                    and a Director

            /s/ JOHN C. DONLEVIE               Executive Vice President,          September 2, 1999
---------------------------------------------    Secretary, General Counsel and
              John C. Donlevie                   a Director

            /s/ STEPHEN F. FISHER              Senior Vice President and Chief    September 2, 1999
---------------------------------------------    Financial Officer (Principal
              Stephen F. Fisher                  Financial and Accounting
                                                 Officer)

             /s/ MARIE H. FIELD                Director                           September 2, 1999
---------------------------------------------
               Marie H. Field

                  SIGNATURE                                CAPACITY                     DATE
                  ---------                                --------                     ----
           /s/ HERBERT KEAN, M.D.              Director                           September 2, 1999
---------------------------------------------
             Herbert Kean, M.D.

                /s/ LEE HAGUE                  Director                           September 2, 1999
---------------------------------------------
                  Lee Hague

         /s/ THOMAS H. GINLEY, M.D.            Director                           September 2, 1999
---------------------------------------------
           Thomas H. Ginley, M.D.

            /s/ S. GORDON ELKINS               Director                           September 2, 1999
---------------------------------------------
              S. Gordon Elkins

            /s/ MICHAEL R. HANNON              Director                           September 2, 1999
---------------------------------------------
              Michael R. Hannon

            /s/ DAVID J. BERKMAN               Director                           September 2, 1999
---------------------------------------------
              David J. Berkman

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
 1.01     Form of Underwriting Agreement(2)
 3.01     Amended and Restated Articles of Incorporation of the
          Registrant(3)
 3.02     Form of Amended and Restated Bylaws of the Registrant(3)
 4.01     Lock-up Release Agreement, dated as of May 6, 1999, between
          Chase Equity Associates L.P. and Credit Suisse Boston
          Corporation(4)
 5.01     Opinion of John C. Donlevie, Esq. as to the Legality of the
          Securities Being Registered(2)
10.01     Registration Rights Agreement, dated as of May 21, 1996,
          between the Registrant and Chase Equity Associates, L.P.(3)
10.02     Employment Agreement, dated June 25, 1993, between the
          Registrant and Joseph M. Field, as amended(3)
10.03     Employment Agreement, dated December 17, 1998, between the
          Registrant and David J. Field, as amended(3)
10.04     Employment Agreement, dated December 17, 1998, between the
          Registrant and John C. Donlevie, as amended(3)
10.05     Employment Agreement, dated November 13, 1998, between the
          Registrant and Stephen F. Fisher(3)
10.06     Entercom 1998 Equity Compensation Plan(3)
10.07     Loan Agreement, dated as of February 13, 1998, among the
          Registrant, Key Corporate Capital Inc., as administrative
          agent, Bank of America, National Trust and Savings
          Association, as syndication agent, and certain banks listed therein, as amended by the First Amendment to Loan Agreement dated October 8, 1998(3)
10.08     Amended and Restated Asset Purchase Agreement, dated as of
          August 20, 1999, among the Registrant, Sinclair
          Communications, Inc., WCGV, Inc., Sinclair Radio of
          Milwaukee Licensee, LLC, Sinclair Radio of New Orleans
          Licensee, LLC, Sinclair Radio of Memphis, Inc., Sinclair
          Radio of Memphis Licensee, Inc., Sinclair Properties, LLC,
          Sinclair Radio of Norfolk/Greensboro Licensee, L.P.,
          Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo
          Licensee, LLC, WLFL, Inc., Sinclair Radio of Greenville
          Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc. and
          Sinclair Radio of Willkes-Barre Licensee, LLC. (See table of contents for list of omitted schedules and exhibits, which the Registrant hereby agrees to furnish supplementally to
          the Securities and Exchange Commission upon request.)(1)
10.09     Asset Purchase Agreement, dated as of August 20, 1999, among the Registrant, Sinclair Communications, Inc., Sinclair
          Media III, Inc. and Sinclair Radio of Kansas City Licensee,
          LLC. (See table of contents for list of omitted schedules
          and exhibits, which the Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission
          upon request.)(1)
21.01     Information Regarding Subsidiaries of the Registrant(1)
23.01     Consent of Deloitte & Touche LLP, Philadelphia, PA(1)

EXHIBIT
NUMBER                            DESCRIPTION                             PAGE
23.02     Consent of Deloitte & Touche LLP, Boston, MA(1)
23.03     Consent of Arthur Andersen LLP, Baltimore, MD(1)
23.04     Consent of John C. Donlevie, Esq. (included in opinion filed as Exhibit 5.01)(2)
24.01     Power of Attorney (included on signature page of this
          Registration Statement)(1)

-------------------------

(1) Filed herewith.

(2) To be filed by amendment.

(3) Incorporated by reference to the Company's Registration Statement on Form S-1. (File No. 333-61381)

(4) Incorporated by reference to the Company's Quarterly Report on Form 10-Q. (File No. 001-14461)